As filed with the Securities and Exchange Commission on April 26, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BNC BANCORP

(Exact name of Registrant as specified in its charter)

North Carolina	6022	47-0898685
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

831 Julian Avenue

Thomasville, NC 27361

(336) 476-9200

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

W. Swope Montgomery, Jr.

President and Chief Executive Officer

831 Julian Avenue

Thomasville, NC 27361

(336) 476-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Jean C. Brooks, Esq.

Brooks, Pierce, McLendon,

Humphrey & Leonard, L.L.P.

P.O. Box 26000

Greensboro, North Carolina 27420

Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value per share	2,085,181	—	$40,243,993.30	$4,306.11

(1)	Based upon an estimate of the maximum number of shares of common stock of BNC Bancorp expected to be issued pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 6, 2006, between BNC Bancorp, Bank of North Carolina and SterlingSouth Bank & Trust Company in exchange for up to a maximum of 1,722,493 shares of SterlingSouth Bank & Trust Company common stock (this number includes warrants and shares underlying options) outstanding as of April 21, 2006. Also based on an assumed exchange ratio of 1.21056 shares of BNC Bancorp common stock for each share of SterlingSouth Bank & Trust Company common stock.

(2)	Pursuant to Rule 457(c) and 457(f) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the average of the high and low prices ($19.30) of shares of BNC Bancorp’s common stock on the NASDAQ SmallCap Market on April 21, 2006, and an estimate of the maximum number of shares (1,722,493 shares) of SterlingSouth Bank & Trust Company common stock to be exchanged in the merger.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

BNC BANCORP

831 Julian Avenue

P.O. Box 1148

Thomasville, North Carolina 27361-1148

(336) 476-9200

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 15, 2006

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the Shareholders (the “Annual Meeting”) of BNC Bancorp (the “Company”) will be held on June 15, 2006 at 5:30 p.m., local time, at Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina 27360.

The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	To approve the Agreement and Plan of Reorganization and Merger, dated February 7, 2006, by and among the Company, Bank of North Carolina and SterlingSouth Bank & Trust Company.

2.	To elect seven persons, four of whom are current directors on the SterlingSouth Bank & Trust Company and will only be nominees for the Company’s Board of Directors of the Agreement and Plan of Reorganization and Merger is approved by the shareholders of both SterlingSouth and the Company, who will serve as directors of the Company until the 2009 Annual Meeting of Shareholders (on the 2007 Annual Meeting of Shareholders in the case of two of the current SterlingSouth directors) or until their successors are duly elected and qualify.

3.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. by the Company’s Audit Committee as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

4.	To transact any other business that properly comes before the Annual Meeting or any adjournments. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

The Board of Directors has established April 18, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Failure to vote will have the same effect as a vote against approval of the Merger Agreement.

By Order of the Board of Directors

W. Swope Montgomery, Jr.
President and Chief Executive Officer

Thomasville, North Carolina

May __, 2006

You may vote your shares at the Annual Meeting or by mail. You are urged, regardless of the number of shares you hold, to register your proxy promptly by following the instructions on the enclosed proxy card. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience if you choose to vote by mail.

SterlingSouth Bank & Trust Company

3202 Northline Avenue

Greensboro, North Carolina 27408

Telephone: (336) 433-5226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, JUNE 22, 2006

To the Shareholders:

The 2006 Annual Meeting of the Shareholders of SterlingSouth Bank & Trust Company (the “Bank”) will be held:

•	Thursday, June 22, 2006

•	5:30 p.m. (local time)

•	SterlingSouth Bank & Trust Company

   3202 Northline Avenue

   Greensboro (Guilford County), North Carolina

or at any adjournments thereof, for the following purposes:

•	To consider approval of a Merger Agreement with BNC Bancorp whereby the Bank will be merged with and into Bank of North Carolina and the Bank’s shareholders will become shareholders of BNC Bancorp.

•	To elect three Class II directors to serve three-year terms until the Annual Meeting in 2009 or until their successors are elected and qualified or until completion of the merger with Bank of North Carolina.

•	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on April 24, 2006 are entitled to notice of the meeting and to vote at the meeting and any adjournments thereof. The Bank’s stock transfer books will not be closed.

Please vote the enclosed appointment of proxy using one of the methods described in the enclosed joint proxy statement. As many shares as possible should be represented at the meeting, and so even if you expect to attend the meeting, please vote the enclosed appointment of proxy. By doing so, you will not give up the right to vote at the meeting. If you vote the enclosed appointment of proxy and also attend, notify the Secretary when you arrive at the meeting that you wish to vote in person, you will be given a ballot, and the Company will disregard the appointment of proxy, provided you do vote in person or otherwise validly revoke your appointment of proxy. Failure to vote will have the same effect as a vote against approval of the Merger Agreement with BNC Bancorp. (For more details, please see the enclosed Joint Proxy Statement.)

By order of the Board of Directors,

Ralph N. Strayhorn III
President

May __, 2006

Joint Proxy Statement-Prospectus

of

BNC Bancorp

and

SterlingSouth Bank & Trust Company

IMPORTANT NOTICE FOR STERLINGSOUTH SHAREHOLDERS

We have not authorized anyone to provide you with any information other than the information included in this Proxy Statement-Prospectus and the documents we refer you to herein. If someone provides you with other information, please do not rely on it. The Proxy Statement-Prospectus has been prepared as of the date on the cover page. There may be changes in the affairs of BNC and SterlingSouth since that date that are not reflected in this document.

MERGER PROPOSED – YOUR VOTE IS IMPORTANT

FACTS ABOUT THE MERGER

BNC Bancorp	SterlingSouth Bank & Trust Company
831 Julian Avenue	3202 Northline Avenue
Thomasville, NC 27361	Greensboro, NC 27408
(336) 476-9200	(336) 433-5226

JOINT PROXY STATEMENT-PROSPECTUS

The Boards of Directors of BNC Bancorp (“BNC”) and SterlingSouth Bank & Trust Company (“SterlingSouth”) agreed on February 6, 2006 to a transaction that will result in SterlingSouth being merged into BNC’s wholly-owned banking subsidiary, Bank of North Carolina. This merger will be referred to in this Joint Proxy Statement-Prospectus as the “Merger”. Some important facts about the Merger are listed below.

Facts for SterlingSouth’s Shareholders.

•	SterlingSouth will be merged into Bank of North Carolina.

•	As a result of the Merger, each share of SterlingSouth common stock will be converted into 1.21056 shares of BNC common stock (subject to adjustment based on the average closing price of BNC common stock) and, in certain circumstances, cash.

•	Your Board of Directors unanimously recommends approval of the Merger.

•	After the Merger, SterlingSouth’s shareholders will own about 27% of the combined bank.

•	Except in special circumstances, the Merger will be tax free to you, other than with respect to cash you receive in exchange for shares of SterlingSouth common stock.

•	In connection with the Merger, you have “dissenters’ rights” under North Carolina law.

•	SterlingSouth shareholders will vote on the Merger at its annual meeting on June 22, 2006.

•	We expect the Merger to be completed by July 31, 2006 provided we timely receive shareholder and regulatory approvals.

•	Approval of the Merger requires the affirmative vote of at least 840,370 shares, representing two-thirds of the outstanding shares of SterlingSouth common stock on April 24, 2006.

•	If you were the owner of SterlingSouth common stock on April 24, 2006, you may vote at SterlingSouth’s annual meeting.

Facts for BNC’s Shareholders.

•	SterlingSouth will be merged into Bank of North Carolina.

•	Following the Merger, you will keep the BNC common stock you own, and your rights as a shareholder of BNC will not be affected by the Merger.

•	Your Board of Directors unanimously recommends approval of the Merger.

•	After the Merger, BNC’s shareholders will own about 73% of the combined bank.

•	The Merger will be tax free to you.

•	In connection with the Merger, you have “dissenters’ rights” under North Carolina law.

•	BNC shareholders will vote on the Merger at its annual meeting on June 15, 2006.

•	We expect the Merger to be completed by July 31, 2006 provided we timely receive shareholder and regulatory approvals.

•	Approval of the Merger requires the affirmative vote of at least 2,188,954 shares, representing a majority of the outstanding shares of BNC common stock on April 18, 2006.

•	If you were the owner of BNC common stock on April 18, 2006, you may vote at BNC’s annual meeting.

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This Document. This document serves two purposes. It is a Joint Proxy Statement being distributed by BNC and SterlingSouth to their shareholders in connection with the annual shareholders’ meeting of BNC and the annual shareholders’ meeting of SterlingSouth to consider approval of the merger agreement. It is also the Prospectus of BNC to offer to exchange shares of its common stock for shares of SterlingSouth’s common stock held by SterlingSouth’s shareholders. This document is therefore referred to as the Joint Proxy Statement-Prospectus. It contains important information about the merger and you should read it carefully.

Merger Consideration. If the Merger is approved, SterlingSouth shareholders will have the right to receive 1.21056 shares of BNC common stock in exchange for each of their shares of SterlingSouth common stock (the “Exchange Ratio”), which may be adjusted as follows:

(i) if the average BNC common stock price is between $21.28 and $23.18, the Exchange Ratio will be adjusted to equal the result obtained by dividing $25.76 by the average BNC common stock price;

(ii) if the average BNC common stock price is greater than $23.18, the Exchange Ratio will be adjusted to equal 1.1113;

(iii) if the average BNC common stock price is between $14.82 and $16.72, each outstanding share of SterlingSouth common stock will be entitled to receive cash consideration per share equal to $20.24 less the product of average BNC common stock price multiplied by 1.21056, in addition to the shares of BNC common stock; and

(iv) if the average BNC common stock price is less than $14.82, each outstanding share of SterlingSouth common stock will be entitled to receive cash consideration per share equal to $2.30 per share of SterlingSouth common stock, in addition to the shares of BNC common stock.

Cash consideration is that amount of cash paid by the Company to SterlingSouth shareholders, in addition to the shares of BNC common stock based on changes in the average BNC common stock price.

To determine the converted share value, the Exchange Ratio will be multiplied times the average closing market price for BNC common stock traded on the NASDAQ SmallCap Market for the 20 trading days ending on the fifth trading day prior to the closing of the Merger. BNC has agreed to be out of the market for 20 days prior to the 20-day pricing period. However, BNC will be allowed to execute one block trade during each five-day trading period during the 20 days prior to the 20-day pricing period.

The aggregate number of shares of BNC’s common stock that SterlingSouth shareholders will receive in the Merger will not be determined until the closing date. The conversion ratio into BNC shares will change depending on changes in the market price of BNC’s common stock and will not be known at the time of the annual meetings of either BNC’s or SterlingSouth’s shareholders.

BNC’s common stock is traded on the NASDAQ SmallCap Market under the symbol “BNCN” and SterlingSouth’s common stock is quoted on the OTC Bulletin Board under the symbol “SSBT.OB.”

Voting. Even if you plan to attend your shareholder meeting, please vote as soon as possible. Voting instructions are detailed in the Section entitled “Annual Meetings of SterlingSouth’s and BNC’s Shareholders.” Not voting at all will have the same effect as voting against the Merger.

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Some factors BNC’s and SterlingSouth’s shareholders should consider before they decide how to vote on the Merger are described in this document under the heading “Risk Factors” which begins on page 1.

Neither the Securities and Exchange Commission, the FDIC, the North Carolina Commissioner of Banks, nor any state securities commission has approved or disapproved of the BNC common stock to be issued in the Merger or determined if this document is accurate or complete. It is a criminal offense to tell you otherwise.

The shares of BNC common stock to be issued to SterlingSouth’s shareholders are not deposits or savings accounts and are not obligations of or guaranteed by BNC. They are not insured by the FDIC or any other government agency and are subject to investment risk, including the possible loss of principal.

This Joint Proxy Statement-Prospectus is dated ____________, 2006, and it is being mailed to BNC’s and SterlingSouth’s shareholders on or about ____________, 2006.

iii

QUESTIONS AND ANSWERS

ABOUT THE MERGER AND ANNUAL MEETINGS

What is the proposed transaction?

SterlingSouth has agreed to merge with Bank of NC, with Bank of NC being the surviving corporation.

What will I receive in the merger?

If the merger agreement is approved by the shareholders of SterlingSouth and the merger is subsequently completed, each outstanding share of SterlingSouth common stock, except any dissenting shares, will be converted into the right to receive 1.21056 shares of BNC Bancorp’s common stock. The merger consideration is subject to adjustment based on the average trading price of BNC common stock in the manner and under the circumstances set forth in the merger agreement. Cash will be paid for all fractional shares. BNC Bancorp is the holding company for Bank of NC. BNC Bancorp’s common stock is traded on the Nasdaq SmallCap Market under the symbol “BNCN.”

The value of the stock you receive will vary depending on the market price of BNC Bancorp common stock upon completion of the merger.

When will the merger occur?

BNC Bancorp and SterlingSouth presently expect to complete the merger in the third quarter of 2006. The merger will occur after approvals of the shareholders of BNC Bancorp and SterlingSouth are obtained and the other conditions to the merger are satisfied or waived. BNC Bancorp and SterlingSouth are working toward completing the merger as quickly as possible.

When should I send in my stock certificates?

Please DO NOT send in your stock certificates with your proxy card. YOU SHOULD FOLLOW THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL WHEN SENT REGARDING HOW AND WHEN TO SURRENDER YOUR STOCK CERTIFICATE.

What are the tax consequences of the merger to me?

BNC Bancorp and SterlingSouth expect that for United States federal income tax purposes, the merger will be considered a tax-free reorganization, which means that you will not recognize any taxable gain or loss with respect to the exchange of your shares of SterlingSouth common stock for BNC Bancorp common stock and will have a carry-over basis and holding period from your SterlingSouth shares. To the extent you receive cash in the merger for fractional shares, unexercised warrants, otherwise, you will recognize gain or loss. You are urged to consult your tax advisor to fully understand the tax consequences of the merger to you.

When and where will the annual meetings take place?

BNC Bancorp will hold its annual meeting of its shareholders on June 15, 2006 at the Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina. SterlingSouth will hold its annual meeting on June 22, 2006 at 3202 Northline Avenue, Greensboro, North Carolina, which is SterlingSouth’s main office.

As a BNC Bancorp shareholder, how do I vote?

Approval of the merger agreement requires the affirmative vote of at least 2,188,954 shares, representing a majority of the outstanding shares of BNC Bancorp common stock on April 18, 2006. If you were the owner of BNC Bancorp common stock on April 18, 2006, you may vote at BNC Bancorp’s annual meeting. To vote, please indicate on the enclosed proxy card how you want to vote and then sign, date and mail your proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting. Failing to vote will have the same effect as voting against the merger.

iv

As a SterlingSouth shareholder, how do I vote?

Approval of the merger agreement requires the affirmative vote of at least 840,370 shares, representing two-thirds of the outstanding shares of SterlingSouth common stock on April 24, 2006. If you were the owner of SterlingSouth common stock on April 24, 2006, you may vote at SterlingSouth’s annual meeting. Therefore, if you fail to vote, that will have the same effect as voting against approval of the merger agreement.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Yes, but only if you give your broker instructions on how to vote your shares. Consequently, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker on how to vote your shares, the effect will be the same as if you voted against the merger.

What happens if I return my proxy but do not indicate how to vote my shares?

If you sign and return your proxy card, but do not provide instructions on how to vote your shares, your shares will be voted “FOR” approval of the merger agreement.

How do the boards of directors of BNC Bancorp and SterlingSouth recommend that I vote?

The boards of directors of BNC Bancorp and SterlingSouth have unanimously approved and adopted the merger agreement and recommend that their shareholders vote FOR approval of the merger. The boards of directors of BNC Bancorp and SterlingSouth believe that the merger presents a unique strategic opportunity to create greater short- and long-term growth and shareholder value.

As a SterlingSouth shareholder, what happens if I transfer my shares after the record date for the annual meeting?

The record date for the annual meeting is earlier than the expected date of completion of the merger. Therefore, if you transfer your shares of SterlingSouth common stock after the record date, but prior to the merger, you will retain the right to vote at the annual meeting, but the right to receive the merger consideration will transfer with the shares of stock.

What do I need to do now?

After you have thoroughly reviewed this proxy statement-prospectus, simply indicate on the proxy card applicable to your BNC common stock or SterlingSouth common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible. Or in the case of SterlingSouth, follow the instructions on your proxy card to vote by telephone or the Internet.

v

SUMMARY

This Summary highlights some of the material contained in this Joint Proxy Statement-Prospectus. It is not intended to be complete, and it may not contain all the information that is important to you. To understand the Merger that will be voted on by BNC shareholders and SterlingSouth shareholders at their annual meetings, we urge you to read this entire document, and the documents we refer to, carefully. See “Where You Can Get More Information” on page ___.

SterlingSouth Will Merge Into Bank of North Carolina (Page ___)

Under the Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) among BNC Bancorp (“BNC” or the “Company”), Bank of North Carolina (“Bank of NC” or the “Bank”) and SterlingSouth Bank & Trust Company (“SterlingSouth”), SterlingSouth will merge into Bank of NC. As a result of the Merger, all of SterlingSouth’s outstanding shares of common stock will be exchanged for shares of BNC common stock and, under certain conditions, cash. A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus.

Calculation of How Many BNC Shares Will Be Received (Pages _____)

If BNC’s acquisition of SterlingSouth is completed, SterlingSouth shareholders will have the right to receive 1.21056 shares (the “Exchange Ratio”) of BNC common stock in exchange for each of their shares of SterlingSouth common stock. Under certain circumstances described below, the Exchange Ratio may be adjusted and cash consideration may be paid to SterlingSouth shareholders in addition to BNC common stock:

(i) if the average BNC common stock price is between $21.28 and $23.18, the Exchange Ratio will be adjusted to equal the result obtained by dividing $25.76 by the average BNC common stock price;

(ii) if the average BNC common stock price is greater than $23.18, the Exchange Ratio will be adjusted to equal 1.1113;

(iii) if the average BNC common stock price is between $14.82 and $16.72, each outstanding share of SterlingSouth common stock will be entitled to receive cash consideration per share equal to $20.24 less the product of average BNC common stock price multiplied by 1.21056, in addition to shares of BNC common stock; and

(iv) if the average BNC common stock price is less than $14.82, each outstanding share of SterlingSouth common stock will be entitled to receive cash consideration per share equal to $2.30 per share of SterlingSouth common stock, in addition to shares of BNC common stock.

Cash consideration is that amount of cash paid by the Company to SterlingSouth shareholders, in addition to shares of BNC common stock based on changes in the average BNC common stock price.

To determine the converted share value, the Exchange Ratio will be multiplied times the average closing market price for BNC common stock traded on the NASDAQ SmallCap Market for the 20 trading days ending on the fifth trading day prior to the closing of the Merger. BNC has agreed to be out of the market for 20 days prior to the 20-day pricing period. However, BNC will be allowed to execute one block trade during each five-day trading period during the 20 days prior to the 20-day pricing period.

BNC may terminate the Merger Agreement if the average trading price of BNC common stock is greater than $23.18. SterlingSouth may terminate the Merger Agreement if the average trading price of BNC common stock is less than $14.82 (See Pages ______).

Because the closing market price of BNC common stock fluctuates, you will not know when you vote on the Merger what the shares of BNC will be worth when issued in the Merger.

Under the Merger Agreement, BNC will not issue fractions of a share of its stock resulting from the conversion of SterlingSouth stock but will pay cash in lieu of those fractional shares. (See Page __).

Federal Income Tax Consequences (Pages _____)

We have structured the Merger so that SterlingSouth and BNC will not recognize any gain or loss for federal income tax purposes. SterlingSouth and BNC are not required to complete the Merger unless they receive a tax opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., BNC’s legal counsel, that based on certain factual assumptions SterlingSouth’s shareholders will not recognize any gain or loss for federal income tax purposes as a result of the conversion of their shares of SterlingSouth common stock into shares of BNC common stock. BNC and SterlingSouth may mutually waive the requirement for receipt of the tax opinion. This tax opinion will not be binding on the Internal Revenue Service.

i

SterlingSouth shareholders who receive cash for fractional shares of BNC common stock or who receive cash in addition to shares of BNC common stock for their SterlingSouth common stock will recognize gain or loss for federal income tax purposes.

Since tax matters can be complicated, and tax results may vary among shareholders, we urge you to contact your own tax advisors to understand fully how the Merger will affect you. IRS CIRCULAR 230 NOTICE: To ensure compliance with requirements imposed by the IRS, we inform you that any federal tax advice provided in this communication may not be used to avoid any federal tax penalty. Such advice is provided on the basis and with the intent that the advice may not be used to avoid any federal tax penalty.

SterlingSouth Board Recommends Shareholder Approval (Page __)

SterlingSouth’s Board of Directors believes that BNC’s proposed acquisition of SterlingSouth is in the best interests of SterlingSouth’s shareholders and unanimously recommends that you vote “FOR” approval of the Merger Agreement.

BNC Board Recommends Shareholder Approval (Pages _____)

BNC’s Board of Directors believes that BNC’s proposed acquisition of SterlingSouth is in the best interests of its shareholders and unanimously recommends that you vote “FOR” approval of the Merger Agreement.

Consideration Fair to Shareholders According to SterlingSouth’s Financial Advisor (Pages _____)

In deciding to approve BNC’s acquisition of SterlingSouth, the Board of SterlingSouth considered an opinion from its financial advisor as to the fairness of the range of exchange ratios and the cash payment amount from a financial point of view. The written form of this opinion from Smith Capital is attached as Appendix C to this Joint Proxy Statement-Prospectus.

Consideration Fair to Shareholders According to BNC’s Financial Advisor (Pages _____)

In deciding to approve BNC’s acquisition of SterlingSouth, the Board of BNC considered an opinion from its financial advisor as to the fairness of the range of exchange ratios and the cash payment amount from a financial point of view. The written form of this opinion from Burke Capital Group, L.L.C. is attached as Appendix D to this Joint Proxy Statement-Prospectus.

SterlingSouth Annual Meeting (Pages _____)

SterlingSouth will hold its Annual Meeting of shareholders to vote on the Merger Agreement and other matters which are normally voted on at annual meetings at 5:30 p.m. on Thursday, June 22, 2006, at SterlingSouth Bank & Trust Company, 3202 Northline Avenue, Greensboro, North Carolina.

BNC Annual Meeting (Pages _____)

BNC will hold its Annual Meeting of shareholders to vote on the Merger Agreement and other matters that are normally voted on at annual meetings at 5:30 p.m. on Thursday, June 15, 2006, at the Colonial Country Club, 7047 Colonial Club Drive, Thomasville, North Carolina.

The Banks

SterlingSouth Bank & Trust Company

3202 Northline Avenue

Greensboro, North Carolina 27408

(336) 433-5226

SterlingSouth is a North Carolina chartered commercial bank headquartered in Greensboro, North Carolina. SterlingSouth operates its main office in Greensboro and two branch offices in Greensboro, North Carolina. (See Page ___)

Bank of North Carolina

831 Julian Avenue

Thomasville, North Carolina 27361

(336) 476-9200

BNC is a North Carolina chartered commercial bank headquartered in Thomasville, North Carolina. BNC operates its main office in Thomasville and eight branch offices located in Lexington, Thomasville, Archdale, Salisbury, Oak Ridge, High Point and Kernersville and a loan production office in Winston-Salem and Harrisburg, North Carolina. (See Page ___)

Agreement Governing the Merger Is Attached

We have attached the Merger Agreement between SterlingSouth and BNC as Appendix A at the back of this Joint Proxy Statement-Prospectus. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.

Two-Thirds Vote of SterlingSouth Shareholders Required to Approve the Merger (Pages _____)

Approval of the Merger requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of SterlingSouth common stock. Your failure to vote will have the effect of a vote against approval of the Merger.

Directors and executive officers of SterlingSouth own or have the sole or shared power to vote about 19.7% of the shares that may be cast at the SterlingSouth Annual Meeting, and we expect them to vote in favor of the Merger.

Brokers who hold SterlingSouth shares as nominees, or in “street name”, will not have authority to vote those shares on the Merger unless they receive instructions from the shareholders owning their shares beneficially.

Majority Vote of BNC Shareholders Required to Approve the Merger (Pages _____)

Approval of the Merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of BNC common stock. Your failure to vote will have the effect of a vote against approval of the Merger.

Directors and executive officers of BNC own or have the sole or shared power to vote about 23.8% of the shares that may be cast at the BNC Annual Meeting, and we expect them to vote in favor of the Merger.

Brokers who hold BNC shares as nominees, or in “street name”, will not have authority to vote those shares on the Merger unless they receive instructions from the shareholders owning their shares beneficially.

Expected Date of Completion (Page ____)

If we receive the approval of both SterlingSouth’s and BNC’s shareholders, we currently expect to complete the Merger by July __, 2006. Although we believe that BNC and SterlingSouth will receive all required approvals of regulatory authorities prior to that date, it is possible that the completion of the Merger will have to be deferred to later in 2006 if the receipt of any required approval is delayed.

Regulatory Approvals Required (Pages _____)

The Merger may not be completed without prior approval of certain federal and state banking regulators. Applications have been filed for all required approvals. It is expected that the last of these approvals will be received by June 30, 2006. BNC and SterlingSouth are not aware of any reason why any approval will not be received.

Record Date For SterlingSouth Annual Meeting Is April 24, 2006

If you owned shares of SterlingSouth at the close of business on April 24, 2006, you may vote on the matters to be considered at the SterlingSouth Annual Meeting.

On April 24, 2006, there were 1,273,276 shares of SterlingSouth common stock outstanding. You will have one vote at the meeting for each SterlingSouth share you owned on that date.

Record Date For BNC Annual Meeting Is April 18, 2006

If you owned shares of BNC at the close of business on April 18, 2006, you may vote on the matters to be considered at the BNC annual meeting.

On April 18, 2006, there were 4,377,908 shares of BNC common stock outstanding. You will have one vote at the meeting for each BNC share you owned on that date.

Interests of SterlingSouth Management in the Merger (Page ___)

Members of SterlingSouth’s Board of Directors and management have interests in the Merger in addition to their interests as shareholders of SterlingSouth generally.

Under the terms of the Merger Agreement, Ralph N. Strayhorn III, President and Chief Executive Officer of SterlingSouth and Thomas Nelson, Executive Vice President and Chief Credit Officer will enter into employment agreements that provide for annual salaries of $195,000 and $135,000 for Mr. Strayhorn and Mr. Nelson, respectively. Mr. Nelson’s agreement contains non-compete provisions that are effective during the term of his agreement. As consideration for the non-compete, BNC will award Mr. Nelson 2,000 shares of BNC common stock which will vest over a two-year period. Mr. Strayhorn has a separate non-compete agreement. As consideration for that agreement, BNC is paying Mr. Strayhorn a $200,000 signing bonus and granting him 5,000 shares of BNC common stock which will vest over a two-year period. In addition, SterlingSouth will pay Mr. Strayhorn a severance amount of $450,000 and a “success fee” of $150,000. SterlingSouth will pay Mr. Nelson a severance amount of $210,000 and a “success fee” of $115,000.

If the Merger is approved by the BNC and SterlingSouth shareholders and the regulatory authorities, Ralph N. Strayhorn III, Thomas R. Sloan, Charles T. Hagan, III and Randall R. Kaplan all of whom are members of the Board of Directors of SterlingSouth, if elected by the BNC shareholders, will serve on BNC’s Board of Directors after the

Merger is complete. Each will receive annual directors’ fees equal to the fees then being paid by BNC to its directors.

Treatment of Options and Warrants

If the Merger is completed, each unexercised option for SterlingSouth common stock, other than stock options owned by employees of SterlingSouth who remain employed at BNC and/or Bank of NC and SterlingSouth directors who are elected to the BNC Board of Directors, and all unexercised warrants to purchase shares of SterlingSouth common stock, will be deemed canceled, and will be converted into the right to receive solely a cash payment amount equal to (A) the cash value of the merger consideration, adjusted, if necessary, plus the cash consideration, if any, less the exercise price per share of SterlingSouth common stock or warrant covered by the stock option or warrant, multiplied by (B) the total number of shares of SterlingSouth common stock covered by the stock option or warrant. Treatment of stock options held by employees continuing employment with BNC and/or Bank of NC and SterlingSouth directors who are elected to the BNC Board of directors will be converted into and become rights with respect to BNC common stock.

Conditions to the Merger (Pages _____)

The completion of BNC’s acquisition of SterlingSouth depends upon a number of conditions, including the following:

•	the approval of the Merger by SterlingSouth’s and BNC’s shareholders;

•	receipt of all required regulatory approvals;

•	receipt of the opinion of BNC’s tax advisors as to the tax-free treatment of the Merger to the parties and, under certain circumstances, SterlingSouth’s shareholders;

•	the absence of any legal proceeding seeking to enjoin or prohibit the Merger; and

•	receipt of the fairness opinions of SterlingSouth’s and BNC’s financial advisors.

Termination of the Merger Agreement (Pages _____)

Either SterlingSouth or BNC may terminate the Merger Agreement and abandon the Merger if any of the following occurs:

•	if the Merger transactions are not completed by July 31, 2006;

•	if any required regulatory approval is not received;

•	if the other party does not satisfy its obligations under the Merger Agreement;

•	by SterlingSouth if the average trading price of BNC common stock is less than $14.82; or

•	by BNC if the average trading price of BNC common stock is greater than $23.18.

Consequences of Certain Terminations of the Merger Agreement (Page _____)

If SterlingSouth or BNC wrongfully terminates the Merger Agreement or commits a willful or grossly negligent breach that results in termination of the Merger Agreement, it must pay the costs incurred by the other party in attempting to complete the Merger up to $150,000. In addition, SterlingSouth will be required to pay BNC a fee of $1,250,000 and BNC will be required to pay SterlingSouth $1,250,000 if the Merger Agreement is terminated under certain circumstances.

Purchase Accounting Method To Be Used (Page _____)

The Merger will be accounted for under U.S. generally accepted accounting principles using the “purchase” method of accounting. Under the purchase method of accounting, at the Effective Time, SterlingSouth’s assets and liabilities will be recorded at their respective fair values and added to those of BNC. The excess of the value of BNC common stock and cash exchanged and paid for the shares of SterlingSouth common stock over the fair value of net assets of SterlingSouth will be recorded on BNC’s balance sheet as intangible assets, including a core deposit intangible and “goodwill”. This goodwill will not be amortized but instead will be tested for impairment at least annually by BNC. Other intangible assets such as the core deposit intangible will be amortized. In accordance with the purchase method of accounting, BNC’s financial statements for periods before consummation of the Merger will not be restated to reflect SterlingSouth’s historical financial position or results of operations.

Dissenters’ Rights (Pages _____)

As a shareholder of either SterlingSouth or BNC, you may be entitled to dissent and demand payment of the fair value of your shares of either SterlingSouth common stock or BNC common stock. Your right to dissent is conditioned on your strict compliance with the requirements of Article 13 of Chapter 55 of the North Carolina Business Corporation Act (the “NCBCA”) which is attached to the back of this Joint Proxy Statement-Prospectus as Appendix B.

In order to exercise dissenters’ rights, a shareholder must not vote in favor of the Merger Agreement and must give the written notice required by Article 13 of the NCBCA.

Shareholders should note that the return of a signed unmarked proxy by a shareholder will be considered a vote in favor of the Merger Agreement and a shareholder vote against the Merger Agreement alone will not satisfy the written notice requirement.

A separate written notice must be delivered by the BNC shareholder to BNC and by the SterlingSouth shareholder to SterlingSouth.

Comparative Per Share Market Price Information (Page ____)

Shares of BNC common stock are listed on the NASDAQ SmallCap Market under the symbol “BNCN” and shares of SterlingSouth are listed on the OTC Bulletin Board under the symbol “SSBT.OB”. On February 3, 2006, the last full trading day prior to the public announcement of the proposed acquisition, BNC common stock closed at $18.93 per share and SterlingSouth common stock closed at $17.25 per share. On April 18, 2006, BNC’s stock closed at $19.23 per share and the per share closing price for SterlingSouth stock was $20.75.

The following table describes the closing price of a BNC share on the NASDAQ SmallCap Market and the closing price of a SterlingSouth share on the OTC Bulletin Board on April 18, 2006, and the equivalent pro forma market value of a BNC share on that date assuming the Merger was completed on that date, was accounted for as a purchase and all SterlingSouth shares was converted into BNC shares at a 1.21056 Exchange Ratio:

BNC Common Stock	$19.23
SterlingSouth common stock	$20.75
Equivalent pro forma market value per SterlingSouth share	$23.28

Operations After the Merger (Page ____)

Following the completion of the Merger, SterlingSouth will no longer exist. SterlingSouth’s offices will operate as branch offices of BNC.

Exchange of Stock Certificates (Pages _____)

Certificates representing shares of SterlingSouth common stock will not automatically represent shares of BNC common stock. SterlingSouth shareholders will need to deliver their certificates to the Registrar and Transfer Company, acting as the exchange agent for the Merger, who will distribute BNC stock certificates and cash, if any, after the Merger is completed. After the date the Merger is completed, SterlingSouth shareholders will receive information and transmittal materials for their use.

Risk Factors (Pages _____)

Prior to deciding whether or not to approve the Merger, SterlingSouth shareholders should be aware of and consider particular risks and uncertainties that are related to the Merger. Some factors to consider are listed below and discussed in more detail this Joint Proxy Statement-Prospectus.

•	The value of the consideration paid in the Merger will vary with fluctuations in BNC’s stock price

•	The Merger may fail to qualify for tax-free treatment

•	The Merger may be more difficult, costly or time consuming than expected

•	Bank of NC’s business is highly competitive

•	Interest rate volatility could significantly harm Bank of NC’s business

•	Changing government regulations could prevent BNC from paying dividends, entering into business combinations or operate in other ways.

v

RISK FACTORS

Upon completion of the Merger, SterlingSouth shareholders will receive shares of BNC common stock, and under certain conditions, BNC common stock and cash in exchange for their shares of SterlingSouth common stock. Prior to deciding whether or not to approve the Merger Agreement, SterlingSouth shareholders should be aware of and consider particular risks and uncertainties that are applicable to the Merger and the continuing business and operations of BNC and Bank of NC.

Risks Associated with the Merger

The value of the stock merger consideration will vary with fluctuations in BNC’s stock price. Each share of SterlingSouth common stock owned by SterlingSouth shareholders will be converted into the right to receive shares (and in certain circumstances common stock and cash) of BNC common stock. The price of BNC common stock when the Merger takes place may vary from its price at the date of this Joint Proxy Statement-Prospectus and at the date of SterlingSouth’s shareholder meeting. Such fluctuations in the price of BNC common stock may result from changes in the business, operations or prospects of BNC, regulatory considerations, general market and economic conditions or other factors. At the time of SterlingSouth’s shareholder meeting, you will not know the exact value of the BNC common stock to be received when the Merger is completed.

Additionally, there will be a time period after the Merger during which former SterlingSouth shareholders will not have received certificates representing BNC common stock. Until such certificates are received, SterlingSouth shareholders will not be able to sell their shares of BNC common stock on the open market and thus will not be able to avoid losses resulting from any decline in the trading price of BNC common stock during such period.

The Merger may fail to qualify for tax-free treatment. The parties have structured the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code of 1986, as amended (the “Code”). Although the Internal Revenue Service (“IRS”) has not provided a ruling on the matter, the parties have requested a tax opinion from Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (“Brooks Pierce”) to be addressed to BNC’s Board of Directors that the Merger qualifies as a tax-free reorganization. The tax opinion is a condition to completing the Merger. However, this condition could be mutually waived by BNC and SterlingSouth. The opinion neither binds the IRS nor prevents it from adopting a contrary position. If the Merger fails to qualify as a tax-free reorganization, a SterlingSouth shareholder would recognize gain or loss on each SterlingSouth share surrendered in the amount of the difference between the basis in such share and the fair market value of BNC common stock and other consideration received by such SterlingSouth shareholder in exchange for it at the time of the Merger. See “Expected Tax Treatment as a Result of the Merger.”

The Merger between Bank of NC and SterlingSouth may be more difficult, costly or time consuming than expected. Upon completion of the merger, Bank of NC will merge the operations of SterlingSouth with its operations. When Bank of NC begins to integrate the two companies’ operations, it is possible that there will be disruptions in each company’s ongoing operations. For example, when Bank of NC begins working out differences in the two companies’ business procedures, controls, product descriptions, account terms, personnel policies and data processing systems, there could be problems that affect Bank of NC’s ongoing relationships with its and SterlingSouth’s customers or that affect Bank of NC’s ability to realize all anticipated benefits of the Merger. Some of these difficulties include, without limitation, the loss of key employees and customers, the disruption of ongoing business relationships, and possible inconsistencies in standards, controls, procedures and policies. Future results of Bank of NC may materially differ from the pro forma information presented in this document.

Risks Associated with BNC and Bank of NC

BNC’s operations will be concentrated in the Piedmont region of North Carolina along the I-85/I-40 corridor. After the Merger, BNC’s operations will be concentrated in the Piedmont region of North Carolina. As a result of this geographic concentration, our results may correlate to the economic conditions in these areas. A deterioration in economic conditions in any of these market areas, particularly in the industries on which these geographic areas depend, may adversely affect the quality of the Bank’s loan portfolio and the demand for its products and services, and accordingly, the Bank’s results of operations.

Bank of NC is exposed to risks in connection with the loans it makes. A significant source of risk for BNC arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. Bank of NC has underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that it believes are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying its loan portfolio. Such policies and procedures, however, may not prevent unexpected losses that could adversely affect the Bank’s results of operations.

BNC and Bank of NC compete with much larger companies for some of the same business. The banking and financial services business in the Bank’s market areas continues to be a competitive field and is becoming more competitive as a result of:

•	Changes in regulations;

•	Changes in technology and product delivery systems; and

•	The accelerating pace of consolidation among financial services providers.

After the Merger, BNC and the Bank may not be able to compete effectively in its markets, and its results of operations could be adversely affected by the nature or pace of change in competition. The Bank competes for loans, deposits and customers with various bank and nonbank financial services providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services.

BNC’s trading volume has been low compared with larger national and regional banks. BNC common stock is traded on the NASDAQ SmallCap Market. However, the trading volume of BNC’s common stock is relatively low when compared with more seasoned companies listed on The NASDAQ SmallCap Market, The Nasdaq National Market System, or other consolidated reporting systems or stock exchanges. Thus, after the Merger, the market in BNC’s common stock may be limited in scope relative to other larger companies. In addition, BNC cannot say with any certainty that a more active and liquid trading market for BNC’s common stock will develop after the Merger.

Technological advances impact BNC’s business. The banking industry is undergoing technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. BNC’s future success will depend, in part, on our ability to address the needs of the Bank’s customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in operations. Many competitors have substantially greater resources to invest in technological improvements. Bank of NC may not be able to effectively implement new technology-driven products and services or successfully market such products and services to its customers.

The cost of compliance with Section 404 of the Sarbanes-Oxley Act of 2002 may negatively impact the Company’s income. BNC is subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”), including those rules and regulations mandated by the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of requires all reporting companies to include in their annual report a statement of management’s responsibilities for establishing and maintaining adequate internal control over financial reporting, together with an assessment of the effectiveness of those internal control. Section 404 further requires that the reporting company’s independent auditors attest to, and report on, this management assessment. BNC is not yet subject to the auditor attestation requirement of Section 404 but will be after the Merger. BNC expects its expenses related to its internal and external auditors to increase significantly when it has to comply with Section 404.

Government regulations may prevent or impair BNC’s ability to pay dividends, engage in mergers or operate in other ways. Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. Bank of NC is subject to supervision and periodic examination by the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina State Commissioner of Banks (the “Commissioner”). BNC is subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Commissioner. Banking regulations, designed primarily for the protection of depositors, may limit the growth and the return to BNC’s shareholders by restricting certain activities, such as:

•	The payment of dividends to our shareholders;

•	Possible mergers with or acquisitions of or by other institutions;

•	Our desired investments;

•	Loans and interest rates on loans;

•	Interest rates paid on our deposits;

•	The possible expansion of our branch offices; and/or

•	Our ability to provide securities or trust services.

Bank of NC also is subject to capitalization guidelines set forth in federal legislation, and could be subject to enforcement actions to the extent that it is found by regulatory examiners to be undercapitalized. BNC cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on BNC’s future business and earnings prospects. The cost of compliance with regulatory requirements may adversely affect BNC’s ability to operate profitably.

There are potential risks associated with future mergers. After the Merger, BNC intends to continue to explore expanding a branch system through selective acquisitions of existing banks or bank branches in the Piedmont region of North Carolina along the I-85/I-40 corridor. BNC cannot say with any certainty that it will be able to consummate, or if consummated, successfully integrate, future acquisitions, or that it will not incur disruptions or unexpected expenses in integrating such acquisitions. In the ordinary course of business, BNC evaluates potential acquisitions that would bolster its ability to cater to the small business, individual and residential lending markets in North Carolina. In attempting to make such acquisitions, BNC anticipates competing with other financial institutions, many of which have greater financial and operational resources. In addition, since the consideration for an acquired bank or branch may involve cash, notes or the issuance of shares of common stock, existing shareholders could experience dilution in the value of their shares of BNC common stock in connection with such acquisitions. Any given acquisition, if and when consummated, may adversely affect BNC’s results of operations or overall financial condition.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

AND OTHER MATTERS

This Joint Proxy Statement-Prospectus includes forward-looking statements. These statements usually will contain words such as “may,” “will,” “expect,” “likely,” “estimate,” or similar terms. BNC and SterlingSouth have based these forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things, the factors discussed in “Risk Factors” above. Therefore, the events described in any forward-looking statements in this document might not occur, or they might occur in a different way than they are described in the statements. Factors that may cause actual results to differ from those expressed or implied include, but are not limited to:

•	possible cost savings from the Merger may not be fully realized within the estimated time frame;

•	deposit attrition, customer loss or revenue loss may be greater than expected;

•	costs or difficulties related to the integration of the companies may be greater than expected;

•	competitive pressures among depository and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce margins;

•	changes in economic or business conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; and

•	legislative, regulatory or tax changes may adversely affect the business in which the companies are engaged.

Other factors that may cause actual results to differ from those expressed or implied are set forth in BNC’s 2005 Annual Report on Form 10-K, SterlingSouth’s 2005 Annual Report on Form 10-KSB and subsequent filings of BNC with the SEC and SterlingSouth with the FDIC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), all of which reports and filings are incorporated herein by reference.

In deciding how to vote on the Merger, you should rely only on the information contained in this document. The information contained in this document regarding BNC and Bank of NC has been furnished by them, and the information contained in this document regarding SterlingSouth has been furnished by SterlingSouth. Neither BNC nor SterlingSouth has authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it, and you should not assume that the information appearing in this document is accurate as of any date other than the date on the cover.

There can be no assurance that positive trends, developments or projections discussed in this Joint Proxy Statement-Prospectus will continue or be realized or that negative trends or developments will not have significant negative effects on SterlingSouth’s or BNC’s results of operations or financial condition.

BNC has filed a registration statement with the SEC and with any state securities regulator, as appropriate. BNC is not offering BNC common stock to any person in any state where the offer or sale of the stock is not permitted.

SELECTED HISTORICAL FINANCIAL DATA

This section presents selected historical financial data of BNC and SterlingSouth. You should read carefully the audited consolidated financial statements, including the notes to those consolidated financial statements, that are incorporated by reference into this Joint Proxy Statement-Prospectus. (See Page __). The selected data in this section are not intended to replace the financial statements.

Selected Financial Data of BNC

BNC derived the selected financial data as of the five-year period ended December 31, 2005 from its audited consolidated financial statements for those years incorporated by reference into this Joint Proxy Statement-Prospectus. Those financial statements were audited by the independent registered public accounting firms, Dixon Hughes, PLLC for fiscal years ended December 31, 2001 - 2004 and for fiscal year ended December 31, 2005, by Cherry, Bekaert & Holland, L.L.P. (“CBH”).

Selected Consolidated Financial Information and Other Data

($ in thousands, except per share and nonfinancial data)

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
Operating Data:
Total interest income	$33,373	$23,171	$18,024	$15,929	$15,121
Total interest expense	14,593	8,029	6,074	5,918	7,356

Net interest income	18,780	15,142	11,950	10,011	7,765
Provision for loan losses	2,515	1,190	520	820	815

Net interest income after provision	16,265	13,952	11,430	9,191	6,950
Non-interest income	2,982	3,190	3,379	2,348	1,461
Non-interest expense	13,023	11,863	10,034	7,772	5,654

Income before income taxes	6,224	5,279	4,775	3,767	2,757
Provision for income taxes	1,719	1,474	1,368	1,157	842

Net income (loss)	$4,505	$3,805	$3,407	$2,610	$1,915

Per Share Data: (6)
Earnings per share - basic	$1.03	$0.87	$0.77	$0.62	$0.48
Earnings per share - diluted	0.97	0.82	0.73	0.60	0.46
Cash dividends paid	0.13	0.11	0.09	—	—
Market price
High	19.42	14.77	14.19	8.91	9.09
Low	13.66	12.44	7.71	6.18	6.54
Close	18.55	14.40	13.20	8.73	7.31
Tangible book value	6.78	5.86	5.29	4.90	4.81
Weighted average shares outstanding:
Basic	4,362,608	4,353,375	4,412,914	4,198,169	3,952,659
Diluted	4,630,297	4,636,071	4,666,483	4,375,218	4,145,137
Year-end shares outstanding	4,367,953	4,350,685	4,365,044	4,440,459	4,000,391

Selected Year-End Balance Sheet Data:
Total assets	$594,550	$497,549	$372,281	$306,636	$210,353
Loans	499,247	420,838	303,732	233,180	172,189
Allowance for loan losses	6,140	5,361	4,598	4,306	2,292
Goodwill	3,423	3,423	3,423	3,423	—
Deposits	490,892	391,480	296,742	259,546	170,455
Short-term borrowings	7,061	28,275	12,535	3,783	3,143
Long-term debt	59,496	45,496	34,000	16,000	16,000
Shareholders’ equity	33,114	29,037	26,493	25,169	19,222

Selected Average Balances:
Total assets	$549,654	$442,087	$331,907	$255,988	$197,657
Loans, including loans held for sale	454,395	365,377	257,402	203,333	158,019
Total interest-earning assets	503,013	408,385	299,033	232,263	182,163
Deposits, interest-bearing	404,384	321,590	240,325	184,662	141,219
Total interest-bearing liabilities	475,254	378,563	274,007	206,172	159,316
Shareholders’ Equity	31,061	28,011	26,734	22,386	18,242

Selected Consolidated Financial Information and Other Data

($ in thousands, except per share and nonfinancial data)

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
Selected Performance Ratios:
Return on average assets	0.82%	0.86%	1.03%	1.02%	0.97%
Return on average equity	14.50%	13.58%	12.74%	11.66%	10.50%
Net interest spread (1)	3.75%	3.72%	3.95%	4.10%	3.78%
Net interest margin (2)	3.92%	3.87%	4.14%	4.42%	4.35%
Non-interest income to total revenue (5)	13.70%	17.40%	22.04%	19.00%	15.84%
Non-interest income to average assets	0.54%	0.72%	1.02%	0.92%	0.74%
Non-interest expense to average assets	2.37%	2.68%	3.02%	3.04%	2.86%
Efficiency ratio (7)	59.84%	64.71%	65.46%	62.89%	61.28%
Dividend payout ratio	12.43%	12.84%	11.40%	0.00%	0.00%
Asset Quality Ratios:
Nonperforming loans to period-end loans	0.37%	0.08%	0.27%	0.73%	0.16%
Allowance for loan losses to period-end loans	1.23%	1.27%	1.51%	1.85%	1.33%
Allowance for loan losses to nonperforming loans	335.70%	1614.76%	550.66%	253.29%	807.04%
Nonperforming assets to total assets (3)	0.45%	0.18%	0.27%	0.55%	0.14%
Net loan charge-offs to average loans	0.38%	0.12%	0.09%	0.49%	0.23%
Capital Ratios: (4)
Total risk-based capital	11.27%	10.79%	10.16%	9.85%	12.30%
Tier 1 risk-based capital	8.61%	9.55%	8.91%	8.60%	11.05%
Leverage ratio	7.92%	8.66%	7.94%	7.33%	9.70%
Equity to assets ratio	5.57%	5.84%	7.12%	8.21%	9.14%
Tangible equity to assets ratio	5.01%	5.16%	6.22%	7.13%	9.14%
Dividend payout	12.37%	14.65%	26.00%	—	—
Other Data:
Number of full service banking offices	8	7	6	6	4
Number of limited service lending offices	2	3	3	—	—
Number of full time equivalent employees	140	122	106	94	63

(1)	Net interest spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2)	Net interest margin is net interest income divided by average interest-earning assets.

(3)	Nonperforming assets consist of non-accrual loans, restructured loans, and real estate owned, where applicable.

(4)	Capital ratios are for the bank.

(5)	Total revenue consists of net interest income and non-interest income.

(6)	All per share data has been restated to reflect the dilutive effect of a stock split effected in the form of a 25% stock dividend in 2005 and a stock split effected in the form of a 10% stock dividend in 2003.

(7)	Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

SterlingSouth Bank & Trust Company

Selected Financial and Other Data

Selected Financial Data of SterlingSouth

SterlingSouth derived the selected financial data as of and for the three-year period ended December 31, 2005, 2004 and 2003 from its audited consolidated financial statements for those years incorporated by reference into this Joint Proxy Statement-Prospectus. Those financial statements were audited by Dixon Hughes PLLC (“Dixon Hughes”), independent auditors.

	At or for the Years Ended December 31,
	2005	2004	2003
	(Amounts in thousands, except per share data)
Operating Data:
Total interest income	$8,038	$4,758	$3,671
Total interest expense	3,065	1,622	1,573

Net interest income	4,973	3,136	2,098
Provision for loan losses	560	288	174

Net interest income after provision	4,413	2,848	1,924
Non-interest income	336	193	399
Non-interest expense	3,381	2,681	2,322

Net income	$1,368	$360	$1

Per share Data:
Earnings per share - basic	$1.07	$0.31	$—
Earnings per share – diluted	1.04	0.31	—
Book value	10.27	9.34	8.43
Selected Year-End Balance Sheet Data:
Loans	$125,751	$96,902	$76,661
Allowance for loan losses	1,666	1,248	983
Other earning assets	24,812	19,834	13,963
Total assets	157,550	123,000	94,275
Deposits	132,661	102,789	83,255
Borrowings	11,304	8,050	3,166
Stockholders’ equity	13,076	11,891	7,765
Selected Performance Ratios:
Return on average assets	.97%	0.34%	0.00%
Return on average equity	11.06%	3.37%	0.01%
Asset Quality Ratios:
Nonperforming loans to period-end loans	.35%	0.08%	0.00%
Allowance for loan losses to period-end loans	1.32%	1.29%	1.28%
Allowance for loan losses to nonperforming loans	382.99%	1,621.00%	NM
Nonperforming assets to total assets	.28%	0.06%	0.00%
Net loan charge-offs to average loans	.13%	0.03%	0.00%
Capital Ratios:
Total risk-based capital	11.06%	12.45%	11.25%
Tier 1 risk-based capital	9.83%	11.27%	10.00%
Leverage ratio	8.79%	10.11%	8.72%
Equity to assets ratio	8.30%	9.67%	8.24%
Other Data:
Number of banking offices	2	2	2
Number of full time equivalent employees	26	21	17

UNAUDITED COMPARATIVE PER SHARE DATA

The following table includes data relating to BNC common stock and SterlingSouth common stock, including book values, cash dividends declared, and net income per share, on the dates and for the periods presented:

•	for BNC and SterlingSouth on a historical basis;

•	for BNC on a pro forma combined basis; and

•	on an equivalent per share of SterlingSouth common stock basis.

	At and for the Year ended December 31, 2005
Book value per share:
BNC	$7.58
SterlingSouth	10.27
Pro forma combined	10.90
Pro forma equivalent per share for SterlingSouth	13.19
Cash dividends per share:
BNC	$0.13
SterlingSouth	—
Pro forma combined	0.13
Pro forma equivalent per share for SterlingSouth	0.16
Income per share:
BNC	$1.03	Basic
	0.97	Diluted
SterlingSouth	1.07	Basic
	1.04	Diluted
Pro forma combined	0.85	Basic
	0.80	Diluted
Pro forma equivalent per share for SterlingSouth	1.01	Basic
	0.95	Diluted

MARKET AND DIVIDEND INFORMATION

BNC’s Capital Stock

BNC’s common stock is listed for trading on the NASDAQ SmallCap Market. On December 31, 2005, there were approximately 1,169 record holders of BNC common stock. The following table provides you with information about the high and low closing prices on the NASDAQ SmallCap Market and the amounts of cash dividends declared, if any, on BNC’s shares each quarterly period since January 1, 2004:

Year	Quarterly period	Price		Cash Dividends Paid
		High	Low
2006	First quarter	$20.40	$17.05	$0.16
	Second quarter through 4/21/06	19.30	18.79

Year	Quarterly period	Price		Cash Dividends Paid
		High	Low
2005	First quarter	16.16	14.69	0.13
	Second quarter	16.20	13.66
	Third quarter	16.22	14.40
	Fourth quarter	19.42	15.56
2004	First quarter	14.20	13.00	0.11
	Second quarter	14.67	13.22
	Third quarter	14.77	12.72
	Fourth quarter	14.40	12.44

In the future, any declaration and payment of cash dividends will be subject to BNC’s Board of Directors’ evaluation of its operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. Also, the payment of cash dividends by BNC in the future will be subject to certain other legal and regulatory limitations (including the requirement that Bank of NC’s capital be maintained at certain minimum levels) and will be subject to ongoing review by banking regulators. There is no assurance that, in the future, BNC will have funds available to pay cash dividends, or, even if funds are available, that it will pay dividends in any particular amount or at any particular times, or that it will pay dividends at all. (See “CAPITAL STOCK OF BNC AND STERLINGSOUTH” on page ___.).

SterlingSouth’s Capital Stock

Prior to August 2004, there was no established public trading market for SterlingSouth’s common stock and it traded thinly, primarily in privately negotiated transactions. In August 2004, SterlingSouth’s common stock began trading on the over-the-counter market and is listed on the OTC Bulletin Board under the symbol “SSBT.OB”. The following table shows the high and low prices for each quarter SterlingSouth’s common stock traded on the over-the-counter market, and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions:

Year	Quarterly period	Price
		High	Low
2006	First quarter Second quarter through 4/21/06	$21.00 20.75	$16.00 20.40
2005	First quarter Second quarter Third quarter Fourth quarter	13.00 13.25 13.50 17.00	12.05 12.88 12.85 13.50
2004	First quarter Second quarter Third quarter Fourth quarter	— — 11.00 12.00	— — 10.10 10.25

SterlingSouth has not paid any cash dividends. North Carolina Banking Statutes requires that dividends be paid out of retained earnings. On March 31, 2006, there were approximately 650 record holders of SterlingSouth’s common stock.

PRO FORMA COMBINED CONDENSED

FINANCIAL INFORMATION

(Unaudited)

The following unaudited pro forma combined condensed balance sheet and statements of income and accompanying notes are presented to give you information about the impact of the Merger on BNC’s and SterlingSouth’s historical financial positions and results of operations as of an for the year ending December 31, 2005. The acquisition is reflected in this information using the purchase method of accounting.

The pro forma earnings shown are not necessarily indicative of actual results that might have been achieved had the Merger been completed at the beginning of the earliest period presented, and may not be indicative of future results that will be obtained on a combined basis. The unaudited pro forma combined condensed balance sheet reflects estimates of the restructuring expenses which may be recognized and transaction expenses which will be incurred. The unaudited pro forma combined condensed statements of income do not reflect any cost savings from operating efficiencies which may be achieved in connection with the Merger. BNC forecasts that cost savings of approximately $550,000 may occur. Such forecast is based on numerous variables and assumptions which are inherently uncertain and which may not be within BNC’s control, including general economic, competitive and regulatory conditions. As a result, the amount of possible cost savings may be less than that estimated above.

The unaudited pro forma condensed combined financial statements should be read together with the historical financial statements of BNC and SterlingSouth, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

BNC BANCORP

STERLINGSOUTH BANK

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2005

	BNC Bancorp	SterlingSouth Bank	Pro Forma Adjustments		BNC Bancorp Pro Forma Combined
	(In thousands, except per share data)
Assets
Cash and due from banks	$8,961	$2,157	$—		$11,118
Investments available for sale	42,489	18,219	—		60,708
Interest-earning deposits in other banks	6,294	231	(6,287	)(F)	238
Federal funds sold	—	5,621	—		5,621
Loans and loans held for sale	500,948	125,751	(943	)(I)	625,756
Allowance for loan and lease losses	(6,140)	(1,666)	—		(7,806)
Bank premises and equipment	14,720	2,502	—		17,222
Goodwill	3,423	—	23,110	(D)	26,533
Core Deposit Intangible	60	—	2,204	(C)	2,264
Other assets	23,795	4,735	(171	)(E)	28,359

Total Assets	$594,550	$157,550	$17,913		$770,013

Liabilities & Shareholders’ Equity
Deposits	$490,892	$132,661	$(571	)(I)	$622,982
Borrowed money	66,557	11,304	—		77,861
Other liabilities	3,987	509	271	(E)	4,767

Total Liabilities	561,436	144,474	(300)		705,610

Shareholders’ Equity
BNC Bancorp:
Common stock, no par value; 80,000,000 shares authorized, proforma 5,918,970 shares issued	19,448	—	31,289	(A)	50,737
Retained earnings	13,155	—	—		13,155
Accumulated other comprehensive income	511	—	—		511
SterlingSouth Bank:
Common stock, $5 par value; 6,000,000 shares authorized, 1,273,276 shares issued	—	6,366	(6,366	)(B)	—
Additional paid-in capital	—	6,905	(6,905	)(B)	—
Retained earnings	—	49	(49	)(B)	—
Accumulated other comprehensive loss	—	(244)	244	(B)	—

Total Shareholders’ Equity	33,114	13,076	18,213		64,403

Total Liabilities and Shareholders’ Equity	$594,550	$157,550	$17,913		$770,013

Total book value per common share	$7.58	$10.27	—		$10.90
Tangible book value per common share	6.78	10.27	—		6.03

BNC BANCORP

STERLINGSOUTH BANK

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2005

	BNC Bancorp	SterlingSouth Bank	Pro Forma Adjustments		BNC Bancorp Pro Forma Combined
	(In thousands, except per share data)
Interest income	$33,373	$8,038	$283	(J)	$41,694
Interest expense	14,593	3,065	457	(J)	18,115

Net interest income	18,780	4,973	(174)		23,579
Provision for loan and lease losses	2,515	560	—		3,075

Net interest income after provision for loan losses	16,265	4,413	(174)		20,504

Non-interest income	2,982	336	—		3,318

Non-interest expense
Salaries and employee benefits	7,716	1,946	—		9,662
Occupancyand equipment expenses	1,537	523	—		2,060
Other operating expenses	3,770	912	401	(G)	5,083

	13,023	3,381	401		16,805

Income before income taxes	6,224	1,368	(575)		7,017
Income taxes	1,719	—	305	(H)	2,024

Net income	$4,505	$1,368	$(880)		$4,993

Net Income Per Common Share
Basic	$1.03	$1.07			$0.85
Diluted	0.97	1.04			$0.80
Weighted Average Common Shares-Outstanding
Basic	4,362,608	1,273,276	268,101		5,903,985
Diluted	4,630,297	1,321,144	278,101		6,229,542

Bank of North Carolina and SterlingSouth Bank

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation and SterlingSouth Acquisition

Basis of Presentation. The unaudited Pro Forma Condensed Combined Financial Statements give effect to the Merger of BNC and SterlingSouth in a business combination accounted for as a purchase. As a result of the Merger, SterlingSouth will be merged into Bank of NC.

SterlingSouth Acquisition. Upon completion of the Merger, each share of SterlingSouth common stock will be converted into 1.21056 shares of BNC common stock.

The pro forma balance sheet reflects the proposed Merger as if it had occurred on December 31, 2005, based on an estimated market value of BNC common stock of $19.00 per share. This estimate will be refined and updated as of the Effective Date of the Merger and may be more or less than the value indicated in these Pro Forma Condensed Combined Financial Statements, depending upon operating results from December 31, 2005 to the Effective Date, changes in market conditions and other factors. For purposes of these Pro Forma Condensed Combined Financial Statements, it is assumed that purchase price for the SterlingSouth common stock is paid as follows:

(i)	100%, or 1,273,276, of the outstanding shares of SterlingSouth common stock are exchanged for BNC common stock at an exchange ratio of 1.21056 shares of BNC common stock for each share of SterlingSouth common stock, resulting in the issuance of 1,541,377 shares of BNC common stock

(ii)	All of the 352,217, outstanding warrants to purchase shares of SterlingSouth common stock at a price of $12.50 per share are exchanged for cash at $10.50 per share, and 40,000 outstanding options to purchase shares of SterlingSouth common stock at a price of $11.00 per share are exchanged for cash at $12.00 per share.

(iii)	The remaining 135,082 outstanding options to purchase SterlingSouth common stock held by employees and directors of SterlingSouth who will become employees and directors of BNC and/or Bank of NC are converted into 163,524 options to purchase BNC common stock having an average fair value at the time of the Merger of $12.25 per option.

Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustment to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of SterlingSouth:

(Dollars in Thousands)
Estimated fair value of the BNC common shares to be issued	$29,286
Cash paid to redeem warrant holders and certain option holders	4,187
Fair value of stock options issued	2,003
Estimated transaction costs	2,100

Total	37,576
Less: adjusted net assets of SterlingSouth	(14,466)

Goodwill recorded in the merger	23,110

The adjusted net assets of SterlingSouth are determined as follows:

SterlingSouth shareholders’ equity at December 31, 2005		13,076
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting
Loans held for investment	(943)
Deposits	571
Other assets	(171)
Other liabilities	(271)

Total purchase accounting adjustments		(814)
Core deposit intangible		2,204

Adjusted net assets of SterlingSouth		14,466

Except as described above, there are no adjustments to other asset or liability groups as the fair values and book values are not expected to be materially different at the Effective Date.

Note 2 – Description of Adjustments

The purchase accounting and pro forma adjustment related to the unaudited pro forma condensed combined balance sheet and income statement are described below:

(A)	Issuance of 1,541,377 shares of BNC’s no par value common stock with a hypothetical effective date value of $19.00 per share, plus the issuance of 163,524 BNC options at an average fair value of $12.25 per option.

(B)	Elimination of SterlingSouth’s equity accounts.

(C)	To record the estimated intangible value of SterlingSouth’s core deposits.

(D)	To record goodwill.

(E)	To adjust deferred income taxes.

(F)	To record cash paid to redeem the SterlingSouth warrants and for estimated transaction costs.

(G)	To record amortization of the core deposit intangible using an accelerated method over an expected life of ten years.

(H)	To adjust income tax expense based upon pro forma income before income taxes.

(I)	To adjust assets and liabilities to fair value.

(J)	To amortize fair value adjustments made to loans and deposits.

ANNUAL MEETINGS OF STERLINGSOUTH AND BNC SHAREHOLDERS

Annual Meeting of SterlingSouth’s Shareholders

General. This Joint Proxy Statement-Prospectus is being furnished to SterlingSouth shareholders in connection with the solicitation by the Board of Director of SterlingSouth Bank (“SterlingSouth”) of proxies for use at an Annual Meeting of SterlingSouth’s shareholders (the “SterlingSouth Annual Meeting”). The purposes of the Annual Meeting are (i) to consider and vote on the approval of the Agreement and Plan of Reorganization and Merger dated February 6, 2006, and the related Plan of Merger (collectively, the “Merger Agreement”), pursuant to which SterlingSouth will be merged into Bank of NC (the “Merger”), (ii) to elect three (3) directors to serve until the Merger is completed or for three-year terms if Proposal 1 is not approved, and (iii) to address any other matters that may properly be brought before the SterlingSouth Annual Meeting and any adjournments thereof.

The principal executive offices of SterlingSouth are located at 3202 Northline Avenue, Greensboro, North Carolina 27408, and its telephone number at that location is (336) 433-5226.

This Joint Proxy Statement-Prospectus is first being mailed to SterlingSouth’s shareholders on or about ____________, 2006.

SterlingSouth Annual Meeting. The Annual Meeting of SterlingSouth’s shareholders will be held at 5:30 p.m. o’clock, a.m., on Thursday, June 22, 2006, at SterlingSouth Bank & Trust Company, 3202 Northline Avenue, Greensboro, North Carolina.

Record Date. SterlingSouth shareholders as of the close of business on April 24, 2006 (“SterlingSouth Record Date”) are entitled to vote at the SterlingSouth Annual Meeting and at any reconvening of the meeting after adjournment.

Voting of Appointments of Proxy. Your vote is important. Your shares of common stock (“SterlingSouth Shares”) can be voted at the SterlingSouth Annual Meeting only if you attend the meeting or vote the enclosed appointment of proxy. You do not have to attend the meeting to vote. As three alternatives for voting the enclosed appointment of proxy, you may:

•	Vote over the Internet: You may vote over the Internet at the address shown on your appointment of proxy. If you have access to the Internet, we encourage you to vote in this manner.

•	Vote by telephone: You may vote by using the telephone number shown on your appointment of proxy.

•	Vote by mail: You may vote by executing and returning the enclosed appointment of proxy in the pre-addressed pre-paid envelope provided with this proxy statement.

The Internet and telephone voting procedures are designed to authenticate shareholders and to allow you to confirm that your instructions have been properly followed. The Internet and telephone voting facilities for eligible shareholders will close at 6:00 am Eastern Time on June 22, 2006. The SterlingSouth Board has named Thomas Nelson and Jay Harris (the “Proxies”) as management proxies in the enclosed appointment of proxy. When appointments of proxy are properly voted in time for the annual meeting, the shares they represent will be voted at the meeting in accordance with the directions given. If no directions are given on how to vote your shares, the shares represented by the appointment of proxy will be voted FOR Proposal 1 described herein and FOR the three nominees for direction in Proposal 2 herein. If, at or before the time of the SterlingSouth Annual Meeting, any nominee named in Proposal 2 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On such other matters as may properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment. These matters include, among other matters, approval of the minutes of the 2005 annual meeting, consideration of a motion to adjourn the annual meeting to another time or place, and matters for which SterlingSouth did not receive notice by March 1, 2006. As of the date SterlingSouth printed this Joint Proxy Statement-Prospectus, SterlingSouth did not anticipate any other matters would be raised at the annual meeting.

Record Holders. If you hold shares in your own name, you are a “record” shareholder. Record shareholders should follow the instructions on the accompanying appointment of proxy to vote or deliver it in person to SterlingSouth.

Street Name Holders. If you hold the SterlingSouth Shares through a broker or other nominee, you are a “street name” shareholder. Street name shareholders who wish to vote at an annual meeting need to obtain the proxy material from the institution that holds their SterlingSouth Shares and follow the voting instructions on that form.

Revocation of Appointment of Proxy. The method by which you vote will not limit in any way your right to vote at the annual meeting if you later decide to attend the annual meeting and vote in person.

If you vote an appointment of proxy, you may revoke that appointment at any time before the actual voting. To revoke the appointment of proxy:

•	vote again over the Internet or the telephone prior to 6:00 am Eastern Time on June 22, 2006,

•	notify SterlingSouth’s Secretary in writing,

•	execute another appointment of proxy bearing a later date and file it with the Secretary, or

•	vote in person at the meeting as described below.

If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior appointment of proxy as described above, your prior appointment of proxy will be disregarded.

If you attend the meeting in person, you may vote your SterlingSouth Shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your SterlingSouth Shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your SterlingSouth Shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.

Quorum. SterlingSouth’s Bylaws provide that the holders of a majority of SterlingSouth’s outstanding SterlingSouth Shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and if there is no quorum present at the opening of the Annual Meeting, the meeting may be adjourned form time to time by the vote of a majority of the SterlingSouth Shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding SterlingSouth Shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the SterlingSouth Shares.

How Your Votes Will Be Counted. Each share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. Votes will be tabulated by one or more inspectors of election designated by the SterlingSouth Board.

Proposal 1 – Approval of the Merger Agreement. Proposal 1 will be approved if two-thirds of all SterlingSouth Shares are cast in favor of the proposal. Any SterlingSouth Shares not voted (whether by abstentions, broker non-votes or otherwise) will have the same effect as NO votes for Proposal 1.

Proposal 2 – Election of Directors. In the election of directors under Proposal 2, the three nominees receiving the highest number of votes for the Class II director seats will be elected. SterlingSouth Shares not voted (including abstentions and broker non-votes) have no effect. Shareholders are not authorized to cumulate their votes for directors.

Expenses of Solicitation. SterlingSouth will pay the cost of this proxy solicitation. In addition to solicitation by mail, SterlingSouth’s directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these employees will receive an additional or special compensation for this solicitation. SterlingSouth has retained Regan & Associates, Inc. to assist in the solicitation of appointments of proxy for a fee of $7,000. SterlingSouth will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of SterlingSouth’s Shares held of record by such persons.

Voting Securities. At the close of business on the SterlingSouth Record Date, April 24, 2006, there were 1,273,276 shares of SterlingSouth’s common stock, par value $5.00 per share, issued and outstanding and entitled to vote at the Annual Meeting. The Bank is authorized to issue 5,000,000 shares of common stock and 1,000,000 shares of preferred stock. The voting rights of the preferred stock are to be set by the Board at the time such stock is issued. No preferred stock is issued or outstanding. As of SterlingSouth Record Date, there were approximately 650 holders of record of SterlingSouth’s common stock. As of March 16, 2006, the executive officers and directors of SterlingSouth, together with their affiliates, beneficially owned, directly or indirectly, or were otherwise entitled to vote, a total of 250,440 SterlingSouth Shares. This amount equals approximately 19.7% of all SterlingSouth Shares outstanding and entitled to vote on that date.

Annual Meeting of BNC’s Shareholders

General. This Joint Proxy Statement-Prospectus is being furnished to you in connection with the solicitation by the Board of Directors of BNC Bancorp of proxies for use at an Annual Meeting of BNC’s shareholders (the “BNC Annual Meeting”). The purposes of the Annual Meeting are (i) to consider and vote on the approval of the Merger Agreement, pursuant to which SterlingSouth will be merged with and into Bank of North Carolina, the wholly-owned banking subsidiary of BNC, (ii) to elect three current BNC directors for three-year terms and, if the Merger is approved by both the SterlingSouth and BNC shareholders, to elect four SterlingSouth directors to the BNC Board, two for a one-year term and two for a three-year term, (iii) to ratify the appointment of CBH as independent auditor for the fiscal year ended December 31, 2006, and (iv) to address any other matters that may properly be brought before the BNC Annual Meeting and any adjournments thereof.

The principal executive offices of BNC are located at 831 Julian Avenue, Thomasville, North Carolina 27361, and its telephone number at that location is (336) 476-9200.

This Joint Proxy Statement-Prospectus is first being mailed to BNC’s shareholders on or about May __, 2006.

BNC Annual Meeting. The Annual Meeting of BNC’s shareholders will be held at 5:30 o’clock, p.m., on Thursday, June 15, 2006, at the Colonial Country Club, 7074 Colonial Club Drive, Thomasville, North Carolina.

Record date; voting rights. BNC shareholders of record at the close of business on April 18, 2006 (“BNC Record Date”) are entitled to vote at the BNC Annual Meeting and at any reconvening of the meeting after adjournment. As of the BNC Record Date, there were 4,377,908 shares of BNC common stock outstanding and entitled to vote. Each share entitles the holder to one vote on each matter submitted to a vote at the BNC Annual Meeting. Under BNC’s Bylaws, a majority of the shares entitled to be cast at the BNC Annual Meeting, represented in person or by proxy, will constitute a quorum for the conduct of business at the meeting.

Vote Requirements. The affirmative vote of the holders of one-half (2,188,954 shares) of the issued and outstanding shares of BNC common stock on the BNC Record Date is required to approve the Merger pursuant to the Merger Agreement. Abstentions, broker non-votes and other shares not voted in the affirmative will have the same effect as votes against the Merger Agreement.

In order to be elected, a nominee to the BNC Board of Directors needs to receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election that receive the largest number of votes will be elected as directors. No shareholder has the right to vote cumulatively his or her shares in the election of directors.

The proposal to ratify the appointment of BNC’s independent auditor by BNC’s Audit Committee for the year ending December 31, 2006 will be approved if the votes cast in favor of the action exceed the votes cast against.

Returned proxies will be tabulated by one or more inspectors of election designated by the BNC Board of Directors. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Neither abstentions nor broker non-votes are counted in tabulating the votes cast on any proposal submitted to the shareholders.

As of March 16, 2006, the executive officers and directors of BNC, together with their affiliates, beneficially owned, directly or indirectly, or were otherwise entitled to vote, a total of 1,042,375 shares of BNC common stock (excluding 359,217 shares subject to the outstanding vested stock options). This amount equals approximately 23.8% of all shares of BNC common stock outstanding and entitled to vote on that date.

Solicitation, revocation and use of proxies. A proxy card is enclosed for your use. You are solicited on behalf of BNC’s Board of Directors to complete, date, sign, and return the proxy card in the accompanying, postage-prepaid envelope.

You have three choices of how to vote on the Merger. By checking the appropriate box on the proxy card you may:

•	vote “FOR” the Merger Agreement;

•	vote “AGAINST” the Merger Agreement; or

•	“ABSTAIN” from voting “for” or “against” the Merger Agreement.

Because we need one-half of all outstanding BNC shares to vote FOR the Merger Agreement, if you neither submit a proxy nor vote in person at the BNC Annual Meeting, you will, in effect, have voted AGAINST the Merger Agreement and SterlingSouth’s acquisition by BNC. In addition, if you submit a proxy card in which you abstain from voting, that will also be, in effect, a vote AGAINST the proposal, although your shares will be counted toward the required quorum for the BNC Annual Meeting.

You may revoke your proxy before it is voted at the BNC Annual Meeting by delivering a written notice of revocation to the Secretary of BNC, Richard Wood, 831 Julian Avenue, Thomasville, North Carolina 27361, by submitting a subsequently dated proxy, or by attending the BNC Annual Meeting and voting in person. Each unrevoked proxy card properly executed and received prior to the close of the BNC Annual Meeting will be voted as indicated on the proxy. Where specific instructions are not given, the proxy will be voted “FOR” the Merger Agreement and the Merger of SterlingSouth with and into BNC. We are not aware of any other business to be acted upon at the BNC Annual Meeting. By completing and returning the proxy card, you will have granted the proxyholders discretionary authority to vote on any other matter that may properly come before the BNC Annual Meeting in accordance with their best judgment.

The expense of preparing, printing and mailing this Joint Proxy Statement-Prospectus will be shared by SterlingSouth and BNC. In addition to the use of mails, proxies may be solicited personally or by telephone by regular employees of BNC without additional compensation. BNC will reimburse banks, brokers and other custodians, nominees and fiduciaries for their cost in sending the proxy materials to the beneficial owners of BNC common stock.

PROPOSAL 1

MERGER OF STERLINGSOUTH BANK & TRUST COMPANY INTO

THE BANK OF NORTH CAROLINA

The following information describes material aspects of the proposed transactions in which BNC would acquire SterlingSouth and SterlingSouth will merge with and into Bank of NC and the exchange of SterlingSouth common stock for BNC common stock, or BNC common stock and cash under certain circumstances set forth in the Merger Agreement. The Merger Agreement is attached as Appendix A, and you are encouraged to read it in its entirety along with other documents attached to and referenced in this Joint Proxy Statement-Prospectus.

General

At the BNC Annual Meeting and the SterlingSouth Annual Meeting, proposals will be introduced for BNC’s shareholders and SterlingSouth’s shareholders to approve the Merger Agreement. The Merger Agreement provides for SterlingSouth to be merged into Bank of North Carolina.

The Merger

When the transactions described in the merger agreement become effective:

•	SterlingSouth will be merged into and its existence will be combined with that of BNC and SterlingSouth will no longer exist as a separate entity;

•	As further described below, each outstanding share of SterlingSouth common stock held by SterlingSouth shareholders will be converted into the right to receive 1.21056 shares of BNC common stock (subject to adjustment based on the average closing price of BNC common stock prior to the date of final regulatory approval of the Merger);

Bank of NC will be the surviving banking corporation in the Merger and will continue its and SterlingSouth’s business at their existing offices, all under the supervision and regulation of the Commissioner and the FDIC.

SterlingSouth’s deposit accounts will become deposit accounts of Bank of North Carolina and will continue to be insured by the FDIC to the maximum amount permitted by law.

Exchange Ratio; Adjustments to Exchange Ratio; Cash Payments

The Merger Agreement provides for the Merger of SterlingSouth into Bank of NC. At the time the Merger becomes effective, each share of SterlingSouth common stock (excluding shares held by SterlingSouth, BNC or their subsidiaries other than as a fiduciary or as security for debts previously contracted) will be converted into the right to receive 1.21056 shares (the “Exchange Ratio”) of BNC common stock and, under certain circumstances described below, the Exchange Ratio may be adjusted and cash consideration may be paid to SterlingSouth shareholders in addition to BNC common stock:

(i) if the “Average BNC Common Stock Price” is between $21.28 and $23.18, the Exchange Ratio will be adjusted to equal the result obtained by dividing $25.76 by the Average BNC Common Stock Price;

(ii) if the Average BNC Common Stock Price is greater than $23.18, the Exchange Ratio will be adjusted to equal 1.1113;

(iii) if the Average BNC Common Stock Price is between $14.82 and $16.72, each outstanding share of SterlingSouth Common Stock will be entitled to receive “Cash Consideration” per share equal to $20.24 less the product of Average BNC Common Stock Price multiplied by 1.21056, in addition to the shares of BNC common stock; and

(iv) if the Average BNC Common Stock Price is less than $14.82, each outstanding share of SterlingSouth Common Stock will be entitled to receive Cash Consideration per share equal to $2.30 per share of SterlingSouth Common Stock, in addition to the shares of BNC common stock.

“Cash Consideration” is that amount of cash paid by the Company to SterlingSouth shareholders, in addition to the shares of BNC common stock based on changes in the Average BNC Common Stock Price.

“Average BNC Common Stock Price” is the average closing market price for BNC common stock traded on the NASDAQ SmallCap Market for the 20 trading days ending on the fifth trading day prior to closing of the Merger. r, BNC will be allowed to execute one block trade during each five-day trading period during the 20 days prior to the 20-day pricing period and must otherwise refrain from trading during the 40-day period.

Description of Exchange Procedures

After the Effective Time, BNC will cause its transfer agent (the “Exchange Agent”), subject to the reasonable satisfaction of SterlingSouth, to mail to the shareholders of SterlingSouth common stock of record at the Effective Time transmittal materials (which will specify that delivery will be effected, and risk of loss and title to the certificates representing shares of SterlingSouth common stock prior to such Effective Time will pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of SterlingSouth common stock issued and outstanding at such Effective Time will surrender the certificate or certificates representing such shares to the Exchange Agent and will thereafter receive in exchange the number of shares of BNC’s common stock and any cash to which such holder is entitled in respect of rights to receive cash. BNC will not be obligated to deliver any of payments in stock or cash for cash consideration or fractional shares until the surrender of the certificate(s) representing the holder’s SterlingSouth common stock. The certificate(s) so surrendered will be duly endorsed as the Exchange Agent requires. Neither BNC nor the Exchange Agent will be liable to any holder of SterlingSouth common stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

To the extent permitted by applicable law following the Merger, former shareholders of record of SterlingSouth will be entitled to vote at any meeting of BNC shareholders the number of whole shares into which their respective SterlingSouth common stock are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing the SterlingSouth common stock for certificates representing BNC common stock. Whenever a dividend or other distribution is declared by BNC on BNC common stock, after the

Effective Time of the Merger, the declaration will include dividends or other distributions on all shares of BNC common stock issuable pursuant to the Merger, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of BNC common stock as of any time subsequent to the Effective Time will be delivered to the holder of any certificate representing any of the SterlingSouth common stock issued and outstanding at the Effective Time until the holder surrenders his or her certificate for exchange. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of BNC common stock to which such holder is entitled and any such undelivered dividends (without any interest) will be delivered and paid with respect to each share represented by such certificates.

Closing Payment

At the Effective Time or as soon thereafter as is reasonably practicable, the holders of SterlingSouth common stock will surrender the certificates representing those shares to BNC and in exchange therefor, BNC will issue and deliver to each such holder certificates representing the number of shares of BNC common stock to which each such holder is entitled and cash payments with respect to any cash consideration and fractional shares. BNC will not be obligated to deliver any of such shares of BNC common stock or cash payments until such holder surrenders the certificates representing each such holder’s SterlingSouth common stock.

Antidilutive Adjustments

If, prior to the Effective Time, SterlingSouth or BNC declares any dividend payable in shares of SterlingSouth common stock or BNC common stock or will subdivide, split, reclassify or combine the presently outstanding shares of SterlingSouth common stock or BNC common stock, then an appropriate and proportionate adjustment will be made in the number of shares of BNC common stock to be issued in exchange for each of the shares of SterlingSouth common stock.

Lost Certificates

Shareholders of SterlingSouth whose SterlingSouth certificates have been lost, destroyed, stolen or otherwise are missing will be entitled to receive BNC common stock (and cash, if appropriate) to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by BNC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to BNC.

Treatment of Fractional Shares

No fraction of a share of BNC common stock will be issued in connection with the Merger. Each SterlingSouth shareholder who otherwise would be entitled to receive a fraction of a share of BNC common stock upon the conversion of that shareholder’s share of SterlingSouth common stock at the time the Merger is effective will receive, in lieu thereof, cash (without interest) in an amount equal to that fraction multiplied by the cash value of BNC common stock, adjusted if necessary. No SterlingSouth shareholder will be entitled to any dividend or other distribution or any voting or other rights as a shareholder with respect to any fractional share of BNC common stock.

Effect of the Merger on Outstanding BNC Common Stock

The shares of BNC common stock that are held by its shareholders at the effective time will remain outstanding. The merger will result in no change to the outstanding shares of BNC common stock currently owned by and will not affect any rights of BNC’s current shareholders or require that they surrender their stock certificates. However, because BNC is expected to issue a total of approximately 1,541,428 new shares of BNC common stock to SterlingSouth’s shareholders (assuming an Exchange Ratio of 1.21056), the Merger will dilute the relative percentage interests of BNC’s current shareholders. It is expected that, following the Merger, BNC’s current shareholders will hold approximately 73%, and SterlingSouth’s former shareholders will hold approximately 27%, of BNC’s outstanding common stock (based upon an Exchange Ratio of 1.21056). In addition (and assuming none of the SterlingSouth stock options are converted into cash, other than those options held by SterlingSouth directors not continuing in office, and an Exchange Ratio of 1.21056), currently outstanding stock options previously granted by SterlingSouth to its directors continuing in office, officers and employees to purchase an aggregate of 135,082 shares of SterlingSouth common stock will be converted (at the same exchange rate at which shares of SterlingSouth common stock are converted into shares of BNC common stock) into options to purchase an aggregate of approximately 163,525 shares of BNC common stock. (See “— Effect on Employees and Certain Benefit Plans” on page ____.)

Background of and Reasons for the Merger-BNC

BNC’s Board of Directors has developed a long-range strategic plan to increase shareholder value that includes expanding BNC’s geographic markets and increasing its presence in its existing markets. The Board’s strategic plan includes increasing its banking operations along the Interstate 85/Interestate 40 corridor that runs from Charlotte, through the Piedmont Triad region and through Raleigh to Virginia. The Board’s view is that although growth through new branch offices and other means are viable strategies to be pursued, acquisitions of financial institutions in highly desirable market areas are an effective means for expanding BNC’s markets and market presence. For the reasons discussed below, BNC’s Board has concluded that the proposed transaction fits into the Board’s long-range plan for enhancing shareholder value through growth.

In reaching its conclusion that the Merger is fair to, and in the best interests, of BNC’s shareholders, BNC’s Board of Directors consulted with legal, financial and accounting advisors, as well as BNC’s management, and considered without assigning any relative or specific weights, a number of factors, including the following:

•	the information presented to the directors by BNC’s management concerning the business, operations, earnings and financial condition of SterlingSouth, including the composition of its earning assets portfolio;

•	the pro forma and prospective financial impact of the Merger upon BNC;

•	the assumptions and methodologies used in setting the exchange ratio range and cash payment and the other financial terms of the Merger Agreement;

•	the likelihood of the Merger being approved by applicable regulators without undue conditions or delay;

•	the enhanced opportunities for competitiveness and growth that the Merger may make possible in the market in which SterlingSouth operates;

•	the location of SterlingSouth within the Interstate 85/Interstate 40 urban corridor of North Carolina and the proximity of BNC’s existing branches with SterlingSouth’s offices;

•	the expectation that the Merger will be tax-free for federal income tax purposes; and

•	the current and prospective economic and competitive environments facing financial institutions, including BNC.

Recommendation of the BNC Board. The Board of Directors of BNC has unanimously adopted the Merger Agreement, and believes that the acquisition of SterlingSouth by BNC and the Merger are fair to, and in the best interests of, BNC and its shareholders. BNC’s Board of Directors, therefore, unanimously recommends that you vote “FOR” approval of the Merger Agreement. In making its recommendation, the Board has considered, among other things, the opinion of Burke Capital Group, L.L.C. that the Merger is fair to BNC’s shareholders from a financial point of view. See “Opinion of BNC’s Financial Advisor” immediately below.

Opinion of BNC’s Financial Advisor

BNC retained Burke Capital Group, L.L.C. (“BCG”) on December 14, 2005 to act as its financial advisor in connection a possible business combination with SterlingSouth. BCG is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, BCG is regularly engaged in the valuation of financial institutions and their securities in connection with Mergers and acquisitions and other corporate transactions.

BCG acted as financial advisor to BNC in connection with the proposed Merger with SterlingSouth and participated in certain of the negotiations leading to the Merger Agreement. In connection with BCG’s engagement, BNC asked BCG to evaluate the fairness of the Merger consideration to BNC’s shareholders from a financial point of view. At the February 2, 2006 meeting of BNC’s Board of Directors held to evaluate the terms of the Merger and the Merger Agreement, BCG delivered to the Board its oral opinion that, based upon and subject to the factors, assumptions, procedures, limitations, qualifications and other matters set forth in its opinion, the Merger consideration was fair to BNC’s shareholders from a financial point of view. At this meeting, BNC’s Board voted to approve the Merger.

THE FULL TEXT OF BCG’S WRITTEN OPINION IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. THE OPINION OUTLINES THE MATTERS BCG CONSIDERED, AND THE QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BCG IN RENDERING ITS OPINION. THE DESCRIPTION OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. WE URGE YOU TO READ THE ENTIRE OPINION CAREFULLY IN CONNECTION WITH YOUR CONSIDERATION OF THE PROPOSED MERGER.

BCG’S OPINION SPEAKS ONLY AS OF THE DATE OF THE OPINION. THE OPINION WAS DIRECTED TO THE BNC BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION TO BNC SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF BNC TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER, THE MERGER AGREEMENT OR ANY RELATED AGREEMENTS, AND IS NOT A RECOMMENDATION TO ANY BNC SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SHAREHOLDER MEETING WITH RESPECT TO THE MERGER, OR ANY OTHER MATTER.

In connection with rendering its February 2, 2006 opinion, BCG reviewed and considered, among other things:

•	The Merger Agreement;

•	Certain publicly available financial statements and other historical financial information of BNC and SterlingSouth that it deemed relevant;

•	Projected earnings estimates for BNC and SterlingSouth prepared by senior management of BNC and SterlingSouth and the views of senior management regarding BNC’s and SterlingSouth’s business, financial condition, results of operations and future prospects;

•	Internal financial and operating information with respect to the business, operations and prospects of BNC and SterlingSouth furnished to BCG by BNC and SterlingSouth that is not publicly available;

•	Certain publicly available financial statements and other historical financial information of SterlingSouth that it deemed relevant;

•	The reported prices and trading activity of BNC and SterlingSouth common stock, and compared those prices and activity and dividends with other publicly-traded companies that BCG deemed relevant;

•	The pro forma financial impact of the Merger on BNC’s ability to complete a transaction from a regulatory standpoint, based on assumptions determined by senior management of BNC and BCG;

•	The financial terms of other recent business combinations in the commercial banking industry, to the extent publicly available and deemed relevant by BCG;

•	The current market environment generally and the banking environment in particular;

•	Such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant.

BCG held discussions with certain members of the senior managements of BNC and SterlingSouth regarding their assessment of the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In connection with BCG’s review, it relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it.

BNC’s BOARD OF DIRECTORS DID NOT LIMIT THE INVESTIGATIONS MADE OR THE PROCEDURES FOLLOWED BY BCG IN GIVING ITS OPINION.

In performing its reviews and analyses and in rendering its opinion, BCG assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it and further relied on the assurances of management of BNC and SterlingSouth that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to financial forecasts and other information and data relating to BNC and SterlingSouth, reviewed by or discussed with it, BCG was advised by the respective managements of BNC and SterlingSouth that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of BNC and SterlingSouth as to the future financial performance of their respective organizations, the potential strategic implications and operational benefits anticipated to result from the proposed transaction and the other matters covered thereby. BCG assumed that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Merger) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. BCG was not asked to and did not independently verify the accuracy or completeness of such information and it did not assume responsibility or liability for the accuracy or completeness of any of such information. BCG did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of BNC or SterlingSouth or any of their respective subsidiaries, or the ability to collect any such assets, nor was it furnished with any such evaluations or appraisals. BCG is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of BNC or SterlingSouth, nor did it review any individual credit files relating to BNC or SterlingSouth. With BNC’s consent, BCG assumed that the respective allowances for loan losses for both BNC and SterlingSouth were adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, BCG did not conduct any physical inspection of the properties or facilities of BNC or SterlingSouth. BCG is not an accounting firm and it relied on the reports of the independent accountants of BNC and SterlingSouth for the accuracy and completeness of the financial statements furnished to it.

BCG’s opinion was necessarily based upon financial information, and market, economic and other conditions, as these existed on, and could be evaluated as of, the date of its opinion. BCG assumed, in all respects material to its analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by the parties under the agreements and that the conditions precedent in the Merger Agreement are not waived. BCG also assumed that there has been no material change in BNC’s and SterlingSouth’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that BNC and SterlingSouth will remain as going concerns for all periods relevant to its analyses. BCG further assumed that, in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the Merger and the related transactions, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on BNC or SterlingSouth or the contemplated benefits of the proposed transaction in any way meaningful to its analysis.

In rendering its February 2, 2006 opinion, BCG performed a variety of financial analyses. The following is a summary of the material analyses performed by BCG, but is not a complete description of all the analyses underlying BCG’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. BCG believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in BCG’s comparative analyses described below is identical to BNC or SterlingSouth and no transaction is identical to the Merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or Merger transaction values, as the case may be, of BNC or SterlingSouth and the companies to which they are being compared.

The internal earnings projections provided by BNC were relied upon by BCG in its analyses. BCG assumed that such projected performance would be achieved, and expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections furnished to BCG by BNC were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by BCG in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

In performing its analyses, BCG also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of BNC, SterlingSouth and BCG. The analyses performed by BCG are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. BCG prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the BNC Board at the February 2, 2006 meeting. Estimates on the values of companies are not appraisals and do not necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, BCG’s analyses do not necessarily reflect the value of BNC’s common stock or SterlingSouth common stock or the prices at which BNC’s or SterlingSouth common stock may be sold at any time. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of BNC, SterlingSouth or BCG or any other person assumes responsibility if future results are materially different from those forecast.

SUMMARY OF PROPOSED MERGER

BCG reviewed the financial terms of the proposed transaction whereby the holders of SterlingSouth stock will be entitled to receive 1.21056 shares of BNC common stock in exchange for each of their shares of SterlingSouth stock while certain options and warrants will be exchanged for cash. Based upon the terms of the Merger Agreement and BNC’s average 20-day closing stock price of $18.12 on February 1, 2006, BCG calculated a transaction value of $33,059,325 or $21.94 per SterlingSouth share. Utilizing SterlingSouth’s December 31, 2005 unaudited financial information, BCG calculated the following ratios:

Deal Value Considerations:
Offer Price / Common Share	$21.94
Aggregate Value For Common Shares	$27,929,751
Aggregate Value for Outstanding Options / Warrants	$5,129,574

Total Transaction Value	$33,059,325

Deal Multiples:
Price / LTM EPS	20.42	x
Price / 2006E EPS	18.61	x
Price / Book per Share	2.16	x
Price / Fully Diluted Book Value	2.56	x
Core Deposit Premium	23.92%

*	Deal multiples based on September 30, 2005 unaudited financial results.

The fully diluted share count is based upon SterlingSouth’s 1,273,276 outstanding common shares and 517,282 outstanding options and warrants to purchase common shares at a weighted average strike price of $12.02 outstanding as of the date of the announcement.

ANALYSIS OF BNC BANCORP, INC.

COMPARABLE TRADING VALUATION ANALYSIS

BCG used publicly available information to compare selected operating and trading statistics for BNC with similar statistics for selected publicly traded companies with operating profiles reasonably comparable to that of BNC. The group consisted of 11 bank and holding companies, which we refer to as the “BNC Peer Group”. The BNC Peer Group consisted of North Carolina publicly traded banks with assets between $500 million and $1 billion. The BNC Peer Group was comprised of the following institutions:

Bank Holding Company	City
Capital Bank Corporation	Raleigh
Cooperative Bankshares, Inc.	Wilmington
ECB Bancorp, Inc.	Engelhard
First National Bank of Shelby	Shelby
First South Bancorp, Inc.	Washington
Gateway Financial Holdings, Inc.	Elizabeth City
High Point Bank Corporation	High Point
Integrity Financial Corporation	Hickory
LSB Bancshares, Inc.	Lexington
Peoples Bancorp of North Carolina, Inc.	Newton
Yadkin Valley Bank and Trust Company	Elkin

The analysis calculated the median performance of BNC’s Peer Group, based upon the latest publicly available financial data, to BNC’s December 31, 2005 unaudited financial results. The table below sets forth the comparative data.

	Revenues		Earnings				Capital Implications	Balance Sheet		Employee Productivity	Five Year CAGR
	Net Interest Margin	Noninterest Income/ Average Assets	Efficiency	ROAA	ROAE	Pre-Provision, Pre-Tax Margin	Equity / Assets	Asset Utilization	Loans/ Assets	Total Assets/ Employee	Assets	EPS
Peer Group
Median	3.91%	1.05%	61.68%	0.90%	9.51%	1.94%	9.41%	91.78%	75.01%	3,290	7.80%	15.88%
BNCN	3.70%	0.54%	59.72%	0.82%	14.49%	1.72%	5.57%	92.37%	83.11%	4,351	26.88%	20.60%

BNC’s performance was found to be in-line to slightly better than selected peer group.

BCG is also compared BNC’s trading characteristics with its Peer Group as illustrated below. BNC’s common stock trading characteristics ranked within range among all trading metrics.

	BNCN		Peer Group Medians		BNCN Quartile
Pricing Multiples:
Price/ Book	2.38	x	1.64	x	1
Price/ Tangible Book	2.67	x	1.71	x	1
Price / LTM EPS	18.60	x	17.10	x	1
Trading Information:
Market Capitalization ($M)	$69.9		$116.0		4
Current Dividend Yield	0.91%		1.88%		3
3 mo Avg Trading Vol	160		849		3
Weekly Vol/Shares Outstanding	0.06%		0.31%		4

BCG noted that BNC’s valuation was at a slight premium to the peer group.

BCG then compared BNC’s stock price performance over one month, three month and six month time periods to various industry benchmarks. The results of this relative stock price performance analysis are shown below.

	Stock Price Performance
	One Month	Three Month	Six Month
S&P 500	0.16%	4.62%	2.15%
S&P Banking Assets	-2.59%	2.77%	-1.10%
BNCN	5.95%	6.10%	27.73%

BCG noted that BNC’s stock price significantly outperformed the selected indexes over the one, three month and six month time frames leading up to the date prior to announcement.

ANALYSIS OF STERLINGSOUTH

COMPARABLE PERFORMANCE AND TRADING VALUATION ANALYSIS

BCG used publicly available information to compare selected financial performance and trading statistics for SterlingSouth with similar statistics for selected publicly traded companies with operating profiles reasonably comparable to that of SterlingSouth.

Peer Group:

The peer group included nine bank and bank holding companies, which we refer to as the “SterlingSouth Peer Group”. This Peer Group consisted of all publicly traded North Carolina banks with assets between $100 million and $250 million. The SterlingSouth Peer Group was comprised of the following institutions:

Bank Holding Company	City	State
Bank of Oak Ridge	Oak Ridge	NC
Cardinal State Bank	Durham	NC
Carolina Trust Bank	Lincolnton	NC
CB Financial Corporation	Wilson	NC
Little Bank, Incorporated	Kinston	NC
M&F Bancorp, Inc.	Durham	NC
Scottish Bank	Charlotte	NC
Surrey Bancorp	Mount Airy	NC
Weststar Financial Services Corp	Asheville	NC

The analysis calculated the median performance of the SterlingSouth Peer Group, based upon the latest publicly available financial data, to SterlingSouth’s September 30, 2005 unaudited financial results. The table below sets forth the comparative data.

	Revenues		Earnings				Capital Implications	Balance Sheet		Asset Quality	Employee Productivity
	Net Interest Margin	Noninterest Income/Average Assets	Efficiency	ROAA	ROAE	Pre- Provision, Pre-Tax Margin	Equity / Assets	Asset Utilization	Loans/Assets	NPA's/Total Assets	Total Assets/ Employees
Peer Group
Median	3.79%	0.66%	66.37%	0.68%	8.61%	1.13%	9.14%	96.30%	74.26%	0.42%	3,562
SSBT	3.58%	0.22%	65.20%	0.85%	9.35%	1.25%	8.53%	95.81%	79.55%	0.05%	6,056

SterlingSouth’s performance is in line with the selected peer group.

	SSBT		Peer Group Medians		SSBT Quartile
Pricing Multiples:
Price/ Book	1.71	x	1.51	x	2
Price/ Tangible Book	1.71	x	1.51	x	2
Price / LTM EPS	19.30	x	21.20	x	3
Trading Information:
Market Capitalization ($M)	$17.2		$22.3		4
Current Dividend Yield	0.00%		0.00%		2
3 mo Avg Trading Vol	160		849		4
Weekly Vol/Shares Outstanding	0.06%		0.31%		4

SterlingSouth’s common stock trading characteristics generally ranked within the second, third and fourth quartile among all trading metrics compared to its Peer Group. BCG then compared SterlingSouth’s stock price performance over one month, three month and six month time periods to various industry benchmarks. The results of this relative stock price performance analysis are shown below.

	Stock Price Performance
	One Month	Three Month	Six Month
S&P 500	0.16%	4.62%	2.15%
S&P Banking Index	-2.59%	2.77%	-0.10%
SterlingSouth	1.47%	23.21%	31.68%

BCG noted that SterlingSouth’s stock price outperformed the selected indexes over the one month, three month and six month time frames leading up to the date when BCG delivered its oral opinion to the Board of Directors, which was February 2, 2006.

CONTRIBUTION ANALYSIS

BCG computed the contribution of SterlingSouth and BNC to various elements of the pro forma entity’s income statement, balance sheet and market capitalization, excluding estimated cost savings and operating synergies. The following table compares the pro forma ownership in the combined company, based upon the exchange ratio, to each company’s respective contribution to each element of the analysis.

	Financials (1)		Contribution
	BNCN	SterlingSouth	BNCN	SterlingSouth
Pro Forma Diluted Ownership (2)	4,879	1,832	72.70%	27.30%
Earnings (000’s):
2005A Earnings	$4,505	$1,368	76.71%	23.29%
2006E Earnings	$5,353	$1,627	76.69%	23.31%
Balance Sheet (000’s):
Loans	$500,948	$125,751	79.93%	20.07%
Assets	$594,114	$157,379	79.06%	20.94%
Deposits	$490,906	$132,661	78.73%	21.27%
Equity	$33,085	$12,924	71.91%	28.09%
Tangible Equity	$29,602	$12,924	69.61%	30.39%

(1)	Financials as of December 31, 2005.

(2)	Assumes in- the-money portion of options and warrants exercised for stock.

The contribution analysis indicated that the pro forma ownership of BNC common stock issuable to SterlingSouth shareholders in the Merger was greater than the earnings, loans, assets and deposits contributed to BNC by SterlingSouth, but was less than SterlingSouth’s contribution of equity and tangible equity.

ANALYSIS OF SELECTED MERGER TRANSACTIONS

In order to address the specific valuation considerations within the market that SterlingSouth serves, BCG selected a group of comparable Merger and acquisition transactions and compared the pricing multiples to the multiples implied by the Merger consideration. Specifically, BCG selected bank Merger and acquisition transactions according to the following criteria:

•	Merger and acquisition transactions announced after January 1, 2002, excluding sellers designated as Subchapter S corporations

•	Sellers with assets between $50 million and $500 million

•	Sellers located in North Carolina, South Carolina, and Virginia.

BCG selected 14 transactions fitting the criteria listed above as being comparable to the proposed Merger. The 14 comparable transactions selected included the following:

Buyer	State	Seller	State
Premier Community Bancshares	VA	Albemarle First Bank	VA
Union Bankshares Corp.	VA	Prosperity B&TC	VA
SCBT Financial Corp	SC	Sun Banchsares Inc.	SC
Capital Bank Corp.	NC	1st State Bancorp Inc.	NC
Citizens South Banking Corp.	NC	Trinity Bank	NC
FNB Corp.	NC	United Financial Inc.	NC
First Citizens Bancorp.	SC	Summit Financial Corp.	SC
SCBT Financial Corp	SC	New Commerce BanCorp	SC
Union Bankshares Corp.	VA	Guaranty Financial Corp.	VA
TowneBank	VA	Harbor Bank	VA
Southern Community Financial	NC	Community Bank	NC
First Community Bancshares Inc.	VA	Common Wealth Bank	VA
Bank of Granite Corp.	NC	First Commerce Corp.	NC
First Bancorp	NC	Carolina Community Bancshares	SC

BCG reviewed the multiples of transaction value at announcement to last twelve months’ earnings, transaction value to book value, transaction value to tangible book value, and book premium to core deposits and computed high, low, mean, median, and quartile multiples and premiums for the transactions. These median multiples and premiums were applied to SterlingSouth’s financial information as of and for the period ended September 30, 2005 and were used to impute transaction values. As illustrated in the following table, BCG derived an imputed range of values per share of SterlingSouth’s common stock of $21.91 to $26.50 based upon the mean and median multiples of the selected North Carolina transactions.

	Median Multiple		Implied Value/SSBT Share	Mean Multiple		Implied Value/SSBT Share	SSBT Merger Consideration
Price / LTM E.P.S. (1)	33.77	x	$24.67	31.81	x	$23.24	30.02	x
Price / Book per Share	2.61	x	$26.44	2.53	x	$25.73	2.16	x
Price / Tangible Book Per Share	2.61	x	$26.50	2.57	x	$26.06	2.16	x
Book Premium / Core Deposits	23.87%		$21.91	24.96%		$22.42	23.92%

Median Value			$25.56			$24.48
							$21.94
Mean Value			$24.88			$24.36
Implied Range			$21.91	<=>		$26.50

(1)	Assumes SSBT earnings taxed at 32%.

The analysis showed that the Merger consideration per share of $21.94 is at the low end of the range of values imputed by the median multiples of the comparable transactions.

MARKET PREMIUM ANALYSIS

BCG compared BNC’s offer price to SterlingSouth’s recent stock price activity. BCG analyzed SterlingSouth’s stock price one-day prior to announcement, as well as SterlingSouth’s one week, one month and three month average trading prices prior to announcement. The following chart illustrates BNC’s offer compared with SterlingSouth’s stock price performance for various periods.

BCG noted that the implied market premiums over SterlingSouth’s trading for one-day, one week, one month and three months prior to the February 2, 2006 meeting of the BNC Board of Directors were less than market premiums of the precedent transactions.

	BNCN Offer	SSBT Stock Price	Premium	Precedent Transactions Premiums
1-Day	$21.94	$17.00	29.03%	45.70%
1-Week	$21.94	$17.00	29.03%	39.55%
1-Month	$21.94	$16.90	29.76%	52.36%
3-Month	$21.94	$15.32	43.15%	67.47%

DISCOUNTED CASH FLOW ANALYSIS

Using a discounted cash flow analysis, BCG estimated the present value of the future stream of earnings and dividends that SterlingSouth could produce over the next five years based upon an internal earnings and balance sheet forecast for 2006 – 2009. BCG performed discounted cash flow analyses based upon terminal values to trailing earnings.

In order to derive the terminal value of SterlingSouth’s earnings stream beyond 2009, BCG assumed terminal value multiples ranging from 14.0x to 22.0x of fiscal year 2009 net income. The dividend streams and terminal values were then discounted to present values using different estimated discount rates (ranging from 12.0% to 16.0%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of SterlingSouth common stock. This discounted cash flow analysis indicated a value range between $15.69 and $28.29 per share of SterlingSouth common stock.

The value of the consideration offered by BNC to SterlingSouth in the Merger is $21.94 per share of SterlingSouth common stock, which is within the range of values imputed from the discounted cash flow analysis.

		Discount Rates
LTM Earnings Multiple		12.0%	14.0%	16.0%
14.0	x	$18.00	$16.79	$15.69
16.0	x	$20.57	$19.19	$17.93
18.0	x	$23.14	$21.59	$20.17
20.0	x	$25.71	$23.99	$22.41
22.0	x	$28.29	$26.39	$24.65

Implied Value/Share	$15.69	«	$28.29
BNCM Offer		$21.94

OTHER ANALYSES AND FACTORS

BCG took into consideration various other factors and analyses, including: historical market prices and trading volumes for BNC’s and SterlingSouth’s common stock; movements in the common stock of selected publicly-traded companies and movements in the S&P Bank Index.

INFORMATION REGARDING BCG

The engagement letter between BCG and BNC provides that BNC will pay BCG a $300,000 transaction fee payable upon the completion of the Merger. In addition, BNC has agreed to reimburse BCG for its reasonable expenses incurred in connection with its engagement, including reasonable attorneys’ fees and disbursements, and to indemnify BCG against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

Background of and Reasons for the Merger-SterlingSouth

On November 27, 2005, the President of BNC met with Mr. Ralph Strayhorn, the President of SterlingSouth, and requested permission to initiate discussions relating to making an offer to acquire SterlingSouth. Although Mr. Strayhorn had on occasion received general indications of interest from other community banks regarding a possible combination, none had previously asked to make a specific presentation. On December 13, 2005, BNC presented a non-binding letter of intent to SterlingSouth containing certain terms of a proposal to acquire SterlingSouth.

A special meeting of the Board of Directors of SterlingSouth was called on December 15, and the Board was informed of the receipt of the proposal from BNC. SterlingSouth has been a rapidly growing institution. This growth carried SterlingSouth’s asset base to the point that management recognized that the continued growth in SterlingSouth’s assets would require additional capital beyond the capital that could be called from the exercise of its warrants. In order to analyze its strategic options, the SterlingSouth Board appointed a subcommittee to review the proposal. The SterlingSouth Board also authorized management to engage a financial advisor, to inform its legal advisor, and to conduct a due diligence investigation of BNC. The SterlingSouth Board further authorized the subcommittee, upon a successful conclusion of the due diligence investigation of BNC, to negotiate a final definitive agreement for the Board’s consideration.

In December, management of SterlingSouth engaged Smith Capital, Inc. as its financial advisor. In January 2006, with the assistance of its legal advisor, Maupin Taylor, PA and a third party loan review advisor, SterlingSouth conducted a due diligence investigation of BNC. The subcommittee was informed that the due diligence investigation disclosed no substantive reason to believe that the public reports of BNC did not fairly represent the current corporate and financial status of BNC. With the assistance of its financial and legal advisors, the subcommittee then negotiated the terms of a definitive agreement with the management of BNC.

At a called special meeting of the SterlingSouth Board on February 6, 2006, following a presentation to the Board by the management of BNC, Smith Capital delivered its initial analysis of the Merger. The analysis considered numerous factors, including: the capital markets and the banking industry; SterlingSouth’s potential growth rates and its resulting financial performance; the availability and cost to SterlingSouth of additional capital; and BNC’s potential growth rates and its resulting financial performance. The analysis concluded that, compared to continued long-term operations as an independent entity, an affiliation with another institution could result in a higher projected value for SterlingSouth’s shareholders. The SterlingSouth Board also discussed the strategic issues presented by a merger with BNC and considered whether the solicitation of other proposals would enhance shareholder value beyond the BNC proposal. After considering the potential of other business combinations and considering the various options available to SterlingSouth, including continued independence, the SterlingSouth Board determined that a merger with BNC could provide the best potential for enhancing the long-term return to shareholders of SterlingSouth. The Board then adopted a resolution approving the definitive agreement and the merger with Bank of NC and authorizing the President to execute the definitive agreement on behalf of SterlingSouth. The definitive agreement was executed by the parties the following the meeting.

The SterlingSouth Board believes that the acquisition of SterlingSouth by BNC offers a number of attractive features, including:

•	the potential for appreciation of BNC’s stock value;

•	the lack of any significant geographic overlap of the markets of the two institutions;

•	a combination with a larger, more profitable, well capitalized bank that should enable the combined institution to continue aggressive growth in the Triad region of North Carolina;

•	the expansion of business opportunities by an increase in the legal lending limit of the combined institution;

•	similar loan portfolio composition; and

•	the opinion of its financial advisor, Smith Capital, that the Merger is fair, from a financial standpoint, to the shareholders of SterlingSouth.

This discussion of the information and factors considered by the SterlingSouth Board is a summary of the factors considered by the SterlingSouth Board. In reaching its determination to approve and recommend the Merger, the SterlingSouth Board did not assign any relative or specific weights to these factors, and individual directors may have given differing weights to different factors.

Recommendation of the SterlingSouth Board. The Board of Directors of SterlingSouth has unanimously adopted the Merger Agreement, and believes that the acquisition of SterlingSouth by BNC and the Merger are fair to, and in the best interests of, SterlingSouth and its shareholders. SterlingSouth’s Board of Directors, therefore, unanimously recommends that you vote “FOR” approval of the Merger Agreement. In making its recommendation, the Board has considered, among other things, the opinion of Smith Capital, Inc. (“Smith Capital”) that the Merger is fair to SterlingSouth’s shareholders from a financial point of view. See “Opinion of SterlingSouth’s Financial Advisor” immediately below.

Opinion of SterlingSouth’s Financial Advisor

SterlingSouth retained Smith Capital to deliver a fairness opinion in connection with the proposed Merger. At the meeting of SterlingSouth’s Board of Directors on February 6, 2006 Smith Capital gave it’s verbal opinion to the SterlingSouth Board that, as of that date and based upon and subject to the various considerations mentioned, the consideration to be received by SterlingSouth shareholders pursuant to the Merger Agreement was fair from a financial point of view to SterlingSouth’s shareholders. SterlingSouth’s Board did not limit Smith Capital in any way in the investigations it made or the procedures it followed in giving its opinion. We have attached as Appendix C to this Proxy Statement-Prospectus the full text of Smith Capital’s opinion. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken. We incorporate Smith Capital’s opinion in this document by reference and urge you to read the opinion in its entirety.

Smith Capital addressed its opinion to the SterlingSouth Board. The opinion addresses only the consideration pursuant to the Merger Agreement and is not recommendation to any SterlingSouth shareholder as to how that shareholder should vote with respect to the merger.

In arriving at its opinion Smith Capital reviewed:

•	The Merger Agreement;

•	Various publicly available information concerning the businesses of SterlingSouth and BNC and of several other companies engaged in businesses comparable to those of SterlingSouth and BNC, and the reported market prices of the securities deemed comparable;

•	The terms of various merger or acquisition transactions involving companies comparable to SterlingSouth and BNC;

•	Current and historical market prices of the common stock of BNC;

•	The audited financial statements of SterlingSouth and BNC for the years ended December 31, 2002 to 2004 and internally prepared financial statements for the year ended December 31, 2005;

•	Certain internal financial analyses and forecasts prepared by SterlingSouth and BNC and their respective managements; and

•	The terms and conditions of other business combinations that Smith Capital deemed relevant.

Smith Capital also held discussions with several members of the managements of SterlingSouth and BNC on numerous aspects of the Merger, the past and current business operations of SterlingSouth and BNC; the financial condition and future prospects and operations of SterlingSouth and BNC, the effects of the Merger on the financial condition and future prospects of SterlingSouth and BNC and other matters that Smith Capital believed necessary or appropriate to its inquiry. In addition, Smith Capital reviewed other financial studies and analyses and considered such other information that it deemed appropriate for the purposes of its opinion.

Smith Capital relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or SterlingSouth and BNC furnished to it or that it otherwise reviewed. Smith Capital is not responsible or liable for the information or its accuracy. Smith Capital did not conduct any valuations or appraisals of any assets or liabilities, nor were any valuations or appraisals provided to Smith Capital. In relying on financial analyses and forecasts provided to it, Smith Capital has assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial conditions of SterlingSouth and BNC to which those forecast or analyses relate. Smith Capital also assumed that, in the course of obtaining regulatory and third party consents for the Merger and the other transactions contemplated by the merger agreement and this document, no restriction will be imposed that will have a material adverse effect on the future results or financial condition of SterlingSouth or BNC.

The projections furnished to Smith Capital for SterlingSouth and BNC were prepared by the respective managements of each company. Neither SterlingSouth nor BNC publicly discloses internal management projections of the type provided to Smith Capital in connection with Smith Capital’s analysis of the merger, and the projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including without limitation factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the projections.

As is customary in the rendering of fairness opinions, Smith Capital based its opinion on economic, market and other conditions in effect on, and the information made available to Smith Capital as of, the date of its opinion. Subsequent developments may affect the opinion. Smith Capital expressed no opinion as to the price at which BNC’s common stock will trade at any future time.

In accordance with customary investment banking practice, Smith Capital employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Smith Capital utilized in providing its February 6, 2006 opinion. We have presented some of the summaries of financial analysis in tabular format. In order to understand the financial analyses used by Smith Capital more fully, you should read the tables together with the text of each summary. The tables do not alone constitute a complete description of Smith Capital’s financial analyses.

COMPARATIVE ANALYSIS OF FINANCIAL CONDITION- PEER GROUP ANALYSIS

In evaluating SterlingSouth and BNC, Smith Capital compared their respective financial conditions to a group of publicly traded comparable banks, (the “SterlingSouth Group” and the “BNC Group” respectively). Smith Capital used these samples to compare financial condition as well as the valuation of the respective banks shares.

Smith Capital developed two different groups of banks for comparison, as SterlingSouth and BNC are different in size and nature.

The SterlingSouth Group comprised 16 banks located in North Carolina, South Carolina and Virginia with assets between $100 million and $250 million and less than five branches. These banks are listed below.

Albemarle First Bank

Bank of Oak Ridge

Cardinal State Bank

Carolina National Corporation

Carolina Trust Bank

CB Financial Corporation

Citizens Community Bank

Coastal Banking Company, Inc.

Community First Financial Corporation

Farmers Bank of Appomattox

GrandSouth Bancorporation

MainStreet BankShares, Inc.

Scottish Bank

SterlingSouth Bank & Trust Company

TransCommunity Financial Corporation

Weststar Financial Services Corporation

The BNC Group comprised 29 publicly traded banks with assets between $500 million and $880 million with a compound annual average growth rate in earnings per share for the past five years greater than 15%. These banks are listed below.

Bank	Ticker
Access National Corporation	ANCX
Alliance Bancshares California	ABNS
Alliance Bankshares Corporation	ABVA
American Business Bank	AMBZ
Bancshares of Florida, Inc.	BOFL
Bridge Capital Holdings	BBNK
Commonwealth Bankshares, Incorporated	CWBS
Community Valley Bancorp	CVLL
Crescent Banking Company	CSNT
Dearborn Bancorp, Inc.	DEAR
Eagle Bancorp, Inc.	EGBN
ECB Bancorp, Inc.	ECBE
Gateway Financial Holdings, Inc.	GBTS
Heritage Oaks Bancorp	HEOP
Idaho Independent Bank	IIBK
James Monroe Bancorp, Inc.	JMBI
Middleburg Financial Corporation	MBRG
MidSouth Bancorp, Inc.	MSL
North Bay Bancorp	NBAN
Orrstown Financial Services, Inc.	ORRF
Parish National Corporation	PNLC
Premier Community Bankshares Incorporated	PREM
Riverside Bancshares, Inc.	RSBK
San Joaquin Bank	SJQN
Savannah Bancorp, Inc.	SAVB
Southwest Community Bancorp	SWCB
Tower Financial Corporation	TOFC
Vision Bancshares, Inc.	VBAL
Washington Banking Company	WBCO

Smith Capital analyzed certain balance sheet ratios, asset quality, growth in assets and deposits, profitability and stock price multiples. Smith Capital compared SterlingSouth’s values to the median SterlingSouth Group.

Data as of September 30, 2005 or for the nine months ended September 30, 2005

	SterlingSouth %	Median Group %
Equity/Assets	8.53	8.67
Equity/Assets With 100% of warrants exercised	10.72
Loan/Deposits	98.31	91.36
Tier I Capital Ratio	9.94	10.92
Return on Average Assets	0.89	0.69
Return on Average Equity	9.80	8.96
Net Interest Margin	3.61	3.89
Efficiency Ratio	64.54	68.67
Effective Tax Rate	0.00	31.94
EPS Growth Versus prior year to date
Non Performing Assets/Total Assets	0.05	0.23
Loan Loss Allowance/Total Loans	1.33	1.32
Net Charge Offs/Average Loans	0.14	0.06

Loan and Deposit Composition as of 9/30/05

	SterlingSouth %	Median Group %
1-4 Family Loans/Total Loans	10.55	17.72
Commercial Real Estate Loans/Total Loans	23.36	29.72
Construction Loans/Total Loans	22.43	17.86
Home Equity/Total Loans	14.15	12.86
Consumer Loans/Total Loans	21.13	12.20
Commercial Loans/Total Loans	16.74	16.74
Demand Deposits/Total Deposits	11.85	11.85
MMDA and Savings/Total Deposits	17.42	18.56
Time Deposits>$100,000/Total Deposits	21.50	21.50
Time Deposits<$100,000/Total Deposits	34.73	33.82
Brokered Deposits/Total Deposits	11.90	1.86

Smith Capital compared certain balance sheet and performance ratios for BNC to the BNC Group at or for the nine months ended September 30, 2005 or December 31, 2005 if available.

	BNC %	Median Group %
Capital Ratios
Equity/Assets	5.59	7.76
Tangible Equity/Assets	5.01	7.48
Loan/Deposits	102.94	94.66
Tier I Capital Ratio	8.79	10.89

Return on Average Assets	0.81	1.16
Return on Average Equity	14.17	14.54
Net Interest Margin	3.54	4.51
Efficiency Ratio	60.36	60.72
EPS Growth Versus prior year to date	22.41	39.44
5 year compound average growth rate net income	21.95	25.50
5 year CAAG	18.76	22.00
EPS Non Performing Assets + 90 days past due/Total Assets
Loan Loss Allowance/Total Loans	0.60	0.12
Net Charge Offs/Average Loans	1.28	1.13
	0.25	0.02

	BNC %	Median BNC Group %
Loan and Deposit Composition
1-4 Family Loans/Total Loans	17.80	14.30
Construction Loans/Total Loans	21.59	22.01

Consumer Loans/Total Loans	3.20	5.88
Commercial Loans/Total Loans	12.66	14.65

Demand Deposits/Total Deposits	8.81	10.88
MMDA and Savings/Total Deposits	23.29	40.14
Time Deposits>$100,000/Total Deposits	46.39	18.68
Time Deposits<$100,000/Total Deposits	18.06	12.61

MARKET COMPARABLE ANALYSIS. COMPARISON OF THE SHARES OF STERLINGSOUTH AND BNC TO THOSE OF COMPARABLE PUBLICLY TRADED BANKS.

Smith Capital compared the market valuation of SterlingSouth’s shares and BNC’s shares with the comparable group of publicly traded banks used in the analyses of financial condition. Smith Capital used closing or bid prices (if there was no trade) of the comparable groups on January 27, 2006.

SterlingSouth’s return on average assets and return on average equity for the nine months ended September 30, 2005 assuming the median tax effective rate for the Group ranked in the 40th percentile. Accordingly Smith Capital applied the 40th percentile price earnings and price to book ratio to SterlingSouth’s earnings and book value at or for the nine months ended September 30, 2005 and at or for the year ended December 31, 2005. In addition Smith Capital applied the Group median price/assets ratio to SterlingSouth’s assets at September 30 and December 31, 2005. The multiples are shown below. Smith Capital also calculated the per share values for SterlingSouth based on a proforma assumption that all the warrants were exercised as of December 31,2005. In this case Smith Capital applied a slightly lower price/book ratio to compensate for the additional but unleveraged capital that SterlingSouth would have from the warrant exercise. The per share values derived for SterlingSouth ranged from $14.03 per share to $17.01 per share.

	Median Group		40th percentile		Multiple used if warrants exercised
Price/Book	1.48	x	1.44	x	1.38	x
Price/LTM Earnings	19.3	x	18.99	x	18.99	x
Price/Assets	14.6%		14.6%		14.6%

Smith Capital compared the pricing multiples of BNC with the BNC Group as of January 27, 2006 as shown in the table below and found BNC’s shares to be of comparable valuation to the BNC Group, except on an asset basis, where BNC’s multiple was lower.

	Price/LTM EPS			Price/Book		Price/Assets
BNC	$18.50	19.50	x	2.50	x	13.96%
BNC Group Median		19.50	x	2.52	x	19.00%
BNC Group Average		20.30	x	2.44	x	19.20%

DISCOUNTED DIVIDEND ANALYSIS

Smith Capital used a discounted dividend analysis to estimate the net present value of distributable capital that SterlingSouth and BNC could produce on a stand-alone basis from 2006 through 2010. Smith Capital derived its own projections for SterlingSouth and BNC, after discussion with their respective managements. Smith Capital calculated for each company the sum of 1) the estimated distributable capital per share, projected such that the tangible equity to assets ratio would be maintained at 7% for SterlingSouth and 5% for BNC, and discounted to present values at discount rates of 11% to 13% for SterlingSouth and 9.50% to 11.50% for BNC and 2) the terminal value based on the projected net income in 2007 in the dividend discount model, multiplied by 14-18 in the case of SterlingSouth, and 16 to 18 in the case of BNC. The multiples representing the median price to earnings multiples of banks of comparable size to SterlingSouth’s and BNC’s projected 2010 assets.

The discounted dividend analysis indicated a range of $12.26 to $20.35 per share for SterlingSouth and $20.80 to $25.77 for BNC.

Smith Capital noted that while the discounted dividend analysis is widely used in valuation models, its results depend on a large number of variables such as asset and earnings growth rates, discount rates and terminal value multiples. Smith Capital selected discount rates which, in Smith Capital’s experience, represented the rates that investors in securities such as BNC and SterlingSouths’s common stock would demand as expected returns for alternative investments with similar risks and appreciation potential.

ANALYSIS OF MERGER AND ACQUISITION TRANSACTIONS

Smith Capital reviewed merger and acquisition prices paid for banks and thrifts in the Southeast where the seller was located in the Carolinas or Georgia and the total consideration was between $25 and $50 million; there were 25 transactions. In addition Smith Capital reviewed merger and acquisition prices for transactions between $25 and $50 million in the Southeast where the seller had less than four branches and an equity/assets ratio greater than 10%.

Acquisition Multiples for Transactions between $25 and $50 million

Acquisition Multiple	Seller Location NC, SC, GA Deals	Seller Location Southeast
Sale Price to Book	2.41	2.56
Sale price to LTM Earnings	27.1	24.9
Sale Price to Assets	20.98%	25.40%

Smith Capital applied the median prices paid to book value, earnings and assets to SterlingSouth’s respective amounts. The results showed a range of values from $14.50 to $29.58 for SterlingSouth.

	Minimum	Maximum
Price Earnings	$14.50	$20.03
Price Book	$23.93	$27.33
Price Assets	$20.90	$29.58

In addition Smith Capital calculated the value of SterlingSouth if a control premium was applied to SterlingSouth’s market values as calculated in this analysis. The control premiums were derived from the acquisition group above and ranged from 35.7% for a 1 day premium and 39.1% for a 1 month premium. Smith Capital found the control premium values for SterlingSouth to range from $19.04 to $28.31 per share.

PROFORMA MERGER ANALYSIS

Smith Capital measured the impact of the Merger on the combined company’s operating results and financial condition. In calculating proforma earnings, Smith Capital assumed additional earnings from the merger annually of $950,000 pretax commencing in 2007. The assumptions also included $19.7 million in goodwill and $3.5 in core deposit intangibles. Smith Capital assumed exchange ratios of 1.21056 and 1.113 and that either, 100%, 0% or 50% of SterlingSouth’s warrants were cashed out by BNC. Smith Capital calculated dilution or accretion in earnings per share for SterlingSouth and BNC as a result of the Merger at the different exchange rates and with the different warrant assumptions.

Over the period from 2006 to 2009, SterlingSouth’s equivalent earnings per share in BNC (i.e. combined earnings per share multiplied by the exchange ratio) would be accretive compared to SterlingSouth stand alone earnings per share by 12.37% to 40.61%. BNC earnings per share in the combined companies show maximum accretion of 1.2 % and maximum dilution of -10%.

Smith Capital also calculated dilution in book value per share and tangible book value per share using the same assumptions as for earnings per share dilution or accretion.

Between 2006 and 2009 the merger the range of accretion/dilution to SterlingSouth stated book value per share was 0.4% to -5.97%, and to tangible book value per share dilution ranged from -41.59% to -26.99%.

The range of accretion to BNC’s stated book value per share was 14.28% to 29.97%. The dilution to BNC tangible book value per share ranged from -5.72% to -17.62%.

Smith Capital calculated the contribution of SterlingSouth in terms of assets, loans, deposits, and 2006 estimated proforma earnings to the combined companies and found SterlingSouth’s respective contribution to be 24.04%, 21.98%, 22.34% and 23.18%. Smith Capital compared these amounts to the percentage ownership SterlingSouth would have in the combined companies. The ownership ranged between 26.34% and 31.01% depending on whether all or none of the warrants and options were cashed out.

Finally Smith Capital calculated the BNC offer as a premium over the various SterlingSouth values calculated. This is shown in the table below. In the instances below the consideration (at the floor of $20.24) payable does not represent a premium over the maximum price derived from the dividend discount model of $20.35, and at the maximum acquisition and control premium values. However, as the dividend discount model depends on a wide range of projection assumptions, and acquisition pricing represents guideline ranges only and all the other valuation methods show the consideration represents a premium, it is Smith Capital’s opinion that the consideration is fair from a financial standpoint to SterlingSouth’s shareholders

Premium Analysis		Based on BNC 1/27/06 of $18.50 $22.63 to SSBT	Floor Value to SSBT $20.24
Market Comparison Minimum	$14.03	59.57%	44.22%
Market Comparison Maximum	$17.01	31.66%	18.99%
Dividend Discount Method Maximum Value	$20.35	10.05%	-0.54%
Dividend Discount Method Minimum Value	$12.26	82.66%	65.08%
Control Premium Value
Maximum	$28.31	-20.88%	-28.50%
Minimum	$19.04	17.59%	6.28%
Acquisition Comparison Value
Maximum	$29.58	-24.29%	-31.58%
Minimum	$18.40	21.70%	9.99%

The summary above shows that the consideration payable exceeds all the valuation measures of SterlingSouth described in the analysis. This supports Smith Capital’s conclusion that the consideration payable to SterlingSouth was fair from a financial viewpoint to the shareholders of SterlingSouth.

This summary does not purport to be a complete description of the analyses or data presented by Smith Capital. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Smith Capital believes that one must consider its opinion, the summary and its analyses as a whole. Selecting portions of the summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion.

Smith Capital based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions ands industry specific factors. Smith Capital’s analyses are not necessarily indicative of actual values or actual future results that either company or the combined entities might achieve, which values may be higher or lower than those indicated. Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Therefore, none of Smith Capital, SterlingSouth, BNC or any other person assumes responsibility if future results are materially different from those forecast. Moreover, Smith Capital’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold.

Smith Capital is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, estates, corporate and other purposes.

SterlingSouth paid Smith Capital $18,000 for its advice on the Merger, a fee of $25,000 for its fairness opinion and $10,000 for a deposit study. SterlingSouth has also agreed to pay Smith Capital’s out of pocket expenses in connection with the engagement. In addition, SterlingSouth has agreed to indemnify Smith Capital and its officers, directors, affiliates and employees against various liabilities and expenses that Smith Capital may incur as a result of its engagement.

Effective Time of the Merger

Subject to the conditions to SterlingSouth’s and BNC’s obligations to complete the Merger, the Merger will become complete and effective at the time established in Articles of Merger accepted for filing by the North Carolina Secretary of State (the “Effective Time”).

We cannot assure you that all necessary shareholder and regulatory approvals can be obtained or that all conditions to the Merger can or will be satisfied. SterlingSouth and BNC anticipate that all conditions will be satisfied and all necessary approvals will be received so that the acquisition and the Merger can be completed no later than July 31, 2006.

The Board of Directors of either SterlingSouth or BNC generally may terminate the Merger Agreement if the Merger does not occur on or before July 31, 2006, unless extended by the written agreement of the parties to the Merger Agreement.

Dissenters

Any shareholder of SterlingSouth or BNC who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Section 55-13-02 of the North Carolina General Statutes (“Dissenter’s Rights”) will be entitled to receive payment of the “fair value” of his or her shares of SterlingSouth common stock in the manner and pursuant to the procedures provided therein. Shares of SterlingSouth common stock or BNC common stock held by persons who exercise Dissenter’s Rights will not be exchanged for shares of BNC common stock. However, if any shareholder of SterlingSouth or BNC who exercises Dissenter’s Rights fails to perfect those rights, or effectively waives or loses such rights, then each of his or her shares of SterlingSouth common stock will be deemed to have been converted into the right to receive BNC common stock or BNC common stock and cash consideration to the extent that Cash Consideration is paid to SterlingSouth shareholders.

SterlingSouth Stock Options and Warrants

At the Effective Time of the Merger, each unexercised option for SterlingSouth common stock (“Stock Option”), other than Stock Options owned by employees of SterlingSouth who remain employed at BNC and/or Bank of NC and SterlingSouth directors who are elected to the BNC Board of Directors, and all unexercised warrants to purchase shares of SterlingSouth common stock (“Warrant”), will be deemed canceled, and as consideration therefor will be converted into the right to receive solely a cash payment amount equal to (A) the cash value of the Merger consideration, adjusted, if necessary, plus the Cash Consideration, if any, less the exercise price per share of SterlingSouth common stock or Warrant covered by the Stock Option or Warrant, multiplied by (B) the total number of shares of SterlingSouth common stock covered by the Stock Option or Warrant. Stock Options and Warrants held by SterlingSouth employees continuing employment with BNC and/or Bank of NC and SterlingSouth directors who are elected to the BNC Board of Directors will be converted into and become rights with respect to BNC common stock.

Required Shareholder Approvals

The Merger Agreement must be approved by both SterlingSouth’s and BNC’s shareholders. Under Chapter 53 of the North Carolina General Statutes (the “Banking Statutes”), an affirmative vote at the SterlingSouth Annual Meeting of the holders of two-thirds of the shares of SterlingSouth common stock outstanding on the applicable Record Date is required to approve the Merger Agreement. The Merger Agreement must be approved by a majority of BNC common stock outstanding on the BNC Record Date. The Merger Agreement provides that such approvals are conditions to the completion of the Merger.

Regulatory Approvals

The Merger may not be completed without approvals from federal and state banking regulatory authorities. Applications for the approvals described below have been submitted to the appropriate regulatory authorities. BNC and SterlingSouth are not aware of any reason why the approvals of the FDIC and the Commissioner will not be received. Both the FDIC’s and the Commissioner’s approval are expected to be received in June 2006. Receipt of those approvals by June 2006 will permit the Merger to be completed no later than July 31, 2006.

The Merger is subject to approval by the FDIC. In evaluating these transactions, the FDIC is required to take into consideration, among other factors, the financial and managerial resources and future prospects of BNC following the completion of the Merger and the convenience and needs of the communities to be served. Applicable federal law prohibits the FDIC from approving the Merger if:

•	it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	its effect in any section of the country may be to substantially lessen or tend to create a monopoly, or it would in any other manner result in a restraint of trade, unless the FDIC finds that the anti-competitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the Merger in meeting the conveniences and needs of the communities served.

In addition, the FDIC must take into account the record of performance of SterlingSouth and BNC in meeting the credit needs of the entire communities, including low- and moderate-income neighborhoods, they serve.

The Merger may not be completed until the 30th day (which we anticipate the FDIC will reduce, in accordance with federal law, to the 15th day) following the date of the FDIC’s approval. The waiting period affords the United States Department of Justice an opportunity to challenge the Merger on antitrust grounds. We do not believe that the Merger raises any antitrust concerns.

We are not aware of any regulatory or other governmental approvals or action required to complete BNC’s acquisition of SterlingSouth except those described in this Joint Proxy Statement-Prospectus. Should any other approval or action be required, we intend to seek such approval in sufficient time to complete the Merger by July 31, 2006.

The receipt of all required regulatory approvals is a condition to BNC’s and SterlingSouth’s obligations to complete the Merger. Further, under the Merger Agreement, any regulatory approval that imposes any condition or requirement which would so substantially and adversely impact the economic and business benefits of the Merger to BNC or SterlingSouth which renders the completion of the Merger inadvisable in the judgment of the Board of Directors of BNC or SterlingSouth could necessitate an amendment to the Merger Agreement and a resolicitation of your approval of the Merger or could result in a termination of the Merger Agreement.

Conditions to Completion of the Merger

The completion of the Merger is subject to various conditions described in the Merger Agreement, including:

•	approval of the Merger Agreement by the shareholders of SterlingSouth;

•	approval of the Merger Agreement by the shareholders of BNC;

•	receipt of all regulatory approvals required for completion of the Merger;

•	the absence of any (i) order or decree of any court or agency of competent jurisdiction enjoining or prohibiting the Merger; (ii) legal proceeding enjoining or prohibiting the Merger; or (iii) legal proceeding that would have a material adverse effect on either SterlingSouth or BNC;

•	receipt by each of SterlingSouth and BNC from legal counsel of the other of written legal opinions addressing such legal matters as it may reasonably request;

•	receipt by SterlingSouth and BNC of an opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., legal counsel to BNC, of a written opinion to the effect that the Merger transactions will qualify as a tax-free reorganization under the Code;

•	the satisfaction by each of SterlingSouth and BNC of all its agreements and covenants under the Merger Agreement;

•	receipt by SterlingSouth of a written opinion of Smith Capital as to the fairness of the Merger to SterlingSouth’s shareholders from a financial point of view;

•	receipt by BNC of a written opinion of BCG as to the fairness of the Merger to BNC’s shareholders from a financial point of view;

•	the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of SterlingSouth and BNC in the Merger Agreement; and

•	satisfaction of certain other conditions such as the delivery of various certifications by executive officers of SterlingSouth and BNC and the execution of the Employment Agreement with Ralph N. Strayhorn III.

We cannot assure you as to when or if all conditions to the completion of the Merger can or will be satisfied or waived by the party entitled to do so.

Except in limited circumstances, in the event the Merger is not completed by July 31, 2006, the Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of either SterlingSouth or BNC.

Waiver, Amendment and Termination

To the extent permitted by law, the Merger Agreement may be amended before or after the SterlingSouth or BNC Annual Meetings by a written agreement approved by BNC’s and SterlingSouth’s Boards of Directors. No amendment, however, that reduces or modifies in any material respect the consideration to be received by SterlingSouth’s shareholders in the Merger may be made without the approval of those shareholders after the SterlingSouth Annual Meeting is held and the Merger Agreement is approved.

Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party entitled to the benefit of that provision so long as such waiver would not result in the violation of any law or governmental rule, regulation or order. No waiver is effective unless made in writing.

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger Agreement by SterlingSouth’s and BNC’s shareholders, in a number of instances:

•	by the mutual consent of the Boards of Directors of BNC and SterlingSouth;

•	by BNC or SterlingSouth if any representation or warranty of the other in the Merger Agreement is false or misleading in any material respect when made, or there occurs any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, might cause any of the other party’s representations or warranties to become false or misleading in any material respect;

•	by BNC or SterlingSouth if the other violated or failed to fully perform any of its obligations, covenants or agreements in the Merger Agreement in any material respect;

•	by BNC or SterlingSouth if either party’s shareholders do not approve the Merger Agreement at either the BNC Annual Meeting or SterlingSouth Annual Meeting;

•	by BNC or SterlingSouth if a required regulatory approval of the Merger is denied by a final nonappealable order or if such denial is not timely appealed;

•	by BNC or SterlingSouth if any regulatory approval contains any condition or requirement which would so substantially and adversely impact the economic or business benefits of the Merger to BNC or SterlingSouth, as applicable, as to cause its Board of Directors to reasonably conclude that the completion of the Merger would not be in its and its shareholders’ best interests;

•	by BNC or SterlingSouth if the Merger is not completed by July 31, 2006 or by a later date mutually agreed upon in writing by SterlingSouth and BNC;

•	by SterlingSouth if the average trading price of BNC common stock is less than $14.82;

•	by BNC if the average trading price of BNC common stock is greater than $23.18.

If the Merger Agreement is terminated and the Merger abandoned for one of the above reasons, the Merger Agreement will become void and have no effect, except that certain of its provisions relating to expenses, liability for breach, termination fees and confidentiality of information provided by the parties to each other will survive. A termination arising from an uncured willful or grossly negligent breach of the Merger Agreement will not relieve the breaching party from liability from such breach.

Wrongful Termination, Liability for Breach and Termination Fee

The Merger Agreement provides that if BNC or SterlingSouth terminates due to a failure of the other to perform any of its obligations, agreements or covenants in the Merger Agreement, it will reimburse the other party its expenses incurred in negotiating and seeking to complete the Merger, up to $150,000 in full compensation of expenses. Additionally, if SterlingSouth sells or transfers all or any significant portion of its assets to any person or entity other than BNC prior to the Effective Time or consummates any type of merger, acquisition or combination relating to more than 20% of the SterlingSouth common stock or all or a significant part of SterlingSouth’s assets and either SterlingSouth or BNC terminates the Merger Agreement due to that occurrence, SterlingSouth is obligated to pay BNC a fee of $1,250,000.

In turn, if BNC sells or transfers all or a significant portion of its assets and/or common stock to a third party prior to the Effective Date or within twelve (12) months after terminating the Merger Agreement and either SterlingSouth or BNC terminates the Merger Agreement due to such sale or transfer, BNC is obligated to pay SterlingSouth a fee of $1,250,000.

Conduct of Business Pending the Merger

The Merger Agreement provides, that during the period from the date of the Merger Agreement to the Effective Time, and except as otherwise permitted by the Merger Agreement or consented to by BNC, SterlingSouth will, among other things:

•	conduct its business in the regular and usual course;

•	preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

•	maintain its properties and equipment in customary repair, order and condition;

•	maintain its books of account and records in the usual, regular and ordinary manner;

•	comply in all material respects with all laws, ordinances, regulations and standards applicable to its business;

•	promptly advise BNC any material change in its financial condition, business or affairs; and

•	periodically provide BNC with various information regarding its business and operations.

The Merger Agreement also provides that, prior to the Effective Time, SterlingSouth, among other things, may not, without BNC’s consent:

•	amend its Articles of Incorporation or Bylaws, make any changes in its capital stock, issue any additional capital stock or other securities, or purchase or redeem any of its outstanding shares;

•	declare or pay any dividends on its outstanding shares of SterlingSouth common stock or make any other distributions on or in respect of any shares of SterlingSouth common stock or otherwise to its shareholders;

•	grant or issue any options, warrants, calls, puts or other kinds of rights relating to the purchase, redemption or conversion of shares of its common stock;

•	make any changes in its accounting methods, practices or procedures, or in the nature of its business;

•	agree to buy or sell any real property or any personal property, above certain amounts, or mortgage, pledge or otherwise subject to a lien any of its tangible assets, or incur any indebtedness, except in the ordinary course of business;

•	waive or compromise any material rights in its favor, except for money or money’s worth, or waive or compromise any rights in its favor with respect to its officers, directors, shareholders or members of their families;

•	except in accordance with its customary salary administration and review procedures, increase the compensation of, or pay any bonuses or additional compensation to, its officers, directors, employees or consultants; or

•	enter into certain types of contracts described in the Merger Agreement, including without limitation, employment or consulting contracts not immediately terminable without cost or other liability on no more than 30 days’ notice, compensation or employee benefit plans or agreements, single contracts calling for expenditures in excess of $10,000 or more than $25,000 in the aggregate, or any other contracts other than in the ordinary course of business.

Management and Operations After the Merger

Upon completion of the Merger, SterlingSouth will merge into Bank of NC and SterlingSouth will no longer exist as an independent entity. Mr. Ralph N. Strayhorn III, President and Chief Executive Officer of SterlingSouth, and Thomas Nelson, Executive Vice President and Chief Credit Officer, will become employees of Bank of NC as provided in their respective employment agreements that will become effective upon completion of the Merger. Certain other SterlingSouth officers who currently have employment contracts with SterlingSouth will continue as employees of Bank of NC under new employment arrangements. The officers and directors of BNC will remain in their current positions.

After the Merger, Ralph N. Strayhorn III, Thomas R. Sloan, Charles T. Hagan, III and Randall R. Kaplan, all of whom are members of the Board of Directors of SterlingSouth, if elected by the BNC Shareholders, will serve on BNC’s Board of Directors as of the Effective Time. Each will receive annual director’s fees equal to the fees then being paid by BNC to its directors.

Effect on Certain Employees and Benefit Plans

Effect on SterlingSouth employees. Provided the current employees of SterlingSouth remain employed by SterlingSouth at the Effective Time, BNC intends to offer continuing employment to substantially all of SterlingSouth’s employees. BNC’s employment of a SterlingSouth employee will be “at-will”. Nothing in the Merger Agreement obligates BNC to offer such employment and no provision of the Merger Agreement should be deemed to constitute an employment offer or agreement or to restrict BNC’s right to terminate the employment of any SterlingSouth employee at any time or for any reason satisfactory to BNC.

Employee benefits. All employees of SterlingSouth who continue to be employed by BNC after the Merger will be eligible to receive all employee benefits and to participate in all benefit plans or programs provided by BNC on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of BNC, except that SterlingSouth employees retained by BNC will be immediately eligible to participate in all benefit plans as of the Effective Date. The Merger Agreement also provides that for purposes of participation and vesting in BNC’s 401(k) savings plan and for all purposes under BNC’s other benefit plans (including entitlement to vacation and sick leave), the employees of SterlingSouth will receive credit for their prior periods of service with SterlingSouth. Further, BNC will waive any pre-existing condition limitations for conditions covered under BNC’s health insurance plan, provided that such pre-existing condition at the Effective Time was covered under SterlingSouth’s health insurance plan(s) at the Effective Time and subject to certain other information being provided to BNC’s heath insurance carrier.

SterlingSouth Stock Options and Warrants. If the Merger is completed, each unexercised SterlingSouth Stock Option, other than Stock Options owned by employees of SterlingSouth who remain employed at BNC and/or Bank of NC and SterlingSouth directors who are elected to the BNC Board of Directors, and all unexercised Warrants to purchase shares of SterlingSouth common stock, will be deemed canceled, and as consideration therefor will be converted into the right to receive solely a cash payment amount equal to (A) the cash value of the Merger consideration, adjusted, if necessary, plus the Cash Consideration, if any, less the exercise price per share of SterlingSouth common stock covered by the Stock Option or Warrant, multiplied by (B) the total number of shares of SterlingSouth common stock covered by the Stock Option or Warrant. Treatment of Stock Options held by employees continuing employment with BNC and/or Bank of NC and SterlingSouth directors who are elected to the BNC Board of directors will be converted into and become rights with respect to BNC common stock.

Interests of Certain Persons With Respect to the Merger

Certain members of SterlingSouth’s management and Board of Directors have interests in the Merger in addition to their interests as shareholders of SterlingSouth generally.

Severance payments. In accordance with the terms of their existing employment agreements with SterlingSouth, upon termination of those employment agreements, SterlingSouth will pay Ralph N. Strayhorn III a severance amount of $450,000 and will pay Thomas Nelson a severance payment of $210,000. In order to encourage their assistance with the Merger, SterlingSouth will also pay a “success fee” of $150,000 to Mr. Strayhorn and $115,000 to Mr. Nelson upon the Effective Date of the Merger.

Employment agreements. In accordance with the Merger Agreement, Mr. Strayhorn will enter into a new employment agreement with Bank of NC and BNC providing for an annual salary of $195,000 and also granting miscellaneous fringe benefits including use of an automobile, reimbursement of club dues, and reimbursement of reasonable business expenses. The employment agreement provides that Mr. Strayhorn will be indemnified against liabilities to which he may become subject because of his service to BNC and Bank of NC. The employment agreement has a term of three years, which is automatically extended for one additional year annually unless the BNC Board of Directors determines not to extend the term. The agreement is terminable by BNC or Bank of NC with or without cause, and the agreement terminates automatically when Mr. Strayhorn attains age 65. But Mr. Strayhorn’s employment may be terminated for cause if and only if, 75% or more of the directors, excluding Mr. Strayhorn, vote to terminate his employment with cause at a special board meeting held for that purpose, for which Mr. Strayhorn has advance notice and the opportunity to oppose the Board’s action. If Mr. Strayhorn’s employment involuntarily terminates without cause or if he voluntarily terminates employment for good reason, he will continue to receive his base salary for the unexpired term of the agreement, he will be paid in cash for the value of his unvested stock options, he will receive cash in an amount equal to the value of unvested contributions to his 401(k) plan account, he will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term of the employment agreement, and he will be entitled to outplacement support of up to $25,000. Good reason for voluntary termination will exist if specified adverse changes in Mr. Strayhorn’s employment circumstances occur, such as a reduction in pay or benefits, a reduction in responsibilities, failure to nominate Mr. Strayhorn for election to the Board of BNC, failure to appoint him as Executive Vice President, failure to elect him to the board of Bank of NC, or relocation of BNC’s executive offices by a distance of more than 15 miles. The severance benefits payable to Mr. Strayhorn after involuntary termination without cause, voluntary termination for good reason, or termination because of disability are conditional on Mr. Strayhorn first entering into an agreement not to compete with BNC and Bank of NC for 24 months after termination. BNC will pay Mr. Strayhorn as additional consideration for his covenant not to compete a signing bonus of $200,000 and award 5,000 shares of BNC common stock, which will vest over a two-year period.

If involuntary termination of Mr. Strayhorn’s employment occurs without cause within 12 months after a change in control or if he voluntarily terminates employment within 12 months after a change in control (as defined in the employment agreement) (regardless of whether termination was for good reason), rather than continued salary for the unexpired term of the employment agreement Mr. Strayhorn will be entitled to a lump-sum cash payment equal to his annual compensation multiplied by three. The lump sum is payable without discount for the time value of money. For this purpose, Mr. Strayhorn’s annual compensation means the sum of (a) his base salary at the time of the change in control or when his employment terminated, whichever is greater, plus (b) the bonus or incentive compensation earned in the calendar year before the year the change in control occurred or the year termination of employment occurred, again whichever amount is greater. In addition, Mr. Strayhorn will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term under the employment agreement, he will become fully vested in benefit arrangements in which he participates, and he will be entitled to a final contribution to his 401(k) plan. Severance benefits payable after a change in control are not conditional on Mr. Strayhorn first entering into an agreement not to compete with BNC and Bank of NC. Mr. Strayhorn’s employment agreement provides that he will be entitled to a tax gross-up payment if the aggregate benefits payable to him after a change in control are subject to excise taxes under Internal Revenue Code section 4999. Taking into account the employment agreement’s severance benefit and the benefit payable under the Salary Continuation Agreement (discussed below), BNC and Bank of NC consider it probable that a significant portion of the benefits payable to Mr. Strayhorn after a change in control would constitute excess parachute payments, and that a substantial tax gross-up benefit could therefore be payable to him. Lastly, BNC and Bank of NC have also agreed to pay legal fees incurred by Mr. Strayhorn if his employment agreement is challenged after a change in control, up to a maximum of $500,000.

Mr. Nelson will enter into an employment agreement that provides an annual salary of $135,000. Mr. Nelson’s agreement provides for fringe benefits similar to Mr. Strayhorn’s. His employment agreement contains non-compete provisions that are in effect during the two-year term of his agreement. As consideration for his non-compete, BNW will grant Mr. Nelson 2,000 shares of BNC common stock which will vest over a two-year period.

Salary Continuation Plan. Mr. Strayhorn will become a participant in BNC’s salary continuation plan which is explained in detail in “BNC PROPOSAL 2 - Election Of Directors Management Remuneration -Salary Continuation And Split Dollar Agreements.” Mr. Nelson will become a participant in the Plan no later than October 31, 2006.

Pursuant to the terms of Mr. Strayhorn’s salary continuation agreement, his annual benefit at the normal retirement age of 65 is $110,000. These benefits vest 40% upon execution of the salary continuation agreement, 60% at the end of the first year after execution of the agreement, 80% at the end of the second year after execution of the agreement, and 100% at the end of the third year after execution of the agreement. In the event of a Change in Control (as defined in the salary continuation agreement), Mr. Strayhorn’s accrued and vested balance will accelerate to the greater of $600,000 or the actual accrued and vested balance on the date of the Change in Control. Mr. Strayhorn’s split dollar life insurance death benefit is $2.0 million. Mr. Nelson’s salary continuation agreement benefits have not been determined at this time.

Directorships. Ralph N. Strayhorn III, Thomas R. Sloan, Charles T. Hagan, III and Randall R. Kaplan, currently members of the SterlingSouth Board of Directors, will be nominated for election to BNC’s Board of Directors. Each will receive director’s fees equal to fees then being paid by BNC to its directors.

SterlingSouth Supplemental Executive Retirement Plan. Under the terms of the Merger, the SterlingSouth Supplemental Executive Retirement Plan (“SERP”) will be terminated and all participants will be paid their individual accrued account balances. The SterlingSouth SERP was effective in 2005; therefore, the amounts accrued thereunder were nominal.

Insurance. BNC and SterlingSouth have agreed that, for a period of at least three years after the Effective Time, BNC will maintain SterlingSouth’s existing directors’ and officers’ liability insurance policy (or a substitute policy with coverage terms at least as favorable as those of SterlingSouth’s liability insurance policy) covering those persons who were, on the date of the Merger Agreement, covered by SterlingSouth’s directors’ and officers’ liability insurance policy.

Expected Tax Treatment as a Result of the Merger

The following is a summary of the material federal income tax consequences of the Merger to holders of SterlingSouth common stock and does not discuss any aspects of state, local or foreign taxation. The discussion may not apply to special situations, such as SterlingSouth shareholders, if any, who hold SterlingSouth Common Stock other than as a capital asset, who received SterlingSouth common stock upon the exercise of employee Stock Options or otherwise as compensation, who hold SterlingSouth common stock as part of a “straddle” or “conversion transaction,” or who are insurance companies, securities dealers, financial institutions or foreign persons. This summary is based upon federal tax laws, regulations, rulings and decisions now in effect and on proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action, or judicial decision.

SterlingSouth’s shareholders should be aware that SterlingSouth and BNC will not request or obtain a ruling from the IRS regarding the tax consequences of the Merger, and the tax opinion will not be binding on the IRS. There is no assurance that in the future the IRS will not disagree with or take a position contrary to that set forth in the tax opinion on any particular aspect of the tax consequences of the Merger. If the IRS were to take a position contrary to that set forth in the tax opinion, then that could result in adverse tax consequences to SterlingSouth’s shareholders.

The tax opinion will be based on currently existing provisions of the Code, existing and proposed Treasury Regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any such change could be retroactive and cause the tax consequences of the Merger to BNC, SterlingSouth or SterlingSouth’s shareholders to be different from those that will be described in the tax opinion.

Completion of the Merger is conditioned upon receipt by BNC and SterlingSouth of a tax opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (“Brooks Pierce”) that the Merger will qualify for treatment as a tax-free reorganization under Section 368(a) of the Code. Assuming that the Merger is completed in accordance with the Merger Agreement and based upon factual statements and representations made by the parties to the Merger, it is Brooks Pierce’s opinion that:

•	The Merger of SterlingSouth into Bank of NC, and the issuance of BNC common stock in exchange for SterlingSouth common stock in connection with the Merger as described in the Merger Agreement will constitute a tax-free reorganization under Section 368(a) of the Code;

•	SterlingSouth’s shareholders who receive BNC common stock in exchange for their SterlingSouth common stock in the Merger will not recognize any gain or loss on the receipt of BNC common stock;

•	The basis of the BNC common stock received by each SterlingSouth shareholder in the Merger will be the same as that shareholder’s basis in the shares of SterlingSouth common stock surrendered in exchange for the BNC common stock;

•	The holding period of the BNC common stock received by each SterlingSouth shareholder in the Merger will include the period for which the SterlingSouth common stock surrendered in exchange for the BNC common stock was considered to have been held by that shareholder, provided that the SterlingSouth common stock is held as a capital asset at the Effective Time; and

•	Neither BNC nor SterlingSouth will recognize gain solely as a result of the Merger, except that gain or loss may be recognized on the recapture of tax attributes, including but not limited to the recapture of bad debt reserves.

In general, cash received by SterlingSouth’s shareholders (including cash received upon the proper exercise of dissenters’ rights) will be treated as amounts distributed in redemption of their shares, the federal income tax consequences of which will be governed by Section 302 of the Code. However, it is possible that Section 302 of the Code will not apply, in which case those distributions could be treated as dividends pursuant to Section 301 of the Code. The tax consequences of those distributions, whether they are treated as dividends or as received in exchange for stock, will vary depending upon the circumstances of the individual shareholder.

As noted above, no ruling has been sought by the IRS as to whether the Merger qualifies as a tax-free reorganization. The fact that no ruling has been sought should not be construed as an indication that the IRS would necessarily reach the same conclusion regarding the Merger than set out in this summary. The tax opinion of Brooks Pierce referred to in this summary is not binding upon the IRS, any other tax authority or any court, and no assurance can be given that a position contrary to those expressed in this summary will not be asserted by a tax authority and ultimately sustained by a court of law.

Section 1.368-3 of the Treasury Regulations requires that each shareholder that receives shares of BNC common stock pursuant to the Merger attach to such shareholder’s federal income tax return for the taxable year in which the Merger occurs, a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the Merger. Shareholders should consult their own tax advisors regarding these disclosure requirements.

Because certain tax consequences of the Merger may vary depending upon the particular circumstances of each SterlingSouth shareholder, whether the shareholder receives cash or common stock in the Merger, and other factors, each SterlingSouth shareholder should consult his or her tax advisor to determine the particular tax consequences of the Merger to such holder (including the application and effect on state, local and foreign tax laws). IRS CIRCULAR 230 NOTICE: To ensure compliance with requirements imposed by the IRS, we inform you that any federal tax advice provided in this communication may not be used to avoid any federal tax penalty. Such advice is provided on the basis and with the intent that the advice may not be used to avoid any federal tax penalty.

Accounting Treatment

The Merger will be accounted for under accounting principles generally accepted in the United States of America using the “purchase” method of accounting. Under the purchase method of accounting, at the Effective Time, SterlingSouth’s assets and liabilities will be recorded at their respective fair values and added to those of BNC. The excess of the value of BNC common stock and cash exchanged and paid for the shares of SterlingSouth common stock over the fair value of net assets of SterlingSouth will be recorded on BNC’s balance sheet as intangible assets including a core deposit intangible and “goodwill”. This goodwill will not be amortized but instead will be tested for impairment at least annually by BNC. Other intangible assets such as the core deposit intangible will be amortized. In accordance with the purchase method of accounting, BNC’s financial statements for periods before consummation of the Merger will not be restated to reflect SterlingSouth’s historical financial position or results of operations.

Expenses

The Merger Agreement provides that SterlingSouth and BNC will each pay its own expenses incident to preparing, entering into and carrying out the Merger Agreement and the transaction contemplated therein, including filing fees, printing and mailing costs, and consultant, financial advisor, legal, and accounting fees and expenses. In the event of a termination of the Merger Agreement by either BNC or SterlingSouth due to a failure to perform any of its obligations, agreements or covenants in the Merger Agreement, BNC or SterlingSouth will be obligated to reimburse the other party for such expenditures up to $150,000. Additionally, if SterlingSouth sells or transfers all or any significant portion of its assets to any person or entity other than BNC prior to the Effective Time or consummates any type of merger, acquisition or combination relating more than 20% of the SterlingSouth common stock or all or a significant part of SterlingSouth’s assets and either SterlingSouth or BNC terminate the Merger Agreement due to that occurrence, SterlingSouth is obligated to pay BNC a fee of $1,250,000.

In turn, if BNC sells or transfers all or a significant portion of its assets and/or common stock to a third party prior to the Effective Date or within 12 months after terminating the Merger Agreement and either SterlingSouth or BNC terminates the Merger Agreement due to such sale or transfer, BNC is obligated to pay SterlingSouth a fee of $1,250,000.

RIGHTS OF DISSENTING SHAREHOLDERS

In order to exercise dissenters’ rights, a shareholder must not vote in favor of the Merger Agreement and must give the written notice required by Article 13 of the NCBCA. Shareholders should note that the return of a signed unmarked proxy by a shareholder will be considered a vote in favor of the Merger Agreement and a shareholder vote against the Merger Agreement alone will not satisfy the written notice requirement. A separate written notice must be delivered by the BNC shareholder to BNC and by the SterlingSouth shareholder to SterlingSouth.

The following is only a summary of the rights of dissenting shareholders under the NCBCA. Because Article 13 contains many detailed provisions and requirements, each dissenting shareholder should carefully review the text of Article 13 attached to this Joint Proxy Statement-Prospectus as Appendix B and should also consult with his or her own legal counsel concerning the specific procedures and available remedies under Article 13. Any failure to follow the specific procedures set forth in Article 13 may result in a shareholder losing the right to claim fair value as described above.

If you intend to exercise Dissenters’ Rights you should be aware that cash paid to you will likely result in your receipt of taxable income. (See “Expected Tax Treatment as a Result of the Merger” on page ___.)

The shareholders of SterlingSouth and BNC, who take the steps necessary to perfect their rights, are entitled to dissent from the Merger and obtain payment of the fair value of their shares of common stock of BNC and SterlingSouth under Article 13 of the NCBCA.

A shareholder who wishes to assert dissenters’ rights must follow the very specific requirements set forth in Article 13. Failure to comply with any of these requirements will constitute a waiver of the shareholder’s right to dissent.

If you elect to exercise such a right to dissent and demand appraisal, you must satisfy each of the following conditions:

•	if you are a BNC shareholder you must give to BNC and BNC must actually receive, before the vote at the BNC Annual Meeting is taken, written notice of your intent to demand payment for your shares if the Merger is finalized (this notice must be in addition to and separate from any proxy or vote against the Merger; neither voting against, abstaining from voting, nor failing to vote on the Merger will constitute a notice within the meaning of Article 13);

•	if you are a SterlingSouth shareholder, you must give and SterlingSouth must actually receive, before the vote at the SterlingSouth Annual Meeting is taken, written notice of your intent to demand payment for your shares if the Merger is finalized (this notice must be in addition to and separate from any proxy or vote against the Merger; neither voting against, abstaining from voting, nor failing to vote on the Merger will constitute a notice within the meaning of Article 13); and

•

you must not vote in favor of the Merger (a failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, or the return of a proxy which does not specify a vote against approval of the Merger or direction to abstain, will constitute a waiver of your dissenters’ rights).

If these requirements are not satisfied and the Merger becomes effective, you will not be entitled to payment for your shares under the provisions of Article 13.

If the Merger is approved by BNC’s shareholders, BNC will mail by registered or certified mail, return receipt requested, a written notice to all BNC shareholders who satisfied the requirements set forth in Article 13 (a “Dissenters’ Notice”). If the Merger is approved by SterlingSouth’s shareholders, SterlingSouth will mail by registered or certified mail, return receipt requested a Dissenters’ Notice to all SterlingSouth shareholders who satisfied the requirements set forth in Article 13.

Any shareholder who receives a Dissenters’ Notice must demand payment and deposit his certificates for shares of common stock of BNC or SterlingSouth, as applicable, in accordance with the terms of the Dissenters’ Notice. A shareholder who does not satisfy the foregoing requirements is not entitled to payment for his or her shares under Article 13.

Upon receipt of a payment demand, BNC or SterlingSouth, as applicable, will offer to pay each dissenter who demanded payment and deposited his or her share certificates, the amount estimated to be the fair value of the shareholders’ shares of common stock of either BNC or SterlingSouth, as applicable, plus interest accrued to the date of payment, and will pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his or her demand.

Under certain conditions specified in Article 13, a dissenter may notify BNC or SterlingSouth, as applicable, in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate or reject either BNC’s (if a BNC shareholder) or SterlingSouth’s (if a SterlingSouth shareholder) offer of fair value and demand payment of the fair value of his or her shares and interest due. The shareholder waives the right to demand payment if he or she fails to demand additional payment.

Article 13 also sets forth the procedure to be followed in the event a demand for payment remains unsettled. This procedure involves an appraisal proceeding in which the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of the fair value of the shares of either BNC or SterlingSouth common stock, as applicable.

PRO FORMA CAPITALIZATION

The following table presents the audited capitalizations of BNC and SterlingSouth at December 31, 2005 and the unaudited pro forma capitalization of BNC and SterlingSouth assuming the Merger had been completed on that date and the equivalent number of BNC shares issued in the Merger had been repurchased and retired. This financial information is based on, and should be read in conjunction with, BNC’s and SterlingSouth’s audited financial statements, and the related notes, which are incorporated by reference in this Joint Proxy Statement-Prospectus. (See Page __).

BNC BANCORP

STERLINGSOUTH BANK

UNAUDITED PRO FORMA CAPITALIZATION TABLE

As of December 31, 2005

	BNC Bancorp	SterlingSouth Bank	Pro Forma Adjustments		Pro Forma Combined
	(Dollars in thousands)
Capital Calculations:
BNC Bancorp:
Common stock, no par value; authorized 80,000,000 shares; 4,367,953 issued and outstanding at December 31, 2005	$19,448	$—	$31,289	(A)	$50,737
Retained earnings	13,155	—	—		13,155
Accumulated other comprehensive income	511	—	—		511
SterlingSouth Bank:
Common stock, $5.00 par value. Authorized 6,000,000 shares; 1,273,276 issued and outstanding at December 31, 2005	—	6,366	(6,366	)(B)	—
Additional paid-in capital	—	6,905	(6,905	)(B)	—
Retained earnings	—	49	(49	)(B)	—
Accumulated other comprehensive income	—	(244)	244	(B)	—

Total Shareholders’ equity	33,114	13,076	18,213		64,403
Add:
Trust Preferred Securities, subject to Regulatory limits	9,707	—	2,162		11,869
Less:
Accumulated other comprehensive loss	(511)	244	(244)		(511)
Intangible Assets	(3,483)	—	(25,314)		(28,797)

Tier 1 Capital	38,827	13,320	(5,183)		46,964

Add:
Allowance for Loan losses, limited to 1.25% of risk weighted assets	6,140	1,666	—		7,806
Trust Preferred Securities (Excess above allowable Tier I limits)	6,293	—	(2,162)		4,131
Subordinated debentures	8,000	—	—		8,000

Total Capital	$59,260	$14,986	$(2,162)		$66,901

Tier 1 Capital to Risk Weighted Assets	7.26%	9.83%			7.03%
Total Capital to Risk Weighted Assets	11.07%	11.06%			10.02%
Tier 1 Capital to Average Assets	7.06%	8.79%			6.70%

BNC BANCORP AND THE BANK OF NORTH CAROLINA

BNC was formed in 2002 to serve as a one-bank holding company for Bank of NC. BNC is registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and the bank holding company laws of North Carolina. BNC’s and Bank of NC’s main office is located at 831 Julian Avenue, Thomasville, North Carolina 27360. BNC’s only business at this time is owning Bank of NC and its primary source of income is any dividends that are declared and paid by Bank of NC on its capital stock.

Bank of NC is a full service commercial bank that was incorporated under the laws of the State of North Carolina on November 15, 1991, and opened for business on December 3, 1991. Bank of NC concentrates its marketing and banking efforts to serve the citizens and business interests of the cities and communities located in Davidson, Randolph, Rowan, Forsyth and Guilford Counties. Bank of NC conducts its business in Davidson County from its corporate headquarters located in Thomasville, North Carolina, an additional branch in Thomasville, and a branch in Lexington, North Carolina. In Randolph County, Bank of NC has one location in the Archdale-Trinity community; in Forsyth County, Bank of NC has one location in Kernersville and a commercial loan office in Winston Salem, North Carolina; in Guilford County, Bank of NC has one location in Oak Ridge and one location in High Point, North Carolina; in Cabarrus County, Bank of NC has a loan production office in Harrisburg, North Carolina; and in Rowan County, Bank of NC has one office in Salisbury, North Carolina.

Bank of NC operates under the rules and regulations of and is subject to examination by the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Commissioner of Banks, North Carolina Department of Commerce (the “Commissioner”). Bank of NC is also subject to certain regulations of the Federal Reserve governing the reserves to be maintained against deposits and other matters.

Bank of NC provides a wide range of banking services tailored to the particular banking needs of the communities it serves. It is principally engaged in the business of attracting deposits from the general public and using such deposits, together with other funding from Bank of NC’s lines of credit, to primarily make consumer and commercial loans. Bank of NC has pursued a strategy that emphasizes its local affiliations. This business strategy stresses the provision of high quality banking services to individuals and small to medium-sized local businesses. Specifically, Bank of NC makes business loans secured by real estate, personal property and accounts receivable; unsecured business loans; consumer loans, which are secured by consumer products, such as automobiles and boats; unsecured consumer loans; commercial real estate loans; and other loans. Bank of NC also offers a wide range of banking services, including checking and savings accounts, commercial, installment and personal loans, safe deposit boxes, and other associated services.

Deposits are the primary source of Bank of NC’s funds for lending and other investment purposes. Bank of NC attracts both short-term and long-term deposits from the general public locally and out-of-state by offering a variety of accounts and rates. Bank of NC offers statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, noninterest-bearing accounts, and fixed interest rate certificates with varying maturities.

Deposit flows are greatly influenced by economic conditions, the general level of interest rates, competition, and other factors. Bank of NC’s deposits are obtained both from its primary market area and through wholesale sources throughout the United States. Bank of NC uses traditional marketing methods to attract new customers and savings deposits, including print media advertising and direct mailings.

Bank of NC’s primary sources of revenue are interest and fee income from its lending activities, primarily consisting of making business loans for small to medium-sized businesses, and, to a lesser extent, from its investment portfolio. During the period 2002 to 2005, with interest rates being at historic lows on investment securities and other short-term liquid investments, Bank of NC chose to limit the investment in these short-term investments and focus the majority of the new investment dollars into higher yielding loans and longer term municipal securities. The interest on US Agency securities declined in each of the years 2003 through 2005, while the interest on municipal securities increased significantly throughout this three-year period. The major expenses of Bank of NC are interest paid on deposits and general administrative expenses such as salaries, employee benefits, advertising and office occupancy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS-BNC

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any person or group who acquires the beneficial ownership of more than 5% of the common stock of BNC notify the SEC and BNC. The following table contains information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to BNC to own beneficially more than 5% of BNC’s common stock, each of whom is a director of BNC.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
W. Groome Fulton, Jr. 1403 Heathcliff Drive High Point, NC 27262	248,454	(3)	5.63%

Lenin J. Peters, M.D. 909 Forest Hill Drive High Point, NC 27262	514,218	(4)	11.61%

(1)	Voting and investment power is not shared unless otherwise indicated. Also, unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

(2)	Based upon a total of 4,377,908 shares of common stock outstanding at the BNC Record Date, plus the number of shares that each individual has the right to purchase under BNC’s Stock Option Plan for Non-Employees/Directors.

(3)	Includes 39,018 shares underlying options that have vested or are exercisable within 60 days under BNC’s Stock Option Plan for Non-Employees/Directors.

(4)	Includes 49,781 shares underlying options that have vested or are exercisable within 60 days under BNC’s Stock Option Plan for Non-Employees/Directors.

Set forth below is certain information as of the BNC Record Date, regarding beneficial ownership of BNC common stock by each of the members of the BNC Board of Directors (including nominees for re-election at the BNC Annual Meeting), each of the members of the board of directors of the Bank, certain executive officers of BNC and the Bank, and the directors and executive officers of BNC and the Bank as a group.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Larry L. Callahan 2551 Renn Road Kernersville, NC 27284	15,410	(3)	*

Richard D. Callicutt, II 4244 Rockbridge Road High Point, NC 27262	89,455	(4)	2.02%

Joseph M. Coltrane, Jr. 6001 Knightbridges Court Kernersville, NC 27284	35,220	(5)	*

W. Groome Fulton, Jr. 1403 Heathcliff Road High Point, NC 27262	248,454	(6)	5.63%

W. Swope Montgomery, Jr. 4831 Worchester Place Jamestown, NC 27282	156,263	(7)	3.49%

Lenin J. Peters, M.D. 909 Forest Hill Drive High Point, NC 27262	514,218	(8)	11.61%

Thomas R. Smith, CPA 309 Balsam Drive Lexington, NC 27292	72,992	(9)	1.66%

David B. Spencer 7420 Foxchase Drive Trinity, NC 27370	128,857	(10)	2.91%

Colon E. Starrett 717 Scottwood Drive Thomasville, NC 27360	23,055	(11)	*

Robert A. Team, Jr. 102 Acacia Circle Lexington, NC 27292	17,476	(12)	*

D. Vann Williford 4455 Fair Oaks Lane High Point, NC 27265	69,629	(13)	1.58%

Richard F. Wood 701 Florham Drive High Point, NC 27262	30,562	(14)	*
All directors and executive officers as a group (12 persons)	1,401,592	(15)	29.59%

*	Owns less than 1% of the outstanding common stock

(1)	Voting and investment power is not shared unless otherwise indicated. Unless otherwise noted all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.

(2)	Based upon a total of 4,377,908 shares of the common stock outstanding at the Record Date, plus the number of shares that such individual has the right to purchase under BNC’s Stock Option Plan for Non-Employees/Directors and BNC’s Stock Option Plan for Key Employees.

(3)	Includes 1,375 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(4)	Includes 58,866 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees.

(5)	Includes 1,375 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(6)	Includes 39,018 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(7)	Includes 104,581 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees.

(8)	Includes 49,781 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(9)	Includes 7,712 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(10)	Includes 51,020 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees, and 51,278 shares held by BNC’s Rabbi Trust over which Mr. Spencer, as trustee, has voting power.

(11)	Includes 9,139 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(12)	Includes 2,750 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(13)	Includes 18,434 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.

(14)	Includes 15,166 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors and Stock Option Plan for Key Employees.

(15)	Includes 359,217 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employees/Directors and Stock Option Plan for Key Employees.

Other Available Information

BNC audited financial statements at December 31, 2005, 2004 and 2003 and for the years ended December 31, 2005, 2004 and 2003 are incorporated by reference into this Joint Proxy Statement-Prospectus from its Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the SEC and is enclosed with this Proxy Statement-Prospectus.

BNC’s common stock is registered under the Exchange Act . You may read and copy this Joint Proxy Statement-Prospectus or any other report or information that BNC files with the SEC at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also receive copies of these documents upon payment of the SEC’s customary fees by writing to the SEC’s public reference section at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. BNC’s SEC filings are also available to the public from the commercial document retrieval services at the SEC’s website: www.sec.gov.

STERLINGSOUTH BANK & TRUST COMPANY

SterlingSouth is a North Carolina-chartered commercial bank with its deposits insured by the FDIC up to applicable limits. SterlingSouth is not a member of the Federal Reserve System. SterlingSouth was incorporated on October 9, 2000, and began operations on October 16, 2000. At December 31, 2005, SterlingSouth had total assets of $157.6 million, total deposits of $132.7 million, and shareholders’ equity of $13.1 million.

The primary purpose of SterlingSouth is to serve the banking needs of individuals and businesses in Guilford County. SterlingSouth offers all of its customers the highest level of personalized, private banking services with a focus on the needs of individuals, families, and businesses who desire service-oriented banking in a stable, community bank environment. All decisions and product offerings are made in the best interest of its customers while providing an acceptable return for its shareholders. SterlingSouth offers a wide range of banking services including checking and savings accounts; commercial, installment, mortgage, and personal loans; business vehicle and equipment leasing; safe deposit boxes; and other associated services. SterlingSouth uses the most current technology to satisfy the banking needs of its customers.

SterlingSouth’s market area is an area located in north central Greensboro, North Carolina. Greensboro is the county seat of Guilford County, which is located in the north central piedmont region of North Carolina. Guilford County is the third most populous county in North Carolina with an estimated population of over 438,700 in 2004. The largest city in Guilford County is Greensboro. The market area is served by Interstate Highways 40 and 85, US Highways 29, 70, 311, 220 and 421, and NC Highways 21, 68 and 150. Greensboro is on the main line of the Norfolk Southern Railroad. National and regional airlines are served by the Piedmont Triad International Airport.

Guilford County’s median family income in 2003 was estimated at $50,654. Within the three-mile radius of the office site of SterlingSouth, 14.5% of the total population has an annual household income above $100,000. In 2000, estimated gross retail sales in Greensboro exceeded $5.2 billion.

Guilford County has a good balance in work force opportunities. The major non-governmental employment sectors were retail (10.7%), services (35.6%), manufacturing (14.7%), financial (8.7%), and transportation and warehouse (8.0%). Approximately 10.3% of the work force is employed in governmental positions.

Commercial banking in North Carolina is extremely competitive due to state laws that allow statewide branching. As of June 30, 2005, there were 134 branches in Guilford County operated by 23 commercial banks, including SterlingSouth, and two savings institutions. Approximately $6.9 billion in deposits were located in Guilford County on that date, and deposits of SterlingSouth on that date were $114.9 million. Thus SterlingSouth has significant competition in its market for deposits and loans from other depository institutions. Many of its competitors have substantially greater resources, broader geographic markets, and higher lending limits than SterlingSouth and offer some services it does not provide.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS-STERLINGSOUTH

To SterlingSouth’s knowledge, as of December 31, 2005, no shareholder owned more than five percent of the common stock of SterlingSouth other than Harold O’Tuel and Thomas Sloan, directors of SterlingSouth. The following table sets forth certain information as to these shareholders:

Name and Address	SterlingSouth Shares Currently Beneficially Owned	Percent of SterlingSouth Shares Beneficially Owned(1)
P. Harold O’Tuel, Jr. Post Office Box 29044 Greensboro, NC 27429	72,000	5.5%

Thomas R. Sloan 1806 Golden Gate Drive Greensboro, NC 27405	71,500	5.5%

(1)	The ownership percentage reflected above is calculated based on the total of 1,273,276 shares of common stock issued and outstanding at December 31, 2005, plus the number of SterlingSouth Shares that can be issued to that individual within 60 days of December 31, 2005 upon the exercise of stock options and warrants held by the individual.

The following table shows, as of December 31, 2005, the number of beneficially owned SterlingSouth Shares held by each director and by all directors and principal officers of SterlingSouth as a group:

Beneficial owner (position)	SterlingSouth Shares beneficially owned(1)	Warrants beneficially owned(2)	Percent of the SterlingSouth Shares owned(3)
Jeffrey L. Beach (director)	10,500	- 0 -	*
Frank Brenner (director)	60,500	20,000	4.7%
Dwight M. Davidson III (director)	17,400	1,700	1.4%
Charles T. Hagan III (director)	25,500	5,000	2.0%
Robert N. Johnston (director)	28,500	7,000	2.2%
Randall R. Kaplan (director)	57,582	10,000	4.5%
Ann E. Kroupa (director)	17,500	3,000	1.4%
P. Harold O’Tuel, Jr. (director)	72,000	20,000	5.5%
Robert M. Peddrick (director)	20,500	4,000	1.6%
Thomas R. Sloan (director)	71,500	20,000	5.5%
Ralph N. Strayhorn III (director, President & CEO)	66,120	15,000	5.0%
Cindy L. Thompson (director)	2,320	- 0 -	*
Thomas M. Nelson (Executive Vice President)	15,700	1,000	1.2%
Patricia M. Strickland (Senior Vice President)	9,500	500	*
Directors and principal officers as a group (14 persons)	475,122	107,200	31.7%

*	Owns less than one percent of the outstanding SterlingSouth Shares.

(1)	For each director listed above, this column indicates the following number of shares of Common Stock capable of being issued within 60 days of December 31, 2005: (i) upon the exercise of stock options held by the named individual: Mr. Beach – 5,500; Mr. Brenner – 5,500; Mr. Davidson – 5,500; Mr. Hagan – 5,500; Mr. Johnston – 5,500; Mr. Kaplan – 9,582; Ms. Kroupa – 5,500; Mr. O’Tuel – 5,500; Mr. Peddrick – 5,500; Mr. Sloan – 5,500; Mr. Strayhorn – 36,000; Ms. Thompson – 2,200; Mr. Nelson – 12,700; Ms. Strickland – 7,500; directors and principal officers as a group – 117,482; and (ii) upon the exercise of warrants held by the named individual: Mr. Brenner – 20,000; Mr. Davidson – 1,700; Mr. Hagan – 5,000; Mr. Johnston – 7,000; Mr. Kaplan – 10,000; Ms. Kroupa – 3,000; Mr. O’Tuel – 20,000; Mr. Peddrick – 4,000; Mr. Sloan – 20,000; Mr. Strayhorn – 15,000; Mr. Nelson – 1,000; Ms. Strickland – 500; directors and principal officers as a group – 107,200. To SterlingSouth’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following securities which the individual indicates that he or she shares voting and/or investment power; Mr. Brenner – 25,000; Mr. Davidson – 2,500; Mr. Hagan – 5,000; Mr. Johnston – 14,000; Ms. Kroupa – 969; and directors and principal officers as a group – 47,469.

(2)	This column indicates the number of warrants held by the named individual at December 31, 2005. Each warrant is convertible into one Share.

(3)	The ownership percentage of each individual is calculated based on the total of 1,273,276 shares of common stock issued and outstanding at December 31, 2005, plus the number of SterlingSouth Shares that can be issued to that individual within 60 days of December 31, 2005 upon the exercise of stock options and warrants held by the individual. The ownership percentage of the group is based on the total SterlingSouth Shares outstanding plus the number of SterlingSouth Shares that can be issued to the entire group within 60 days of December 31, 2005 upon the exercise of all stock options held by the group.

CERTAIN REGULATORY CONSIDERATIONS

Supervision and Regulation

Bank holding companies and state commercial banks are extensively regulated under both federal and state law. The following is a brief summary of some of the basic statutes and regulations that apply to the Company and Bank of NC, but it is not a complete discussion of all the laws that affect BNC and Bank of NC’s business. Supervision, regulation and examination of Bank of NC by the regulatory agencies are intended primarily for the protection of depositors rather than shareholders of Bank of NC.

Supervision and Regulation of BNC

General. BNC was organized for the purpose of acquiring and holding all of the capital stock of Bank of NC. As a bank holding company subject to the BHCA, BNC is subject to certain regulations of the Federal Reserve. Under the BHCA, a bank holding company such as BNC, which does not qualify as a financial holding company, is prohibited from engaging in activities other than banking, managing or controlling banks or other permissible subsidiaries, furnishing services to or performing services for its subsidiaries or engaging in any other activity that the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The BHCA also prohibits BNC from acquiring direct or indirect control of more than 5% of the outstanding voting stock or substantially all of the assets of any bank or merging or consolidating with another bank holding company without prior approval of the Federal Reserve.

Additionally, the BHCA prohibits BNC from engaging in, or acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in, a non-banking business unless such business is determined by the Federal Reserve to be so closely related to banking as to be properly incident thereto. The BHCA does not place territorial restrictions on the activities of such non-banking related activities.

Similarly, Federal Reserve approval (or, in certain cases, non objection) must be obtained prior to any person acquiring control of BNC. Control is conclusively presumed to exist if, among other things, a person owns, controls, or has the power to vote 25% or more of any class of voting stock of the holding company or controls in any manner the election of a majority of the directors of the holding company. Control is presumed to exist if a person owns, controls, or has the power to vote more than 10% of any class of voting stock and the stock is registered under Section 12 of the Exchange Act or the acquiror will be the largest shareholder after the acquisition.

There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by law and regulatory policy that are designed to minimize potential loss to the depositors of such depository institutions and FDIC insurance funds in the event the depository institution becomes in danger of default or is in default. For example, to avoid receivership of an insured depository institution subsidiary, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that has become “undercapitalized” with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution’s total assets at the time the institution became undercapitalized, or (ii) the amount which is necessary to bring the institution into compliance with all acceptable capital standards as of the time the institution initially fails to comply with such capital restoration plan. Under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. The Federal Reserve under the BHCA also has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve’s determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

In addition, the “cross guarantee” provisions of the Federal Deposit Insurance Act, as amended, require insured depository institutions under common control to reimburse the FDIC for any loss suffered as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross guarantee provisions if it determines that a waiver is in the best interest of the deposit insurance funds. The FDIC’s claim for damages is superior to claims of shareholders of the insured depository institution or any affiliate but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

As a result of BNC’s ownership of Bank of NC, BNC is registered under the bank holding company laws of North Carolina. Accordingly, BNC is also subject to regulation and supervision by the Commissioner.

Financial Services Modernization Legislation.

Gramm-Leach-Bliley Act. The federal Gramm-Leach-Bliley Act enacted in 1999 (the “GLB Act”) dramatically changed various federal laws governing the banking, securities, and insurance industries. The GLB Act has expanded opportunities for banks and bank holding companies to provide services and engage in other revenue-generating activities that previously were prohibited to them. However, this expanded authority also may present BNC with new challenges as our larger competitors are able to expand their services and products into areas that are not feasible for smaller, community oriented financial institutions. The GLB Act has had a significant economic impact on the banking industry and on competitive conditions in the financial services industry generally.

USA Patriot Act of 2001. The USA Patriot Act of 2001 was enacted in response to the terrorist attacks that occurred on September 11, 2001. The Act is intended to strengthen the ability of U.S. law enforcement and the intelligence community to work cohesively to combat terrorism on a variety of fronts. The potential impact of the Act on financial institutions of all kinds is significant and wide ranging. The Act contains sweeping anti-money laundering and financial transparency laws and imposes various regulations, including standards for verifying customer identification at account opening, and rules to promote cooperation among financial institutions, regulators, and law enforcement entities in identifying parties that may be involved in terrorism or money laundering.

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 contains sweeping changes to federal legislation, addressing accounting, corporate governance and financial disclosure issues. The impact of the Sarbanes-Oxley Act is wide-ranging as it applies to all public companies and imposes significant new requirements for public company governance and disclosure requirements. In general, the Sarbanes-Oxley Act mandates corporate governance and financial reporting requirements intended to enhance the accuracy and transparency of public companies’ reported financial results. It establishes new responsibilities for corporate chief executive officers, chief financial officers and audit committees in the financial reporting process and creates a new regulatory body to oversee auditors of public companies. It backs these requirements with new SEC enforcement tools, increases criminal penalties for federal mail, wire and securities fraud, and creates new criminal penalties for document and record destruction in connection with federal investigations. It also increases the opportunity for more private litigation by lengthening the statute of limitations for securities fraud claims and providing new federal corporate whistleblower protection. The economic and operational effects of this legislation on public companies, including BNC, are significant in terms of the time, resources and costs associated with complying with the law. Because the Sarbanes-Oxley Act, for the most part, applies equally to larger and smaller public companies, BNC is presented with additional challenges as a smaller, community-oriented financial institution seeking to compete with larger financial institutions in our market.

Capital Adequacy Guidelines for Holding Companies. The Federal Reserve has adopted capital adequacy guidelines for bank holding companies and banks that are members of the Federal Reserve system and have consolidated assets of $150 million or more.

Bank holding companies subject to the Federal Reserve’s capital adequacy guidelines are required to comply with the Federal Reserve’s risk based capital guidelines. Under these regulations, the minimum ratio of total capital to risk weighted assets (including certain off balance sheet activities, such as standby letters of credit) is 8%. At least half of the total capital is required to be “Tier I capital,” principally consisting of common shareholders’ equity, non-cumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less certain goodwill items. The remainder (“Tier II capital”) may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk based capital guidelines, the Federal Reserve has adopted a minimum Tier I capital (leverage) ratio, under which a bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank holding company which has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a Tier I capital (leverage) ratio of at least 1% to 2% above the stated minimum.

Dividend and Repurchase Limitations. BNC must obtain Federal Reserve approval in order to use more than 10% of its net worth to make stock repurchases during any 12 month period unless BNC (i) both before and after the redemption satisfies capital requirements for “well capitalized” state member banks; (ii) received a one or two rating in its last examination; and (iii) is not the subject of any unresolved supervisory issues. Although the payment of dividends and repurchase of stock by BNC are subject to the requirements and limitations of North Carolina corporate law, except as set forth in this paragraph, neither the Commissioner nor the FDIC have promulgated any regulations specifically limiting the right of BNC to pay dividends and repurchase shares. The ability of BNC to pay dividends or repurchase shares may be dependent upon BNC’s receipt of dividends from Bank of NC. Bank of NC’s ability to pay dividends is limited.

Capital Maintenance Agreement. In order to acquire control of Bank of NC, BNC was required to execute a capital maintenance agreement under which it has agreed to maintain Bank of NC’s capital in an amount sufficient to enable Bank of NC to satisfy all regulatory capital requirements.

Federal Securities Laws. BNC has registered its common stock with the SEC pursuant to Section 12(g) of the Exchange Act. As a result of such registration, the proxy and tender offer rules, insider trading reporting requirements, annual and periodic reporting and other requirements of the Exchange Act are applicable to BNC.

Supervision and Regulation of Bank of NC

General. Bank of NC is an insured North Carolina chartered commercial bank that is a member of the FHLB system. Its deposits are insured through the FDIC’s Bank Insurance Fund (“BIF”), and it is subject to supervision and examination by and the regulations and reporting requirements of the FDIC and the Commissioner, which are its primary federal and state banking regulators respectively. Bank of NC is not a member bank of the Federal Reserve System.

As an insured bank, Bank of NC is prohibited from engaging as principal in any activity that is not permitted for national banks unless (1) the FDIC determines that the activity or investment would not pose a significant risk to the BIF and (2) Bank of NC is, and Bank of NC continues to be, in compliance with the capital standards that apply to it. Bank of NC also is prohibited from directly acquiring or retaining any equity investment of a type or in an amount that is not permitted for national banks.

In addition, Bank of NC is subject to various regulations promulgated by the Federal Reserve including, without limitation, Regulation B (Equal Credit Opportunity), Regulation D (Reserves), Regulation E (Electronic Fund Transfers), Regulation O (Loans to Executive Officers, Directors and Principal Shareholders), Regulation W (Transactions Between Member Banks and Affiliates), Regulation Z (Truth in Lending), Regulation CC (Availability of Funds) and Regulation DD (Truth in Savings).

The FDIC and the Commissioner have broad powers to enforce laws and regulations applicable to Bank of NC. Among others, these powers include the ability to assess civil money penalties, to issue cease and desist or removal orders, and to initiate injunctive actions. In general, these enforcement actions may be initiated in response to violations of laws and regulations and the conduct of unsafe and unsound practices.

Bank of NC’s business also is influenced by prevailing economic conditions and governmental policies, both foreign and domestic, and by the monetary and fiscal policies of the Federal Reserve Board (even though Bank of NC is not a member bank of the Federal Reserve System). The Federal Reserve Board’s actions and policy directives determine to a significant degree the cost and availability of funds Bank of NC obtains from money market sources for lending and investing, and they also influence, directly and indirectly, the rates of interest Bank of NC pays on its time and savings deposits and the rates Bank of NC charges on commercial bank loans.

Transactions with Affiliates. BNC and Bank are subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

•	a bank’s loans or extensions of credit to, or investment in, its affiliates;

•	assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve Board;

•	the amount of loans or extensions of credit by a bank to third parties which are collateralized by the securities or obligations of the bank’s affiliates; and

•	a bank’s guarantee, acceptance or letter of credit issued on behalf of one of its affiliates.

The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank’s capital and surplus and, as to all affiliates combined, to 20% of a bank’s capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. Bank of NC must also comply with other provisions designed to avoid the taking of low-quality assets from an affiliate.

Bank of NC is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits a bank from engaging in the above transactions with its affiliates unless the transactions are on terms substantially the same, or at least as favorable to the bank or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

Federal law also places restrictions on our ability to extend credit to our executive officers, directors, principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

FDIC Insurance Assessments. Bank of NC is also subject to insurance assessments imposed by the FDIC. The FDIC currently uses a risk-based assessment system that takes into account the risks attributable to different categories and concentrations of assets and liabilities for purposes of calculating deposit insurance assessments payable by insured depository institutions. The risk-based assessment system categorizes institutions as “well capitalized,” “adequately capitalized” or “undercapitalized.” These three categories are substantially similar to the prompt corrective action categories (see “Prompt Corrective Action”), with the “undercapitalized” category including institutions that are “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized” for prompt corrective action purposes. Institutions also are assigned by the FDIC to one of three supervisory subgroups within each capital group. The particular supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution’s primary federal banking regulator and information which the FDIC determines to be relevant to the institution’s financial condition and the risk posed to the deposit insurance fund. An institution’s insurance assessment rate then is determined based on the capital category and supervisory subgroup to which it is assigned. Under the risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates (ranging from zero to 27 basis points) are applied. In addition, Bank of NC pays premiums assessed against all banks based on their deposit levels to service debt on bonds issued to recapitalize the deposit insurance funds.

An institution’s deposit insurance may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment Act. Under the Community Reinvestment Act as implemented by regulations of the FDIC, an insured institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution’s discretion to develop, consistent with the Community Reinvestment Act, the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the federal banking regulators, in connection with their examinations of insured institutions, to assess the institutions’ records of meeting the credit needs of their communities, using the ratings of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance,” and to take that record into account in its evaluation of certain applications by those institutions. All institutions are required to make public disclosure of their Community Reinvestment Act performance ratings. Bank of NC received a “satisfactory” rating in its last Community Reinvestment Act examination.

Capital Adequacy Requirements Applicable to Bank of NC. Bank of NC is required to comply with the capital adequacy standards established by the FDIC. The FDIC has promulgated risk-based capital and leverage capital guidelines for determining the adequacy of a bank’s capital, and all applicable capital standards must be satisfied for Bank of NC to be considered in compliance with the FDIC’s requirements.

Under the FDIC’s risk-based capital measure, the minimum ratio (“Total Risk-Based Capital Ratio”) of a bank’s total capital to its risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is

8.0%. At least half of total capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying non-cumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets (“Tier 1 Capital”). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, a limited amount of loan loss reserves, and net unrealized holding gains on equity securities (“Tier 2 Capital”). At March 31, 2006, Bank of NC’s Total Risk-Based Capital Ratio and its ratio of Tier 1 Capital to risk-weighted assets (“Tier 1 Risk-Based Capital Ratio”) were 15.40% and 14.14%, respectively, which were well above the FDIC’s minimum risk-based capital guidelines.

Under the FDIC’s leverage capital measure, the minimum ratio (the “Leverage Capital Ratio”) of Tier 1 Capital to total assets is 3.0% for banks that meet certain specified criteria, including having the highest regulatory rating. All other banks generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimum. The FDIC’s guidelines also provide that banks experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum levels without significant reliance on intangible assets, and the FDIC has indicated that it will consider a bank’s “Tangible Leverage Ratio” (deducting all intangible assets) and other indicia of capital strength in evaluating proposals for expansion or new activities. At March 31, 2006, Bank of NC’s Leverage Capital Ratio was 10.57%, which was well above the FDIC’s minimum leverage capital guidelines.

Failure to meet the FDIC’s capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See “Prompt Corrective Action.” The FDIC also considers interest rate risk (arising when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank’s capital adequacy. Banks with excessive interest rate risk exposure may be required to maintain higher levels of capital to protect them against that exposure.

Loans To One Borrower. Bank of NC is subject to the Commissioner’s loans to one borrower limits. As of March 31, 2006, the largest aggregate amount of loans that Bank of NC had to any one borrower and its affiliates was $2.0 million. Theses loans were performing in accordance with their original terms. Bank of NC does not believe that the loans to one borrower limits will have a significant impact on its business, operations and earnings.

Limits on Rates Paid on Deposits and Brokered Deposits. Regulations enacted by the FDIC place limitations on the ability of insured depository institutions to accept, renew or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions in the depository institution’s normal market area. Under these regulations, “well capitalized” depository institutions may accept, renew or roll-over such deposits without restriction, “adequately capitalized” depository institutions may accept, renew or roll-over such deposits with a waiver from the FDIC (subject to certain restrictions on payments of rates) and “undercapitalized” depository institutions may not accept, renew, or roll-over such deposits. The regulations contemplate that the definitions of “well capitalized,” “adequately capitalized” and “undercapitalized” will be the same as the definitions adopted by the FDIC to implement the corrective action provisions discussed below. See “Prompt Corrective Action.” As of March 31, 2006, Bank of NC was considered “well capitalized,” and, thus, was not subject to the limitations on rates payable on its deposits.

Federal Home Loan Bank System. The FHLB system provides a central credit facility for member institutions. In December 2004, the FHLB of Atlanta implemented a new capital plan. As a member of the FHLB of Atlanta and under the new capital plan, Bank of NC is required to own capital stock in the FHLB of Atlanta in an amount at least equal to 0.20% (or 20 basis points) of Bank of NC’s total assets at the end of each calendar year, plus 4.5% of its outstanding advances (borrowings) from the FHLB of Atlanta under the new activity-based stock ownership requirement. On March 31, 2006, Bank of NC was in compliance with this requirement.

Reserve Requirements. Under regulations of the Federal Reserve Board, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts equal to specified percentages of the balances of those accounts. These percentages are subject to adjustment by the Federal Reserve Board. Because Bank of NC’s reserves are required to be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, one effect of the reserve requirement is to reduce the amount of Bank of NC’s interest-earning assets. At March 31, 2006, Bank of NC met FDIC reserve requirements.

Bank of NC also is subject to the reserve requirements established by the Commissioner. North Carolina law requires state non-member banks to maintain, at all times, a reserve fund in an amount set by regulation of the Commissioner. Currently, the Commissioner requires Bank of NC to maintain and establish reserves at the level required by the Federal Reserve Board for non-member banks. The reserve must consist of cash on hand, balances payable on demand, certain unencumbered interest-bearing obligations, and balances maintained at the Federal Reserve Bank. A bank that fails to maintain reserves at or above the legal requirement is prohibited generally from making new loans or discounts or paying dividends from its profits. In addition, the Commissioner has established surplus requirements applicable to state-chartered commercial banks. Bank of NC must maintain a surplus equal to 50% of Bank of NC’s common capital stock. At March 31, 2006, Bank of NC met both the Commissioner’s reserve and surplus requirements.

Prompt Corrective Action. Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the FDIC has established five capital categories (“well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized,” and “critically undercapitalized”). The FDIC is required to take certain mandatory supervisory actions, and is authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of any action taken will depend upon the capital category in which an institution is placed. Generally, subject to a narrow exception, current federal law requires the FDIC to appoint a receiver or conservator for an institution that is critically undercapitalized.

Under the FDIC’s rules implementing the prompt corrective action provisions, an insured, state-chartered bank that (i) has a Total Risk-Based Capital Ratio of 10.0% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Capital Ratio of 5.0% or greater, and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the FDIC, is deemed to be “well capitalized.” A bank with a Total Risk-Based Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Capital Ratio of 4.0%” or greater, is considered to be “adequately capitalized.” A bank that has a Total Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Capital Ratio of less than 4.0%, is considered to be “undercapitalized.” A bank that has a Total Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Capital Ratio of less than 3.0%, is considered to be “significantly undercapitalized,” and a bank that has a ratio of tangible equity capital to assets equal to or less than 2.0% is deemed to be “critically undercapitalized.” For purposes of these rules, the term “tangible equity” includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards (see “Capital Adequacy Requirements of the Bank”), plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets (with certain exceptions). A bank may be deemed to be in a capitalization category lower than indicated by its actual capital position if it receives an unsatisfactory examination rating.

A bank that is categorized as “undercapitalized,” “significantly undercapitalized,” or “critically undercapitalized,” is required to submit an acceptable capital restoration plan to the FDIC. An “undercapitalized” bank also is generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the FDIC is given authority with respect to any “undercapitalized” bank to take any of the actions it is required to or may take with respect to a “significantly undercapitalized” bank if it determines that those actions are necessary to carry out the purpose of the law.

At March 31, 2006, Bank of NC had the requisite capital levels to qualify as “well capitalized.”

Interstate Banking. The BHCA, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, permits adequately capitalized and managed bank holding companies to acquire control of the assets of banks in any state. Acquisitions are subject to antitrust provisions that cap at 10% the portion of the total deposits of insured depository institutions in the United States that a single bank holding company may control and generally cap at 30% the portion of the total deposits of insured depository institutions in a state that a single bank holding company may control. Under certain circumstances, states have the authority to increase or decrease the 30% cap, and states may set minimum age requirements of up to five years on target banks within their borders.

Subject to certain conditions and the states’ right to opt out of certain provisions, the interstate banking laws also permit interstate branching by allowing a bank in one state to merge with a bank located in a different state. Each state was allowed to accelerate the effective date for interstate mergers by adopting a law authorizing merger transactions prior to June 1, 1997, or it could “opt out” and thereby prohibit interstate branching by enacting legislation to that effect prior to that date. The interstate banking laws also permit banks to establish branches in other states by opening new branches or acquiring existing branches of other banks, provided the laws of those other states specifically permit that form of interstate branching. North Carolina has adopted statutes that, under certain conditions, authorize out-of-state bank holding companies and banks to acquire or merge with North Carolina banks and to establish or acquire branches in North Carolina.

Restrictions on Dividends and Other Capital Distributions. Under North Carolina law, Bank of NC may pay dividends only from its undivided profits. However, if Bank of NC’s surplus is less than 50% of Bank of NC’s paid-in capital stock, then Bank of NC’s directors may not declare any cash dividend until Bank of NC has transferred from undivided profits to surplus 25% of Bank of NC’s undivided profits or any lesser percentage necessary to raise Bank of NC’s surplus to an amount equal to 50% of its paid-in capital stock.

In addition to the restrictions described above, other state and federal statutory and regulatory restrictions apply to Bank of NC’s payment of cash dividends on its common stock. As an insured depository institution, federal law prohibits Bank of NC from making any capital distributions, including the payment of a cash dividend, if Bank of NC is, or after making the distribution would become, “undercapitalized” (as that term is defined in the Federal Deposit Insurance Act). Additionally, if in the opinion of the FDIC an insured depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the FDIC may require, after notice and hearing, that the institution cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings, and, under the Federal Deposit Insurance Act, no dividend may be paid by an insured bank while it is in default on any assessment due the FDIC. Bank of NC’s payment of dividends also could be affected or limited by other factors, such as events or circumstances that lead the FDIC to require that Bank of NC maintains capital in excess of regulatory guidelines.

In the future, Bank of NC’s ability to declare and pay cash dividends will be subject to its Board of Directors’ evaluation of its operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. There is no assurance that, in the future, Bank of NC will have funds available to pay cash dividends or, even if funds are available, that Bank of NC will pay dividends in any particular amounts or at any particular times, or that Bank of NC will pay dividends at all.

Other Federal and North Carolina Regulations. The federal banking agencies, including the FDIC, have developed joint regulations requiring disclosure of contingent assets and liabilities and, to the extent feasible and practicable, supplemental disclosure of the estimated fair market value of assets and liabilities. Additional joint regulations require annual examinations of all insured depository institutions by the appropriate federal banking agency, with some exceptions for small, well-capitalized institutions and state-chartered institutions examined by state regulators, and establish operational and managerial, asset quality, earnings and stock valuation standards for insured depository institutions, as well as compensation standards when such compensation would endanger the insured depository institution or would constitute an unsafe practice.

CAPITALIZATION

Bank of NC and SterlingSouth are subject to risk-based and leverage capital requirements and were both in compliance with applicable minimum capital requirements as of December 31, 2005. Neither Bank of NC nor SterlingSouth has been advised by any federal banking agency of any specific minimum leverage ratio requirement applicable to it. The following table sets forth the regulatory capital positions of Bank of NC and SterlingSouth on a historical basis, and of Bank of NC on a pro forma combined basis, as of December 31, 2005.

	Leverage Capital		Risk-Based Capital
			Tier I		Total
	Amount	% of Assets	Amount	% of Assets	Amount	% of Assets
	(Dollars in Thousands)
Assets
Bank of NC
Actual	$38,827	7.06%	$38,827	7.26%	$59,260	11.07%
Minimum capital standard	21,986	4.00%	21,404	4.00%	42,808	8.00%
Excess of actual regulatory over minimum regulatory capital standard	16,841	3.06%	17,423	3.26%	16,452	3.07%
SterlingSouth
Actual	13,320	8.79%	13,320	9.83%	14,986	11.06%
Minimum capital standard	6,065	4.00%	5,419	4.00%	10,838	8.00%
Excess of actual regulatory over minimum regulatory capital standard	7,255	4.79%	7,901	5.83%	4,148	3.06%
Bank of NC pro forma combined
Actual	51,121	7.29%	51,121	7.62%	70,019	10.44%
Minimum capital standard	28,051	4.00%	26,826	4.00%	53,645	8.00%
Excess of actual regulatory over minimum regulatory capital standard	23,070	3.29%	24,299	3.62%	16,374	2.44%

Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business.

The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the federal banking agencies have, pursuant to Federal Deposit Insurance Corporation Improvement Act, adopted regulations which require regulators to consider interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank’s capital adequacy. The bank regulatory agencies have concurrently proposed a methodology for evaluating interest rate risk which would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

CAPITAL STOCK OF BNC AND STERLINGSOUTH

The current rights of a shareholder of SterlingSouth are governed by SterlingSouth’s Articles of Incorporation (“SterlingSouth Articles”) and Bylaws, and the Banking Statutes and the NCBCA. Upon consummation of the Merger, if a SterlingSouth shareholder becomes a BNC shareholder, those rights will be the same as all other BNC shareholders and will be governed by BNC’s Articles of Incorporation (“BNC Articles”), and Bylaws and by the NCBCA. Certain differences exist between the current rights of a holder of SterlingSouth common stock and those rights after the Effective Time as a holder of BNC common stock.

Neither BNC’s nor SterlingSouth’s common stock is issued by the FDIC or guaranteed by the issuer and both are subject to investment risk, including the possible loss of principal. The following is a discussion of the major legal issues associated with owning common stock of either BNC or SterlingSouth. There are material differences in the shareholder ownership rights of these organizations. SterlingSouth is a North Carolina banking corporation, and the rights of the holders of SterlingSouth’s common stock are governed by its Articles of Incorporation, the Banking Statutes, and, to the extent not inconsistent with the Banking Statutes, by the NCBCA. BNC is a North Carolina

business corporation, and the rights of the holders of its common stock are governed by its Articles and the NCBCA. There are differences in the Banking Statutes and the NCBCA. Therefore, in some ways, the rights of BNC’s shareholders are different from those of SterlingSouth’s shareholders. While it is not practicable to describe all differences, those basic differences which SterlingSouth’s and BNC’s managements believe will have the most significant effect on the rights of SterlingSouth’s shareholders when they become BNC shareholders are discussed below.

The following is only a general summary of certain material differences in the rights of BNC’s and SterlingSouth’s shareholders and is not intended to be complete. You should review BNC’s Articles, SterlingSouth’s Articles, BNC’s and SterlingSouth’s respective Bylaws, and the other governing instruments of BNC and SterlingSouth, and the Banking Statutes and the NCBCA for a more complete description of such differences. Copies of BNC’s Articles and Bylaws may be obtained at no charge by making a written request to Bank of North Carolina, P.O. Box 1148, Thomasville, North Carolina 27361-1148, Attention: W. Swope Montgomery, Jr. Copies of SterlingSouth’s Articles and Bylaws may be obtained at no charge by making a written request to SterlingSouth Bank, 3202 Northline Avenue, Greensboro, North Carolina 27408, Attention: Ralph N. Strayhorn III.

Authorized Capital Stock

BNC’s authorized capital stock consists of 80 million shares of common stock, with no par value, of which 4,377,908 shares were issued and outstanding at April 18, 2006 and 20 million shares of preferred stock, none of which are currently issued and outstanding.

SterlingSouth’s authorized capital stock consists of five million shares of common stock, with a $5.00 par value per share, of which 1,273,276 shares were issued and outstanding at April 24, 2006 and one million shares of preferred stock with a par value as may be approved by the Commissioner at the time of issuance, none of which are currently issued and outstanding.

Special Meetings of Shareholders

BNC’s Bylaws require that a special meeting of shareholders may be called by the Chief Executive Officer, President, Chairman or Vice Chairman of the Board of Directors of BNC.

Under SterlingSouth’s Bylaws, a special meeting of SterlingSouth’s shareholders may be called by SterlingSouth’s President, Chairman of the Board, the Secretary of the Bank or the Board of Directors.

Directors

Number of directors. Under BNC’s Articles and Bylaws, its Board of Directors consists of not less than five nor more than 30 directors, with the actual number of directors to be determined by the BNC Board of Directors from time to time within the above minimum and maximum numbers. The number of directors is currently fixed at 15.

SterlingSouth’s Articles and Bylaws provide that the number of directors of SterlingSouth shall not be less than seven nor more than 17, with the actual number at or within this range to be determined by SterlingSouth’s Board of Directors from time to time. The number of SterlingSouth directors is currently fixed at 12.

Election of directors. BNC’s directors are divided into three classes, with each class elected to staggered three-year terms so that the terms of approximately one-third of BNC’s directors expire each year. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

SterlingSouth has the same provisions concerning the election of directors.

Vacancies on the Board of Directors. BNC’s Bylaws authorize BNC’s Board or its shareholders to appoint new directors to fill vacancies in the number of BNC’s directors. SterlingSouth’s Bylaws have substantially the same provisions, except that a vacancy created by an increase in the authorized number of directors may only be filled by election at an annual meeting of shareholders.

Removal of directors. BNC’s Bylaws provide that a BNC director may be removed with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. However, a director may not be removed at a meeting unless the notice of that meeting states that one of the purposes of the meeting is removal of the director.

SterlingSouth’s Bylaws provide that directors may be removed with or without cause by either a two-thirds vote of all the directors or a vote of the shareholders whenever the number of votes cast in favor of a removal of a director exceeds the number of votes cast against the removal. However, a director may not be removed by the SterlingSouth shareholders at a meeting unless the notice states that the purpose, or one of the purposes of the meeting, is removal of a director.

Release from liability. BNC’s Articles and SterlingSouth’s Articles provide that to the extent permitted by the NCBCA and/or the Banking Statutes, their directors are not personally liable to the company or any of its shareholders for monetary damages or otherwise for breach of their duties as directors. The SterlingSouth Articles further provide that the elimination of personal liability will not apply to acts or omissions that would be inconsistent with the Banking Statutes or with the business of banking.

Nominations. BNC’s Bylaws provide that no person can be elected, re-elected or appointed a director after attaining 70 years of age.

SterlingSouth Bylaws provide that each director of SterlingSouth must beneficially own unencumbered shares of BNC common stock having an aggregate “book value” of at least $1,000 and at least three-fourths of the directors must be residents of North Carolina. As with BNC, no person is eligible for re-election after reaching the age of 70.

Business Combinations and Changes in Control

High vote provisions. In general, the Banking Statutes require that any merger, share exchange, voluntary liquidation or transfer of substantially all the assets (other than in the ordinary course of business) of a state-chartered commercial bank be approved by the bank’s shareholders by two-thirds of the votes entitled to be cast on the proposed transaction. In addition, SterlingSouth’s Articles provides that in the case of a proposed change in control, the directors may consider the social and economic effects of the offer on its employees, depositors, customers, creditors and the community which SterlingSouth serves.

BNC’s Articles provide that the affirmative vote of 75% or more of the outstanding BNC common stock is required for the approval of a change in control; however this 75% vote requirement is not applicable, and the transaction may be approved by a majority of the shares of BNC common stock issued and outstanding, if the change in control is approved by the directors then-serving on the BNC Board of Directors.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act generally requires that, unless certain “fair price” and procedural requirements are satisfied, an affirmative vote of 95% of a corporation’s voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation’s voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. The Shareholder Protection Act is not applicable to BNC, but is applicable to SterlingSouth.

Control Share Merger Act. The North Carolina Control Share Merger Act generally provides that, except as provided below, “Control Shares” will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation’s directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors of the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at their fair value. The Control Share Act is not applicable to BNC, but is applicable to SterlingSouth.

Amendment of Organizational Documents

BNC and SterlingSouth Articles. Subject to certain conditions, an amendment to BNC’s Articles may be effected if the amendment is approved by the vote of the holders of a majority of the BNC common stock present at the shareholders meeting at which such amendment proposal is considered. SterlingSouth Articles contain identical provisions.

Bylaws. BNC’s Bylaws may be amended or repealed, and new Bylaws may be adopted, by the affirmative vote of a simple majority of BNC’s directors. No bylaw adopted or amended by the shareholders can be altered or repealed by the Board of Directors.

SterlingSouth’s Bylaws have substantially the same provisions except that the Board of Directors does not have the power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; or (2) providing for the management of the Bank otherwise than by the Board of Directors or its Executive Committee.

Anti-Takeover Effect of Certain Provisions

The ability of BNC’s Board to expand the number of directors up to 30, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the BNC Board of Directors to prevent, for a period of time, a person or entity owning a majority of the voting shares of BNC from electing a majority of the directors of BNC’s Board. The overall effect of the classification of BNC’s Board may be to delay a dissatisfied shareholder or anyone who obtains a majority of the BNC common stock from electing its designees to a majority of the seats on the BNC Board. Further, the super majority voting provisions described above in “Business Combinations and Changes in Control,” also serve as an anti-takeover device in situations where the BNC Board of Directors are not in favor of the change in control.

Repurchase of Capital Stock.

SterlingSouth. Under Chapter 53, SterlingSouth must obtain the prior approval of the holders of two-thirds of its outstanding shares, as well as the prior approval of the Commissioner and the FDIC, before it can repurchase any of its shares of capital stock.

BNC. Under Chapter 55, BNC may repurchase its capital stock by action of its Board of Directors without the prior approval of its shareholders. However, as a bank holding company, BNC is required to give the Federal Reserve at least 45 days prior written notice of the purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by BNC for all purchases or redemptions of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of BNC’s consolidated net worth as of the date of such notice. The Federal Reserve may permit a purchase or redemption to be accomplished prior to expiration of the 45 day notice period if it determines that the repurchase or redemption would not constitute an unsafe or unsound practice and that it would not violate any applicable law, rule, regulation or order, or any condition imposed by, or written agreement with, the Federal Reserve.

INDEMNIFICATION

The NCBCA and the Banking Statutes provide for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation’s request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

Permissible indemnification. Under the NCBCA and the Banking Statutes, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

Mandatory indemnification. Unless limited by the corporation’s charter, the NCBCA and the Banking Statutes requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding.

Advance for expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

Court-ordered indemnification. Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Voluntary indemnification. In addition to and separate and apart from “permissible” and “mandatory” indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney’s fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

Parties entitled to indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

Indemnification by SterlingSouth. SterlingSouth’s Articles and Bylaws provide for indemnification of SterlingSouth’s directors and officers to the fullest extent permitted by the Banking Statutes, and requires its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

Indemnification by BNC. BNC’s Articles and Bylaws provide for the indemnification of its officers and directors to the fullest extent allowed by applicable law.

BNC PROPOSAL 2

ELECTION OF DIRECTORS

BNC Nominees

The Bylaws of the Company provide that the number of directors of the Company will not be less than five nor more than 30. The exact number of directors is to be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at 15 members.

The Company’s Bylaws provide that, so long as the total number of directors is nine or more, the directors are to be divided into three classes, as nearly equal as possible in number. Each class of directors will be elected for terms of three years or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify. In the event of any increase or decrease in the number of directors at a time that the directors are classified, the additional or eliminated directorships will be classified so that all classes of directors remain or become as nearly equal as possible in number.

The Board of Directors has nominated W. Swope Montgomery, Jr., Richard D. Callicutt, II and Robert A. Team, Jr., for election as directors to serve for a three-year term or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualify. All of these nominees currently serve as directors of the Company.

In addition, the Board of Directors, pursuant to the Merger Agreement and subject to completion of the Merger, has nominated Ralph N. Strayhorn III and Thomas R. Sloan for election to serve as directors for a one-year term expiring in 2007 and Charles T. Hagan, III and Randall R. Kaplan, for election as directors, each for a three-year term. These individuals, currently serving as SterlingSouth directors, would begin to serve as directors of BNC after the Effective Time, but only when the Merger is completed. In the event that any of the nominees become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead another person recommended by the BNC Board of Directors or to reduce the number of directors to be elected at the BNC Annual Meeting by the number of persons unable or unwilling to serve (subject to the requirements of BNC’s Articles and Bylaws). The present BNC Board of Directors has no reason to believe that any of the nominees named below will be unable to serve if elected to office. In order to be elected as a director, a nominee needs to receive a plurality of the votes cast.

The persons named in the accompanying form of proxy will serve as proxyholders for shareholders who cannot be present at the BNC Annual Meeting in person intend to vote any shares of the common stock represented by valid proxies received by them to elect the five (5) nominees listed below as directors for the term expiring at the 2009 Annual Meeting of the shareholders and two (2) nominees listed below as directors for a one-year term expiring in 2007, unless authority to vote is withheld or the proxies are revoked.

The following table sets forth for each nominee, his name, age as of December 31, 2005, principal occupation during the last five years and the year he was first elected as a director of Bank of NC or BNC. Nominees marked with an asterisk are currently serving as directors of SterlingSouth.

NOMINEES FOR BNC BOARD OF DIRECTORS

Name and Age	Position(s) Held	Principal Occupation During Last Five Years	Director of Bank Since	Director of Company Since	Term Expires
W. Swope Montgomery, Jr. (57)	Director, President and Chief Executive Officer	President and Chief Executive Officer, Bank of NC and BNC	1991	2002	2006

Name and Age	Position(s) Held	Principal Occupation During Last Five Years	Director of Bank Since	Director of Company Since	Term Expires
Richard D. Callicutt, II (47)	Director, Chief Operating Officer, Executive Vice President	Chief Operating Officer, Executive Vice President, Bank of NC and BNC	2003	2003	2006

Robert A. Team, Jr. (51)	Director	President, Carolina Investment Properties, Inc.	2000	2002	2006

Ralph N. Strayhorn III* (51)	Director	President and Chief Executive Officer of SterlingSouth Bank & Trust Company	____	____	____

Thomas R. Sloan* (61)	Director	Internal consultant, Easilor Laboratories of America (optical equipment and supplies), Greensboro, NC since 2003; prior to that, Chairman of the same	____	____	____

Charles T. Hagan III* (57)	Director	Member, Nexson, Pruett, Adam, Kleemeier, PLLC (law firm), Greensboro, NC	____	____	____

Randall R. Kaplan* (49)	Director	Chief Executive Officer and Member, Capsule Group, LLC (car wash chain and real estate development)	____	____	____

THE BNC BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE LISTED NOMINEES FOR ELECTION AS DIRECTORS.

The following table sets forth as to each director continuing in office his name, age as of December 31, 2005, principal occupation during the last five years, the term for which he is serving and the year he was first elected as a director of the Bank and the Company.

DIRECTORS CONTINUING IN OFFICE

Name and Age	Position(s) Held	Principal Occupation During Last Five Years	Director of Bank Since	Director of Company Since	Term Expires
Larry L. Callahan (58)	Director	President and Owner, Callahan, Inc. since 1998; Owner, Triad Land Surveying since 2001	2002	2002	2008

Joseph M. Coltrane, Jr. (59)	Director	Attorney at Law, Kernersville, NC	2002	2002	2008

W. Groome Fulton, Jr. (67)	Director	Chairman of the Board, Fulton Associates, Inc., Manufacturers’ Representatives	1991	1991	2008

Name and Age	Position(s) Held	Principal Occupation During Last Five Years	Director of Bank Since	Director of Company Since	Term Expires
Lenin J. Peters, M.D. (54)	Director	President, Bethany Medical Center	1991	2002	2007

Thomas R. Smith, CPA (57)	Director	President, Thomas R. Smith & Associates, P.A.	1997	2002	2007

Colon E. Starrett (67)	Director	Manager, Rex Oil Company	1991	2002	2007

D. Vann Williford (58)	Director	President, Vesco Material Handling Equipment, Inc., d/b/a Atlantic Coast Toyotalift	1991	2002	2007

Richard F. Wood (61)	Director/ Secretary	Financial Advisor/Stock Broker, Wachovia Securities	1991	2002	2007

No director or principal officer is related to another director or principal officer. No director is a director of any company with a class of securities registered pursuant to the Exchange Act.

Meetings of the Board and Committees of the BNC Board

The BNC Board of Directors is scheduled to meet on a monthly basis or as needed. During fiscal 2005, the BNC Board of Directors held 12 meetings. All of the current members of the BNC Board of Directors attended at least 75% of the aggregate number of meetings of the BNC Board of Directors, and committees of the BNC Board on which they served during the year ended December 31, 2005.

The BNC Board of Directors has appointed four standing committees to which certain responsibilities have been delegated—the Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

Director Attendance at Annual Meetings

Although it is customary for all BNC Board members to attend, BNC has no formal policy in place with regard to BNC Board members’ attendance at its annual meeting of shareholders. All Board members attended BNC’s 2005 annual meeting of shareholders, which was held on May 17, 2005.

Process for Communicating with Board Members

BNC does not have a formal procedure for shareholder communication with BNC’s Board of Directors. In general, BNC’s directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the BNC Board, can be directed to W. Swope Montgomery, Jr. Chief Executive Officer, or David B. Spencer, Chief Financial Officer, at BNC’s following address with a request to forward the same to the intended recipient: BNC Bancorp, Post Office Box 1148, Thomasville, North Carolina 27361. Alternatively, shareholders may direct correspondence to the Board, or any of its members, in care of BNC at BNC’s address above. BNC will forward all of these communications received to the intended recipient unopened.

Compensation Committee

BNC’s Compensation Committee consists of W. Groome Fulton, Jr. (chairman), Lenin J. Peters, M.D., Thomas R. Smith, CPA, and D. Vann Williford. The BNC Board of Directors has determined that these directors are “independent” as defined in Rule 4200(a)(15) of the NASD’s listing standards. This Committee determines the compensation of the executive officers of BNC. The Compensation Committee met one time during the fiscal year ended December 31, 2005.

Nominating Committee

BNC’s Nominating Committee consists of W. Groome Fulton, Jr. (chairman), Lenin J. Peters, M.D., Thomas R. Smith, CPA, and D. Vann Williford. The Nominating Committee met one time during the fiscal year ended December 31, 2005. All members of the Nominating Committee are “independent” as defined in the NASD’s listing standards. The Nominating Committee evaluates qualifications and candidates for positions on the BNC Board and nominates new and replacement members for the BNC Board. In addition, the Nominating Committee facilitates an annual evaluation by BNC Board members of the BNC Board, as a whole, and each individual director’s performance.

In reviewing candidates for the BNC Board, the Nominating Committee seeks individuals whose background, knowledge and experience will assist the BNC Board in furthering the interests of BNC and its shareholders. Some of the factors considered in this evaluation include experience in the areas of banking and finance, accounting, and the related businesses of BNC and Bank of NC as well as outstanding achievement in his or her personal career, an understanding of the business environment generally, a willingness to devote adequate time to service on the BNC Board of Directors and integrity. The Nominating Committee reviews the qualifications of, and approves and recommends to the BNC Board, those individuals to be nominated for positions on the BNC Board and submitted to shareholders for election at each Annual Meeting. In addition, the Nominating Committee will consider nominees for the BNC Board by shareholders that are proposed in accordance with the advance notice procedures in our Bylaws which are described in the section of this Proxy Statement entitled “Date of Receipt of Shareholders’ Proposals.”

The Committee identifies director nominees from various sources such as officers, directors, and shareholders and in 2005 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a Committee-recommended nominee. A copy of the BNC Nominating Committee Charter may be obtained at no cost by requesting one from the BNC Secretary at Post Office Box 1148, Thomasville, North Carolina 27361.

Executive Committee

BNC’s Executive Committee consists of W. Groome Fulton, Jr. (chairman), W. Swope Montgomery, Jr., Lenin J. Peters, M.D., Thomas R. Smith, CPA, and D. Vann Williford. The Executive Committee makes recommendations to the full Board of Directors of BNC and acts on policies adopted by the BNC Board of Directors in the absence of a meeting of the entire BNC Board. This Committee generally meets 12 times a year, and during the fiscal year ended December 31, 2005, the Executive Committee met 13 times.

Audit Committee

The BNC Board of Directors has a standing Audit Committee. BNC’s Audit Committee consists of Thomas R. Smith, CPA (chairman), Joseph M. Coltrane, Jr., Richard F. Wood and Colon E. Starrett. The BNC Board of Directors has determined that these directors are “independent” as defined in the NASD’s listing standards and the SEC’s rules and regulations. The Audit Committee meets on an as needed basis (but no less than four times per year) and, among other responsibilities, (i) appoints, compensates and retains BNC’s independent auditor; (ii) oversees the independent auditing of BNC; (iii) arranges for, receives and reviews periodic written and verbal reports from the independent auditors, from management of BNC and from all of BNC’s internal audit contractors; (iv) reviews corporate policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) reviews, develops and implements BNC’s internal audit policies and procedures, and appoints, meets with and oversees all internal audit contractors and the management employees who are directly responsible for those activities; (vi) establishes and reviews annually procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls and auditing matters; (viii) pre-approves all audit and non-audited related services provided by the independent auditor; and (ix) performs other duties as may be assigned to it by the BNC Board of Directors. BNC has adopted a written charter for the Audit Committee, which is reviewed annually, and amended as needed, by the Committee. The Audit Committee met ten times during the fiscal year ended December 31, 2005.

The BNC Board of Directors has determined that Thomas R. Smith, CPA, is an “audit committee financial expert” and “independent” as defined under applicable rules and regulations. The BNC Board’s affirmative determination was based upon, among other things, his educational and professional credentials and financial background.

Report of Audit Committee

The Audit Committee reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and reviewed and discussed the audited financial statements of BNC, both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and BNC that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. Based upon the Audit Committee’s review and discussions with management and the independent auditors referenced above, the Audit Committee recommended to the BNC Board of Directors that BNC’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2005 by Cherry, Bekaert & Holland, BNC’s independent registered public accounting firm for that period, is compatible with maintaining the accountant’s independence. The Audit Committee also reappointed the independent registered public accounting firm and the BNC Board of Directors concurred in such appointment.

Thomas R. Smith, CPA, Chairman
Richard F. Wood
Colon E. Starrett
Joseph M. Coltrane, Jr.

The BNC Board of Directors may appoint other committees to perform certain more limited functions from time to time.

Board of Directors of Bank of NC

Bank of NC currently has an 11-member board of directors that is comprised of all of the same persons who are currently directors of BNC.

Bank of NC’s board of directors has appointed several standing committees to which certain responsibilities have been delegated, including the Asset Liability Committee, Loan Committee and Personnel Committee.

Director’s Compensation

Director’s Fees. For the fiscal year ended December 31, 2005, the Chairman of BNC’s Board of Directors received an annual retainer of $7,000 for his service, each Committee Chairman received an annual retainer of $5,000 for his service, and each other board member received an annual retainer of $3,000 for his service. In addition, members of the BNC Board received $400 and the Chairman of the Board received $700 per meeting of the Board of Directors. Members of the Executive Committee received $500 and the Chairman of the Executive Committee received $500 per Executive Committee meeting. Members of other committees (including Bank of NC committees) received $400 and Chairmen of other Committees received $500 per Committee meeting (except for the Chairman of the Audit Committee, who received $700 per meeting of the Audit Committee). Mr. Montgomery and Mr. Callicutt do not receive compensation for attendance at these meetings.

During 2005, directors’ fees totaled $164,800 in the aggregate. Except for $18,000, these fees were not paid in cash to the directors, but were placed into a “Directors Deferred Compensation Plan” which was approved by the BNC Board of Directors in January 1994. MAGNER Network LLC, in Atlanta, Georgia, administers this plan at an annual cost of $3,620 to the Company. Effective April 2, 2003, BNC established a Rabbi Trust to hold the directors’ accrued benefits under the plan.

Director Stock Option Plan. See “Executive Compensation - Stock Option Plans,” for a discussion of the directors’ benefits under the Stock Option Plan for Non-Employees/Directors.

Executive Officers

The following table sets forth certain information with respect to the persons who are executive officers of either BNC or Bank of NC or both.

Name	Age on December 31, 2004	Positions and Occupations During Last Five Years	Employed By the Bank Since	Employed By the Company Since
W. Swope Montgomery, Jr.	57	President, Chief Executive Officer and Director of BNC and Bank of NC	1991	2002
Richard D. Callicutt, II	47	Executive Vice President, Chief Operating Officer, and Director of BNC and Bank of NC	1991	2002
David B. Spencer	43	Executive Vice President and Chief Financial Officer of BNC and Bank of NC	1997	2002

Management Remuneration

Summary Compensation Table. The following table shows for 2005, 2004, and 2003 the cash and certain other compensation paid to or received or deferred by those current executive officers of BNC and Bank of NC whose compensation exceeded $100,000 in any of those years.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Other Annual Compensation ($)[3]	Restricted Stock Award(s)	Securities Underlying Options (#)	Long- term Incentive Payouts ($)	All Other Compensation ($)[4]
W. Swope Montgomery, Jr. President and Chief Executive Officer	2005 2004 2003	230,000 195,000 174,000	153,000 114,000 114,000	— — —	— — —	31,250 8,700 12,500	— — —	14,938 16,296[5] 9,570

Richard D. Callicutt, II Chief Operating Officer	2005 2004 2003	170,000 145,000 130,900	117,000 82,000 82,500	— — —	— — —	25,000 8,750 10,625	— — —	10,451 10,834[6] 7,200

David B. Spencer Chief Financial Officer	2005 2004 2003	165,000 140,000 95,708	114,000 82,500 62,500	— — —	— — —	25,000 8,750 8,750	— — —	10,818 9,636[7] 5,264

[1]	Includes salary received and amounts deferred during each year at the election of the executive officer pursuant to Bank of NC’s Section 401(k) Retirement Plan.

[2]	Bank of NC awards cash bonuses to its executive officers based on Bank of NC’s results of operations and their individual performance during the year. The amount of the bonus for each executive officer is determined solely by the independent members of BNC’s Board of Directors.

[3]	In addition to compensation listed in the table and the employee benefits (such as group life, hospitalization and disability insurance) pursuant to plans made available by Bank of NC generally to its employees, executive officers receive certain non-cash benefits. The aggregate value of such non-cash compensation received by executive officers of Bank of NC during 2005, 2004, and 2003 did not exceed 10% of the cash compensation paid to the named executive officers, individually or in the aggregate.

[4]	Consists of Bank of NC’s contributions on behalf of the executive officers to Bank of NC’s 401(k) Retirement Plan.

[5]	Also includes imputed income totaling $4,387.62 relating to death benefits provided under executive benefit plans through the use of Bank of NC owned life insurance. See “Salary Continuation and Split Dollar Agreements.”

[6]	Also includes imputed income totaling $1,951.22 relating to death benefits provided under executive benefit plans through the use of Bank of NC owned life insurance. See “Salary Continuation and Split Dollar Agreements.”

[7]	Also includes imputed income totaling $918.46 relating to death benefits provided executive benefit plans through the use of Bank of NC owned life insurance. See “Salary Continuation and Split Dollar Agreements.”

Salary Continuation and Split Dollar Agreements. Neither BNC nor Bank of NC has a pension plan providing for a fixed benefit based on final compensation and years of service. However, in 1998 Bank of NC adopted a supplemental executive retirement plan promising a retirement benefit payable over a 15-year period to selected executives, including Messrs. Montgomery and Callicutt. The retirement benefit payable under the supplemental executive retirement plan could have been as much as 40% of the participating executive’s compensation at retirement. The supplemental executive retirement plan was replaced by Salary Continuation Agreements and Split Dollar Agreements entered into on December 31, 2004 with each of Messrs. Montgomery, Callicutt, and the two other officers who had been participants in the supplemental executive retirement plan. Caps on qualified plan contributions and distributions can limit a bank executive’s retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected or are less severely affected by those caps and they can therefore end their working careers with retirement benefits at 70% to 90% of final pay. Combined with Bank of NC’s portion of social security benefits paid as employer and Bank of NC’s 401(k) plan contributions, the defined benefit amount payable under the Salary Continuation Agreements yields aggregate retirement benefits for an executive more closely approximating the percentage of final pay other Bank of NC staff’s retirement income represents. However, no benefits are payable if the executive’s employment is terminated for cause, if he is removed from office by an order issued under the Federal Deposit Insurance Act, if a receiver is appointed under the Federal Deposit Insurance Act, or if the FDIC enters into an agreement to provide assistance under the Federal Deposit Insurance Act to Bank of NC. The executives’ contractual entitlements under the Salary Continuation Agreements are contractual liabilities of Bank of NC and are not funded.

The Salary Continuation Agreements of Messrs. Montgomery, Callicutt, and Spencer provide for a fixed annual benefit for each executive’s lifetime for retirement on or after the normal retirement age of 65. Beginning one year after payment of the Salary Continuation Agreement benefit commences, the benefit amount will increase 3% annually. The agreements provide for a lesser benefit than the normal retirement benefit in the case of termination because of disability occurring at any age, but the disability benefit does not become payable until the executive attains age 65. If the executive terminates employment before age 65 for reasons other than disability, he will be entitled to a single lump-sum payment. The amount of the early termination benefit is the liability balance, or accrual balance, accumulated by Bank of NC at the end of the year preceding the year in which the executive’s early termination occurred. At the executive’s death, his beneficiaries will be entitled to a payment equal to the accrual balance remaining at the time of the executive’s death, in addition to any benefits payable under the split dollar agreements entered into at the same time as the Salary Continuation Agreements were entered into.

Benefits are payable on an accelerated basis and in a single lump sum if a change in control (as defined in the Salary Continuation Agreements) of BNC occurs, or if the executive is terminated without cause before a change in control occurs but after it is announced.

By the time an executive attains his or her normal retirement age, accounting principles mandate that his or her employer reflect as a liability in its balance sheet the present value of the retirement benefit promised to the executive. This liability balance, or accrual balance, builds up over time through a monthly expense recognized by the employer in its income statement. For each of Messrs. Montgomery, Callicutt, and Spencer the accelerated

Salary Continuation Agreement benefit payable to them after a change in control is the amount projected to be accrued by Bank of NC by the time he attains his normal retirement age, in other words the present value at retirement age of the promised retirement benefit. That amount is payable in a single lump sum within three days after the change in control, or if sooner within three days after termination of employment following announcement of a change in control.

The Salary Continuation Agreements of Messrs. Montgomery, Callicutt, and Spencer also provide for a tax gross-up benefit if the aggregate benefits payable to them after a change in control are subject to excise taxes under sections 280G and 4999 of the Internal Revenue Code. In general terms, Internal Revenue Code section 280G disallows an employer’s compensation deduction for so-called “excess parachute payments” made to an executive after a change in control. Correspondingly, section 4999 imposes a 20% excise tax on the executive receiving excess parachute payments. Payments made to an executive after a change in control are excess parachute payments if they equal or exceed the executive’s base amount multiplied by three. If the payments equal or exceed that threshold, the 20% excise tax is imposed on payments exceeding the executive’s base amount, and the employer’s compensation deduction is forfeited on those same dollars. The executive’s base amount is his five-year average taxable compensation. The additional tax gross-up benefit payable to Messrs. Montgomery, Callicutt, and Spencer would compensate them for excise taxes imposed on them, as well as for taxes imposed on the gross-up benefit itself, but it would not be a deductible payment to Bank of NC. For purposes of the calculation under sections 280G and 4999 of benefits payable after a change in control, the total benefits include severance payable under a severance or employment agreement, accelerated payment or accelerated vesting of benefits under compensation arrangements such as stock option plans and salary continuation agreements, and other benefits whose payment or vesting accelerates because of the change in control. The precise amount of the excise tax gross-up benefit depends on the price paid by the acquiring company, the date when the change in control occurs, the executives’ five-year average taxable compensation at that time, applicable federal and state tax rates, and other factors, including the discount rate employed at the time to determine the present value of accelerated benefits and the number of months remaining until the executive attains his normal retirement age.

Finally, the Salary Continuation Agreements of Messrs. Montgomery, Callicutt, and Spencer provide for reimbursement of their legal fees if the agreements are challenged after a change in control, up to a maximum of $500,000 for each of them.

Over the past three years Bank of NC purchased insurance policies on the lives of the executives who are parties to the Salary Continuation Agreements, with premium payments aggregating more than $3.8 million, including a premium totaling approximately $1.8 million for three separate policies on Mr. Montgomery’s life, a premium totaling approximately $1.0 million for four separate policies on Mr. Callicutt’s life, and a premium totaling approximately $1.0 million for two policies on Mr. Spencer’s life. The premium amounts paid are the property of Bank of NC and provide Bank of NC with a tax equivalent yield which exceeds comparable short-term investment alternatives. Bank of NC expects to recover in full the premiums paid by it from Bank of NC’s portion of the policies’ death benefits. Since the executives have no interest in the premium amounts paid, the premium amounts are not reflected in the Summary Compensation Table. Under Split Dollar Agreements accompanying the Salary Continuation Agreements, when the executive dies his or her beneficiary will be entitled to 100% of the net death proceeds under the life insurance policies. The net death proceeds are the total policy proceeds payable at the executive’s death less the cash surrender value of the policies payable to Bank of NC. In a separate agreement, each executive has agreed to limit their individual death benefits under the policies outlined above to $2.0 million in 2005. These agreements call for the ceiling on the death benefit payments to increase by 3% per year going forward. Bank of NC will be entitled to all cash surrender value of the policy plus any insurance policy death benefits remaining after payment to the executive’s beneficiary. From its portion of the policies’ cash surrender value and death benefits, Bank of NC expects to recover in full its life insurance investment. In addition to this split dollar agreement benefit, the executive’s beneficiaries will also be entitled to receive any accrual balance remaining under his Salary Continuation Agreement at the time of his death.

The Split Dollar Agreements of Messrs. Montgomery, Callicutt, and Spencer also provide that if Bank of NC cancels the insurance policies on these executives’ lives, Bank of NC must pay directly to the executives’ beneficiaries an amount equal to the death benefit that would have been paid under the insurance policies. Bank of NC would also be required to pay an income tax gross-up benefit, compensating for the fact that death benefits paid by an employer are subject to income taxation whereas the receipt of split dollar insurance death benefits is free from federal income taxation.

The following table shows benefits payable under the Salary Continuation Agreements to the executive officers named in the Summary Compensation Table, as well as the life insurance death benefits payable under the associated split dollar agreements.

Named Executive Officer	Initial Lifetime Annual Benefit Payable Under the Salary Continuation Agreement After Normal Retirement Age for . . . (1)		Lump Sum Benefit Payable if Early Termination Occurs in 2006 (3)	Lump Sum Benefit After a Change in Control (4)	Approximate Amount of the Life Insurance Death Benefit if the Executive Dies in 2006 (5)
	Disability Occurring in 2006 (2)	Retirement On or After Normal Retirement Age
W. Swope Montgomery, Jr.	$53,930	$152,300	$451,005	$1,961,144	$2,000,000

Richard D. Callicutt, II	$32,628	$129,500	$142,106	$1,667,552	$2,000,000

David B. Spencer	$15,069	$99,000	$54,978	$1,274,808	$2,000,000

(1)	The disability benefit and the normal retirement benefit increase by 3% each year for the executive’s lifetime. The disability benefit and normal retirement benefit figures in the table above show the benefit payable in the first year only, without taking into account the 3% inflation factor taking effect thereafter.

(2)	For each year of service up to the normal retirement age, the disability benefit amount increases until eventually it equals the amount of the normal retirement benefit. Payment of disability benefits to which an executive becomes entitled does not begin until the executive attains age 65. The benefits shown in this table are not reflected in the Summary Compensation Table included elsewhere in this proxy statement.

(3)	If the executive terminates employment before age 65 for reasons other than disability, in the month after termination of employment he will be entitled a single lump sum payment. The payment will be an amount equal to Bank of NC’s liability accrual balance under the Salary Continuation Agreement at the end of the year preceding the year in which termination of employment occurred.

(4)	After a change in control, or in the case of termination without cause before a change in control but after a change in control is announced, Messrs. Montgomery, Callicutt, and Spencer are entitled to a lump sum payment in an amount equal to the present value at the age 65 normal retirement age of the promised retirement benefit. The benefit is not further discounted to account for the time period between the date of the change in control and the date on which the executive will actually attain age 65. The change-in-control benefits reflected in the table for Messrs. Montgomery, Callicutt, and Spencer equal the present value at age 65 of their lifetime retirement benefits, discounting those benefits using the 6.25% accrual rate currently being employed by Bank of NC. The Salary Continuation Agreements and the employment agreements of Messrs. Montgomery, Callicutt, and Spencer also provide for an excise tax gross-up payment if the total benefits to which they are entitled after a change in control exceed the limits under section 280G of the Internal Revenue Code. The potential gross-up benefits are not reflected in the table above or in the Summary Compensation Table included elsewhere in this proxy statement.

(5)	The portion of the total life insurance proceeds to which the beneficiaries of Messrs. Montgomery, Callicutt, and Spencer are entitled under the split dollar agreements is 100% of the net death benefit, meaning the total death benefit minus the policies’ cash surrender value. Bank of NC’s cost for the insurance purchased on executives’ lives is not reflected in the Summary Compensation Table included elsewhere in this proxy statement. The executives’ beneficiaries are also entitled under the Salary Continuation Agreements to an amount equal to the Bank’s accrual balance at the time of the executive’s death. The accrual balance amount at the end of 2005 is the amount given in the table for the executive’s early termination benefit.

Employment Agreements. BNC and Bank of NC entered into an employment agreement effective December 31, 2004 with Mr. Montgomery, superseding his January 1, 1999 employment agreement. In addition to establishing base compensation at $230,000, the employment agreement also grants miscellaneous fringe benefits, including use of an automobile, reimbursement of club dues, and reimbursement of reasonable business expenses. The employment agreement provides that Mr. Montgomery will be indemnified against liabilities to which he may become subject because of his service to BNC and Bank of NC. The employment agreement has a term of three years, which is automatically extended for one additional year annually unless the Board of Directors determines not to extend the term. The agreement is terminable by BNC or Bank of NC with or without cause, and the agreement terminates automatically when Mr. Montgomery attains age 65. But Mr. Montgomery’s employment may be terminated for cause if and only if, 75% or more of the directors, excluding Mr. Montgomery, vote to terminate his employment with cause at a special board meeting held for that purpose, for which Mr. Montgomery has advance notice and the opportunity to oppose the Board’s action. If Mr. Montgomery’s employment involuntarily terminates without cause or if he voluntarily terminates employment for good reason, he will continue to receive his base salary for the unexpired term of the agreement, he will be paid in cash for the value of his unvested stock options, he will receive cash in an amount equal to the value of unvested contributions to his 401(k) plan account, he will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term of the employment agreement, and he will be entitled to outplacement support of up to $25,000. Good reason for voluntary termination will exist if specified adverse changes in Mr. Montgomery’s employment circumstances occur, such as a reduction in pay or benefits, a reduction in responsibilities, failure to nominate Mr. Montgomery for election to the Board of BNC, failure to appoint him as President and Chief Executive Officer, failure to elect him to the board of Bank of NC, or relocation of BNC’s executive offices by a distance of more than 15 miles. The severance benefits payable to Mr. Montgomery after involuntary termination without cause, voluntary termination for good reason, or termination because of disability are conditional on Mr. Montgomery first entering into an agreement not to compete with BNC and Bank of NC for 15 months after termination.

If involuntary termination of Mr. Montgomery’s employment occurs without cause within 12 months after a change in control or if he voluntarily terminates employment within 12 months after a change in control (as defined in the employment agreement) (regardless of whether termination was for good reason), rather than continued salary for the unexpired term of the employment agreement Mr. Montgomery will be entitled to a lump-sum cash payment equal to his annual compensation multiplied by three. The lump sum is payable without discount for the time value of money. For this purpose, Mr. Montgomery’s annual compensation means the sum of (a) his base salary at the time of the change in control or when his employment terminated, whichever is greater, plus (b) the bonus or incentive compensation earned in the calendar year before the year the change in control occurred or the year termination of employment occurred, again whichever amount is greater. In addition, Mr. Montgomery will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term under the employment agreement, he will become fully vested in benefit arrangements in which he participates, and he will be entitled to a final contribution to his 401(k) plan. Severance benefits payable after a change in control are not conditional on Mr. Montgomery first entering into an agreement not to compete with BNC and Bank of NC. Like his Salary Continuation Agreement, Mr. Montgomery’s employment agreement provides that he will be entitled to a tax gross-up payment if the aggregate benefits payable to him after a change in control are subject to excise taxes under Internal Revenue Code section 4999. Taking into account the employment agreement’s severance benefit and the benefit payable under the Salary Continuation Agreement, BNC and Bank of NC consider it probable that a significant portion of the benefits payable to Mr. Montgomery after a change in control would constitute excess parachute payments, and that a substantial tax gross-up benefit could therefore be payable to him. Lastly, BNC and Bank of NC have also agreed to pay legal fees incurred by Mr. Montgomery if his employment agreement is challenged after a change in control, up to a maximum of $500,000. Mr. Montgomery’s base compensation for 2006 is $265,000.

BNC and Bank of NC entered into essentially identical employment agreements with Messrs. Callicutt and Spencer on December 31, 2004 as described above for Mr. Montgomery. The base compensation established by Mr. Callicutt’s employment compensation is $170,000, and $165,000 for Mr. Spencer. The duration of the provision not to compete with BNC and Bank of NC after termination of employment is 15 months in Mr. Callicutt’s case, and six months for Mr. Spencer. Finally, the definition of good reason does not assure Mr. Callicutt or Mr. Spencer of board service on the boards of either BNC or Bank of NC. In all other respects, the employment agreements of Messrs. Callicutt and Spencer are essentially identical to the employment agreement of Mr. Montgomery. Mr. Callicutt’s and Mr. Spencer’s base compensation for 2006 is $195,000 and $190,000 respectively.

Stock Option Plans

As part of the Bank’s initial offering in 1994, the Board of Directors and the shareholders approved a nonqualified stock option plan for certain initial incorporators and directors (the “Stock Option Plan for Non-Employees/ Directors”) and a qualified incentive stock option plan for key employees (the “Key Employee Option Plan”). The Stock Option Plans for Non-Employees/Directors and the Key Employee Option Plans are referred to collectively as the “Plans”. As part of Bank of NC’s reorganization to holding company form, BNC assumed Bank of NC’s obligations under the Plans.

The purpose of the Plans is to provide an incentive to attract and retain qualified personnel in key positions, to provide directors and key employees with a proprietary interest in BNC, and to reward directors and key employees for outstanding performance. Under the Plans, the option price per share cannot be less than the greater of $4.09 or the fair market value of a share at the time the option is granted. The period for exercising the option is no more than ten years from the date of grant. Options may be granted under the Plans which are either “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code, or “nonqualified stock options” (“NSOs”) in the discretion of the Personnel Committee of BNC.

Omnibus Stock Ownership and Long Term Incentive Plan

In 2004, BNC shareholders approved the Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”), which is administered by the Compensation Committee of the BNC Board of Directors (“Committee”). The purposes of the Omnibus Plan are to encourage and motivate key employees to contribute to the successful performance of BNC, Bank of NC and its subsidiaries and the growth of the market value of the BNC Common Stock; to achieve a unity of purpose among the key employees and BNC’s shareholders by providing ownership opportunities, and a unity of interest in the achievement of BNC’s primary long term performance objectives; and to retain key employees by rewarding them with potentially tax-advantageous future compensation.

The employees of BNC and its subsidiaries, who are designated as eligible participants by the BNC Board of Directors, may receive awards of Rights (as defined below) under the Omnibus Plan. The value of the benefits to be received by participants under the Omnibus Plan are not determinable. On March 16, 2006, the closing price of the common stock on the Nasdaq SmallCap Market was $19.00.

Under the Omnibus Plan, the Committee may grant or award eligible participants (employees of the Company and its subsidiaries) options, rights to receive restricted shares of common stock (“Restricted Stock”), and/or stock appreciation rights (“SARs”). These grants or awards of options, Restricted Stock and/or SARs are referred to as “Rights”. The number of shares of common stock available under the Omnibus Plan for grants of Rights is 150,000, subject to appropriate adjustment for stock splits, stock combinations, reclassifications and similar changes. All Rights must be granted or awarded within ten (10) years of the date of the BNC Board’s adoption of the Omnibus Plan.

If any shares of common stock allocated to Rights granted under the Omnibus Plan are subsequently cancelled or forfeited, those Rights will be available for further allocation upon such cancellation or forfeiture.

BNC may at any time alter, suspend, terminate or discontinue the Omnibus Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which BNC Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The BNC Board may not, without the consent of a participant, make any alteration which would deprive the participant of his rights with respect to any previously granted Rights. Termination of the Omnibus Plan would not affect any previously granted Rights.

During the fiscal year ended December 31, 2005, BNC granted 81,250 options under the Omnibus Plan. The following table provides certain information with respect to those option grants made to W. Swope Montgomery, Jr. Richard D. Callicutt, II and David B. Spencer made during fiscal year ended December 31, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates Of Stock Price Appreciation For Options Term[3]		Alternative To (f) and (g): Grant Date Value[3]
Name	Number of Securities Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price on Date of Grant ($/sh)[2]	Expiration Date	5% ($)	10% ($)	Grant date Present Value $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
W. Swope Montgomery	31,250	38.46%	$15.00	January 1, 2015	$0	$0	—
Richard D. Callicutt, II	25,000	30.77%	$15.00	January 1, 2015	$0	$0	—
David B. Spencer	25,000	30.77%	$15.00	January 1, 2015	$0	$0	—

[1]	All stock options were granted as of January 18, 2005.

[2]	Represents the fair market value of BNC’s common stock on the date of grant (January 18, 2005).

[3]	Options vest based on BNC’s stock price attaining certain targets prior to February 1, 2009. The vesting schedule is as follows: 25% once BNC’s stock price is at $24.00, 40% at $25.60, 60% at $27.20, 80% at $28.80, and 100% at $32.00. At annual assumed rates of appreciation of 5% and 10%, BNC’s stock price would not reach the $24.00 price prior to February 1, 2009, therefore, none of these options would vest. Potential Realizable Value at 5% and 10% rates would be $0.

The following table provides information with respect to outstanding stock options held by W. Swope Montgomery, Jr., Richard D. Callicutt, II, and David B. Spencer during the fiscal year ended December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End[1]		Value of Unexercised in-the-Money Options/SARs at Fiscal Year End[2]
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
W. Swope Montgomery, Jr., President and CEO	17,358	$215,673	70,581	34,000	$948,505	$159,250

Richard D. Callicutt, II, Executive Vice President and Chief Operating Officer	19,060	$302,012	31,528	27,338	$355,323	$129,113

David B. Spencer Executive Vice President and Chief Financial Officer	7,358	$110,406	24,095	26,925	$254,524	$123,978

[1]	Includes options to purchase 34,718 shares of BNC common stock with an exercise price of $3.58 granted to Mr. Montgomery, pursuant to the Key Employee Option Plan on June 18, 1997. All of these options are now vested. Also includes options to purchase 16,114, 13,428, and 7,645 shares of BNC common stock with an exercise price of $5.12 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, pursuant to the Key Employee Option Plan on September 15, 1998. All of these options are now vested. Includes options to purchase 13,750, 11,688 and 9,625 shares of BNC common stock with an exercise price of $6.54 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, under the Key Employee Stock Option Plan on June 17, 2002. Twenty percent (20%) of the options vested immediately, twenty percent (20%) vested on June 17, 2003, twenty percent (20%) vested on June 17, 2004, twenty percent (20%) vested on June 17, 2005 and an additional twenty percent (20%) will vest on June 17, 2006. Includes options to purchase 8,750, 8,750, and 8,750 shares of BNC common stock with an exercise price of $13.00 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, pursuant to the Key Employee Option Plan on August 17, 2004. All of these options are now vested. Includes options to purchase 31,250, 25,000, and 25,000 shares of BNC common stock with an exercise price of $15.00 granted to Mr. Montgomery, Mr. Callicutt and Mr. Spencer, respectively, pursuant to the Omnibus Plan on January 18, 2005. These options vest based on BNC stock price attaining certain targets prior to February 1, 2009. The vesting schedule is as follows: 25% once BNC stock price is at $24.00, 40% at $25.60, 60% at $27.20, 80% at $28.80, and 100% at $32.00. All option numbers and option exercise prices reflect stock splits that occurred since the date of grant.

[2]	The price paid for the BNC common stock on the NASDAQ SmallCap Market on December 31, 2005 was $18.55, which trade occurred on December 30, 2005.

Other Benefits.

Bank of NC maintains a Profit Sharing Plan and Trust with a qualified cash or deferred feature (the “Retirement Plan”) under Section 401(k) of the Code of 1986, as amended (the “Code”). All full-time employees as of the beginning of the plan year are eligible to participate in the Retirement Plan. A participating employee may contribute, through payroll deduction, from 1% to 15% of his/her salary on a tax deferred basis subject to the requirements of Section 401(k) of the Code. Bank of NC has agreed to contribute to the Retirement Plan an amount equal to 100% of such payroll deductions, but no more than 6% of total compensation. BNC can, in its discretion, make additional contributions to the Plan. Any contributions by Bank of NC will be fully vested in the participant if he/she has six years of service with BNC and will be reduced by 20% for each lesser number of years.

	EQUITY COMPENSATION PLAN INFORMATION
Plan category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders	524,980[1]	$7.05	69,820

Equity compensation plans not approved by our shareholders	0	0	0

Total	524,980	$7.05	69,820

[1]	Of the 524,980 stock options issued under the Plans, a total of 433,885 of those stock options have vested or are exercisable within 60 days.

Report of Compensation Committee

In determining the base compensation of each of the executive officers, the Compensation Committee reviewed the executive officer’s contributions to BNC’s overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Compensation Committee also compared the compensation of BNC’s executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in BNC’s market area.

In addition, all of the executive officers of the Bank are eligible to receive discretionary bonuses declared by BNC’s Board of Directors. The amount of any bonuses and/or incentive payments is based upon the net income of Bank of NC in comparison to attainment of corporate budget and attainment of corporate goals and objectives. The Compensation Committee determined that Messrs. Montgomery, Callicutt and Spencer should receive the bonuses as are reported in the “Summary Compensation Table.”

W. Groome Fulton, Jr.
Lenin J. Peters, M.D.
Thomas R. Smith, CPA
D. Vann Williford

Performance Graph

The following graph compares BNC’s cumulative stockholder return on BNC Common Stock with a NASDAQ index and with a southeastern bank index. The graph was prepared by The Carson Medlin Company using data as of December 31, 2005.

BNC BANCORP	100	97	115	176	194	252
INDEPENDENT BANK INDEX	100	124	154	210	249	252
NASDAQ INDEX	100	79	55	82	89	91

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an employee of BNC or any of its subsidiaries. None of our executive officers serve on the compensation committee or as a director of another entity of which an officer or director of BNC serves on the Compensation Committee.

Indebtedness of and Transactions with Management

Bank of NC has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. BNC makes no loans to directors or employees of Bank of NC.

STERLINGSOUTH PROPOSAL 2

ELECTION OF DIRECTORS

Board size and membership

Under SterlingSouth’s Articles and Bylaws, the number of directors shall be the number the SterlingSouth Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than seven nor more than seventeen. SterlingSouth’s Articles and Bylaws also provide that the SterlingSouth Board shall be divided into three classes, each containing as nearly equal a number of directors as possible, each elected to staggered three-year terms. The SterlingSouth Board, by resolution, has fixed the number of directors at twelve for the year 2006. Other than President and CEO Ralph N. Strayhorn III, all of the director nominees and current directors satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc.

Directors to be elected at this Annual Meeting

At this Annual Meeting, three directors will be elected at this Annual Meeting to serve three-year terms expiring at the Annual Meeting of Shareholders in 2009, or until their successors are elected and qualified, or until consummation of the proposed merger with Bank of North Carolina. These are the Class II directors.

Voting Procedure

Unless you give instructions to the contrary, the Proxies will vote for the election of the three nominees listed below by casting the number of votes for each nominee designated by the appointments of proxy. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxies have the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.

Votes needed to elect

The three Class II nominees receiving the highest number of votes will be elected.

Board nominations

The SterlingSouth Board has nominated the three incumbent Class II Board members for re-election. These nominees have served as directors of SterlingSouth since its incorporation on October 9, 2000.

Nominees

Listed below are the names of the nominees for election to the Class II Board seats, their ages at December 31, 2005, and their principal occupations during the past five years.

Name and age	Principal occupations during the past five years
Listed below are the names of the nominees for election as Class II Directors for three-year terms expiring in 2009 or upon consummation of the proposed merger with Bank of North Carolina.

Charles T. Hagan III, 57	Member, Nexson Pruett Adams Kleemeier, PLLC (law firm), Greensboro, NC.

Robert N. Johnston, 42	President, Johnston Properties, Inc. (real estate), Greensboro, NC.

Randall R. Kaplan, 49	Chief Executive Officer and Member, Capsule Group, LLC (car wash chain and real estate development).

The SterlingSouth Board of Directors recommends that the shareholders vote for the election of each of the nominees for director listed above. The three nominees receiving the highest number of votes will be elected.

MANAGEMENT OF STERLINGSOUTH

Directors

The following table shows the names, ages at December 31, 2005, and principal occupations during the past five years of SterlingSouth’s Class II and Class III Directors. Each such person has served as a director of SterlingSouth since SterlingSouth’s incorporation on October 9, 2000, except Mr. Strayhorn, who has served as a director since his appointment to the SterlingSouth Board in January 2004, and Ms. Thompson, who has served as a director since her appointment to the SterlingSouth Board in May 2004.

Name and age	Principal occupations during the past five years

Listed below are the four persons elected at the 2004 Annual Meeting of Shareholders as Class III directors for terms expiring in 2007.

Frank Brenner, 52	President and Member, Atlantic Scrap and Processing, L.L.C., Kernersville, NC, since 2001; prior to that, Secretary/Treasurer, Greensboro Plumbing Supply, Greensboro, NC, since December 2000; prior to that, Regional Manager, Recycling Industries, Kernersville, NC.

Ann E. Kroupa, 59	Retired; former Vice President of Sales Operations, Lucent Technologies (Global Commercial Markets division), Greensboro, NC.

P. Harold O’Tuel, 67	President and owner, NB Corporation d/b/a Greensboro Industrial Platers (metal finishing); President and owner, Manhasset Corporation d/b/a Brame International (textile parts manufacturer); President and owner, Aspen Gate Corporation (real estate development); and President and owner, Plandome Properties, LLC (real estate development); all of Greensboro, NC.

Thomas R. Sloan, 61	Consultant, retired Chairman, Essilor Laboratories of America (ophthalmic lenses and supplies); Greensboro, NC.

Listed below are the five persons elected at the 2005 Annual Meeting of Shareholders as Class I directors for three-year terms expiring in 2008.

Jeffrey L. Beach, 48	President and Chief Executive Officer, Premiere Finishing & Coating, LLC, Reidsville, NC, since 2001; prior to that, Vice President and Director, Revolution Technologies, Inc. (surface technologies), Greensboro, NC.

Dwight M. Davidson III, 50	President, Engineered Plastics, Inc. (custom plastics fabrication), Gibsonville, NC.

Robert M. Peddrick, 55	Partner, Davenport, Marvin, Joyce & Co., LLP (consulting and accounting services) since December 2002; prior to that President, Healthcare Management Group, Inc. (consulting and accounting services for medical and dental practices); both of Greensboro, NC.

Ralph N. Strayhorn III, 51	President and Chief Executive Officer, SterlingSouth Bank & Trust Company, since January 2004; prior to that, Senior Vice President, Investors Title Insurance Company, Chapel Hill, NC since June 2000; prior to that, Executive Vice President, Park Meridian Financial Corporation, Charlotte, NC.

Cindy L. Thompson, 40	Certified Public Accountant and President, Financial Drivers (business and financial consulting) since October 2003; prior to that, Chief Financial Officer and General Manager, Coyne Beahm Advertising; both of Greensboro, NC.

No director or principal officer is related to another director or principal officer. No director is a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act.

Committees of the Board of Directors

The SterlingSouth Board has established the committees described below.

•	Executive Committee. The Executive Committee may exercise all of the SterlingSouth Board’s authority between SterlingSouth Board meetings and subject to such limitations as may be required by law or imposed by SterlingSouth Board resolution. The Executive Committee held five meetings during 2005. The Executive Committee during 2005 consisted of Directors Davidson (Chair), Brenner, Hagan, Kaplan, O’Tuel, Thompson, Sloan, and Strayhorn.

•	Audit Committee. The Audit Committee is responsible for insuring that the SterlingSouth Board receives objective information regarding SterlingSouth policies, procedures and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other SterlingSouth activities as the SterlingSouth Board may direct. The Audit Committee engages a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. The Audit Committee held four meetings during 2005. The members of the Audit Committee during 2005, each of whom satisfied the audit committee independence requirements stated in the rules of The Nasdaq Stock Market, Inc., were Directors Thompson (Chair), Johnston, Kroupa and Peddrick. Ms. Thompson has been appointed as the audit committee financial expert. Her qualifications to serve as the audit committee financial expert are listed under the description of the Class I Directors above.

•	Compensation Committee. The Compensation Committee reviews and recommends to the SterlingSouth Board the annual compensation, including salary, stock option plans, incentive compensation and other benefits, for senior management and other SterlingSouth employees. The Compensation Committee held seven meeting in 2005. Members of the Compensation Committee during 2005 were Directors Kroupa (Chair until October 2005), Davidson, Kaplan (Chair since October 2005), O’Tuel, and Sloan.

•	Other standing committees. The SterlingSouth Board has approved other standing committees to which certain responsibilities have been delegated. These are the Loan Committee, the Asset and Liability Committee, and the Strategic Planning Committee.

SterlingSouth Board Attendance and Fees

During 2005, the SterlingSouth Board held eight meetings. All directors attended at least seventy-five percent of all SterlingSouth Board and committee meetings. It is the policy of the SterlingSouth Board that all Directors attend shareholder meetings. All of the Directors attended the 2005 Annual Meeting, except Directors Beach and Kroupa.

During 2005, no fees were paid to directors. In 2006, it is not expected that the SterlingSouth Board will receive compensation.

Director Nominations

SterlingSouth does not have a Nominating Committee or a Nominating Committee charter. No nominations are contemplated because SterlingSouth has entered into a definitive agreement to be acquired by BNC Bancorp, Thomasville, North Carolina upon its merger with Bank of NC. SterlingSouth’s bylaws currently require that nominations for election to the SterlingSouth Board shall be made by the SterlingSouth Board on behalf of management or by shareholders who comply with the procedure established in the bylaws. If there should be a need for management nominations to the SterlingSouth Board, the SterlingSouth Board will consider amending the bylaws to create a Nominating Committee and it is anticipated that all the members of that Nominating Committee would satisfy the independence requirements stated in the rules of The Nasdaq Stock Market, Inc. The banking laws of the state of North Carolina require Directors to own Shares having at least $1,000 in book value. The nomination of any person for election to the SterlingSouth Board may be made by a shareholder entitled to vote on such election. See “HOW TO SUBMIT SHAREHOLDER PROPOSALS—Nominations of directors” in this Proxy Statement for further details.

Shareholder Communications with Directors

SterlingSouth encourages all shareholders who wish to communicate with any of the Directors to do so electronically by sending an email to the following address: directors@sterlingsouth.com or by sending such inquiries by mail or telephone to SterlingSouth. SterlingSouth will forward all communications to the named Director or, if no particular Director is named, to the appropriate committee of the SterlingSouth Board for consideration.

Code of Ethics

SterlingSouth has adopted a Code of Ethics for Senior Officers to resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all senior officers, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Federal Deposit Insurance Corporation. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Ethics is available on SterlingSouth’s corporate website located at http://www.sterlingsouth.com. SterlingSouth may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Bank Transactions with Directors and Officers

SterlingSouth expects to have banking transactions in the ordinary course of SterlingSouth’s business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates will be made in the ordinary course of SterlingSouth’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the same time for other comparable transactions, and do not involve more than normal risks of collectibility or present other unfavorable features.

Transactions in 2005. The following table illustrates during 2005, the largest aggregate outstanding amount of indebtedness, net of amounts participated by other banks, at any month end in 2005 and the aggregate outstanding amount at December 31, 2005 for individual directors or principal officers (and their associates) that exceeded ten percent of SterlingSouth’s capital and all directors and principal officers (and their associates) as a group (“Group”).

	Highest Indebtedness During 2005	% of Capital	Amount as of 12/31/05	% of Capital
Frank Brenner	$1,783,068	15.03%	$673,228	6.10%
Charles T. Hagan III	$1,313,350	11.19%	$1,313,350	10.16%
Robert N. Johnston	$1,579,599	12.75%	$1,399,381	12.68%
Randall R. Kaplan	$1,984,400	15.35%	$1,984,400	15.35%
Thomas R. Sloan	$3,500,000	27.08%	$3,500,000	27.08%
Group	$11,738,405	92.84%	$11,038,926	85.41%

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and principal officers of SterlingSouth are required by federal law to file reports with the Federal Deposit Insurance Corporation regarding the amount of and changes in their beneficial ownership of the SterlingSouth Shares. To SterlingSouth’s knowledge, all such required reports have been timely filed, except for Director Randal Kaplan who filed one transaction late.

Report of the Audit Committee

In accordance with its written Charter, the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of SterlingSouth on behalf of the SterlingSouth Board. Management has the primary responsibility for preparing the financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the rules of The Nasdaq Stock Market, Inc. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of SterlingSouth.

The Audit Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of SterlingSouth’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and SterlingSouth that might bear on the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence, and considered the compatibility of nonaudit services with the auditor’s independence.

The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of SterlingSouth’s internal controls, the overall quality of SterlingSouth’s financial reporting, and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee also discussed the interim financial information contained in earnings announcements with the independent auditors prior to the public release of each such announcement.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the SterlingSouth Board (and the SterlingSouth Board has approved) that SterlingSouth’s audited financial statements be included in its Annual Report on Form 10KSB for the fiscal year ended December 31, 2005, for filing with the appropriate federal regulator. The Audit Committee also approved the reappointment of the independent auditors.

This report is submitted by the Audit Committee: Directors Thompson (Chair), Johnston, Kroupa and Peddrick.

Executive Officers

Other than Ralph N. Strayhorn III, President and Chief Executive Officer of SterlingSouth, whose information appears above under the description of the Class I Directors, the principal executive officers of SterlingSouth and their ages at December 31, 2005 are:

Name and age	Principal occupation over the last five years

Thomas M. Nelson, 49	Executive Vice President and Chief Credit Officer, SterlingSouth Bank & Trust Company since May 2000; prior to that, Senior Vice President, Bank of America, Charlotte, NC.

Patricia M. Strickland, 55	Senior Vice President and Chief Operations Officer, SterlingSouth Bank & Trust Company since August 2000; prior to that, Senior Vice President and Chief Operations Officer, Independence Bank, Kernersville, NC.

Executive Compensation

Cash Compensation. The cash and cash equivalent compensation paid by SterlingSouth during the three fiscal years ended prior to December 31, 2005 to each executive officer who earned in excess of $100,000 is as follows:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation						Long-term compensation	All Other Comp ($)(2)

	Year	Salary ($)		Bonus ($)		Other annual comp ($) (1)	Options (#)

Ralph N. Strayhorn III President and CEO	2005 2004	160,000 131,025	(3)	50,000 48,000	(4)	-0- -0-	-0- 36,000	2,100 10,086	(5)
Thomas M. Nelson Executive Vice President and Chief Credit Officer	2005 2004 2003	122,200 115,624 105,160		20,000 10,000 10,000	(6) (7)	-0- -0- -0-	-0- -0- -0-	1,317 1,156 1,050
Patricia M. Strickland Senior Vice President and Chief Operations Officer	2005 2004 2003	100,000 93,750 85,163		12,500 10,000 10,000	(8) (6) (7)	-0- -0- -0-	-0- -0- -0-	1,000 935 850

(1)	The value of non-cash compensation paid to the named officer during the fiscal years disclosed did not exceed 10% of the officer’s cash compensation.

(2)	Unless otherwise noted, consists entirely of matching contributions made by SterlingSouth to the named officer under Section 401(k) of the Internal Revenue Code of 1986, as amended (“SterlingSouth 401(k) Plan”).

(3)	Mr. Strayhorn was employed in January 2004.

(4)	Consists of $20,000 signing bonus provided in the named officer’s employment agreement and $28,000 bonus for performance in 2004 that was paid in 2005.

(5)	Consists of $9,389 for housing allowance provided in the named officer’s employment agreement and $697 in matching contributions made by SterlingSouth to the named officer under SterlingSouth 401(k) Plan

(6)	Bonus paid in 2005 for performance in 2004.

(7)	Bonus paid in 2003 for performance in 2003.

(8)	Bonus paid in 2006 for performance in 2005.

Options granted. No stock options to purchase shares of SterlingSouth Common Stock were granted to the named executive officers during 2005.

Options Held. The following table contains information with respect to stock options to purchase shares of SterlingSouth Common Stock held by the named executive officers during 2005.

Aggregated Option Exercises in 2005 and December 31, 2005, Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options at December 31, 2005 Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at December 31, 2005(1) Exercisable/Unexercisable
Ralph N. Strayhorn III	-0-	-0-	36,000	-0-	$216,000	-0-
Thomas M. Nelson	-0-	-0-	12,700	800	$76,200	$4,800
Particia M. Strickland	-0-	-0-	7,500	-0-	$45,000	- 0 -

(1)	Value represents the difference between the fair market value ($17.00) and the exercise price for the unexercised options at December 30, 2005.

Employment Agreements

Terms of the agreements. SterlingSouth has entered into employment contracts with Ralph N. Strayhorn III, President and Chief Executive Officer of the Bank (the “Strayhorn Agreement”), Thomas M. Nelson, Executive Vice President of the Bank (the “Nelson Agreement”), and Patricia M. Strickland, Senior Vice President of SterlingSouth (the “Strickland Agreement” and with the Strayhorn and Nelson Agreements, the “Agreements”). The Strayhorn Agreement became effective January 26, 2004 for a term that expires on December 31, 2006. On December 31, 2006 and each anniversary of that date, the term of the Strayhorn Agreement is automatically extended for an additional one year period beyond the then effective expiration date unless written notice from SterlingSouth or the officer is received 90 days prior to the anniversary date advising the other that the Agreement shall not be further extended. No such notice has been given by either party. Under the Strayhorn Agreement, Mr. Strayhorn is eligible for annual bonuses of up to 40% of his then current annual base salary. While he is employed by SterlingSouth and for two years following termination of employment, the Strayhorn Agreement prohibits the officer from competing with SterlingSouth. The Strayhorn Agreement also provides that SterlingSouth will pay the officer’s initiation and membership fees at the Greensboro Country Club and his annual dues and Continuing Legal Education expenses to maintain his North Carolina law license. Under the Strayhorn Agreement, the officer is given a purchase allowance of $25,000 to acquire a late model automobile owned by SterlingSouth with replacement pursuant to the policies of SterlingSouth. While Mr. Strayhorn’s employment is “at will,” if his employment is terminated without cause, as defined in the Strayhorn Agreement, the officer is entitled to receive his base salary for the remaining term of the Strayhorn Agreement.

The Nelson and Strickland Agreements became effective March 30, 2004. The Nelson and Strickland Agreements prohibit each officer from competing with SterlingSouth during employment and for one year following termination of employment. Under the Strickland Agreement, this non-compete period is terminated if SterlingSouth is acquired by another bank (so it will not be applicable if the proposed Merger is completed). The Nelson Agreement provides that SterlingSouth will pay his membership fees in appropriate civic clubs. While each officer’s employment is “at will,” if either officer’s employment is terminated without cause, as defined in the Nelson and Strickland Agreements, each officer is entitled to receive a payment or payments equal to the officer’s then current base salary for twelve months.

Under the Agreements, each officer is also entitled to all fringe benefits generally provided by SterlingSouth to its employees. The Agreements require each officer to maintain the confidentiality of SterlingSouth’s records. The officers have the option to terminate the Agreements upon ninety days’ written notice to SterlingSouth. Under the Agreements, the officers receive an annual cash salary, with annual adjustments and discretionary bonuses as determined by the SterlingSouth Board. Mr. Strayhorn’s compensation for 2006 has been established at $170,000. Mr. Nelson’s compensation for 2006 has been established at $135,000, and Ms. Strickland’s compensation for 2006 has been established at $105,000.

Change of control provisions. The Strayhorn and Nelson Agreements provide for certain payments to those officers upon any change of “control” of SterlingSouth. “Control” is defined, under the Strayhorn and Nelson Agreements, to mean any of the following events:

(i)	Any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of SterlingSouth, or acquires control of, in any manner, the election of a majority of the directors of SterlingSouth; or

(ii)	SterlingSouth consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where SterlingSouth is not the surviving corporation in such transaction; or

(iii)	All or substantially all of the assets of SterlingSouth are sold or otherwise transferred to or are (as in the Merger) acquired by any other corporation, association or other person, entity or group.

Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, he has not been assigned duties, responsibilities and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under the applicable Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location. Because the duties and responsibilities of both Mr. Strayhorn and Mr. Nelson will change as a result of the Merger, SterlingSouth has agreed that the change of control payments must be paid in accordance with the terms of the Strayhorn and the Nelson Agreements.

Following a change in control, each Agreement provides each officer with a payment in an amount equal to a multiple of his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. The multiple for Mr. Strayhorn is 2.99 and for Mr. Nelson is 2.0. This compensation is payable, at SterlingSouth’s option, either by lump sum or in 12 equal monthly installments. SterlingSouth has the right, under the Strayhorn and Nelson Agreements, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the officer or the disallowance of a deduction to SterlingSouth.

BNC PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the BNC Board of Directors has appointed Cherry, Bekaert & Holland (“CBH”) as the independent registered public accounting firm to audit the financial statements of BNC for the fiscal year ending December 31, 2006, subject to ratification by BNC’s shareholders. Representatives of CBH are expected to attend the BNC Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

Audit Fees Paid to Independent Registered Public Accounting Firm

On August 16, 2005, upon a recommendation from BNC’s Audit Committee, the BNC Board of Directors approved the resignation of Dixon Hughes PLLC (“Dixon Hughes”) as BNC’s independent registered public accounting firm. Also, on August 16, 2005, upon recommendation of the Audit Committee and consideration and approval by the BNC Board of Directors, Dixon Hughes was offered and accepted the position of BNC’s internal auditor.

Dixon Hughes’ reports on BNC’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2003, and the subsequent interim periods through August 16, 2005, there were no disagreements with Dixon Hughes in connection with the audits on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Dixon Hughes’ satisfaction, would have caused Dixon Hughes to make reference to the subject matter of the disagreement in connection with its reports.

During the fiscal years ended December 31, 2004 and 2003 and subsequent interim periods through August 16, 2005, BNC believes that there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On August 16, 2005, upon recommendation of BNC’s Audit Committee and consideration and approval by the BNC Board of Directors, BNC appointed Cherry, Bekaert & Holland, L.L.P. (“CBH”) as BNC’s independent registered public accounting firm. BNC has not consulted with CBH during the last two fiscal years ended December 31, 2004 and 2003 or during any subsequent interim period preceding the date hereof on either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on BNC’s consolidated financial statements; or any matter that was either the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Fees paid or expected to be paid to CBH for professional services rendered for audit of BNC’s annual consolidated financial statements for the year ended December 31, 2005 and for the review of the consolidated financial statements included in the Company’s third quarter report on Form 10-Q amounted to $59,000. No other fees for any other services were paid to CBH during the fiscal year ended December 31, 2005.

The Board of Directors recommends that the shareholders vote “FOR” ratification of the selection of CBH as independent registered public accounting firm for BNC for the fiscal year ending December 31, 2006. This proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against.

STERLINGSOUTH’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

SterlingSouth’s independent registered public accounting firm for the year ended December 31, 2005, was Dixon Hughes PLLC (“Dixon Hughes”), which has also been retained by the Audit Committee as SterlingSouth’s independent registered public accounting firm for the year ended December 31, 2006. Representatives of Dixon Hughes are expected to attend the SterlingSouth Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

Audit Fees. Audit fees include fees billed to SterlingSouth by Dixon Hughes in connection with the annual audit of SterlingSouth’s financial statements and review of SterlingSouth’s interim financial statements, including assistance provided regarding the word processing of such financial statements. The aggregate fees billed or expected to be billed to SterlingSouth by Dixon Hughes for audit services rendered to SterlingSouth for the fiscal years ended December 31, 2004 and 2005 are $31,300 and $36,739, respectively.

Audit-Related Fees. Audit related services consist principally of accounting consultations. The aggregate fees billed to SterlingSouth by Dixon Hughes for audit-related services for the fiscal year ended December 31, 2004 and 2005 were $2,143 and $1,966, respectively.

Tax Fees. Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to SterlingSouth by Dixon Hughes for tax related services for the fiscal years ended December 31, 2004 and 2005 were $3,500 and $3,700, respectively.

All Other Fees. There were no additional fees billed to SterlingSouth by Dixon Hughes during the fiscal years ended December 31, 2004 and 2005.

In accordance with the Audit Committee Charter, SterlingSouth’s Audit Committee must approve in advance any audit and permissible non-audit services provided by SterlingSouth’s independent auditors and the fees charged.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

SterlingSouth Shareholders

How to Submit Shareholder Proposals

If the proposed merger with Bank of NC is approved: SterlingSouth shareholders will become shareholders of BNC, but will not be able to present proposals for inclusion in the proxy materials for BNC’s 2007 annual meeting, because the shareholder proposal rules require the shareholder to have held the shares for at least one year prior to the date of submitting the shareholder proposal. SterlingSouth shareholders who become shareholders of BNC as a result of the proposed merger may first present proposals for inclusion in the BNC proxy statement for its 2008 annual meeting. The deadline for submission of proposals for BNC’s 2008 annual meeting will be provided in BNC’s proxy statement for its 2007 annual meeting.

If the proposed merger with Bank of NC is not approved: If the proposed merger is not approved, SterlingSouth would expect to conduct an annual meeting in May 2007. To be considered for inclusion in the proxy materials for SterlingSouth’s Annual Meeting in 2007, shareholder proposals must be received at SterlingSouth’s principal office (currently: SterlingSouth Bank & Trust Company, 3202 Northline Avenue, Greensboro, North Carolina 27408) not later than January 1, 2007 [Note this assumes May 1 mail date]. In order for a proposals to be included in SterlingSouth’s proxy materials for the 2007 Annual Meeting, the person submitting the proposal must own, beneficially of record, the lessor of 1% of $2,000 in market value of the SterlingSouth Shares entitled to be voted on that proposal at the 2007 Annual Meeting and must have held those SterlingSouth Shares for a period of at least one year and continue to hold them through the date of the 2007 Annual Meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities Exchange Act or related FDIC regulations. The SterlingSouth Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.

Nominations of directors

SterlingSouth’s Bylaws provide that shareholders may make nominations of directors if such nominations are made in writing and delivered or mailed to the Secretary of SterlingSouth not less than seven (7) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors.

Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chair of the shareholders’ meeting, and upon his instructions, the voting inspectors may disregard all votes cast for each such nominee.

BNC Shareholders

It is presently anticipated that the 2007 Annual Meeting of Shareholders of BNC will be held in May 2007.

In order for shareholder proposals to be included in BNC’s proxy materials for that meeting, such proposals must be received by the Secretary of BNC at BNC’s principal executive office no later than _______________, 2006, and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, if a shareholder follows the Securities and Exchange Commission’s proxy solicitation rules, the shareholder may commence his own proxy solicitation and present a proposal from the floor at the 2007 Annual Meeting of Shareholders of BNC. In order to do so, the shareholder must notify the Secretary of BNC in writing, at BNC’s principal executive office no later than _______________, of his proposal. If the shareholder does not notify the Secretary of BNC by _______________, BNC may vote proxies under the discretionary authority granted by the proxies solicited by the BNC Board of Directors for such Annual Meeting.

OTHER MATTERS

Neither BNC’s nor SterlingSouth’s Board of Directors intends to bring any matter before the Annual Meetings other than as specifically set forth in this Joint Proxy Statement-Prospectus, and neither knows of any other business that will be brought before each Annual Meeting by any other person. However, should other matters properly be presented for action at either Annual Meeting, the persons named in respective appointments of proxy for BNC and SterlingSouth to represent shareholders at the respective Annual Meetings, or their substitutes, will be authorized to vote shares represented by those appointments of proxy according to their best judgment on such matters.

LEGAL MATTERS

The validity of the shares of BNC common stock to be issued to SterlingSouth shareholders in connection with the Merger will be passed upon for BNC by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., who serve as counsel to BNC with respect to the Merger. Certain legal matters pertaining to SterlingSouth will be passed upon by Maupin Taylor, P.A., counsel to SterlingSouth.

FINANCIAL STATEMENTS

The Annual Report of SterlingSouth for the year ended December 31, 2005, which includes financial statements for the years 2005, 2004, and 2003, audited and reported upon by SterlingSouth’s independent registered public accounting firm, is being mailed along with this Joint Proxy Statement-Prospectus. Except for the letter to shareholders, all the information in the SterlingSouth Annual Report, including the financial statements and management’s discussion and analysis are incorporated into this Joint Proxy Statement-Prospectus by this reference.

The Annual Report of BNC for the year ended December 31, 2005, which includes financial statements for the years ended 2005, 2004, and 2003, audited and reported upon by BNC’s independent registered public accounting firm, is being mailed along with this Joint Proxy Statement-Prospectus. Except for the letter to shareholders, all the information in the BNC Annual Report, including the financial statements and management’s discussion and analysis are incorporated into this Joint Proxy Statement-Prospectus by this reference.

EXPERTS

The consolidated financial statements of BNC at December 31, 2005 and for the year ended December 31, 2005, which have been incorporated by reference in this Proxy Statement-Prospectus have been audited by Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of BNC at December 31, 2004 and 2003 and for the year ended December 31, 2004 and the financial statements for SterlingSouth at December 31, 2005 and 2004 and for the year ended December 31, 2005, which are incorporated by reference in this Proxy Statement-Prospectus, have been audited by Dixon Hughes PLLC, independent registered public accounting firm, as set forth in their reports thereon and are included in reliance upon such reports given on authority of such firm experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC and FDIC allow BNC and SterlingSouth, respectively, to “incorporate by reference” the information it files with the SEC and FDIC. This permits BNC and SterlingSouth to disclose important information to you by referring to those filed documents. The information incorporated by reference is an important part of this Proxy Statement-Prospectus. The following documents that BNC and SterlingSouth have filed or will file with the SEC are incorporated by reference in this Proxy Statement-Prospectus:

•	Its Annual Report on Form 10-K for the year ended December 31, 2005;

•	All documents filed by BNC with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus will be deemed to be incorporated by reference in this Proxy Statement-Prospectus from the date they are filed.

The following documents that SterlingSouth has filed or will file with the FDIC are incorporated by reference in this Proxy Statement-Prospectus:

•	Its Annual Report on Form 10-KSB for the year ended December 31, 2005;

•	All documents filed by BNC with the FDIC pursuant to the Exchange Act after the date of this Proxy Statement-Prospectus will be deemed to be incorporated by reference in this Proxy Statement-Prospectus from the date they are filed.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.

If you are a beneficial owner of SterlingSouth common stock and would like a copy of any of the information incorporated by reference by BNC in this Proxy Statement-Prospectus other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information), BNC will provide it to you without charge.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the regulations of the FDIC, information required to be included in SterlingSouth’s 2005 annual disclosure statement is contained in SterlingSouth’s 2005 annual report to shareholders for the year ended December 31, 2005, which accompanies this Joint Proxy Statement-Prospectus. No part of the 2005 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made.

How to obtain copies of reports: A copy of SterlingSouth’s Annual Report to Shareholders is included in the mailing with this Proxy Statement-Prospectus. Form 10-KSB, including the financial statements and schedules for the year ended December 31, 2005 may be obtained without charge. You may also obtain any exhibits to Form 10-KSB if you pay the cost of copying the exhibits. To obtain copies, send your request in writing to:

Patricia M. Strickland

SterlingSouth Bank & Trust Company

3202 Northline Avenue

Greensboro, NC 27408

SterlingSouth’s common stock is registered under the Exchange Act, and SterlingSouth is subject to the informational requirements of, and it files periodic reports and other information with, the FDIC under Sections 13 and 15(d) of the Exchange Act. You may read and copy any reports, proxy and information statements and other material filed by SterlingSouth with the FDIC under the 1934 Act at:

Registration, Disclosure and Securities Operations Unit

Federal Deposit Insurance Corporation

550 17th Street, N.W., Room F-6043

Washington, D.C. 20429

You also may obtain copies of those reports and other documents by contacting the FDIC by telephone at (202) 898-8913 or by facsimile at (202) 898-8505.

A copy of the Form 10-K, including financial statements and schedules and the BNC Annual Report are included in the mailing with the Proxy Statement-Prospectus. Also, copies of BNC’s reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the SEC at:

Judiciary Plaza

Room 1024

450 Fifth Street, N.W.

Washington, D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding companies that are required to file reports with it. The website address is www.sec.gov.

This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement-Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement-Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement-Prospectus, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this Joint Proxy Statement-Prospectus by reference or in our affairs since the date of this Joint Proxy Statement-Prospectus. The information contained in this Joint Proxy Statement-Prospectus with respect to SterlingSouth was provided by SterlingSouth and the information contained in this Joint Proxy Statement-Prospectus with respect to BNC was provided by BNC.

By Order of the BNC Bancorp Board of Directors

W. Swope Montgomery, Jr.
President and Chief Executive Officer
BNC Bancorp
Thomasville, North Carolina

_____________, 2006

By Order of the SterlingSouth Bank & Trust Company Board of Directors

Ralph N. Strayhorn III
President and Chief Executive Officer
SterlingSouth Bank & Trust Company
Greensboro, North Carolina

_____________, 2006

Appendix A

AGREEMENT AND PLAN

OF REORGANIZATION AND MERGER

BY AND AMONG

BNC BANCORP,

BANK OF NORTH CAROLINA

AND

STERLINGSOUTH BANK & TRUST COMPANY

February 6, 2006

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

BY AND AMONG

BNC BANCORP,

BANK OF NORTH CAROLINA

AND

STERLINGSOUTH BANK & TRUST COMPANY

THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the “Agreement”) is entered into as of the 6th day of February, 2006, by and among BNC BANCORP (“BNC”), BANK OF NORTH CAROLINA (the “Bank”), and STERLING SOUTH BANK & TRUST COMPANY (“SSB”).

WHEREAS, BNC is a North Carolina business corporation with its principal office and place of business located in Thomasville, North Carolina, and a bank holding company registered with the Board of Governors of the Federal Reserve System and the owner of all of the issued and outstanding shares of common stock of the Bank; and

WHEREAS, the Bank is a North Carolina banking corporation with its principal office and place of business located in Thomasville, North Carolina; and,

WHEREAS, SSB is a North Carolina banking corporation with its principal office and place of business located in Greensboro, North Carolina; and,

WHEREAS, BNC and SSB have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for SSB to be acquired by BNC and merged with and into the Bank in the manner and upon the terms and conditions contained in this Agreement; and,

WHEREAS, to effectuate the foregoing, BNC and SSB desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and,

WHEREAS, BNC’s and the Bank’s respective Boards of Directors have each adopted this Agreement and BNC’s Board of Directors, as the sole shareholder of the Bank, desires to approve this Agreement by authorizing the execution hereof, and BNC’s Board of Directors will recommend to BNC’s shareholders that they approve this Agreement and the transactions described herein; and,

WHEREAS, SSB’s Board of Directors has approved this Agreement and will recommend to SSB’s shareholders that they approve this Agreement and the transactions described herein.

NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, BNC and SSB hereby adopt and make this Agreement and mutually agree as follows:

ARTICLE I

THE MERGER

1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are Bank of North Carolina and SterlingSouth Bank & Trust Company.

1.02. Nature of Transaction; Plan of Merger. Subject to the provisions of this Agreement, at the “Effective Time” (as defined in Paragraph 1.07 below), SSB will be merged with and into the Bank (the “Merger”) as provided in the plan of merger (the “Plan of Merger”) attached as Exhibit A to this Agreement.

1.03. Effect of Merger; Surviving Corporation. At the Effective Time, and by reason of the Merger, the separate corporate existence of SSB shall cease while the corporate existence of the Bank as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, the Bank shall continue to operate as a North Carolina banking corporation and will conduct its business at its then legally established branches and main office. The duration of the corporate existence of the Bank, as the surviving corporation, shall be perpetual and unlimited.

1.04. Assets and Liabilities of SSB. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of SSB (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to SSB, whether tangible or intangible) shall be transferred to and vest in the Bank, and the Bank shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of SSB (including all trust and other fiduciary properties, powers and rights), all without any transfer, conveyance, assignment or further act or deed; and, BNC shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of SSB (including duties as trustee or fiduciary) as of the Effective Time.

1.05. Conversion and Exchange of Stock.

(a) Merger Consideration. Except as otherwise provided in this Agreement, at the Effective Time all rights of SSB’s shareholders with respect to all outstanding shares of SSB’s $5.00 par value common stock (the “SSB Common Stock”) shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by BNC, SSB or any SSB shareholder, into the right to receive 1.21056 shares (the “Exchange Ratio”) of no par value common stock issued by BNC (“BNC Common Stock”), all in the manner and subject to the limitations described in this Agreement. The foregoing consideration, collectively and in the aggregate, shall be referred to herein as “Merger Consideration.”

(b) Adjustment to Merger Consideration. Under certain circumstances described below, the Merger Consideration may be adjusted in the following manner:

(i) if the Average BNC Common Stock Price is between $21.28 and $23.18, the Exchange Ratio shall be adjusted to equal the result obtained by dividing $25.76 by the Average BNC Stock Price;

(ii) if the Average BNC Common Stock Price is greater than $23.18, the Exchange Ratio shall be adjusted to equal 1.1113;

(iii) if the Average BNC Common Stock Price is between $14.82 and $16.72, each outstanding share of SSB Common Stock will be entitled to receive Cash Consideration per share equal to $20.24 less the product of Average BNC Common Stock Price multiplied by 1.21056, in addition to the Merger Consideration; and

(iv) if the Average BNC Common Stock Price is less than $14.82, each outstanding share of SSB Common Stock will be entitled to receive Cash Consideration per share equal to $2.30 per share of SSB Common Stock, in addition to the Merger Consideration.

As used in this paragraph 1.05(b), Cash Consideration shall mean that amount of cash paid by BNC to SSB shareholders, in addition to the Merger Consideration based on changes in the Average BNC Common Stock Price.

As used in this paragraph 1.05(b), Average BNC Common Stock Price shall mean the average closing price for BNC Common Stock, as reported on the NASDAQ Small Cap Market for the 20 trading days ending on the fifth business day prior to closing. BNC agrees to stay in a blackout period for the 20 day pricing period plus an additional 20 trading days prior to the beginning of the pricing period (the “Additional Blackout”); provided, however, BNC shall be allowed to execute, if possible, one block trade (as defined in Rule 10b-18 of the Securities Act of 1934, as amended) for each of five-day trading period of the Additional Blackout.

(c) Fractional Shares. No fractional shares of BNC Common Stock shall be issued or delivered in connection with the Merger. In lieu of any such fractional share, subject to the terms and conditions of this paragraph 1.05, each holder of shares of SSB Common Stock who would otherwise have been entitled to a fraction of a share of BNC Common Stock shall be entitled to receive cash (without interest) in an amount equal to such fraction multiplied by an amount equal to the cash value of the Merger Consideration, adjusted, if necessary as described above plus the Cash Consideration, if any.

(d) Exchange Procedures. After the Effective Time, BNC shall cause BNC’s transfer agent (the “Exchange Agent”), subject to the reasonable satisfaction of SSB, to mail to the shareholders of SSB Common Stock of record at the Effective Time transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing shares of SSB Common Stock prior to such Effective Time shall pass, only upon proper delivery of such delivery of such certificates to the Exchange Agent). After such Effective Time, each holder of SSB Common Stock issued and outstanding at such

Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of BNC’s Stock and any cash to which such holder is entitled hereunder in respect of rights to receive Cash Consideration or fractional shares. BNC shall not be obligated to deliver any of such payments in stock or cash for Cash Consideration or fractional shares until such holder surrenders the certificate(s) representing such holder’s SSB Common Stock. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither BNC nor the Exchange Agent shall be liable to any holder of SSB Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

To the extent permitted by applicable law, former shareholders of record of SSB shall be entitled to vote after the Merger Consideration has been paid pursuant to the provisions of this Paragraph 1.05 at any meeting of BNC shareholders the number of whole shares into which their respective SSB Common Stock are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such SSB Common Stock for certificates representing BNC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BNC on BNC Common Stock, the record date of which is at or after the Effective Time of the Merger, the declaration shall include dividends or other distributions on all shares of BNC Common Stock issuable pursuant to this Agreement, but beginning at such Effective Time no dividend or other distribution payable to the holders of record of BNC Common Stock as of any time subsequent to such Effective Time shall be delivered to the holder of any certificate representing any of the SSB Common Stock issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Paragraph 1.05. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of BNC Common Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

(e) Closing Payment. At the Effective Time or as soon thereafter as is reasonably practicable, the holders of SSB Common Stock shall surrender the certificates representing such shares to BNC and in exchange therefor, BNC shall issue and deliver to each such holder certificates representing the number of shares of BNC Common Stock to which each such holder is entitled hereunder and cash payments with respect to any Cash Consideration and fractional shares. BNC shall not be obligated to deliver any of such shares of BNC Common Stock or cash payments until such holder surrenders the certificates representing each such holder’s SSB Common Stock.

(f) Antidilutive Adjustments. If, prior to the Effective Time, SSB or BNC shall declare any dividend payable in shares of SSB Common Stock or BNC Common Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of SSB Common Stock or BNC Common Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of BNC Common Stock to be issued in exchange for each of the shares of SSB Common Stock.

(g) Dissenters. Any shareholder of SSB who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Section 55-13-02 of the North Carolina General Statutes (“Dissenter’s Rights”) shall be entitled to receive payment of the fair value of his or her shares of SSB Common Stock in the manner and pursuant to the procedures provided therein. Shares of SSB Common Stock held by persons who exercise Dissenter’s Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of SSB who exercises Dissenter’s Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of SSB Common Stock shall be deemed to have been converted into the right to receive the Merger Consideration or Merger Consideration and Cash Consideration to the extent that Cash Consideration is paid to SSB shareholders.

(h) Lost Certificates. Shareholders of SSB whose SSB Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive the cash and/or BNC Common Stock to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by BNC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to BNC.

(i) SSB Stock Options and Warrants. At the Effective Time of the Merger, each unexercised option for SSB Common Stock (“Stock Option”), other than Stock Options owned by employees of SSB who remain employed at BNC and/or the Bank and SSB directors who are elected to the BNC Board of Directors, and all unexercised warrants to purchase shares of SSB Common Stock (“Warrant”), shall be deemed canceled, and as consideration therefor shall be converted into the right to receive solely a cash payment amount equal to (A) the cash value of the Merger Consideration, adjusted, if necessary, as determined in paragraph 1.05(b) plus the Cash Consideration, if any, as determined in Paragraph 1.05(b) less the exercise price per share of SSB Common Stock or Warrant covered by the Stock Option or Warrant, multiplied by (B) the total number of shares of SSB Common Stock covered by the Stock Option or Warrant. Treatment of Stock Options held by employees continuing employment with BNC and/or the Bank and SSB directors who are elected to the BNC Board of directors is described in Paragraph 6.07(a).

1.06. Articles of Incorporation, Bylaws and Management. The Articles of Incorporation and the Bylaws of BNC in effect at the Effective Time will remain in effect until otherwise amended in accordance with law and the BNC Bylaws. The Articles of Incorporation and Bylaws of the Bank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Bank as the surviving corporation of the Merger. The directors and officers of BNC and the Bank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

1.07. Closing; Effective Time. The closing of the Merger and other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of BNC, in Thomasville, North Carolina, or at such other place as BNC and SSB may agree, on a date mutually agreeable to BNC and SSB (the “Closing Date”) after receipt of all required approvals of the Merger by governmental or regulatory authorities and the expiration of any and all required waiting periods following the effective date of such required approvals of the Merger

(but in no event more than sixty (60) days following the expiration of all such required waiting periods). At the Closing, BNC and SSB shall each take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective on the date and at the time (the “Effective Time”) specified in Articles of Merger, containing the appropriate certificate of approval of the North Carolina Commissioner of Banks, executed by the Bank, and filed by it with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten (10) days following the Closing Date.

1.08. Outstanding BNC Common Stock. The status of shares of BNC Common Stock outstanding immediately prior to the Effective Time shall not be affected by the Merger.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SSB

Except as otherwise specifically described in this Agreement or as “Previously Disclosed” (as defined in Paragraph 10.13) by SSB to BNC, SSB hereby makes the following representations and warranties to BNC.

2.01. Organization; Standing; Power. SSB (i) is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of the State of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on SSB; and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on SSB. SSB is an “insured depository institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. SSB is a member of the Federal Home Loan Bank (“FHLB”) of Atlanta.

2.02 Capital Stock.

SSB’s authorized capital stock consists of 5,000,000 shares of common stock, $5.00 par value per share (“SSB Common Stock”), of which 1,273,276 shares are issued and outstanding as of the date of this Agreement.

As of the date of this Agreement, SSB has 184,164 shares of SSB Common Stock reserved for issuance under employee and director stock option plans, pursuant to which options covering 175,782 shares of SSB Common Stock are outstanding.

As of the date of this Agreement, SSB has 352,217 shares of SSB Common Stock reserved for issuance pursuant to 352,217 outstanding warrants.

Each of the issued and outstanding shares of SSB Common Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes), and (ii) has not been issued in violation of the preemptive rights of any shareholder. The SSB Common Stock has been registered with the Federal Deposit Insurance Corporation (“FDIC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and SSB is subject to the registration and reporting requirements of the 1934 Act.

2.03. Principal Shareholders. Except as Previously Disclosed, no person or entity is known to management of SSB to beneficially own, directly or indirectly, more than 5% of the outstanding shares of SSB Common Stock.

2.04. Subsidiaries. Except as Previously Disclosed, SSB has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at December 31, 2005, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

2.05. Convertible Securities, Options, Etc. Except as Previously Disclosed, SSB does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of SSB Common Stock or any other securities of SSB; (ii), options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of SSB Common Stock or any other securities of SSB; or (iii) plans, agreements or other arrangements pursuant to which shares of SSB Common Stock or any other securities of SSB, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of SSB, have been or may be issued.

2.06. Authorization and Validity of Agreement. This Agreement has been duly and validly approved by the Board of Directors of SSB. Subject only to approval of the shareholders of SSB in the manner required by law and receipt of all required approvals of governmental or regulatory authorities having jurisdiction over BNC or SSB (collectively, the “Regulatory Authorities”) of the transactions described herein, (i) SSB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement, (ii) all corporate proceedings and approvals required to authorize SSB to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (iii) this Agreement constitutes the valid and binding agreement of SSB enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors’ rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions, and (D) the rights of the United States under the Federal Tax Lien Act of 1966, as amended).

2.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on SSB and subject to the receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by SSB with any of the obligations or agreements contained herein, nor any action or inaction by SSB required herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of SSB, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which SSB is bound or by which it or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of SSB; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on SSB, its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or on SSB’s ability to consummate the transactions described herein or to carry on the business of SSB as presently conducted; (iv) result in the acceleration of any material obligation or indebtedness of SSB; or (v) materially interfere with or otherwise materially, adversely affect SSB’s abilities to carry on its business as presently conducted.

No consents, approvals or waivers are required to be obtained from any person or entity in connection with SSB’s execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities and shareholders of SSB.

2.08. Books and Records of SSB. SSB’s books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects SSB’s items of income and expense and all of its assets, liabilities and stockholders’ equity. The minute books of SSB are complete and accurately reflect in all material respects all corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to BNC and its representatives.

2.09. Reports of SSB. Since December 31, 2002, SSB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the North Carolina Commissioner of Banks (the “Commissioner”), (ii) the FDIC, or (iii) any other Regulatory Authorities, except where the failure to file has not had and would not have a material adverse effect on SSB. All such reports, registrations and statements filed by SSB with the Commissioner, the FDIC, or any other

Regulatory Authorities are collectively referred to in this Agreement as the “SSB Reports.” To the Best Knowledge (as such term is defined in Paragraph 10.14 hereof) of the management of SSB, the SSB Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. SSB has not been notified that any such SSB Reports were deficient in any material respect as to form or content.

2.10. SSB Financial Statements. SSB has Previously Disclosed to BNC a copy of its audited statements of financial condition as of December 31, 2004, 2003 and 2002 and its audited statements of income, stockholders’ equity and cash flows for the years ended December 31, 2004, 2003 and 2002, together with notes thereto (collectively, the “SSB Audited Financial Statements”), together with copies of SSB’s, unaudited statements of financial condition as of September 30, 2005, and unaudited statements of income and cash flows for the three-months ended September 30, 2005 (collectively, the “SSB Interim Financial Statements”). Following the date of this Agreement, SSB promptly will deliver to BNC all other annual or interim financial statements prepared by or for SSB. The SSB Audited Financial Statements and the SSB Interim Financial Statements (i) were prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) applied on a consistent basis throughout the periods indicated, (ii) are in accordance with SSB’s books and records and (iii) subject to normal audited year end financial adjustments applicable to the SSB Interim Financial Statements, present fairly in all material respects SSB’s financial condition, assets and liabilities, results of operations, changes in stockholders’ equity and changes in cash flows as of the dates indicated and for the periods specified therein. The SSB Audited Financial Statements have been audited by Dixon Hughes PLLC, which currently serves as SSB’s independent certified public accountants.

2.11. Tax Returns and Other Tax Matters. (i) SSB has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against SSB or its properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the SSB Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of SSB have not been subjected to audit by the Internal Revenue Service (the “IRS”) or the North Carolina Department Revenue in the last ten years and SSB has not received any indication of the pendency of any audit or examination in connection with any such tax return or report and no such return or report is subject to adjustment; and (iv) SSB has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

2.12. Absence of Material Adverse Changes or Certain Other Events.

(a) Since December 31, 2004, SSB has conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and, to the Best Knowledge (as defined in Paragraph 10.14 hereof) of the Management of SSB there currently exists no condition or circumstance particular to SSB, which, with the lapse of time or otherwise, is likely to cause, create or result in a material adverse change in or affecting the financial condition of SSB or its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

(b) Since December 31, 2004, and other than in the ordinary course of its business, SSB has not incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

2.13. Absence of Undisclosed Liabilities. Except as Previously Disclosed, SSB does not have any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the SSB Audited Financial Statements or SSB Interim Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since September 30, 2005, or (iii) unclosed loan commitments permitted under this Agreement since September 30, 2005, and which do not exceed $500,000 in the case of any individual loan.

2.14. Compliance with Existing Obligations. SSB has performed in all material respects all obligations required to be performed under, and is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws, material contracts, agreements, leases, mortgages, notes, bonds, indentures, licenses, obligations, understandings or other undertakings (whether oral or written) to which it is bound or by which its business, operations, capital stock or any property or assets may be affected.

2.15. Litigation and Compliance with Law.

(a) There are no material actions, suits, arbitrations, controversies or other proceedings or investigations or, (to the Best Knowledge of the management of SSB, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of the management of SSB, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting SSB or any of its properties, assets or employees.

(b) SSB has all licenses, permits, orders, authorizations or approvals (“Permits”) of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations have occurred with respect to any such

Permits, which violation would have a material adverse effect on SSB; no proceeding is pending or, to the Best Knowledge of the management of SSB, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

(c) SSB is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority (including without limitation the Commissioner or the FDIC) relating to financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against SSB which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of SSB; and, SSB has not been advised and has no reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

(d) SSB is not in violation or default in any material respect under, and has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by SSB). To the Best Knowledge of the management of SSB, there is no basis for any material claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

2.16. Real Properties.

(a) SSB has Previously Disclosed to BNC a listing of all real property owned by SSB (including SSB’s banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by SSB) (collectively, the “SSB Real Property”) and all leases pertaining to any real property leased to SSB or leased by SSB to a third party (the “Real Property Leases”). With respect to each parcel of the SSB Real Property, SSB has good and marketable fee simple title to the SSB Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the SSB Real Property or which do not and will not materially detract from, interfere with or restrict the present use of the SSB Real Property or any future use consistent therewith. With respect to each Real Property Lease (A) such lease is valid and enforceable in accordance with its terms, (B) there currently exists no circumstance or condition which constitutes an event of default by SSB (as lessor or lessee) or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (C) subject to any required consent of lessor, each such Real Property Lease may be assigned to BNC and/or the Bank and the execution and delivery of this Agreement does not constitute an event of default thereunder.

(b) The SSB Real Property and Real Property Leases comply in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental or regulatory authority (excluding Environmental Laws which are addressed by Paragraph 2.21 below), including those relating to zoning, building and use permits, and the parcels of the SSB Real Property and the Real Property Leases upon which SSB’s offices or other offices are situated, or which are used by SSB in conjunction with its banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

(c) All improvements and fixtures included in or on the SSB Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with SSB’s use (or will interfere with BNC’s use after the Merger) or affects the economic value thereof.

2.17. Loans, Accounts, Notes and Other Receivables.

(a) All loans, accounts, notes and other receivables reflected as assets on SSB’s books and records (i) have resulted from bona fide business transactions in the ordinary course of operations, (ii) in all material respects were made in accordance with SSB’s standard practices and procedures, and (iii) are owned by SSB free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or the ownership or collection rights of any other person or entity.

(b) All records of SSB regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, each loan which SSB’s loan documentation indicates is secured by any real or personal property or property rights (“Loan Collateral”) is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in SSB’s records of such loan.

(c) Each loan reflected as an asset on SSB’s books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

(d) SSB has Previously Disclosed to BNC (i) a written listing of each loan, extension of credit or other asset of SSB which, as of September 30, 2005, was classified by the Commissioner, the FDIC or by SSB as “Loss,” “Doubtful,” “Substandard” or “Special Mention” (or otherwise by words of similar import), or which SSB otherwise has designated as a special asset or for special handling or placed on any “watch list” because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit of SSB which, as of September 30, 2005, was past due more than 30 days as to the payment of principal or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, was the subject of a proceeding in bankruptcy or has indicated any inability or intention not to repay such loan or extension of credit.

(e) To the Best Knowledge of the management of SSB, each of the loans and other extensions of credit of SSB (with the exception of those loans and extensions of credit specified in the written listings described in Paragraph 2.17(d) above) is collectible in the ordinary course of business in an amount which is not less than the amount at which it is carried on its books and records.

(f) SSB’s reserve for possible loan losses (the “Loan Loss Reserve”) has been established in conformity with US GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of the management of SSB, is reasonable in view of the size and character of SSB’s loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in SSB’s loan portfolio and other real estate owned.

2.18. Securities Portfolio and Investments. SSB has Previously Disclosed to BNC a listing of all securities owned, of record or beneficially, by SSB as of September 30, 2005. All securities owned, of record or beneficially, by SSB are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of its business to secure public funds deposits), which would materially impair the ability of SSB to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which SSB is a party with respect to the voting of any such securities. With respect to all “repurchase agreements” under which SSB has “purchased” securities under agreement to resell, SSB has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to SSB which is secured by such collateral.

Since September 30, 2005, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the securities portfolio of SSB as a whole.

2.19. Personal Property and Other Assets. All banking equipment, data processing equipment, vehicles, and other personal property used by SSB and material to the operation of its business are owned by SSB free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All personal property of SSB material to its business is in good operating condition and repair, ordinary wear and tear excepted.

2.20. Patents and Trademarks. SSB owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. SSB has not violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

2.21. Environmental Matters.

(a) As used in this Agreement, “Environmental Laws” shall mean, without limitation:

(i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law for the protection of human health, natural resources, or the environment (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; Subtitle I of the Hazardous and Solid Waste Amendments of 1984; any “Superfund” or “Superlien” law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time), and

(ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any “Hazardous Substances” (as defined below).

“Hazardous Substance” shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type, quantity or concentration, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products, byproducts or additives, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether (“MTBE”) or radioactive material.

(b) SSB has Previously Disclosed to BNC copies of all written reports, correspondence, notices or other information or materials, if any, in its possession pertaining to environmental surveys or assessments of the SSB Real Property, and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the SSB Real Property or involving SSB.

Each of the following representations and warranties are based upon the Knowledge of SSB’s management after reasonable inquiry:

(c) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the SSB Real Property which constitutes a violation of any Environmental Laws, or would require any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the SSB Real Property under any Environmental Laws.

(d) SSB is in compliance with all Environmental Laws, the noncompliance with which will not have a material adverse effect on SSB.

(e) SSB is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the SSB Real Property.

(f) No facts, events or conditions relating to the SSB Real Property or the operations of SSB at any of its office locations, will prevent, hinder or limit continued substantial compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, or obligations pursuant to Environmental Laws.

(g) With respect to all Loan Collateral (it being understood that for purposes of this representation, management of SSB has not undertaken a review of SSB’s loans files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation SSB is or may be responsible or liable, (ii) SSB is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity, and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

2.22. Absence of Brokerage or Finder’s Commissions. Except for the engagement of Smith Capital (“Smith Capital”) by SSB (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, SSB or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) SSB has not agreed, or has any obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

2.23. Material Contracts. Other than a benefit plan or employment agreement Previously Disclosed to BNC pursuant to Paragraph 2.25, SSB is not a party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of

$25,000, (ii) which is not to be performed in full within the six month period following the date of this Agreement, (iii) which calls for the provision of goods or services to SSB and cannot be terminated without material penalty upon written notice to the other party thereto, (iv) which is material to SSB and was not entered into in the ordinary course of business, (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (vi) which commits SSB to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of SSB’s business), (vii) which involves the sale of any assets of SSB which are used in and material to the operation of its business, (viii) which involves any purchase of real property, or which involves the purchase of any other assets in the amount of $25,000 in the case of any single transaction or $100,000 in the case of all such transactions, (ix) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of SSB, or (x) with any director, officer or principal shareholder of SSB (including without limitation any consulting agreement, but not including any agreements relating to loans or other banking services which were made in the ordinary course of SSB’s business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

SSB is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which SSB is a party or by which either SSB or property of SSB is or may be bound or affected or under which either SSB or property of SSB receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of SSB.

2.24. Employment Matters; Employee Relations.

(a) SSB has Previously Disclosed to BNC a listing of the names, years of credited service and current base salary or wage rates of all of its employees as of January 1, 2006. SSB (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or SSB’s existing agreements, benefit plans, policies or practices, and (ii) is in material compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has asserted that SSB is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

(b) There is no action, suit or proceeding by any person pending or, to the Best Knowledge of the management of SSB, threatened, against SSB (or any employees of SSB), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

(c) SSB is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Best Knowledge of the management of SSB, threatened labor dispute, work stoppage or strike involving SSB and any of its employees, or any pending or threatened proceeding in which it is asserted that SSB has committed an unfair labor practice; and, to the Best Knowledge of the management of SSB, there is no activity involving SSB or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

2.25. Employment Agreements; Employee Benefit Plans.

(a) SSB has Previously Disclosed to BNC a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by SSB for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the “SSB Plans”). True and complete copies of all SSB Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof or applicable to the administration of any such SSB Plans or the assets thereof, and all amendments thereto, previously have been supplied to BNC. Except as Previously Disclosed, SSB does not maintain, sponsor, contribute to or otherwise participate in any “Employee Benefit Plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “Multiemployer Plan” within the meaning of Section 3(37) of ERISA, or any “Multiple Employer Welfare Arrangement” within the meaning of Section 3(40) of ERISA. Each SSB Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified, and SSB is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the SSB Plans (and any SSB Plans previously maintained by SSB) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

(b) All “Employee Benefit Plans” maintained by or otherwise covering employees or former employees of SSB, to the extent each is subject to ERISA, currently are, and at all times have been, in substantial compliance with all material provisions and requirements of ERISA, the noncompliance with which will not have a material adverse effect on SSB. There is no pending or, to the Best Knowledge of the management of SSB, threatened litigation relating to any SSB Plan or any employee benefit plan, contract or arrangement previously maintained by SSB. SSB has not engaged in a transaction with respect to any SSB Plan that could subject SSB to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) SSB has delivered to BNC a true, correct and complete copy (including copies of all amendments thereto) of each retirement plan maintained by it which is intended to be a plan qualified under Section 401(a) of the Code (collectively, the “SSB Retirement Plans”), together with true, correct and complete copies of the summary plan descriptions relating to the SSB Retirement Plans, the most recent determination letters received from the IRS regarding the SSB Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the SSB Retirement Plans. The SSB Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the SSB Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the SSB Retirement Plans to said effect, including determination letters covering the current terms and provisions of the SSB Retirement Plans. There are no issues relating to said qualification or exemption of the SSB Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The SSB Retirement Plans and the administration thereof are (and have been since the establishment of the SSB Retirement Plans) in compliance with all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the SSB Retirement Plans, the noncompliance with which will not have a material adverse effect on SSB. Without limiting the generality of the foregoing, all reports and returns with respect to the SSB Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the SSB Retirement Plans or the administration thereof currently existing between SSB or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of SSB or beneficiary of any such employee, or any other person or entity. No “reportable event” within the meaning of Section 4043 of ERISA has occurred at any time with respect to the SSB Retirement Plans.

(d) No liability under subtitle C or D of Title IV of ERISA has been or, to the Best Knowledge of the management of SSB, is expected to be incurred by SSB with respect to the SSB Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by SSB. SSB does not presently contribute to a “Multiemployer Plan” and has not contributed to such plan since December 31, 1995. All contributions required to be made pursuant to the terms of each of the SSB Plans (including without limitation the SSB Retirement Plans and any other “pension plan” (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by SSB have been timely made. Neither the SSB Retirement Plans nor any other “pension plan” maintained by SSB have an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. SSB has not provided, and is not required to provide, security to any “pension plan” or to any “Single Employer Plan” pursuant to Section 401(a)(29) of the Code. Under the SSB Retirement Plans and any other “pension plan” maintained by SSB as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan’s most recent actuarial valuation) did not exceed then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

(e) Except as provided in the terms of the SSB Retirement Plans themselves, there are no restrictions on the rights of SSB to amend or terminate any SSB Retirement Plan without incurring any liability thereunder. Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, “golden parachute” or “change in control” payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

2.26. Insurance. SSB has Previously Disclosed to BNC a listing of each blanket bond, liability insurance, life insurance or other insurance policy in effect on September 30, 2005, and in which it was an insured party or beneficiary (each a “SSB Policy” and collectively the “SSB Policies”). The SSB Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of SSB or as is required by applicable law or regulation; and, in the reasonable opinion of the management of SSB, the insurance coverage provided under the SSB Policies is reasonable and adequate in all material respects for SSB. Each of the SSB Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, SSB has complied in all material respects with requirements (including the giving of required notices) under each such SSB Policy in order to preserve all rights thereunder with respect to all material matters. SSB is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, and has not failed to pay any premium on, any SSB Policy, and there has not been any inaccuracy in any application for any SSB Policy. There are no pending claims with respect to any SSB Policy, and, to the Best Knowledge of the management of SSB, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

2.27. Insurance of Deposits. All deposits of SSB are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from SSB to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Best Knowledge of the management of SSB, are contemplated by the FDIC or otherwise to terminate such insurance.

2.28. Obstacles to Regulatory Approval. To the Best Knowledge of the management of SSB, there exists no fact or condition (including SSB’s record of compliance with the Community Reinvestment Act) relating to SSB that may reasonably be expected to prevent or materially impede or delay BNC or SSB from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to SSB, SSB shall promptly (and in any event within three days after obtaining such knowledge) give notice of such fact or condition to BNC in the manner provided herein.

2.29. Disclosure. To the Best Knowledge of the management of SSB, no written statement, certificate, schedule, list or other written information furnished by or on behalf of SSB to BNC in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BNC AND THE BANK

Except as otherwise specifically described in this Agreement or as “Previously Disclosed” (as such term is defined in Paragraph 10.13 hereof) by BNC and the Bank to SSB, BNC and the Bank hereby make the following representations and warranties to SSB:

3.01. Organization; Standing; Power. BNC is duly organized and incorporated, validly existing and in good standing as a corporation under the laws of the State of North Carolina and the Bank is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of the State of North Carolina. BNC and the Bank each (i) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on BNC and the Bank considered as one enterprise; and (iii) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on BNC and the Bank considered as one enterprise. The Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The Bank is a member of the FHLB of Atlanta.

3.02 Capital Stock.

(a) BNC’s authorized capital stock consists of 5,000,000 shares of preferred stock, no par value (“BNC Preferred Stock”) and 16,000,000 shares of common stock, no par value, one vote per share (the “BNC Common Stock”) of which no more than 4,367,953 shares are issued and outstanding as of the date of this Agreement.

Each outstanding share of BNC Common Stock: (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable; and (ii) has not been issued in violation of the preemptive rights of any shareholder. The BNC Common Stock has been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and BNC is subject to the registration and reporting requirements of the 1934 Act.

(b) the Bank’s authorized capital stock consists of 16,000,000 shares of common stock, $2.50 par value, one vote per share (the “the Bank Common Stock”), of which 3,231,698 shares are issued and outstanding to BNC as the sole shareholder of the Bank as of the date of this Agreement.

Each outstanding share of the Bank Common Stock: (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes); and (ii) has not been issued in violation of the preemptive rights of any shareholder.

3.03. Principal Shareholders. BNC owns 100% of the outstanding the Bank Common Stock. There are no outstanding shares of BNC Preferred Stock. Except as Previously Disclosed, no person or entity is known to management of BNC to beneficially own, directly or indirectly, more than 5% of the outstanding shares of BNC Common Stock.

3.04. Subsidiaries. The Bank has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at September 30, 2005, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity. The Bank is the only banking subsidiary of BNC. BNC also is the sole shareholder of BNC Capital Trust I and BNC Capital Trust II. These two subsidiaries were formed to facilitate the issuance of trust preferred securities.

3.05. Convertible Securities, Options, Etc. Except as Previously Disclosed, BNC does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of BNC Common Stock or any other securities of BNC; (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person or entity to receive or acquire any shares of BNC Common Stock or any other securities of BNC; or (iii) plans, agreements or other arrangements pursuant to which shares of BNC Common Stock or any other securities of BNC or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of BNC have been or may be issued.

3.06. Authorization and Validity of Agreement. This Agreement has been duly and validly adopted by the respective Boards of Directors of BNC and the Bank. Subject only to approval of the shareholders of BNC in the manner required by law and receipt of all required approvals of governmental or regulatory authorities having statutory jurisdiction over SSB, BNC or the Bank (collectively, the “Regulatory Authorities” or individually, a “Regulatory Authority”) of the transactions described herein, (i) BNC and the Bank each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement; (ii) all corporate proceedings and approvals required to authorize BNC and the Bank to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained; and (iii) this Agreement constitutes the valid and binding agreement of BNC and the Bank enforceable in accordance with its terms, except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors’ rights generally; (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies; (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions; and (D) the rights of the United States under the Federal Tax Lien Act of 1966, as amended.

3.07. Validity of Transactions; Absence of Required Consents or Waivers. Except where the same would not have a material adverse effect on BNC or the Bank, considered as one enterprise, and subject to approval of this Agreement by the shareholders of BNC in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by BNC or the Bank with any of the obligations or agreements contained herein, nor any action or inaction by BNC or the Bank required herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of either BNC or the Bank, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which BNC or the Bank is bound or by which they or their business, capital stock or any of their properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of BNC or the Bank; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on BNC or the Bank, their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on BNC’s or the Bank’s ability to consummate the transactions described herein or to carry on the business of BNC or the Bank as presently conducted; (iv) result in the acceleration of any material obligation or indebtedness of BNC or the Bank; or (v) materially interfere with or otherwise materially adversely affect BNC’s or the Bank’s respective abilities to carry on their respective businesses as presently conducted.

No consents, approvals or waivers are required to be obtained from any person or entity in connection with BNC’s or the Bank’s execution and delivery of this Agreement, or the performance of their obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities and BNC’s shareholders.

3.08. Books and Records of BNC and the Bank. Except for meeting minutes of BNC’s and the Bank’s Board of Directors, Executive Committee, Loan Committee and Audit Committee for meetings held in January and February, BNC’s and the Bank’s books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects BNC’s and the Bank’s items of income and expense and all of their assets, liabilities and stockholders’ equity. The minute books of BNC and the Bank are complete and accurately reflect in all material respects all corporate actions which their shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to SSB and its representatives.

3.09. Reports of BNC and the Bank. BNC and the Bank have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the North Carolina Commissioner of Banks (the “Commissioner”), (ii) the Federal Deposit Insurance Corporation (the “FDIC”), (iii) the Securities and Exchange Commission (the “SEC”), (iv) the Board of Governors of the Federal Reserve System (the “FRB”) and (v) any other Regulatory Authorities, except where the failure to file has not had and would not have a material adverse effect on BNC and the Bank, taken as a whole. All such reports, registrations and statements filed by BNC and the Bank with the Commissioner, the FDIC, the SEC or any other Regulatory Authorities are collectively referred to in this Agreement as the “the Bank Reports.” To the Best Knowledge (as such term is defined in Paragraph 10.14 hereof) of management of BNC and the Bank, the Bank Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. BNC and the Bank have not been notified that any such the Bank Reports were deficient in any material respect as to form or content.

3.10. BNC Financial Statements. BNC and the Bank have Previously Disclosed to SSB a copy of BNC’s audited consolidated statements of financial condition as of December 31, 2004 and 2003, and its audited statements of income, stockholders’ equity and cash flows for the years ended December 31, 2004 and 2003, together with notes thereto (collectively, the “the BNC Audited Financial Statements”), together with copies of BNC’s unaudited consolidated statements of financial condition as of September 30, 2005, and unaudited statements of income and cash flows for the nine-month periods ended September 30, 2005 and 2004 (collectively, the “BNC Interim Financial Statements”). Following the date of this Agreement, BNC promptly will deliver to SSB all other annual or interim financial statements prepared by or for BNC. The BNC Audited Financial Statements and the BNC Interim Financial Statements (i) were prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated; (ii) are in accordance with BNC’s and the Bank’s books and records; and (iii) present fairly in all material respects BNC’s consolidated financial condition, assets and liabilities, results of operations, changes in stockholders’ equity and changes in cash flows as of the dates indicated and for the periods specified therein. The BNC Audited Financial Statements for fiscal years ended 2003 and 2004 have been audited by Dixon Hughes PLLC. In September of 2005, BNC engaged Cherry, Bekaert Holland LLP to serve as BNC’s independent certified public accountants and Dixon Hughes PLLC currently serves as BNC and the Bank’s internal auditors.

3.11. Tax Returns and Other Tax Matters. (i) BNC has timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against BNC or its properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the BNC Interim Financial

Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of BNC has not been subjected to audit by the Internal Revenue Service (the “IRS”) or the North Carolina Department Revenue, and BNC have not received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of BNC, no such return or report is subject to adjustment; and (iv) BNC has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

3.12. Absence of Material Adverse Changes or Certain Other Events.

(a) Since September 30, 2005, BNC and the Bank each has conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and, to the Best Knowledge of the management of BNC and the Bank, there currently exists no condition or circumstance particular to BNC and the Bank, which, with the lapse of time or otherwise, is likely to cause, create or result in a material adverse change in or affecting the financial condition of BNC and the Bank considered as one enterprise or on their respective results of operations, prospects, business, assets, loan portfolio, investments, properties or operations considered as one enterprise.

(b) Other than in connection with this Agreement, since September 30, 2005, and other than in the ordinary course of its business, neither BNC nor the Bank have incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

3.13. Absence of Undisclosed Liabilities. BNC and the Bank do not have any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the BNCAudited Financial Statements or the BNC Interim Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since September 30, 2005, or (iii) loan commitments in the ordinary course of business since September 30, 2005.

3.14. Compliance with Existing Obligations. BNC and the Bank each has performed in all material respects all obligations required to be performed under, and are not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its respective Articles of Incorporation, Bylaws, material contracts, agreements, leases, mortgages, notes, bonds, indentures, licenses, obligations, understandings or other undertakings (whether oral or written) to which each is bound or by which its business, operations, capital stock or any property or assets may be affected.

3.15. Litigation and Compliance with Law.

(a) There are no material actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of BNC and the Bank, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of BNC and the Bank, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting BNC or the Bank or any of their properties, assets or employees.

(b) BNC and the Bank have all licenses, permits, orders, authorizations or approvals (“Permits”) of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of their business or to own, lease and operate their properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits, which violation would have a material adverse effect on BNC and the Bank, taken as a whole; and no proceeding is pending or, to the Best Knowledge of management of BNC and the Bank, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

(c) Neither BNC nor the Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, cease and desist order, or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against BNC or the Bank which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of BNC or the Bank; and, BNC and the Bank have not been advised and have no reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

(d) BNC and the Bank are not in violation or default in any material respect under, and have complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by BNC or the Bank). To the Best Knowledge of management of BNC and the Bank, there is no basis for any material claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

3.16. Real Properties.

(a) BNC and the Bank have made available to SSB documents with respect to all real property owned by BNC or the Bank (including the Bank’s banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by BNC and/or the Bank) (collectively, the “the Bank Real Property”) and all leases pertaining to any such Real Property to which BNC or the Bank is a party (the “Real Property Leases”). With respect to each parcel of the Bank Real Property, BNC and the Bank have good and marketable fee simple title to the Bank Real Property and own the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Bank Real Property or which do not and will not materially detract from, interfere with or restrict the present use of the Bank Real Property or any future use consistent therewith. With respect to each Real Property Lease (A) such lease is valid and enforceable in accordance with its terms, and (B) there currently exists no circumstance or condition which constitutes an event of default by BNC or the Bank (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default.

(b) The Bank Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental agency or regulatory authority (excluding Environmental Laws which are addressed by Paragraph 3.21 below), including those relating to zoning, building and use permits, and the parcels of the Bank Real Property upon which BNC’s offices or the Bank’s banking or other offices are situated, or which are used by BNC or the Bank in conjunction with their banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

(c) All improvements and fixtures included in or on the Bank Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with BNC’s or the Bank’s respective use or affects the economic value thereof.

3.17. Loans, Accounts, Notes and Other Receivables.

(a) BNC has no loans, accounts, notes and other receivables reflected as assets on its books and records. All loans, accounts, notes and other receivables reflected as assets on the Bank’s books and records (i) have resulted from bona fide business transactions in the ordinary course of operations; (ii) in all material respects were made in accordance with the Bank’s standard practices and procedures; and (iii) are owned by the Bank free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

(b) All records of the Bank regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, each loan which the Bank’s loan documentation indicates is secured by any real or personal property or property rights (“Loan Collateral”) is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the Bank’s records of such loan.

(c) Each loan reflected as an asset on the Bank’s books, and each guarantee therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guarantee.

(d) BNC and the Bank have Previously Disclosed to SSB (i) a written listing of each loan, extension of credit or other asset of the Bank which, as of September 30, 2005, was classified by the Commissioner or the FDIC or by the Bank as “Loss,” “Doubtful,” “Substandard” or “Special Mention” (or otherwise by words of similar import), or which the Bank otherwise has designated as a special asset or for special handling or placed on any “watch list” because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor; and (ii) a written listing of each loan or extension of credit of the Bank which, as of September 30, 2005, was past due more than 30 days as to the payment of principal or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, was the subject of a proceeding in bankruptcy or has indicated any inability or intention not to repay such loan or extension of credit.

(e) To the Best Knowledge of management of BNC and the Bank, each of the loans and other extensions of credit of the Bank (with the exception of those loans and extensions of credit specified in the written listings described in Paragraph 3.17(d) above) is collectible in the ordinary course of business in an amount which is not less than the amount at which it is carried on the Bank’s books and records.

(f) The Bank’s reserve for possible loan losses (the “Loan Loss Reserve”) has been established in conformity with US GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of the Bank, is reasonable in view of the size and character of the Bank’s loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in the Bank’s loan portfolios and other real estate owned.

3.18. Securities Portfolio and Investments. BNC and the Bank have Previously Disclosed to SSB a listing of all securities owned, of record or beneficially, by BNC and the Bank as of September 30, 2005. All securities owned, of record or beneficially, by BNC and the Bank are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of their business to secure public funds deposits), which would materially impair the ability of BNC or the Bank to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which BNC or the Bank is a party with respect to the voting of any such securities. With respect to all “repurchase agreements” under which BNC or the Bank has “purchased” securities under agreement to resell, BNC or the Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to BNC or the Bank, as the case may be, which is secured by such collateral.

Since September 30, 2005, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the securities portfolio of BNC or that of the Bank considered as one enterprise.

3.19. Personal Property and Other Assets. All banking equipment, data processing equipment, vehicles, and other personal property used by BNC or the Bank and material to the operation of the business of either are owned by BNC or the Bank free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All personal property of BNC and the Bank material to their business is in good operating condition and repair, ordinary wear and tear excepted.

3.20. Patents and Trademarks. BNC and the Bank each owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. BNC and the Bank have not violated, and currently are not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

3.21. Environmental Matters.

(a) As used in this Agreement, “Environmental Laws” shall mean, without limitation:

(i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law for the protection of human health, natural resources, or the environment (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; any “Superfund” or “Superlien” law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time); and,

(ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any “Hazardous Substances” (as defined below).

As used in this Agreement, “Hazardous Substance” shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type, quantity or concentration, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products, byproducts or additives, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether (“MTBE”) or radioactive material.

(b) BNC and the Bank have Previously Disclosed to SSB copies of all written reports, correspondence, notices or other information or materials, if any, in their possession pertaining to environmental surveys or assessments of the Bank Real Property, and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the Bank Real Property or involving BNC or the Bank.

(c) To the Best Knowledge of management of BNC and the Bank after reasonable inquiry, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the Bank Real Property which constitutes a violation of any Environmental Laws, or would require any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Bank Real Property under any Environmental Laws.

(d) Neither BNC nor the Bank has violated any Environmental Laws which violation would have a material adverse effect on BNC or the Bank considered as one enterprise, and, to the Best Knowledge of management of BNC and the Bank after reasonable inquiry, there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation BNC or the Bank is or may be responsible or liable which would have a material adverse effect on BNC or the Bank considered as one enterprise.

(e) Neither BNC nor the Bank is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Bank Real Property or by any person or entity.

(f) To the Best Knowledge of management of BNC and the Bank after reasonable inquiry, no facts, events or conditions relating to the Bank Real Property or the operations of BNC or the Bank at any of its office locations, will prevent, hinder or limit continued substantial compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

(g) To the Best Knowledge of management of BNC and the Bank (it being understood by SSB that, for purposes of this representation, management of BNC and the Bank has not undertaken a review of each of BNC’s or the Bank’s loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation BNC or the Bank is or may be responsible or liable; (ii) BNC and the Bank are not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity; and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

3.22. Absence of Brokerage or Finder’s Commissions. Except for the engagement of Burke Capital (“Burke Capital”) by BNC: (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, BNC or the Bank or their respective Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) neither BNC nor the Bank has agreed, or has any obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

3.23. Material Contracts. Except as Previously disclosed, other than a benefit plan or employment agreement made available SSB pursuant to Paragraph 3.25 hereof, neither BNC nor the Bank is party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $100,000; (ii) which is not to be performed in full within the twelve month period following the date of this Agreement; (iii) which calls for the provision of goods or services to BNC or the Bank and cannot be terminated without material penalty upon written notice to the other party thereto; (iv) which is material to BNC or the Bank and was not entered into in the ordinary course of business; (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps; (vi) which commits BNC or the Bank to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of the Bank’s business); (vii) which involves the sale of any assets of BNC or the Bank which are used in and material to the operation of their business; (viii) which involves any purchase of real property, or which involves the purchase of any other assets in the amount of $100,000 or more in the case of any single transaction or $300,000 or more in the case of all such transactions; (ix) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of BNC or the Bank; or (x) with any director, officer or principal shareholder of BNC or the Bank (including without limitation any consulting agreement, but not including any agreements relating to loans or other banking services which were made in the ordinary course of the Bank’s business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

Neither BNC nor the Bank is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which either BNC or the Bank is a party or by which either BNC or the Bank or property of BNC or the Bank is or may be bound or affected or under which either BNC or the Bank or property of BNC or the Bank receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of BNC or the Bank considered as one enterprise.

3.24. Employment Matters; Employee Relations.

(a) BNC or the Bank, as applicable, (i) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or SSB’s existing agreements, benefit plans, policies or practices, and (ii) is in material compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has asserted that BNC or the Bank is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

(b) There is no action, suit or proceeding by any person pending or, to the Best Knowledge of the management of BNC or the Bank, threatened, against BNC or the Bank (or any employees of BNC or the Bank), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

(c) Neither BNC nor the Bank is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Best Knowledge of the management of BNC or the Bank threatened labor dispute, work stoppage or strike involving BNC or the Bank and any of its employees, or any pending or threatened proceeding in which it is asserted that BNC or the Bank has committed an unfair labor practice; and, to the Best Knowledge of the management of BNC or the Bank, there is no activity involving BNC or the Bank or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

3.25. Employment Agreements; Employee Benefit Plans.

(a) BNC and the Bank have made available to SSB a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by BNC or the Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the “the Bank Plans”). True and complete copies of all the Bank Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof or applicable to the administration of any such the Bank Plans or the assets thereof, and all amendments thereto, previously have been supplied to SSB. Except as Previously Disclosed, BNC and the Bank do not maintain, sponsor, contribute to or otherwise participate in any “Employee Benefit Plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “Multi-employer Plan” within the meaning of Section 3(37) of ERISA, or any “Multiple Employer Welfare Arrangement” within the meaning of Section 3(40) of ERISA. Each Bank Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified (or is entitled to rely upon the favorable determination letter issued to the prototype or volume submitter plan sponsor, if the plan utilizes a prototype or volume submitter document), and neither BNC nor the Bank is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Bank Plans (and any the Bank Plans previously maintained by BNC or the Bank) required to be filed with any governmental department, agency, service or other authority, including without limitation IRS Form 5500 (Annual Report), have been properly and timely filed.

(b) All “Employee Benefit Plans” maintained by or otherwise covering employees or former employees of BNC or the Bank, to the extent each is subject to ERISA, currently are, and at all times have been, in substantial compliance with all material provisions and requirements of ERISA, the noncompliance with which will not have a material adverse effect on BNC and the Bank, considered as one enterprise. There is no pending or, to the Best Knowledge of management of BNC and the Bank, threatened litigation relating to any the Bank Plan or any employee benefit plan, contract or arrangement previously maintained by BNC or the Bank. Neither BNC nor the Bank has engaged in a transaction with respect to any the Bank Plan that could subject BNC or the Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) BNC and the Bank have delivered to SSB a true, correct and complete copy (including copies of all amendments thereto) of each retirement plan maintained by either which is intended to be a plan qualified under Section 401(a) of the Code (collectively, the “the Bank Retirement Plans”), together with true, correct and complete copies of the summary plan descriptions relating to the Bank Retirement Plans, the most recent determination letters received from the IRS regarding the Bank Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Bank Retirement Plans. The Bank Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Bank Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Bank Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Bank Retirement Plans unless the plan utilizes a prototype or volume submitter document, in which case the plan is entitled to rely upon the favorable determination letter issued to the prototype or volume submitter plan sponsor. There are no issues relating to said qualification or exemption of the Bank Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guarantee Corporation or any court. The Bank Retirement Plans and the administration thereof are (and have been since the establishment of the Bank Retirement Plans) in compliance in all material respects with all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Bank Retirement Plans, the noncompliance with which will not have a material adverse effect on BNC and the Bank considered as one enterprise. Without limiting the generality of the foregoing, all reports and returns with respect to the Bank Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the Bank Retirement Plans or the administration thereof currently existing between BNC, the Bank, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of the Bank or beneficiary of any such employee, or any other person or entity. No “reportable event” within the meaning of Section 4043 of ERISA has occurred at any time with respect to the Bank Retirement Plans.

(d) No liability under subtitle C or D of Title IV of ERISA has been or, to the Best Knowledge of management of BNC and the Bank, is expected to be incurred by BNC or the Bank with respect to the Bank Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by BNC or the Bank. BNC and the Bank do not presently contribute, and have not contributed, to a “Multi-employer Plan.” All contributions required to be made pursuant to the terms of each of the Bank Plans (including without limitation the Bank Retirement Plans and any other “pension plan” (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by BNC or the Bank have been timely made. Neither the Bank Retirement Plans nor any other “pension plan” maintained by BNC or the Bank have an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. BNC and the Bank have not provided, and are not required to provide, security to any “pension plan” or to any “Single Employer Plan” pursuant to Section 401(a)(29) of the Code. Under the Bank Retirement Plans and any other “pension plan” maintained by BNC or the Bank as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities,” within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan’s most recent actuarial valuation) did not exceed then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

(e) Except as provided in the terms of the Bank Retirement Plans themselves, there are no restrictions on the rights of BNC or the Bank to amend or terminate any the Bank Retirement Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, “golden parachute” or “change in control” payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

3.26. Insurance. BNC and the Bank have made available SSB a listing of each blanket bond, liability insurance, life insurance or other insurance policy in effect on September 30, 2005, and in which it was an insured party or beneficiary (each a “the Bank Policy” and collectively the “the Bank Policies”). The Bank Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of BNC and the Bank or as is required by applicable law or regulation; and, in the reasonable opinion of management of BNC and the Bank, the insurance coverage provided under the Bank Policies is reasonable and adequate in all material respects for BNC and the Bank. Each of the Bank Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, BNC and the Bank have complied in all material respects with requirements (including the giving of required notices) under each such the Bank Policy in order to preserve all rights thereunder with respect to all material matters. BNC and the Bank are not in default under the provisions of, have not received notice of cancellation or nonrenewal of or any premium increase on, and have not failed to pay any premium on, any the Bank Policy, and, to the Best Knowledge of management of BNC and the Bank, there has not been any inaccuracy in any application for any the Bank Policy. There are no pending claims with respect to any the Bank Policy, and, to the Best Knowledge of management of BNC and the Bank, there currently is no condition, and no event has occurred, that is reasonably likely to form the basis for any such claim.

3.27. Insurance of Deposits. All deposits of the Bank are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from the Bank to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Best Knowledge of management of the Bank, are contemplated by the FDIC or otherwise to terminate such insurance.

3.28. Obstacles to Regulatory Approval. To the Best Knowledge of management of BNC and the Bank, there exists no fact or condition (including the Bank’s record of compliance with the Community Reinvestment Act) relating to BNC or the Bank that may reasonably be expected to prevent or materially impede or delay SSB, BNC or the Bank from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to BNC or the Bank, BNC or the Bank shall promptly (and in any event within three (3) days after obtaining such knowledge) give notice of such fact or condition to SSB in the manner provided herein.

3.29. Disclosure. To the Best Knowledge of management of BNC and the Bank, no written statement, certificate, schedule, list or other written information furnished by or on behalf of BNC or the Bank to SSB in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

COVENANTS OF SSB

4.01. Affirmative Covenants of SSB. SSB hereby covenants and agrees as follows with BNC except as Previously Disclosed:

(a) SSB Shareholders’ Meeting. SSB agrees to cause a meeting of its shareholders (the “SSB Shareholders’ Meeting”) to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by SSB’s shareholders on the approval of this Agreement and the Merger. In connection with the call and conduct of, and all other matters relating to the SSB Shareholders’ Meeting (including the solicitation of proxies), SSB will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

Unless, due to a material change in circumstances after the date hereof, SSB’s Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors’ duties or obligations as such to SSB or to its shareholders, SSB covenants that its Board of Directors will recommend to and actively encourage SSB’s shareholders to vote their shares of SSB Common Stock at the SSB Shareholders Meeting in favor of approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that SSB’s Board of Directors considers the Merger to be advisable and in the best interests of SSB and its shareholders. In furtherance of such covenant, each director of SSB will execute this Agreement as an inducement to BNC to enter into this Agreement and by the execution hereof, each SSB director agrees, absent the aforesaid opinion of counsel, to vote his or her shares to approve this Agreement and the Merger.

(b) Conduct of Business Prior to Effective Time. While the parties recognize that the operation of SSB until the Effective Time is the responsibility of SSB’s Board of Directors and officers, SSB agrees that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein, expressly agreed to in writing by BNC’s President and Chief Executive Officer, or as may otherwise be required by governmental or regulatory authority or by law, SSB will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, SSB agrees that it will:

(i) use its best efforts to preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

(ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

(iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

(iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

(v) not change its policies or procedures, including existing loan underwriting guidelines, in any material respect except as may be required by law;

(vi) continue to maintain in force insurance such as is described in Paragraph 2.26; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

(vii) promptly provide to BNC such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as BNC reasonably shall request.

(c) Periodic Financial and Other Information. Following the date of this Agreement and until the Effective Time, SSB will promptly deliver to BNC:

(i) an income statement and a statement of condition within ten business days after each month end;

(ii) a copy of the audited financial statements within 45 business days after the fiscal year end and a copy of all interim financial statements within 30 business days after each quarter end;

(iii) a copy of each report, registration, statement, or other communication or regulatory filing made with or to any Regulatory Authority simultaneous with the filing or making thereof;

(iv) information regarding each new request for an extension of credit in excess of $500,000 (other than a loan secured by a first lien on a one-to-four family principal residence which is being made for the purchase or refinancing of that residence) using its best efforts to provide prior to, but in any event notification within two (2) days after, the issuance of a commitment on such loan;

(v) an analysis of the Loan Loss Reserve and management’s assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or “watch list” loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or “watch list” Loan, all within ten business days after each calendar month end;

(vi) the following information with respect to loans and other extensions of credit (such assets being referred to in this Agreement as “Loans”) as of, and within ten business days following each calendar month end;

(A) a list of Loans past due for 30 days or more as to principal or interest;

(B) a list of Loans in nonaccrual status;

(C) a list of all Loans without principal reduction for a period of longer than one year;

(D) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

(E) a list of each reworked or restructured Loan still outstanding, including original terms, restructured terms and status; and

(F) a list of any actual or threatened litigation by or against SSB pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and management’s evaluation of such litigation.

(d) Notice of Certain Changes or Events. Following the execution of this Agreement and up to the Effective Time, SSB promptly will notify BNC in writing of and provide to it such information as it shall request regarding (i) any material adverse change in SSB’s financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is likely to cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or is likely to cause any statement, representation or warranty of SSB herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or is likely to cause, create or result in the breach or violation in any material respect of any of SSB’s covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.02.

(e) Accruals for Loan Loss Reserve and Expenses. SSB will cooperate with BNC and will make such appropriate accounting entries in its books and records and take such other actions as BNC and SSB shall mutually deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions to SSB’s Loan Loss Reserve or accruals or the creation of reserves for employee benefit and Merger-related expenses; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by SSB and BNC, SSB shall not be required to make any such accounting entries until immediately prior to the Closing.

(f) Consents to Assignment of Leases. SSB will use its best efforts to obtain all required consents of its lessors to the assignment to BNC of SSB’s rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by BNC.

(g) Access. SSB agrees that, following the date of this Agreement and to and including the Effective Time, it will provide BNC and its employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as BNC shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of BNC shall be performed in such a manner as will not interfere unreasonably with SSB’s normal operations or with its relationships with its customers or employees, and shall be conducted in accordance with procedures established by the parties.

(h) Deposit Liabilities. Following the date of this Agreement and up to the Effective Time, SSB will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking market. SSB will notify BNC in connection with changes in its published or brokers rates on deposit accounts prior to implementation.

(i) Further Action; Instruments of Transfer. SSB covenants and agrees with BNC that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to BNC all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by BNC, in consummating such transactions, and, (iii) will cooperate with BNC in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

4.02. Negative Covenants of SSB. Except as may otherwise be required by governmental or regulatory authority or law, SSB hereby covenants and agrees that, between the date hereof and the Effective Time, except as Previously Disclosed, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of BNC’s President.

(a) Amendments to Articles of Incorporation or Bylaws. SSB will not amend its Articles of Incorporation or Bylaws.

(b) Change in Capital Stock. SSB will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue (including any issuance of shares pursuant to a stock dividend or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action.

(c) Options, Warrants and Rights. SSB will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

(d) Dividends. SSB will not declare or pay any dividends on its outstanding shares of SSB Common Stock or make any other distributions on or in respect of any shares of SSB Common Stock or otherwise to its shareholders.

(e) Employment, Benefit or Retirement Agreements or Plans. Except as required by law, SSB will not (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by SSB without cost or other liability on no more than 30 days’ notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or “golden parachute,” stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

(f) Increase in Compensation; Bonuses. SSB will not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. However, notwithstanding anything contained herein to the contrary, prior to the Effective Time SSB may make routine increases in the salaries of its officers and other employees at such times and in such amounts as shall be consistent with its customary salary administration and review policies and procedures.

(g) Accounting Practices. SSB will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by US GAAP or governmental regulations).

(h) Acquisitions; Additional Branch Offices. SSB will not directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

(i) Changes in Business Practices. Except as may be required by the Commissioner, the FDIC, or any other Regulatory Authority or as shall be required by applicable law, regulation or this Agreement, SSB will not (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.

(j) Exclusive Merger Agreement. Unless, due to a material change in circumstances after the date hereof, SSB’s Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors’ duties or obligations as such to SSB or to its shareholders, SSB will not, directly, or indirectly through any person, (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than BNC) relating to a merger or other acquisition of SSB or the purchase or acquisition of any stock of SSB, or all or any significant part of SSB’s assets, or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity (other than BNC) any information not customarily disclosed to the public concerning SSB or its business, or afford to any other person or entity (other than BNC) access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of SSB’s assets to any other person or entity (other than BNC); or (iv) consummate any type of merger, acquisition or combination relating to the acquisition of more than 20% of the SSB Common Stock or all or a significant part of SSB’s assets.

(k) Acquisition or Disposition of Assets. Other than activities in the normal course of its leasing operations, SSB will not:

(i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any real estate in any amount;

(ii) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

(iii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount;

(iv) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

(v) Enter into any purchase or other commitment or contract for supplies or services which obligates SSB for a period longer than 30 days;

(vi) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

(vii) Except in the ordinary course of its business consistent with its past practices, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of SSB or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

(l) Debt; Liabilities. Except in the ordinary course of its business consistent with its past practices, SSB will not (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to the borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

(m) Liens; Encumbrances. SSB will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to BNC, remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits or repurchase agreements).

(n) Waiver of Rights. SSB will not waive, release or compromise any rights in its favor against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders, nor will SSB waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money’s worth.

(o) Other Contracts. SSB will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this Paragraph 4.02) (i) for or with respect to any charitable contributions except for contributions not exceeding $2,000 individually or $10,000 in the aggregate; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which SSB would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding, and whether or not in the ordinary course of its business, would obligate or commit SSB to make expenditures over any period of time of more than $25,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of SSB’s lending operations).

(p) Deposit Liabilities. SSB will not make any material change in its current deposit policies and procedures or take any actions designed to materially increase or decrease the aggregate level of its deposits as of the date of this Agreement.

(q) Foreclosures. Except in the ordinary course of business in connection with any foreclosure of a mortgage or deed of trust securing a loan, SSB will not bid for or purchase any real property which is covered by that mortgage or deed of trust or which is the subject of that foreclosure.

ARTICLE V

COVENANTS OF BNC

5.01. Affirmative Covenants of BNC. BNC hereby covenants and agrees as follows with SSB:

(a) BNC Shareholders’ Meeting. BNC agrees to cause a meeting of its shareholders (the “BNC Shareholders’ Meeting”) to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by BNC’s shareholders on the approval of this Agreement and the Merger. In connection with the call and conduct of, and all other matters relating to the BNC Shareholders’ Meeting (including the solicitation of proxies), BNC will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

BNC agrees to nominate and recommend for election Ralph N. Strayhorn III, Thomas R. Sloan and two other directors, mutually agreed upon by SSB and BNC, currently serving on the board of directors of SSB at the BNC Shareholders’ Meeting to be elected to the BNC board of directors. These directors will be appointed to the BNC board of directors at the Effective Time in accordance with subparagraph (c) hereof.

Unless due to a material change in circumstances after the date hereof, BNC’s Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors’ duties or obligations as such to BNC or to its shareholders, BNC covenants that its Board of Directors will recommend to and actively encourage BNC’s shareholders that they vote their shares of BNC Common Stock at the BNC Shareholders Meeting in favor of ratification and approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that BNC’s Board of Directors considers the Merger to be advisable and in the best interests of BNC and its shareholders.

(b) Further Action; Instruments of Transfer. BNC covenants and agrees with SSB that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to SSB all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by SSB, in consummating such transactions, and, (iii) will cooperate with SSB in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions, and, (iv) shall take such corporate action as is necessary to authorize the issuance of additional shares of BNC Common Stock as necessary to complete the Merger.

(c) Employment of SSB Employees. Provided that the current employees of SSB remain employed by SSB at the Effective Time, BNC will attempt in good faith to locate positions with BNC for which employment may be offered, and BNC will offer employment to as many of those employees as BNC, in its discretion, considers to be feasible. However, notwithstanding anything contained in this Agreement to the contrary, BNC shall not have any obligation to employ or provide employment to any employee of SSB or to any particular number of such employees. Any employment so offered to an employee of SSB shall be in such a position, at such location within BNC’s branch system, and for such rate of compensation, as BNC shall determine in its sole discretion. Each such person’s employment shall be on an “at-will” basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate BNC to employ any such person for any specific period of time or in any specific position or to restrict BNC’s right to terminate the employment of any such person at any time and for any reason satisfactory to it. In the event BNC terminates an employee of SSB without making an offer of employment and without cause, BNC will pay such terminated SSB employee (a “Non-Continuing Employee”) a severance payment as the parties shall mutually determine on a case-by-case basis but in no event shall such severance payment be less than three (3) weeks’ salary of the Non-Continuing Employee for each year of credited service with SSB.

(d) Employee Benefits. Except as otherwise provided in this Agreement, any employee of SSB who becomes an employee of BNC at the Effective Time (a “New Employee”) shall be entitled to receive all employee benefits and to participate in all benefit plans provided by BNC on the same basis (including cost) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of BNC, except that SSB employees retained by BNC shall be immediately eligible to participate in all benefit plans as of the Effective Date. Each New Employee shall be given credit for his or her full years of service with SSB for purposes of (i) eligibility for participation and vesting in BNC’s Section 401(k) savings plan, and (ii) for all purposes under BNC’s other benefit plans (including entitlement to vacation and sick leave). For purposes of BNC’s health insurance coverage, a New Employee’s participation will be without regard to pre-existing condition requirements under BNC’s health insurance plan, provided that any such pre-existing condition at the Effective Time was covered under SSB’s health insurance plan(s) at the Effective Time and the New Employee provides evidence of such previous coverage in a form satisfactory to BNC’s health insurance carrier.

Any Non-Continuing Employee will be permitted to obtain continued coverage through the exercise of his or her COBRA rights under BNC’s health insurance coverage and BNC will give any required COBRA notices.

For the calendar year during which the Effective Time occurs, BNC will grant to each New Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (i) the full number of such days to which the New Employee would be entitled for that year, based on his or her credited years of service and in accordance with BNC’s standard leave policies, less (ii) the number of days of sick leave and vacation leave used by the New Employee as an employee of SSB during that calendar year.

Prior to the Effective Time, SSB shall terminate The SterlingSouth Bank & Trust Co. 2005 Supplemental Executive Retirement Plan (“SERP”) in accordance with its terms and each of the Participation Agreement Addendums thereto executed by Ralph N. Strayhorn, III, Thomas N. Nelson, James J. Harris, Patricia Strickland and Jim Bowman. Upon termination, each participant will receive benefits that accrued prior to December 31, 2005.

(e) Directors. In accordance with the provisions of Paragraph 1.06 hereof, at the Effective Time, BNC will cause Ralph N. Strayhorn III, Thomas R. Sloan and two additional directors, mutually agreed upon by SSB and BNC, elected at the BNC Shareholders’ Meeting, in accordance with subparagraph (a) hereof, to take office as directors of BNC at the Effective Time. After the Effective Time, the board of BNC will number fifteen (15) directors. Each director’s continued service as a director of BNC will be subject to the normal nomination and election processes.

(f) Employment Agreement and SERP. As of the Effective Time, Ralph N. Strayhorn III shall execute a new employment agreement and a new SERP substantially in the forms attached hereto as Exhibits B and C, respectively.

(g) Employment of Other Officers. As of the Effective Time, certain of the other officers of SSB, as are included in Exhibit D, shall have entered into employment agreements substantially in accordance with the terms set forth in Exhibit D, which is attached hereto.

(h) “Blue Sky” Approvals. BNC shall use its best efforts to take all actions, if any, required by applicable state and federal securities laws (i) to cause the BNC Common Stock issued at the Effective Time, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied, and (ii) to obtain any and all other approvals or consents to the issuance of the BNC Common Stock that are required under state or federal law.

(i) Available Funds. By Closing, BNC will have transferred to the Exchange Agent the funds necessary to satisfy its obligations under ARTICLE I of this Agreement

(j) Access. BNC and the Bank agree that, following the date of this Agreement and to and including the Effective Time, each will provide SSB and its employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as SSB shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of SSB shall be performed in such a manner as will not interfere unreasonably with BNC and the Bank’s normal operations or with its relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties; and, provided further, that SSB shall not have any right of access to BNC’s or the Bank’s personnel files and records.

(k) NASDAQ Notification. By Closing, BNC shall file with the National Association of Securities Dealers such notification and other materials (and shall pay such fees) as shall be required for the listing on Nasdaq Small Cap Market of the shares of BNC Common Stock to be issued to SSB’s shareholders pursuant to the Merger.

5.02. Negative Covenants of BNC. BNC hereby covenants and agrees that, between the date hereof and the Effective Time, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of SSB’s President.

(a) Amendments to Articles of Incorporation or Bylaws. BNC will not amend its Articles of Incorporation or Bylaws.

(b) Change in Capital Stock. BNC will not (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue (including any issuance of shares pursuant to a stock dividend (except as set forth in (d) below) or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, following the date of this Agreement, BNC may issue additional shares of BNC Common Stock upon the exercise of options granted pursuant to its employee and/or director stock option plans. In addition, BNC may, if necessary, issue additional shares of BNC Common Stock to fulfill its obligations under the BNC Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”).

(c) Options, Warrants and Rights. BNC will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, following the date of this Agreement BNC may grant additional options to purchase shares of BNC Common Stock pursuant to its Nonqualified Stock Option Plan for Non-Employees/Directors, as amended, its Incentive Stock Option Plan and its Omnibus Stock Option and Long Term Incentive Plan.

(d) Dividends. Other than the cash dividend of $0.16 per shared declared on January 17, 2006 and payable in the first quarter of 2006, BNC will not declare or pay any dividends on its outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

(e) Accounting Practices. BNC will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by US GAAP or governmental regulations).

(f) Changes in Business Practices. Except as may be required by the Commissioner, the FDIC or any other Regulatory Authority, or as shall be required by applicable law, regulation or this Agreement, BNC will not (i) change in any material respect the nature of its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.

(g) Exclusive Merger Agreement. Unless, due to a material change in circumstances after the date hereof, BNC’s Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors’ duties or obligations as such to BNC or to its shareholders, BNC will not, directly, or indirectly through any person, (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity relating to a merger or other acquisition of BNC or the purchase or acquisition of any stock of BNC, or all or any significant part of BNC’s assets, or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity (other than SSB) any information not customarily disclosed to the public concerning BNC or its business, or afford to any other person or entity (other than SSB) access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of BNC’s assets to any other person or entity (other than SSB); or (iv) consummate any type of merger, acquisition or combination relating to the acquisition of more than 20% of the BNC Common Stock or all or a significant part of BNC’s assets.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.01 Preparation and Distribution of Proxy Statement/Prospectus. BNC and SSB jointly will prepare a joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) for distribution to BNC’s and SSB’s shareholders as BNC’s proxy statement relating to BNC’s solicitation of proxies for use at the BNC Shareholders’ Meeting, SSB’s proxy statement relating to SSB’s solicitation of proxies for use at the SSB Shareholders’ Meeting, and as BNC’s prospectus relating to its offer and distribution of BNC Common Stock to SSB’s shareholders as described in this Agreement. The Proxy Statement/Prospectus shall, in all material respects, be prepared in such form and contain or be accompanied by such information regarding the BNC Shareholders Meeting, the SSB Shareholders’ Meeting, this Agreement, the parties hereto, and the Merger and other transactions described herein as is required by regulations of the FDIC applicable to BNC or otherwise as shall be agreed upon by BNC and SSB. An Election of Consideration, in a form satisfactory to BNC as described in Paragraph 1.05(c), shall accompany the Proxy Statement/Prospectus mailed to each SSB shareholder.

BNC and SSB will mail the Proxy Statement/Prospectus to their shareholders on a date mutually agreed upon by BNC and SSB not less than 20 days prior to the scheduled date of the BNC Shareholders’ Meeting and the date of the SSB Shareholders’ Meeting, whichever is earlier; provided, however, that no such materials shall be mailed to BNC’s shareholders or SSB’s shareholders unless and until BNC shall have received the authorization of the FDIC, and SSB and BNC shall have agreed on the form and content of such materials.

6.02. Regulatory Approvals. BNC and SSB each agrees with the other that, as soon as practicable following the date of this Agreement, it will prepare and file, or cause to be prepared and filed, all applications required to be filed by it under applicable law and regulations for approvals by Regulatory Authorities of the Merger or other transactions described in this Agreement, including without limitation any required applications for the approval of the Commissioner, the FDIC, and the North Carolina Banking Commission (the “Commission”). BNC and SSB each agrees (i) to use its best efforts in good faith to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein and (ii) before the filing of any such application required to be filed, to give each other party an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees, financial advisors or counsel of BNC or SSB be requested by each other or by any Regulatory Authority at any hearing in connection with any such application, it will use its best efforts to arrange for such appearance.

6.03. Information for Proxy Statement/Prospectus and Applications for Regulatory Approvals. BNC and SSB each covenants with the other that (i) it will cooperate with the other parties in the preparation of the Proxy Statement/Prospectus, and applications for required approvals of Regulatory Authorities, and it will promptly respond to requests by the other parties and their legal counsel for information, and will provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document; (ii) none of the information provided by it for inclusion in any of such documents, at the time of the mailing of those materials to SSB’s and BNC’s shareholders, or at the time of receipt of any such required approval of a Regulatory Authority, as the case may be, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.04. Expenses. Subject to the provisions of Paragraph 8.03, and whether or not this Agreement shall be terminated or the Merger shall be consummated, BNC and SSB each agrees to pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, consulting or advisory fees, filing fees, printing and mailing costs, and travel expenses). For purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement/Prospectus described in Paragraph 6.01, and with the Tax Opinion described in Paragraph 6.09, shall be deemed to have been incurred by BNC and SSB equally. Expenses owed to Smith Capital including its fees for rendering the “SSB Fairness Opinion” described in Paragraph 7.01(d)(ii), shall be deemed to have been incurred solely by SSB. Expenses owed to Burke Capital including its fees for rendering the “BNC Fairness Opinion” described in Paragraph 7.01(d)(i) shall be deemed to have been incurred solely by BNC.

6.05. Announcements. BNC and SSB each agrees that no persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be denied or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, neither BNC nor SSB shall be required to obtain the prior consent of the other parties for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law.

6.06 Real Property Matters.

(a) BNC, at its own option or expense, may cause to be conducted (i) a title examination, physical survey, zoning compliance review, and structural inspection of the SSB Real Property and improvements thereon (the “Property Examination”) and (ii) site inspections, historic reviews, regulatory analyses, and Phase 1 environmental assessments of the SSB Real Property, together with such other studies, testing and intrusive sampling and analyses as BNC shall deem necessary or desirable (the “Environmental Survey”).

(b) If, in the course of the Property Examination or Environmental Survey, BNC discovers a “Material Defect” (as defined below) with respect to the SSB Real Property except with regard to any Material Defects which were Previously Disclosed by SSB to BNC, BNC will give prompt written notice thereof to SSB describing the facts or conditions constituting the Material Defect, and BNC shall have the option exercisable upon written notice to SSB to (i) waive the Material Defect, or (ii) terminate this Agreement.

(c) For purposes of this Agreement, a “Material Defect” shall include:

(i) the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant, or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a breach of SSB’s representations and warranties contained in Paragraph 2.16 or 2.21, in either such case that BNC reasonably believes will affect its use of any parcel of the SSB Real Property for the purpose for which it currently is used or the value or marketability of any parcel of the SSB Real Property, or as to which BNC otherwise objects; or

(ii) the existence of any structural defects or conditions of disrepair in the improvements on the SSB Real Property (including any equipment, fixtures or other components related thereto) that BNC reasonably believes would cost an aggregate of $50,000 or more to repair, remove or correct as to all such SSB Real Property.

(iii) the existence of facts or circumstances relating to any of the SSB Real Property reflecting that (A) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance on, from, under, at, or relating to the SSB Real Property, or (B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the SSB Real Property which constitutes or would constitute a violation of any Environmental Laws or any contract or other agreement between SSB and any other person or entity, as to which, in either such case, BNC reasonably believes, based on the advice of legal counsel or other consultants, that SSB could become responsible or liable, or that SSB could become responsible or liable following the Effective Time, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which SSB could incur, or for which SSB could become responsible or liable, following consummation of the Merger at any time or over any period of time could equal or exceed an aggregate of $50,000 or more as to all such SSB Real Property.

6.07. Treatment of Stock Options and Warrants.

(a) BNC and SSB agree that, as of the Effective Time, all holders of SSB’s 175,782 outstanding Stock Options to purchase shares of SSB Common Stock held by SSB employees who remain employed by BNC and SSB directors who are elected to the BNC Board of Directors shall be converted into and become rights with respect to BNC Common Stock and BNC shall assume each Stock Option in accordance with the SSB Stock Option Plans. From and after the Effective Time, (i) each Stock Option assumed by BNC may be exercised solely for shares of BNC Common Stock, (ii) the number of shares of BNC Common Stock subject to such Stock Option shall be equal to the product of the number of shares of SSB Common Stock subject to such Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding up to the nearest whole share, and (iii) the per share exercise price under each Stock Option shall be adjusted by dividing the per share exercise price of the Stock Option by the Exchange Ratio and rounding up to the nearest cent. In addition, each Stock Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. BNC and SSB shall take all necessary steps to effectuate the foregoing provisions of this Paragraph 6.07(b), including appropriate amendments to the Stock Option Plans if necessary.

(b) BNC and SSB agree that, as of the Effective Time, all Stock Options held by those employees who are not employed by BNC and the holders of options under SSB’s Non-Statutory Stock Option Plan who are not elected to the BNC Board of Directors, and 352,217 unexercised Warrants to purchase shares of SSB Common Stock shall surrender their Stock Options or Warrants and receive solely a cash payment amount equal to (A) the cash value of the Merger Consideration, adjusted, if necessary, as determined in paragraph 1.05(b) plus the Cash Consideration, if any, as determined in Paragraph 1.05(b) less the exercise price per share of SSB Common Stock covered by the Stock Option or Warrant, (B) multiplied by the total number of shares of SSB Common Stock covered by the Stock Option or Warrant. For each person subject to this Section 6.07(b), SSB will obtain from such person who holds a Stock Option, and will deliver to BNC at the Closing, a written agreement in a form specified by BNC confirming and agreeing to the surrender of such person’s Stock Option upon payment of the amounts described above.

(c) The SSB Board of Directors agrees, if requested by BNC, to accelerate, in accordance with the SSB Warrant agreement, the exercise date of the SSB Warrants to the Effective Time.

6.08. Treatment of 401(k)/Thrift Plan. SSB will terminate its 401(k) Plan (the “Plan”) and in accordance with the Plan and applicable law, and each participant in SSB’s plan on such termination date may elect, upon completion of the termination and the final liquidation of the plan, to receive a distribution of the assets credited to his or her plan account at that time or, if the participant has become a participant in BNC’s Section 401(k) plan, to have those assets credited as a “roll-over” to the participant’s plan account under BNC’s plan.

SSB agrees that, prior to the Effective Time, it will take or cause to be taken such actions as BNC shall reasonably consider to be necessary or desirable in connection with or to effect or facilitate any such plan participation termination.

6.09. Directors’ and Officers’ Liability Insurance. At its option, SSB may obtain or require BNC to obtain and maintain, in effect for three years from the Closing Date, the current directors’ and officers’ liability insurance policies maintained by SSB or substitute policies or “tail” coverage of at least the same coverage containing terms and conditions that are not taken as a whole materially less favorable to the insured with respect to matters occurring prior to the Effective Time. Such insurance shall cover all persons and entities who are currently covered by SSB’s existing directors’ and officers’ liability policy (including all existing directors and officers of SSB and its subsidiary) and shall include coverage for matters occurring prior to the Effective Time.

6.10 Tax Opinion. BNC and SSB agree to use their best efforts to cause the Merger, and the conversion of outstanding shares of SSB Common Stock into shares of BNC Common Stock, on the terms contained in this Agreement, to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to obtain from Brooks Pierce McLendon Humphrey & Leonard, L.L.P. a written opinion (the “Tax Opinion”), addressed jointly to the Boards of Directors of BNC and SSB, to the foregoing effect.

6.11 Affiliate Agreements. Not less than 45 days prior to the Effective Time, SSB shall deliver to BNC a letter identifying all individuals who, in the judgment of SSB, may be deemed an “affiliate” of SSB for purposes of Rule 145 of the Securities Act of 1933, as amended and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes form the date of delivery thereof. SSB shall use reasonable best efforts to cause each person identified on the list to deliver to BNC not less than ten (10) days prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit E.

ARTICLE VII

CONDITIONS PRECEDENT TO MERGER

7.01. Conditions to all Parties’ Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

(a) Approval by Regulatory Authorities; Disadvantageous Conditions. (i) The Merger and other transactions described in this Agreement shall have been approved, to the extent required by law, by the FDIC, the Commissioner, the Commission, and by all other Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions or imposed any condition on such transactions or its approval thereof, which condition is reasonably deemed by SSB or BNC to so adversely impact the economic or business benefits of this Agreement to SSB or BNC as to render it inadvisable for SSB or BNC to consummate the Merger; (iii) the 15-day or 30-day waiting period, as applicable, required following the approval by the FDIC for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger shall have been raised; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

(b) Adverse Proceedings, Injunction, Etc. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described in this Agreement or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency or any shareholder), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit BNC or SSB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against BNC or SSB or any of their respective officers or directors which shall reasonably be considered by BNC or SSB to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of any party hereto, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

(c) Approval by Boards of Directors and Shareholders. The respective Boards of Directors of BNC and SSB shall have duly approved, adopted and ratified this Agreement by appropriate resolutions, the shareholders of BNC shall have duly approved this Agreement and the Merger at the BNC Shareholders’ Meeting, and the shareholders of SSB shall have duly approved this Agreement and the Merger at the SSB Shareholders’ Meeting, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

(d) Fairness Opinions.

(i) BNC shall have received as of the date hereof from Burke Capital a written opinion (the “BNC Fairness Opinion”) to the effect that the Merger is fair, from a financial point of view, to BNC and its shareholders; and, Burke Capital shall have delivered a letter to BNC, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to BNC and its shareholders.

(ii) SSB shall have received as of the date hereof from Smith Capital a written opinion (the “SSB Fairness Opinion”) to the effect that the consideration received by SSB’s shareholders is fair, from a financial point of view, to SSB and its shareholders; and, Smith Capital shall have delivered a letter to SSB, dated as of a date within five business days preceding the Closing Date, to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to SSB and its shareholders.

(e) Tax Opinion. BNC and SSB shall have received the Tax Opinion from Brooks Pierce McLendon Humphrey & Leonard, L.L.P. in substance and form reasonably satisfactory to each of them.

(f) Employment Agreements. Ralph N. Strayhorn III shall have entered into an employment agreement and a SERP substantially in the forms attached hereto as Exhibits B and C, respectively.

(g) Employment of Other Officers. As of the Effective Time, certain of the other officers of SSB, as are included in Exhibit D, shall have entered into employment agreements substantially in accordance with the terms set forth in Exhibit D, which is attached hereto.

(h) No Termination or Abandonment. This Agreement shall not have been terminated or abandoned by any party hereto.

7.02. Additional Conditions to BNC’s Obligations. Notwithstanding any other provision of this Agreement to the contrary, BNC’s separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

(a) Material Adverse Change. There shall not have occurred any material adverse change in the financial condition or results of operations of SSB, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is likely to cause, create or result in any such material adverse change.

(b) Compliance with Laws. SSB shall have complied in all material respects with all federal and state laws and regulations applicable to it in connection with the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation is likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of SSB, or of BNC after the Effective Time, or on SSB’s ability to consummate the Merger.

(c) SSB’s Representations and Warranties and Performance of Agreements; Officers’ Certificate. Unless waived in writing by BNC as provided in Paragraph 10.02, each of the representations and warranties of SSB contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of SSB or to SSB’s ability to consummate the Merger and other transactions described herein, and (ii) as otherwise contemplated by this Agreement; and SSB shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

BNC shall have received a certificate dated as of the Closing Date and executed by the President and CEO of SSB to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by BNC.

(d) Legal Opinion of SSB’s Counsel. BNC shall have received the written legal opinion of counsel for SSB, dated as of the Closing Date and in form and substance reasonably satisfactory to BNC.

(e) Other Documents and Information. SSB shall have provided to BNC correct and complete copies (certified by its Secretary) of resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate of the incumbency of its officers who executed this Agreement or any other documents delivered to BNC in connection with the Closing.

(f) Acceptance by BNC’s Counsel. The form and substance of all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to BNC’s legal counsel.

7.03. Additional Conditions to SSB’s Obligations. Notwithstanding any other provision of this Agreement to the contrary, SSB’s separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

(a) Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of BNC, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is likely to cause, create or result in any such material adverse change. In the event BNC consolidates, merges with, or is acquired by or enters into or becomes bound by any contract, agreement, commitment or letter of intent relating to any merger or consolidation with or acquisition by another institution prior to the Closing, SSB shall have the unilateral right to terminate this Agreement.

(b) Compliance with Laws. BNC shall have complied in all material respects with all federal and state laws and regulations applicable to it in connection with the transactions described in this Agreement and where the violation of or failure to comply with any such law or regulation likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of BNC after the Effective Time, or on BNC’s ability to consummate the Merger.

(c) BNC’s Representations and Warranties and Performance of Agreements; Officers’ Certificate. Unless waived in writing by SSB as provided in Paragraph 10.02, each of the representations and warranties of BNC contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of BNC or to BNC’s ability to consummate the Merger and other transactions described herein, and (ii) as otherwise contemplated by this Agreement; and, BNC shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

SSB shall have received a certificate dated as of the Closing Date and executed by BNC’s President and CEO to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by SSB.

(d) Legal Opinion of BNC’s Counsel. SSB shall have received the written legal opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to BNC, dated as of the Closing Date and in form and substance reasonably satisfactory to SSB.

(e) Other Documents and Information. BNC shall have provided to SSB correct and complete copies (all certified by BNC’s Secretary) of resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement and the Merger and other transactions contemplated herein, together with a certificate as to the incumbency of BNC’s officers who executed this Agreement or any other documents delivered to SSB in connection with the Closing.

(f) Acceptance by SSB’s Counsel. The form and substance of all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to SSB’s legal counsel.

(g) Merger Expenses. Expenses incurred by SSB in connection with this Agreement and the Merger (including without limitation the entire amount of fees payable to Smith Capital for the Fairness Opinion and its financial consulting services and fees payable to SSB’s accountants and attorneys) shall not exceed an aggregate of $250,000. If SSB determines in good faith that its expenses could exceed $250,000, BNC will negotiate in good faith with SSB on increasing the amount allocated for SSB’s merger expenses.

ARTICLE VIII

TERMINATION; BREACH; REMEDIES

8.01. Mutual Termination. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of BNC or SSB), this Agreement may be terminated by the mutual agreement of SSB and BNC. Upon any such mutual termination, all obligations of BNC and SSB hereunder shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 6.04.

8.02. Unilateral Termination. Prior to the Effective Time, this Agreement may be terminated by either SSB or BNC (whether before or after approval hereof by BNC’s shareholders or SSB’s shareholders) upon written notice to the other parties in the manner provided herein and under the circumstances described below.

(a) Termination by SSB. This Agreement may be terminated by SSB by action of its Board of Directors:

(i) if any of the conditions to the obligations of SSB set forth in Paragraph 7.01 and 7.03 shall not have been satisfied in all material respects or effectively waived in writing by SSB within 15 days of receipt of all shareholder and regulatory approvals (except to the extent that the failure of such condition to be satisfied has been caused by the failure of SSB to satisfy any of its obligations, covenants or agreements contained herein);

(ii) if BNC shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

(iii) if any of BNC’s representations or warranties contained in Article III hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is likely to cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of any person;

(iv) if, notwithstanding SSB’s satisfaction of its obligations under Paragraphs 6.01 and 6.03, SSB’s shareholders do not approve this Agreement and the Merger at the SSB Shareholders’ Meeting, or if the BNC Shareholders’ Meeting is not held by June 30, 2006;

(v) if the Merger shall not have become effective on or before July 31, 2006, or such later date as shall be mutually agreed upon in writing by SSB and BNC;

(vi) if the BNC Average Price is less than $14.82; or,

(vii) if one or more persons or entities other than BNC makes a bona fide proposal for a transaction of the type described in Paragraph 4.02(j) (the “SSB Transaction”) and the SSB Board of Directors determines, in good faith judgment and in the reasonable exercise of its fiduciary duties, with respect to legal matters on the written opinion of its legal counsel and as to financial matters on the written opinion of Smith Capital or other investment banking firm of national reputation: (A) that the SSB Transaction is more favorable to SSB’s shareholders than the transaction contemplated by this Agreement; and (B) that the failure to terminate this Agreement and accept such alternative SSB Transaction would be inconsistent with the proper exercise of its fiduciary duties.

However, before SSB may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02(a), it shall give written notice to BNC in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by SSB shall not become effective if, within 30 days following the giving of such notice, BNC shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of SSB. In the event BNC cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of SSB within such notice period, termination of this Agreement by SSB thereafter shall be effective upon its giving of written notice thereof to BNC in the manner provided herein.

(b) Termination by BNC. Prior to the Effective Time, this Agreement may be terminated by BNC:

(i) if any of the conditions to the obligations of BNC set forth in Paragraph 7.01 and 7.02 shall not have been satisfied in all material respects or effectively waived in writing by BNC within 15 days of receipt of all shareholder and regulatory approvals (except to the extent that the failure of such condition to be satisfied has been caused by the failure of BNC to satisfy any of its obligations, covenants or agreements contained herein);

(ii) if SSB shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or VI herein in any material respect;

(iii) if any of SSB’s representations and warranties contained in Article II hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, likely to cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Knowledge of any person;

(iv) if, notwithstanding BNC’s satisfaction of its obligations contained in Paragraphs 7.01 and 7.02, its shareholders do not approve this Agreement and approve the Merger at the BNC Shareholders’ Meeting, or the SSB shareholders’ Meeting is not held by June 30, 2006;

(v) if the Merger shall not have become effective on or before July 31, 2006, or such later date as shall be mutually agreed upon in writing by SSB and BNC;

(vi) if shareholders of SSB and/or BNC exercise their right of dissent and appraisal under Article 13 of the North Carolina Business Corporation Act with respect to an aggregate number of shares of SSB Common Stock and/or BNC Common Stock such as would result in a reduction of 5% or more in the aggregate number of shares of BNC Common Stock that otherwise would be outstanding following the Effective Time;

(vii) if the BNC Average Price is greater than $23.18; or,

(viii) if the BNC Board of Directors determines, in its good faith judgment and in the reasonable exercise of its fiduciary duties, based on the written opinion of its legal counsel, that the failure to terminate this Agreement would be inconsistent with the proper exercise of its fiduciary duties.

However, before BNC may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02(b), it shall give written notice to SSB in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by BNC shall not become effective if, within 30 days following the giving of such notice, SSB shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of BNC. In the event SSB cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of BNC within such notice period, termination of this Agreement by BNC thereafter shall be effective upon its giving of written notice thereof to SSB in the manner provided herein.

8.03. Breach; Remedies. (a) Except as otherwise provided below, (i) in the event of a breach by BNC of any of its representations or warranties contained in Article III of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements, representations, warranties or covenants contained in Articles V or VI of this Agreement, then SSB’s sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(a) or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by SSB due to a failure by BNC to perform any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then BNC shall be obligated to reimburse SSB for up to (but not more than) $150,000 in expenses described in Paragraph 6.04 which actually have been incurred by SSB.

Likewise, and except as otherwise provided below, (i) in the event of a breach by SSB of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements, representations, warranties or covenants contained in Articles IV or VI of this Agreement, then BNC’s sole rights and remedies shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(b), or, in the alternative in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by BNC due to a failure by SSB to perform any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then SSB shall be obligated to reimburse BNC for up to (but not more than) $150,000 in expenses described in Paragraph 6.04 which actually have been incurred by BNC and the Fee (as defined below).

(b) (i) As a condition of BNC’s willingness, and in order to induce BNC to enter into this Agreement and to reimburse BNC for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, SSB hereby agrees to pay BNC and BNC shall be entitled to payment of a fee of $1,250,000 (the “BNC Fee”), if this Agreement is terminated by either SSB or BNC because of a breach by SSB of Paragraph 4.02(j)(iii) or (iv). The BNC Fee shall be due and payable to BNC at the time SSB completes any of the transactions contemplated in Paragraphs 4.02(j)(iii) or (iv) within twelve (12) months after termination of this Agreement and such BNC Fee shall be in addition to any amounts payable by SSB pursuant to subparagraph (a) above.

If demand for payment of the BNC Fee is made pursuant to this Paragraph 8.03 and payment is timely made, then BNC will not have any other rights or claims against SSB and its officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the BNC Fee under this Paragraph 8.03(b)(i) and any payment due under Paragraph 8.03(a) will constitute the sole and exclusive remedy of BNC against SSB for breach of Paragraph 4.02(j).

(ii) As a condition of SSB’s willingness, and in order to induce SSB to enter into this Agreement and to reimburse SSB for incurring the costs and expenses related to this Agreement and consummating the transactions contemplated by this Agreement, BNC agrees to pay SSB and SSB shall be entitled to payment of a fee of $1,250,000 (the “SSB Fee”), if this Agreement is terminated by either SSB or BNC because of a breach by BNC of Paragraphs 5.02 (g)(iii) or (iv). The SSB Fee at the time BNC completes any of the transactions contemplated in Paragraph 5.02(g)(iii) or (iv) within twelve (12) months after termination of this Agreement and such SSB Fee shall be in addition to any amounts payable by BNC pursuant to subparagraph (a) above.

If demand for payment of the SSB Fee is made pursuant to this Paragraph 8.03 and payment is timely made, then SSB will not have any other rights or claims against BNC and its officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the SSB Fee under this Paragraph 8.03(b)(ii) and any payment due under Paragraph 8.03(a) will constitute the sole and exclusive remedy of SSB against BNC for breach of Paragraph 4.02(g).

Except for subparagraphs (b)(i) and (b)(ii) above, notwithstanding any other provision of this Agreement to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements, representations, warranties or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other party described in Paragraph 6.04, together with other damages recoverable at law or in equity.

ARTICLE IX

INDEMNIFICATION

9.01. Indemnification Following Termination of Agreement.

(a) By BNC. BNC agrees that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend SSB and its officers, directors, employees, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys’ fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by SSB:

(i) in connection with or which arise out of, result from, or are based upon (A) BNC’s operations or business transactions or its relationship with any of its employees, or (B) BNC’s failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

(ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by BNC of any of its representations or warranties under or in connection with this Agreement, or any failure of BNC to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

(iii) in connection with or which arise out of, result from, or are based upon any information provided by BNC which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus, at the time of its mailing to BNC’s shareholders and SSB’s shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(b) By SSB. SSB agrees that, in the event this Agreement is terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend BNC and its officers, directors, employees, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys’ fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by BNC:

(i) in connection with or which arise out of, result from, or are based upon (A) SSB’s operations or business transactions or its relationship with any of its employees, (B) SSB’s failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement or (C) actions, suits, proceedings, injunctions or any other type of legal action brought by shareholders of SSB in connection with the Merger;

(ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by SSB of any of its representations or warranties under or in connection with this Agreement, or any failure of SSB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

(iii) in connection with or which arise out of, result from, or are based upon any information provided by SSB which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus, at the time of its mailing to BNC’s shareholders and SSB’s shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

9.02. Procedure for Claiming Indemnification. If any matter subject to indemnification under this Article IX arises in the form of a claim (herein referred to as a “Third Party Claim”) against SSB or BNC, or their respective successors and assigns, or any of their respective subsidiary corporations, officers, directors, employees, attorneys or financial advisors (collectively, “Indemnitees”), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the “Indemnitor”). Within 15 days of such notice, the Indemnitor either (i) shall pay the Third Party Claim either in full or upon agreed compromise, or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose or agree to any liability, cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director, financial advisor or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. Any settlement to a Third Party Claim agreed to by the Indemnitor shall provide for an unconditional release of an indemnitee unless such Indemnitee agrees in writing otherwise. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.01. Survival of Representations, Warranties, Indemnification and Other Agreements.

(a) Representations, Warranties and Other Agreements. None of the representations, warranties or agreements contained in this Agreement shall survive the Effective Time, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

(b) Indemnification. The parties’ indemnification agreements and obligations pursuant to Paragraph 9.01 shall become effective only in the event this Agreement is terminated and shall survive any such termination, and neither of the parties shall have any obligations under Paragraph 9.01 in the event of or following consummation of the Merger.

10.02. Waiver. Any term or condition of this Agreement may be waived (except as to matters of approvals from Regulatory Authorities and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not materially adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term of condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

10.03. Amendment. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of BNC or the shareholders of SSB, by an agreement in writing approved by the Boards of Directors of SSB and BNC executed in the same manner as this Agreement; provided however, that, except with the further approval of BNC’s shareholders and SSB’s shareholders of that change or as otherwise provided herein, following approval of this Agreement by BNC’s shareholders and SSB’s shareholders no change may be made in the amount of consideration into which each share of SSB Common Stock will be converted.

10.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or by U.S. mail, first class postage prepaid, and addressed as follows:

If to BNC: BNC Bancorp 831 Julian Avenue Thomasville, NC 27360 Attention: W. Swope Montgomery, Jr.	With copy to: Jean C. Brooks, Esq. Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza 230 North Elm Street Greensboro, NC 27401

If to SSB: SterlingSouth Bank & Trust Company 3202 Northline Avenue Greensboro, NC 27408 Attention: Ralph N. Strayhorn III	With copy to: Ronald D. Raxter, Esq. Maupin Taylor P.A. 3200 Beechleaf Court Raleigh, NC 27604-1062

10.05. Further Assurance. BNC and SSB each agrees to furnish to each other party such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

10.06. Headings and Captions. Headings and captions of the Paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

10.07. Gender and Number. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

10.08. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

10.09. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

10.10. Assignment. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10.11. Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

10.12. Governing Law. This Agreement is made in and shall be construed and enforced in accordance with the laws of the State of North Carolina.

10.13. Previously Disclosed Information. As used in this Agreement, “Previously Disclosed” shall mean the disclosure of information by BNC to SSB, or by SSB to BNC, in a letter delivered by the disclosing party or parties to the other parties prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

10.14. Knowledge. The term “Best Knowledge” as used in this Agreement with reference to certain facts or information shall be deemed to refer to facts or information of which management of BNC, or management of SSB, as the case may be, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

10.15. Inspection.

(a) Any right of SSB under this Agreement to investigate or inspect the assets, books, records, files and other information of BNC in no way shall establish any presumption that SSB should have conducted any investigation or that such right has been exercised by SSB, its agents, representatives or others. Any investigations or inspections actually made by SSB or its agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of BNC in this Agreement.

(b) Any right of BNC under this Agreement to investigate or inspect the assets, books, records, files and other information of SSB in no way shall establish any presumption that BNC should have conducted any investigation or that such right has been exercised by BNC, its agents, representatives or others. Any investigations or inspections actually made by BNC or its agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of SSB in this Agreement.

[Reminder of page intentionally left blank – signature page follows.]

IN WITNESS WHEREOF, BNC and SSB each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

BNC BANCORP

[CORPORATE SEAL]
By:
W. Swope Montgomery, Jr.
President and Chief Executive Officer

ATTEST:

/s/ David B. Spencer
Secretary

BANK OF NORTH CAROLINA

[CORPORATE SEAL]
	By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr.
President and Chief Executive Officer

ATTEST:

/s/ David B. Spencer
Secretary

STERLINGSOUTH BANK & TRUST COMPANY

[CORPORATE SEAL]
	By:	/s/ Ralph N. Strayhorn III
Ralph N. Strayhorn III
President and Chief Executive Officer

ATTEST:

/s/ Debbi M. Stemple
Secretary

As an inducement to Bank of North Carolina to enter into this Agreement, each of the undersigned directors of SterlingSouth Bank & Trust Company (“SSB”) executes this Agreement and in so doing agrees to vote all share of common stock of SSB in favor of this Agreement and the Merger contemplated hereby, unless advised in writing by SSB’s counsel that such a vote is a breach of the directors’ fiduciary duties as contemplated by Paragraph 4.01 of this Agreement.

By:	/s/ Thomas R. Sloan	By:	/s/ Jeffrey L. Beach
	Thomas R. Sloan		Jeffrey L. Beach
	Director		Director

By:	/s/ Ralph N. Strayhorn III	By:	/s/ Frank Brenner
	Ralph N. Strayhorn III		Frank Brenner
	Director		Director

By:	/s/ Cindy L. Thompson	By:	/s/ Dwight M. Davidson III
	Cindy L. Thompson		Dwight M. Davidson III
	Director		Director

By:	/s/ Ann E. Kroupa	By:	/s/ Charles T. Hagan III
	Ann E. Kroupa		Charles T. Hagan III
	Director		Director

By:	/s/ Prentis H. O’Tuel, Jr.	By:	/s/ Robert N. Johnston
	Prentis H. O’Tuel, Jr.		Robert N. Johnston
	Director		Director

By:	/s/ Robert M. Peddrick	By:	/s/ Randall R. Kaplan
	Robert M. Peddrick		Randall R. Kaplan
	Director		Director

INDEX OF EXHIBITS

Document	Exhibit
Plan of Merger	A
Strayhorn Employment Agreement	B
Strayhorn SERP	C
Employment Terms	D
Affiliate’s Letter	E

Exhibit A

PLAN OF MERGER

BY AND AMONG

BANK OF NORTH CAROLINA

AND

STERLINGSOUTH BANK & TRUST COMPANY

1.01. Names of Merging Corporations. The names of the corporations proposed to be merged are Bank of North Carolina and SterlingSouth Bank & Trust Company.

1.02. Nature of Transaction; Plan of Merger. Subject to the provisions of this Agreement, at the “Effective Time” (as defined in Paragraph 1.07 below), SSB will be merged with and into the Bank (the “Merger”) as provided in the plan of merger (the “Plan of Merger”) attached as Exhibit A to this Agreement.

1.03. Effect of Merger; Surviving Corporation. At the Effective Time, and by reason of the Merger, the separate corporate existence of SSB shall cease while the corporate existence of the Bank as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, the Bank shall continue to operate as a North Carolina banking corporation and will conduct its business at its then legally established branches and main office. The duration of the corporate existence of the Bank, as the surviving corporation, shall be perpetual and unlimited.

1.04. Assets and Liabilities of SSB. At the Effective Time, and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of SSB (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to SSB, whether tangible or intangible) shall be transferred to and vest in the Bank, and the Bank shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of SSB (including all trust and other fiduciary properties, powers and rights), all without any transfer, conveyance, assignment or further act or deed; and, BNC shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of SSB (including duties as trustee or fiduciary) as of the Effective Time.

1.05. Conversion and Exchange of Stock.

(a) Merger Consideration. Except as otherwise provided in this Agreement, at the Effective Time all rights of SSB’s shareholders with respect to all outstanding shares of SSB’s $5.00 par value common stock (the “SSB Common Stock”) shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by BNC, SSB or any SSB shareholder, into the right to receive 1.21056 shares (the “Exchange Ratio”) of no par value common stock issued by BNC (“BNC Common Stock”), all in the manner and subject to the limitations described in this Agreement. The foregoing consideration, collectively and in the aggregate, shall be referred to herein as “Merger Consideration.”

(b) Adjustment to Merger Consideration. Under certain circumstances described below, the Merger Consideration may be adjusted in the following manner:

(i) if the Average BNC Common Stock Price is between $21.28 and $23.18, the Exchange Ratio shall be adjusted to equal the result obtained by dividing $25.76 by the Average BNC Stock Price;

(ii) if the Average BNC Common Stock Price is greater than $23.18, the Exchange Ratio shall be adjusted to equal 1.1113;

(iii) if the Average BNC Common Stock Price is between $14.82 and $16.72, each outstanding share of SSB Common Stock will be entitled to receive Cash Consideration per share equal to $20.24 less the product of Average BNC Common Stock Price multiplied by 1.21056, in addition to the Merger Consideration; and

(iv) if the Average BNC Common Stock Price is less than $14.82, each outstanding share of SSB Common Stock will be entitled to receive Cash Consideration per share equal to $2.30 per share of SSB Common Stock, in addition to the Merger Consideration.

As used in this paragraph 1.05(b), Cash Consideration shall mean that amount of cash paid by BNC to SSB shareholders, in addition to the Merger Consideration based on changes in the Average BNC Common Stock Price.

As used in this paragraph 1.05(b), Average BNC Common Stock Price shall mean the average closing price for BNC Common Stock, as reported on the NASDAQ Small Cap Market for the 20 trading days ending on the fifth business day prior to closing. BNC agrees to stay in a blackout period for the 20 day pricing period plus an additional 20 trading days prior to the beginning of the pricing period (the “Additional Blackout”); provided, however, BNC shall be allowed to execute, if possible, one block trade (as defined in Rule 10b-18 of the Securities Act of 1934, as amended) for each of five-day trading period of the Additional Blackout.

(c) Fractional Shares. No fractional shares of BNC Common Stock shall be issued or delivered in connection with the Merger. In lieu of any such fractional share, subject to the terms and conditions of this paragraph 1.05, each holder of shares of SSB Common Stock who would otherwise have been entitled to a fraction of a share of BNC Common Stock shall be entitled to receive cash (without interest) in an amount equal to such fraction multiplied by an amount equal to the cash value of the Merger Consideration, adjusted, if necessary as described above plus the Cash Consideration, if any.

(d) Exchange Procedures. After the Effective Time, BNC shall cause BNC’s transfer agent (the “Exchange Agent”), subject to the reasonable satisfaction of SSB, to mail to the shareholders of SSB Common Stock of record at the Effective Time transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing shares of SSB Common Stock prior to such Effective Time shall pass, only upon proper delivery of such delivery of such certificates to the Exchange Agent). After such Effective Time, each holder of SSB Common Stock issued and outstanding at such Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of BNC’s Stock and any cash to which such holder is entitled hereunder in respect of rights to receive Cash Consideration or fractional shares. BNC shall not be obligated to deliver any of such payments in stock or cash for Cash Consideration or fractional shares until such holder surrenders the certificate(s) representing such holder’s SSB Common Stock. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither BNC nor the Exchange Agent shall be liable to any holder of SSB Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

To the extent permitted by applicable law, former shareholders of record of SSB shall be entitled to vote after the Merger Consideration has been paid pursuant to the provisions of this Paragraph 1.05 at any meeting of BNC shareholders the number of whole shares into which their respective SSB Common Stock are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such SSB Common Stock for certificates representing BNC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BNC on BNC Common Stock, the record date of which is at or after the Effective Time of the Merger, the declaration shall include dividends or other distributions on all shares of BNC Common Stock issuable pursuant to this Agreement, but beginning at such Effective Time no dividend or other distribution payable to the holders of record of BNC Common Stock as of any time subsequent to such Effective Time shall be delivered to the holder of any certificate representing any of the SSB Common Stock issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Paragraph 1.05. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of BNC Common Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

(e) Closing Payment. At the Effective Time or as soon thereafter as is reasonably practicable, the holders of SSB Common Stock shall surrender the certificates representing such shares to BNC and in exchange therefor, BNC shall issue and deliver to each such holder certificates representing the number of shares of BNC Common Stock to which each such holder is entitled hereunder and cash payments with respect to any Cash Consideration and fractional shares. BNC shall not be obligated to deliver any of such shares of BNC Common Stock or cash payments until such holder surrenders the certificates representing each such holder’s SSB Common Stock.

(f) Antidilutive Adjustments. If, prior to the Effective Time, SSB or BNC shall declare any dividend payable in shares of SSB Common Stock or BNC Common Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of SSB Common Stock or BNC Common Stock, then an appropriate and proportionate adjustment shall be made in the number of shares of BNC Common Stock to be issued in exchange for each of the shares of SSB Common Stock.

(g) Dissenters. Any shareholder of SSB who properly exercises the right of dissent and appraisal with respect to the Merger as provided in Section 55-13-02 of the North Carolina General Statutes (“Dissenter’s Rights”) shall be entitled to receive payment of the fair value of his or her shares of SSB Common Stock in the manner and pursuant to the procedures provided therein. Shares of SSB Common Stock held by persons who exercise Dissenter’s Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of SSB who exercises Dissenter’s Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of SSB Common Stock shall be deemed to have been converted into the right to receive the Merger Consideration or Merger Consideration and Cash Consideration to the extent that Cash Consideration is paid to SSB shareholders.

(h) Lost Certificates. Shareholders of SSB whose SSB Certificates have been lost, destroyed, stolen or otherwise are missing shall be entitled to receive the cash and/or BNC Common Stock to which they are entitled in accordance with and upon compliance with reasonable conditions imposed by BNC, including without limitation a requirement that those shareholders provide lost instruments indemnities or surety bonds in form, substance and amounts satisfactory to BNC.

(i) SSB Stock Options and Warrants. At the Effective Time of the Merger, each unexercised option for SSB Common Stock (“Stock Option”), other than Stock Options owned by employees of SSB who remain employed at BNC and/or the Bank and SSB directors who are elected to the BNC Board of Directors, and all unexercised warrants to purchase shares of SSB Common Stock (“Warrant”), shall be deemed canceled, and as consideration therefor shall be converted into the right to receive solely a cash payment amount equal to (A) the cash value of the Merger Consideration, adjusted, if necessary, as determined in paragraph 1.05(b) plus the Cash Consideration, if any, as determined in Paragraph 1.05(b) less the exercise price per share of SSB Common Stock or Warrant covered by the Stock Option or Warrant, multiplied by (B) the total number of shares of SSB Common Stock covered by the Stock Option or Warrant. Treatment of Stock Options held by employees continuing employment with BNC and/or the Bank and SSB directors who are elected to the BNC Board of directors is described in Paragraph 6.07(a).

1.06. Articles of Incorporation, Bylaws and Management. The Articles of Incorporation and the Bylaws of BNC in effect at the Effective Time will remain in effect until otherwise amended in accordance with law and the BNC Bylaws. The Articles of Incorporation and Bylaws of the Bank in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Bank as the surviving corporation of the Merger. The directors and officers of BNC and the Bank in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

1.07. Closing; Effective Time. The closing of the Merger and other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of BNC, in Thomasville, North Carolina, or at such other place as BNC and SSB may agree, on a date mutually agreeable to BNC and SSB (the “Closing Date”) after receipt of all required approvals of the Merger by governmental or regulatory authorities and the expiration of any and all required waiting periods following the effective date of such required approvals of the Merger (but in no event more than sixty (60) days following the expiration of all such required waiting periods). At the Closing, BNC and SSB shall each take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required in this Agreement and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective on the date and at the time (the “Effective Time”) specified in Articles of Merger, containing the appropriate certificate of approval of the North Carolina Commissioner of Banks, executed by the Bank, and filed by it with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten (10) days following the Closing Date.

1.08 Outstanding BNC Common Stock. The status of shares of BNC Common Stock outstanding immediately prior to the Effective Time shall not be affected by the Merger.

EXHIBIT B

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is entered into effective as of this        day of          , 2006, by and among Ralph N. Strayhorn III (the “Executive”), BNC Bancorp, a North Carolina corporation, and Bank of North Carolina, a North Carolina-chartered bank and wholly owned subsidiary of BNC Bancorp. BNC Bancorp and Bank of North Carolina are hereinafter sometimes referred to together or individually as “BNC.”

WHEREAS, the Executive possesses unique skills, knowledge, and experience relating to the banking business, and as Executive Vice President of BNC the Executive is expected to make significant contributions to the profitability, growth, and financial strength of BNC and affiliates,

WHEREAS, BNC desires to assure itself of the continuity of management and desires to establish minimum severance benefits for certain of its officers and other key employees if a change in control occurs, and BNC wishes to ensure that officers and other key employees are not practically disabled from discharging their duties if a proposed or actual transaction involving a change in control arises,

WHEREAS, BNC desires to provide additional inducement for the Executive to remain in the employ of BNC as Executive Vice President,

WHEREAS, BNC and the Executive desire to set forth in this Employment Agreement the terms and conditions of the Executive’s employment, and

WHEREAS, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of BNC, is contemplated insofar as BNC or any affiliates are concerned.

NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1

EMPLOYMENT

1.1 EMPLOYMENT. BNC Bancorp and Bank of North Carolina hereby employ the Executive to serve as Executive Vice President according to the terms and conditions of this Employment Agreement and for the period stated in section 1.3. The Executive hereby accepts employment according to the terms and conditions of this Employment Agreement and for the period stated in section 1.3.

1.2 DUTIES. As Executive Vice President, the Executive shall serve under the direction of the President and Chief Executive Officer and in accordance with BNC Bancorp’s and Bank of North Carolina’s Articles of Incorporation and Bylaws, as each may be amended or restated from time to time. He shall serve BNC faithfully, diligently, competently, and to the best of his ability, and he shall exclusively devote his full time, energy, and attention to the business of BNC and to the promotion of BNC’s interests throughout the term of this Employment Agreement. Without the written consent of BNC Bancorp’s board of directors, during the term of this Employment Agreement the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which such compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this section 1.2 shall prevent the Executive from managing his personal investments and affairs, however, provided that doing so does not interfere with the proper performance of his duties and responsibilities.

1.3 TERM. The initial term of this Employment Agreement shall be for a period of three years, commencing _______________ , 2006. On the first anniversary of the _______________, 2006 effective date of this Employment Agreement and on each anniversary thereafter, this Employment Agreement shall be extended automatically for one additional year unless BNC’s board of directors determines that the term shall not be extended. If the board of directors determines not to extend the term, it shall promptly notify the Executive in writing. If the board decides not to extend the term of this Employment Agreement, this Employment Agreement shall nevertheless remain in force until its term expires. The board’s decision not to extend the term of this Employment Agreement shall not – by itself – give the Executive any rights under this Employment Agreement to claim an adverse change in his position, compensation, or circumstances or otherwise to claim entitlement to severance benefits under Articles 4 or 5 of this Employment Agreement. References herein to the term of this Employment Agreement shall refer to the initial term, as the same may be extended. Unless sooner terminated, the Executive’s employment shall terminate when he reaches age 65.

1.4 SERVICE ON THE BOARD OF DIRECTORS. (a) Board of Directors of BNC Bancorp. BNC Bancorp shall nominate the Executive for election as a director at such times as necessary so that the Executive will, if elected by stockholders, remain a director of BNC Bancorp throughout the term of this Employment Agreement. The Executive hereby consents to serve as a director of BNC Bancorp and the Executive hereby consents to being named as a director of BNC Bancorp in documents filed by BNC Bancorp with the Securities and Exchange Commission. The Executive shall be deemed to have resigned as a director of BNC Bancorp effective immediately after termination of the Executive’s employment under Article 3 of this Employment Agreement, regardless of whether the Executive submits a formal, written resignation as director.

(b) Board of Directors of Bank of North Carolina. The board of directors of BNC Bancorp and the board of directors of Bank of North Carolina shall undertake every lawful effort to ensure that the Executive continues throughout the term of his employment to be elected or reelected as a director of Bank of North Carolina. The Executive shall be deemed to have resigned as a director of Bank of North Carolina effective immediately after termination of the Executive’s employment under Article 3 of this Employment Agreement, regardless of whether the Executive submits a formal, written resignation as director.

ARTICLE 2

COMPENSATION AND OTHER BENEFITS

2.1 BASE SALARY. In consideration of the Executive’s performance of his obligations under this Employment Agreement, BNC Bancorp shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $            , payable in monthly installments. The Executive’s salary shall be reviewed annually by the Compensation Committee of BNC’s board of directors or by such other board committee as has jurisdiction over executive compensation. The Executive’s salary shall be increased no more frequently than annually to account for cost of living increases. The Executive’s salary also may be increased beyond the amount necessary to account for cost of living increases at the discretion of the committee having jurisdiction over executive compensation. However, the Executive’s salary shall not be reduced. The Executive’s salary, as the same may be increased from time to time, is referred to in this Employment Agreement as the “Base Salary.”

2.2 BENEFIT PLANS AND PERQUISITES. The Executive shall be entitled throughout the term of this Employment Agreement to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability, and group life benefits, including BNC’s 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that the Executive satisfies the eligibility requirements for any such plans or benefits. Without limiting the generality of the foregoing –

(a) Participation in Stock Plans. The Executive shall be eligible to participate in BNC’s stock option plans and other stock-based compensation, incentive, bonus, or purchase plans existing on the date of this Employment Agreement or adopted during the term of this Employment Agreement.

(b) Club Dues. During the term of this Employment Agreement, BNC shall pay or cause to be paid the Executive’s membership assessments and dues in appropriate local civic clubs. BNC shall pay the initiation and entrance fees, assessments, and monthly dues for the Executive’s and his family’s membership in one country club. Upon termination of the Executive’s employment, BNC’s obligation to pay initiation and entrance fees, assessments, and monthly expenses shall terminate. If the Executive desires to retain the country club membership, he shall be solely responsible for any unpaid initiation and entrance fees, assessments, and ongoing monthly dues.

(c) Use of Automobile. The Executive shall have the use of an automobile titled in BNC’s name for use by the Executive in carrying out his duties for BNC, the insurance and maintenance expenses of which shall be paid by BNC. As additional compensation, the Executive may use such automobile for personal purposes, provided that the Executive renders an accounting of his business and personal use to BNC in accordance with regulations under the Internal Revenue Code of 1986, as amended. The provisions of this paragraph shall not be construed to permit the use of such vehicle by family members of the Executive.

(d) Reimbursement of Business Expenses. The Executive shall be entitled to reimbursement for all reasonable business expenses incurred in performing his obligations under this Employment Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of BNC and reasonable expenses for attendance at annual and other periodic meetings of trade associations.

(e) Continuing Legal Education and Bar Membership Expenses. BNC shall pay the Executive’s annual dues and membership fees to the North Carolina State Bar, the North Carolina Bar Association, and one local bar association. The Executive shall be responsible for complying with the rules of the North Carolina State Bar relating to continuing legal education (“CLE”). Except as set forth below, BNC shall reimburse the Executive for travel, lodging, and tuition he reasonably incurs to attend CLE courses necessary for his compliance with the North Carolina State Bar’s rules. However, BNC shall not be required to reimburse the Executive for any expenses incurred by him to attend CLE courses held outside the State of North Carolina unless, before registering for the out-of-state course, the Executive provides to BNC Bancorp’s board of directors a description of the out-of-state CLE course (including an estimate of expenses associated with his attendance) and obtains the board of directors’ approval to attend the out-of-state CLE course. To receive reimbursement of expenses associated with his attendance at any CLE course, the Executive must present to BNC a completed expense report accompanied by appropriate documentation of the expenses actually incurred by the Executive.

2.3 VACATION. The Executive shall be entitled to paid annual vacation and sick leave in accordance with the policies established from time to time by BNC. The Executive shall not be entitled to any additional compensation for failure to use allotted vacation or sick leave, nor shall the Executive be entitled to accumulate unused sick leave from one year to the next unless authorized by BNC’s board of directors to do so. Vacation days not used in a given year may not be carried over from one calendar year to the next.

2.4 INDEMNIFICATION AND INSURANCE. (a) Indemnification. BNC Bancorp shall indemnify the Executive or cause the Executive to be indemnified with respect to his activities as a director, officer, employee, or agent of BNC Bancorp or Bank of North Carolina or as a person who is serving or has served at the request of BNC Bancorp (a “representative”) as a director, officer, employee, agent, or trustee of an affiliated corporation, joint venture trust or other enterprise, domestic or foreign, in which BNC Bancorp has a direct or indirect ownership interest against expenses (including without limitation attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him (“Expenses”) in connection with any claim against the Executive that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal (a “Proceeding”), to which the Executive was, is, or is threatened to be made a party by reason of the Executive being or having been such a director, officer, employee, agent, or representative.

The indemnification provided herein shall not be exclusive of any other indemnification or right to which the Executive may be entitled and shall continue after the Executive has ceased to occupy a position as an officer, director, employee, agent or representative with respect to Proceedings relating to or arising out of the Executive’s acts or omissions during his service in such position. The benefits provided to the Executive under this Employment Agreement for the

Executive’s service as a representative shall be payable if and only if and only to the extent that reimbursement to the Executive by the affiliated entity with which the Executive has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, by-laws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate the Executive for Expenses actually incurred and otherwise payable by BNC under this Employment Agreement. Any payments in fact made to or on behalf of the Executive directly or indirectly by the affiliated entity with which the Executive served as a representative shall reduce the obligation of BNC hereunder.

(b) Exclusions. Anything herein to the contrary notwithstanding, however, nothing in this section 2.4 requires indemnification, reimbursement, or payment by BNC Bancorp or Bank of North Carolina, and the Executive shall not be entitled to demand indemnification, reimbursement or payment hereunder –

(1) if and to the extent indemnification, reimbursement, or payment constitutes a “prohibited indemnification payment” within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)], or

(2) for any claim or any part thereof as to which the Executive shall have been determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted with deliberate intent to cause injury to BNC Bancorp or Bank of North Carolina or with reckless disregard for the best interests of BNC Bancorp, or

(3) for any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 as a result of which the Executive is required to pay any penalty, fine, settlement, or judgment, or

(4) for any obligation of the Executive based upon or attributable to the Executive gaining in fact any personal gain, profit, or advantage to which he was not entitled, or

(5) any proceeding initiated by the Executive without the consent or authorization of BNC Bancorp’s board of directors, but this exclusion shall not apply with respect to any claims brought by the Executive (a) to enforce his rights under this Employment Agreement, or (b) in any Proceeding initiated by another person or entity whether or not such claims were brought by the Executive against a person or entity who was otherwise a party to such proceeding.

(c) Insurance. BNC Bancorp shall maintain or cause to be maintained liability insurance covering the Executive throughout the term of this Employment Agreement.

2.5 SIGNING BONUS. Upon execution of this Employment Agreement, the Executive shall be entitled to a signing bonus in the amount of $200,000, payable in cash no later than five days after execution of this Employment Agreement.

2.6 SALARY CONTINUATION AGREEMENT. BNC and the Executive shall use their best efforts to finalize and enter into a Salary Continuation Agreement providing an annual benefit to the Executive for retirement on or after attaining age 65. Unless the Salary Continuation Agreement explicitly provides otherwise, whether benefits are properly payable to the Executive under the Salary Continuation Agreement shall be determined solely by reference to that agreement.

ARTICLE 3

TERMINATION OF EMPLOYMENT

3.1 TERMINATION BY THE EMPLOYER. (a) Death or Disability. The Executive’s employment shall terminate automatically on the date of the Executive’s death. If the Executive dies in active service to BNC, for twelve months after the Executive’s death BNC shall assist the Executive’s family with continuing health care coverage under COBRA substantially identical to that provided for the Executive before his death.

By delivery of written notice 30 days in advance to the Executive, BNC may terminate the Executive’s employment if the Executive is disabled. For purposes of this Employment Agreement, the Executive shall be considered “disabled” if an independent physician selected by BNC and reasonably acceptable to the Executive or his legal representative determines that, because of illness or accident, the Executive is unable to perform his duties and will be unable to perform his duties for a period of 90 consecutive days. The Executive shall not be considered disabled, however, if he returns to work on a full-time basis within 30 days after BNC gives him notice of termination due to disability. If the Executive is terminated by either of BNC Bancorp or Bank of North Carolina because of disability, his employment with the other shall also terminate at the same time.

(b) Termination Without Cause. With written notice to the Executive 60 days in advance, BNC may terminate the Executive’s employment without Cause. If the Executive is terminated without Cause by either of BNC Bancorp or Bank of North Carolina, he shall be deemed also to have been terminated without Cause by the other. During the period ending 18 months after the date of this Employment Agreement, the Executive’s employment may be terminated without Cause if and only if termination is approved by the affirmative vote of at least 80% of the directors of BNC Bancorp then in office or 80% of the directors of Bank of North Carolina then in office, in either case excluding the Executive, at a meeting duly called and held for that purpose. If the directors approve termination of the Executive’s employment without Cause by the necessary 80% vote, a copy of the resolution duly adopted at the board of directors’ meeting shall be provided to the Executive.

(c) Termination with Cause. BNC may terminate the Executive’s employment with Cause. If the Executive is terminated for Cause by either of BNC Bancorp or Bank of North Carolina, he shall be deemed also to have been terminated for Cause by the other. The Executive shall not be deemed to have been terminated for Cause under this Employment Agreement unless and until there is delivered to the Executive a copy of a resolution duly adopted at a meeting of the board of directors called and held for such purpose, which resolution shall (1) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause, and (2) specify the particulars thereof. The resolution of the board of directors shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of at least 75% of the directors of BNC Bancorp then in office or 75% of the directors of Bank of North Carolina then in office, in either case excluding the Executive, at a meeting duly called and held for that purpose. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable amount of time before the board’s meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Employment Agreement limits the Executive’s or his beneficiaries’ right to contest the validity or propriety of the board’s determination of Cause. For purposes of this Employment Agreement, “Cause” means any of the following –

(1) an intentional act of fraud, embezzlement, or theft by the Executive in the course of his employment. For purposes of this Employment Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of BNC, or

(2) willful violation by the Executive of any applicable law or significant policy of BNC that, in BNC’s judgement, results in an adverse effect on BNC, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over BNC, or

(3) the Executive’s gross negligence or gross neglect of duties in the performance of his duties to BNC Bancorp or Bank of North Carolina, or

(4) intentional wrongful damage by the Executive to the business or property of BNC Bancorp or Bank of North Carolina, including without limitation the reputation of BNC Bancorp or Bank of North Carolina, which in BNC’s sole judgment causes material harm to BNC Bancorp or Bank of North Carolina, or

(5) a breach by the Executive of his fiduciary duties to BNC Bancorp and its stockholders or misconduct involving dishonesty, in either case whether in his capacity as an officer or as a director of BNC Bancorp or Bank of North Carolina, or

(6) a breach by the Executive of this Employment Agreement that, in the sole judgment of BNC Bancorp or Bank of North Carolina, is a material breach, which breach is not corrected by the Executive within 10 days after receiving written notice of the breach, or

(7) removal of the Executive from office or permanent prohibition of the Executive from participating in Bank of North Carolina’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

(8) conviction of the Executive for or plea of nolo contendere to a felony or conviction of or plea of nolo contendere to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more.

3.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment with written notice to BNC Bancorp 60 days in advance, whether with or without Good Reason. If the Executive terminates with Good Reason, the termination will take effect at the conclusion of the 60-day period unless the event or circumstance constituting Good Reason is cured by BNC or unless the notice of termination for Good Reason is revoked by the Executive within the 60-day period. For purposes of this Employment Agreement, “Good Reason” means any of the following events occur without the Executive’s written consent –

(a) Reduced Base Salary: reduction of the Executive’s Base Salary,

(b) Participation in Benefit Plans Reduced or Terminated: reduction of the Executive’s bonus, incentive, and other compensation award opportunities under BNC Bancorp’s benefit plans or Bank of North Carolina’s benefit plans, unless in the case of either company a company-wide reduction of all officers’ award opportunities occurs simultaneously, or termination of the Executive’s participation in any officer or employee benefit plan maintained by BNC Bancorp or by Bank of North Carolina, unless the plan is terminated because of changes in law or loss of tax deductibility to BNC for contributions to the plan, or unless the plan is terminated as a matter of BNC Bancorp policy or Bank of North Carolina policy applied equally to all participants in the plan,

(c) Reduced Responsibilities or Status: assignment to the Executive of duties that are materially inconsistent with the Executive’s position as Executive Vice President or that represent a reduction of his authority, failure to appoint or reappoint the Executive as Executive Vice President, failure to nominate the Executive as a director of BNC Bancorp, or failure to elect or reelect the Executive or cause the Executive to be elected or reelected to the board of directors of Bank of North Carolina in accordance with section 1.4(b) of this Employment Agreement,

(d) Failure to Obtain Assumption Agreement: failure to obtain an assumption of BNC’s obligations under this Employment Agreement by any successor to BNC Bancorp, regardless of whether such entity becomes a successor to BNC Bancorp as a result of a merger, consolidation, sale of assets, or other form of reorganization,

(e) Material Breach: a material breach of this Employment Agreement by BNC that is not corrected within a reasonable time, or

(f) Relocation of the Executive: relocation of BNC Bancorp’s principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of BNC Bancorp’s principal executive offices on the date of this Employment Agreement.

3.3 NOTICE. Any purported termination by BNC or by the Executive shall be communicated by written notice of termination to the other. The notice must state the specific termination provision of this Employment Agreement relied upon. The notice must also state the date on which termination shall become effective, which shall be a date not earlier than the date of the termination notice. If termination is for Cause or with Good Reason, the notice must state in reasonable detail the facts and circumstances forming the basis for termination of the Executive’s employment.

ARTICLE 4

COMPENSATION AND BENEFITS AFTER TERMINATION

4.1 CAUSE. If the Executive’s employment terminates for Cause, the Executive shall receive the salary to which he was entitled through the date on which termination became effective and any other benefits to which he may be entitled under BNC’s benefit plans and policies in effect on the date of termination.

4.2 DISABILITY. If the Executive’s employment terminates because of his disability, the Executive shall receive the salary earned through the date on which termination became effective, any unpaid bonus or incentive compensation due to the Executive for the calendar year preceding the calendar year in which the termination became effective, any payments the Executive is eligible to receive under any disability insurance program in which the Executive participates, such other benefits to which he may be entitled under BNC’s benefit plans, policies, and agreements, and any benefits provided for elsewhere in this Employment Agreement.

4.3 TERMINATION WITHOUT CAUSE AND TERMINATION FOR GOOD REASON. (a) Continued Salary. Subject to the Executive entering into an agreement not to compete with BNC in accordance with section 4.5, if BNC terminates the Executive’s employment without Cause within 18 months after the date of this Employment Agreement, the Executive shall be entitled to a lump-sum severance payment in cash in the amount of two times his Base Salary, payable no later than 30 days after termination of the Executive’s employment. Subject to the Executive entering into an agreement not to compete with BNC in accordance with section 4.5, if the Executive terminates his employment voluntarily within 18 months after the date of this Employment Agreement he shall be entitled to a lump-sum severance payment in cash in an amount equal to his Base Salary, payable no later than 30 days after termination of the Executive’s employment. Subject to the Executive entering into an agreement not to compete with BNC in accordance with section 4.5, if the Executive remains employed with BNC for 18 months after the date of this Employment Agreement but his employment thereafter terminates involuntarily but without Cause or voluntarily but with Good Reason, the Executive shall continue to receive the Base Salary for the unexpired term of this Employment Agreement, but he shall not be entitled to continued participation in BNC’s or a subsidiary’s 401(k) retirement plan(s) or any stock-based plans. BNC and the Executive acknowledge and agree that the compensation and benefits under this paragraph (a) shall not be payable if compensation and benefits are payable or shall have been previously paid to the Executive under Article 5 of this Agreement. That is, the parties acknowledge and agree that the Executive shall not be entitled to duplicative compensation and benefit payments under paragraph (a) and under Article 5 if the

Executive’s employment is terminated without Cause or if the Executive voluntarily terminates employment.

(b) Cash-out of Value of Unvested Stock Options. If BNC terminates the Executive’s employment without Cause or if the Executive terminates employment with Good Reason before full vesting of stock options then held by him, the Executive shall be entitled to receive from BNC an amount equal to the value of the unvested stock options as of the effective date of termination. Amounts payable under this paragraph (b) shall be paid in a single lump sum within 90 days after termination of the Executive’s employment.

(c) Cash-out of the Executive’s 401(k) Retirement Plan Account. If BNC terminates the Executive’s employment without Cause or if the Executive terminates employment with Good Reason before full vesting of the amounts credited to his account as a result of matching or discretionary contributions by BNC under the BNC’s 401(k) Plan, the Executive shall be entitled to receive from BNC an amount in cash equal to the value of any unvested contributions as of the effective date of termination.

(d) Outplacement and Support. If BNC terminates the Executive’s employment without Cause or if the Executive terminates employment with Good Reason, BNC shall pay or cause to be paid to the Executive reasonable outplacement expenses in an amount up to $25,000, and for one year after termination BNC shall provide the Executive with the use of office space and reasonable office support facilities, including secretarial assistance.

4.4 POST-TERMINATION LIFE AND MEDICAL COVERAGE. If the Executive’s employment terminates involuntarily but without Cause, voluntarily but with Good Reason, or because of disability, BNC shall continue or cause to be continued at BNC’s expense life and medical insurance benefits in effect during the two years preceding the date of the Executive’s termination. The benefits provided by this section 4.4 shall continue until the first to occur of (a) the Executive’s return to employment with BNC or another employer, (b) the Executive’s attainment of age 65, (c) the Executive’s death, or (d) the end of the term remaining under this Employment Agreement at the time of the Executive’s termination. If BNC cannot provide such benefits because the Executive is no longer an employee, BNC shall pay or cause to be paid to the Executive an amount in cash equal to the Executive’s cost to obtain such benefits.

4.5 BENEFITS UNDER SECTIONS 4.2, 4.3, AND 4.4 ARE CONDITIONAL UPON THE EXECUTIVE ENTERING INTO A NONCOMPETITION AGREEMENT IN THE FORM ATTACHED AS APPENDIX A. The Executive shall be entitled to no benefits under sections 4.2, 4.3, and 4.4 of this Employment Agreement unless he executes and complies with the terms of a noncompetition agreement in substantially the form attached to this Employment Agreement as Appendix A. Execution of and compliance with the terms of the noncompetition agreement is not required, however, if a Change in Control shall have occurred within 12 months before termination of the Executive’s employment or if benefits are paid or payable to the Executive under Article 5 of this Employment Agreement.

ARTICLE 5

CHANGE IN CONTROL BENEFITS

5.1 CHANGE IN CONTROL TERMINATION BENEFITS. If the Executive is terminated involuntarily but without cause within 12 months after a Change in Control, or if the Executive terminates employment voluntarily but with Good Reason within 12 months after a Change in Control, the Executive shall be entitled to a lump-sum payment in cash in an amount equal to 2.99 times the Executive’s annual compensation. For this purpose, annual compensation means (1) the Executive’s Base Salary at the time of the Change in Control or at the time Executive’s employment terminates, whichever is greater, plus (2) any bonuses or incentive compensation earned for the calendar year ended immediately before the year in which termination of employment occurs or the year in which the Change in Control occurs, whichever is greater, in either case regardless of when the bonus or incentive compensation earned for the preceding calendar year is paid and regardless of whether all or part of the bonus or incentive compensation is subject to elective deferral. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this section 5.1 is payable no later than five business days after the Executive’s employment terminates. If the Executive is removed from office or if his employment terminates before a Change in Control occurs but after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a Change in Control, then for purposes of this Employment Agreement the removal of the Executive or termination of his employment shall be deemed to have occurred after the Change in Control.

If the Executive receives payment under section 5.1 he shall not be entitled to any additional severance benefits under section 4.3(a) of this Employment Agreement.

5.2 GROSS-UP FOR TAXES. (a) Additional Payment to Account for Excise Taxes. If the Executive receives the lump-sum payment under section 5.1 and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with BNC (collectively, the “Total Benefits”), and if any part of the Total Benefits is subject to the Excise Tax under section 280G and section 4999 of the Internal Revenue Code (the “Excise Tax”), BNC shall pay to the Executive the following additional amounts, consisting of (x) a payment equal to the Excise Tax payable by the Executive under section 4999 on the Total Benefits (the “Excise Tax Payment”) and (y) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll, and excise taxes. Together, the additional amounts described in clauses (x) and (y) are referred to in this Employment Agreement as the “Gross-Up Payment Amount.” Payment of the Gross-Up Payment Amount shall be made in addition to the amount set forth in section 5.1.

Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

(1)

Determination of “Parachute Payments” Subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive’s termination of employment (whether under the terms of this Employment Agreement or any other agreement or any other benefit plan or arrangement with BNC, any person whose actions result in a Change in Control, or any person affiliated with BNC or such person) shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Internal Revenue Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by BNC as of the date immediately before the Change in Control (the “Accounting Firm”) such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess of the “base amount” (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

(2)	Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

(3)	Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

Assumed Marginal Income Tax Rate. For purposes of determining the Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date of termination of employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive’s employment terminated, the Executive shall repay to BNC – when the amount of the reduction in Excise Tax is finally determined – the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction).

If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive’s employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payment Amount), BNC shall make an additional payment to the Executive for that excess (plus any interest, penalties or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

(b) Responsibilities of the Accounting Firm and BNC. Determinations Shall Be Made by the Accounting Firm. Subject to the provisions of section 5.2(a), all determinations required to be made under this section 5.2(b) – including whether and when a Gross-Up Payment Amount is required, the amount of the Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the “Determination”) – shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to BNC and the Executive within 15 business days after receipt of notice from BNC or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by BNC.

Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by BNC. BNC shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

Accounting Firm’s Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

Accounting Firm’s Determination Is Binding; Underpayment and Overpayment. The Determination by the Accounting Firm shall be binding on BNC and the Executive. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount that should have been made will not have been made by BNC (“Underpayment”), or that a Gross-Up Payment Amount will be made that should not have been made by BNC (“Overpayment”). If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by BNC to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax according to section 5.2(a), the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by the Executive to or for the benefit of BNC. Provided that his expenses are reimbursed by BNC, the Executive shall cooperate with any reasonable requests by BNC in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term “Accounting Firm” as used in this Employment Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

5.3 DEFINITION OF CHANGE IN CONTROL. For purposes of this Employment Agreement, “Change in Control” means any one of the following events occurs –

(a) Merger. BNC Bancorp merges into or consolidates with another corporation, or merges another corporation into BNC Bancorp, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were holders of BNC Bancorp’s voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term “person” means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity,

(b) Acquisition of Significant Share Ownership. after the date of this Agreement a report on Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G) is filed or is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of the combined voting power of BNC Bancorp’s voting securities outstanding (but this paragraph (b) shall not apply to beneficial ownership of voting shares held by Bank of North Carolina in a fiduciary capacity or beneficial ownership of voting shares held by an employee benefit plan of Bank of North Carolina),

(c) Change in Board Composition. during any period of two consecutive years, individuals who constitute BNC Bancorp’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that – for purposes of this paragraph (c) – each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (b) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

(d) Sale of Assets. BNC Bancorp sells to a third party all or substantially all of BNC Bancorp’s assets. For this purpose, sale of all or substantially all of BNC Bancorp’s assets includes sale of Bank of North Carolina alone.

ARTICLE 6

CONFIDENTIALITY AND CREATIVE WORK

6.1 NON-DISCLOSURE. The Executive covenants and agrees that he will not reveal to any person, firm, or corporation any confidential information of any nature concerning BNC or its business, or anything connected therewith. As used in this Article 6, the term “confidential information” means all of BNC Bancorp’s and its affiliates’ confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Employment Agreement, including but not limited to –

(a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

(b) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information,

(c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

(d) trade secrets, as defined from time to time by the laws of the State of North Carolina.

Notwithstanding the foregoing, confidential information excludes information that – as of the date hereof or at any time after the date hereof – is published or disseminated without obligation of confidence or that becomes a part of the public domain by or through action of BNC or otherwise than by or at the direction of the Executive. This section 6.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of his authority.

6.2 RETURN OF MATERIALS. The Executive agrees to deliver or return to BNC upon termination, upon expiration of this Employment Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by BNC or prepared by the Executive in connection with his services hereunder. The Executive will retain no copies thereof after termination of this Employment Agreement or termination of the Executive’s employment with BNC.

6.3 INJUNCTIVE RELIEF. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to BNC if the Executive fails to observe the obligations imposed on him by this Article 6. Accordingly, if BNC institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to BNC, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

6.4 AFFILIATES’ CONFIDENTIAL INFORMATION IS COVERED; CONFIDENTIALITY OBLIGATION SURVIVES TERMINATION. For purposes of this Employment Agreement, the term “affiliate” of BNC Bancorp includes Bank of North Carolina and any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Bank of North Carolina. The rights and obligations set forth in this Article 6 shall survive termination of this Employment Agreement.

6.5 CREATIVE WORK. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Employment Agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by BNC. The Executive hereby assigns to BNC Bancorp and to Bank of North Carolina all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

ARTICLE 7

MISCELLANEOUS

7.1 SUCCESSORS AND ASSIGNS. (a) This Employment Agreement Is Binding on BNC’s Successors. This Employment Agreement shall be binding upon BNC Bancorp and any successor to BNC Bancorp, including any persons acquiring directly or indirectly all or substantially all of the business or assets of BNC Bancorp by purchase, merger, consolidation, reorganization, or otherwise. Any such successor shall thereafter be deemed to be “BNC Bancorp” for purposes of this Employment Agreement. But this Employment Agreement and BNC’s obligations under this Employment Agreement are not otherwise assignable, transferable, or delegable by BNC. By agreement in form and substance satisfactory to the Executive, BNC Bancorp shall require any successor to all or substantially all of the business or assets of BNC Bancorp expressly to assume and agree to perform this Employment Agreement in the same manner and to the same extent BNC would be required to perform if no such succession had occurred.

(b) This Employment Agreement Is Enforceable by the Executive and His Heirs. This Employment Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

(c) This Employment Agreement Is Personal in Nature and Is Not Assignable. This Employment Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Employment Agreement or any rights or obligations under this Employment Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive’s will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this section 7.1, BNC shall have no liability to pay any amount to the assignee or transferee.

7.2 GOVERNING LAW, JURISDICTION AND FORUM. This Employment Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. By entering into this Employment Agreement, the Executive acknowledges that he is subject to the jurisdiction of both the federal and state courts in the State of North Carolina. Any actions or proceedings instituted under this

Employment Agreement shall be brought and tried solely in courts located in Davidson County, North Carolina or in the federal court having jurisdiction in Burlington, North Carolina. The Executive expressly waives his rights to have any such actions or proceedings brought or tried elsewhere.

7.3 ENTIRE AGREEMENT. This Employment Agreement sets forth the entire agreement of the parties concerning the employment of the Executive by BNC, and any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Employment Agreement, are hereby rescinded, revoked, and rendered null and void by the parties.

7.4 NOTICES. Any notice under this Employment Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of BNC Bancorp at the time of the delivery of such notice, and properly addressed to BNC Bancorp if addressed to BNC Bancorp, 831 Julian Avenue, Thomasville, North Carolina 27361-1148, Attention: Corporate Secretary.

7.5 SEVERABILITY. In the case of conflict between any provision of this Employment Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Employment Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Employment Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Employment Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

7.6 CAPTIONS AND COUNTERPARTS. The captions in this Employment Agreement are solely for convenience. The captions in no way define, limit, or describe the scope or intent of this Employment Agreement. This Employment Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7.7 NO DUTY TO MITIGATE. BNC hereby acknowledges that it will be difficult and could be impossible (a) for the Executive to find reasonably comparable employment after his employment terminates, and (b) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, BNC acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. Accordingly, BNC further acknowledges that the payment of severance benefits under this Employment Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Employment Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Employment Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after termination of his employment.

7.8 AMENDMENT AND WAIVER. This Employment Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Employment Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Employment Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Employment Agreement shall be held to be a waiver of any other or subsequent breach.

7.9 PAYMENT OF LEGAL FEES. BNC is aware that after a Change in Control management could cause or attempt to cause BNC to refuse to comply with its obligations under this Employment Agreement, or could institute or cause or attempt to cause BNC to institute litigation seeking to have this Employment Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Employment Agreement. In these circumstances, the purpose of this Employment Agreement would be frustrated. It is BNC’s intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Employment Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is BNC’s intention that the Executive not be forced to negotiate settlement of his rights under this Employment Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that (a) BNC has failed to comply with any of its obligations under this Employment Agreement, or (b) BNC or any other person has taken any action to declare this Employment Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, BNC irrevocably authorizes the Executive from time to time to retain counsel of his choice, at BNC’s expense as provided in this section 7.9, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against BNC or any director, officer, stockholder, or other person affiliated with BNC, in any jurisdiction. Notwithstanding any existing or previous attorney-client relationship between BNC and any counsel chosen by the Executive under this section 7.9, BNC irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and BNC and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by BNC on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices, up to a maximum aggregate amount of $500,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. BNC’s obligation to pay the Executive’s legal fees provided by this section 7.9 operates separately from and in addition to any legal fee reimbursement obligation BNC Bancorp or Bank of North Carolina may have with the Executive under any separate severance or other agreement. Anything in this section 7.9 to the contrary notwithstanding however, BNC shall not be required to pay or reimburse Executive’s legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

7.10 CONSULTATION WITH COUNSEL AND INTERPRETATION OF THIS EMPLOYMENT AGREEMENT. The Executive acknowledges and agrees that he has had the assistance of counsel of his choosing in the negotiation of this Employment Agreement, or he has chosen not to have the assistance of his own counsel. Both parties hereto having participated in the negotiation and drafting of this Employment Agreement, they hereby agree that there shall not be strict interpretation against either party in connection with any review of this Employment Agreement in which interpretation thereof is an issue.

7.11 COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A. BNC and the Executive intend that their exercise of authority or discretion under this Employment Agreement shall comply with section 409A of the Internal Revenue Code of 1986. If when the Executive’s employment terminates the Executive is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, and if any payments under this Employment Agreement, including Articles 4 or 5, will result in additional tax or interest to the Executive because of section 409A, then despite any provision of this Employment Agreement to the contrary the Executive will not be entitled to the payments until the earliest of (a) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Employment Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Employment Agreement would subject the Executive to additional tax or interest under section 409A, BNC shall reform the provision. However, BNC shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and BNC shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Employment Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

EXECUTIVE	BNC BANCORP

By:
Ralph N. Strayhorn III	Its:

BANK OF NORTH CAROLINA

By:
Its:

Appendix A

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (this “Agreement”) is entered into as of this day of _______________ , 20______ , by and among BNC Bancorp, a North Carolina corporation, Bank of North Carolina, a North Carolina-chartered bank and wholly owned subsidiary of BNC Bancorp (the “Bank”), and Ralph N. Strayhorn III (the “Executive”).

WHEREAS, the Executive has served as an officer of the Bank,

WHEREAS, the Executive possesses skills of a special, unique, and unusual character, which therefore have distinctive value,

WHEREAS, the Executive is familiar with BNC Bancorp’s and the Bank’s business, operations, and properties, and during the time the Executive has been employed by the Bank he has accumulated extensive banking experience and he has established valuable business and client contacts in the market areas served by BNC Bancorp and the Bank,

WHEREAS, the Executive entered into an employment agreement with BNC Bancorp and the Bank providing for payment of severance benefits after termination of the Executive’s employment, conditioned upon the Executive first entering into this Agreement, and

WHEREAS, the Executive’s employment has terminated or terminates effective on      , 20____ , and severance benefits therefore will become payable under his employment agreement after execution of this Agreement.

NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1

AGREEMENT NOT TO COMPETE

1.1 Noncompetition. (a) The Executive hereby agrees that he shall not directly or indirectly, whether for his own account or for the account of any other person, firm, corporation, or other business organization –

(1) engage as an employee, officer, director, manager, salesperson, consultant, independent contractor, representative, or other agent in providing Banking Services (as defined below) on behalf of any other person, firm, corporation, or other business organization that is a competitor of the Bank or its Affiliates (as defined below) in Davidson County, any counties contiguous thereto, any counties in which the Bank or any of its Affiliates has an office, or any counties from which the Bank or any of its affiliates derives revenue that, in the sole judgement of the Bank, is significant,

(2) provide Banking Services to any Client (as defined below),

(3) make any statement or take any actions that, in the sole judgement of the Bank, interfere with the Bank’s or its Affiliates’ business relationships with any Client, including but not limited to any statements that are harmful to the reputation of the Bank or any of its Affiliates or their standing in the communities they serve,

(4) except on behalf of the Bank or its Affiliates as may be requested by the Bank, make contact either directly or indirectly with any Client, nor shall the Executive otherwise induce or encourage any Client to enter into any business relationship with any person, firm, corporation, or other business organization other than the Bank or its Affiliates relating to Banking Services or banking business of any type,

(5) entice or encourage any person employed by or associated with the Bank or its Affiliates as an employee, officer, director, manager, salesperson, consultant, independent contractor, representative, or other agent to serve as an employee, officer, director, manager, salesperson, consultant, independent contractor, representative, or other agent of any person, firm, corporation, or other business organization other than the Bank or its Affiliates, or

(6) take any actions interfering with the Bank’s or its Affiliates’ property rights in lists of clients, or otherwise diminish the value of such lists to the Bank or its Affiliates.

The obligations contained in this section 1.1(a) shall survive for a period of 24 months after the date on which the Executive’s termination from active service with the Bank becomes effective.

(b) Definition of Affiliate. For purposes of this Agreement, the term “Affiliate” means any entity, corporation, or other business organization controlled by the Bank, controlling the Bank, or under common control with the Bank, including but not limited to any subsidiaries of the Bank, any company controlling the Bank, or any company under common control with the Bank.

(c) Definition of Banking Services. For purposes of this Agreement, the term “Banking Services” means retail or commercial banking business, asset and trust management, wealth management, investment services, and all other services customarily provided by banks or otherwise provided by the Bank or its Affiliates.

(d) Definition of Client. For purposes of this Agreement, the term “Client” means all persons, firms, corporations, entities, or business organizations who are or were customers or clients of the Bank or any of its Affiliates –

(1) on the date of this Agreement,

(2) on the date the Executive’s termination from active service with the Bank becomes effective,

(3) at any time during the two-year period before the Executive’s termination from active service with the Bank becomes effective, and

(4) any persons who become clients of the Bank or any of its Affiliates hereafter who were identified by a representative of the Bank or its Affiliates, but only if those persons are identified as prospective clients in writing by the Bank to the Executive when the Executive’s termination from active service becomes effective.

1.2 Period of Time and Scope. The Executive acknowledges and agrees that the duration and scope of the noncompetition provision set forth in section 1.1 are reasonable and necessary to protect the legitimate business interests of BNC Bancorp and the Bank, and that they do not interfere unduly with the Executive’s personal or economic freedoms. The Executive acknowledges that his willingness to execute and comply with this Agreement was an essential condition to BNC Bancorp’s and the Bank’s willingness to enter into the separate employment agreement with the Executive. If a court of competent jurisdiction or a dispute resolution proceeding authorized hereunder and to which BNC Bancorp and the Bank have agreed to be subject nevertheless holds that the duration or scope, including but not limited to geographic scope, of this Agreement is unreasonable, invalid, or unenforceable, then the duration or scope shall be reduced or reformed to the extent necessary so that section 1.1 may be enforced by BNC Bancorp and the Bank during such period and for such scope as are held to be reasonable, valid, and enforceable.

1.3 Understandings. It is understood by and between the parties hereto that the Executive’s covenants in section 1.1 are an essential element of this Agreement and that, but for the agreement of the Executive to comply with such covenants, BNC Bancorp and the Bank would not have entered into the separate employment agreement. BNC Bancorp and the Bank and the Executive have independently consulted with or have had the opportunity to independently consult with their respective counsel concerning the reasonableness and validity of such covenants.

ARTICLE 2

CONFIDENTIALITY

2.1 Nondisclosure. The Executive shall not reveal to any person, firm, corporation, or other business organization any confidential information of any nature concerning the Bank or its Affiliates, their business, or anything connected therewith. As used in this Article 2, the term “confidential information” means all of the Bank’s and its Affiliates’ confidential and proprietary information and trade secrets in existence on the date hereof or at any time during the term of this Agreement, including but not limited to –

(a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

(b) the whole or any portion or phase of any research and development information, design procedures, algorithms, or processes, or other technical information,

(c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists or client lists, prices, sales projections, or other sales information, and

(d) trade secrets, as defined from time to time by the laws of the State of North Carolina.

Notwithstanding the foregoing, confidential information excludes information that – as of the date hereof or at any time after the date hereof – is published or disseminated without obligation of confidence or that becomes a part of the public domain (1) by or through action of the Bank or its Affiliates, and (2) otherwise than by or at the direction of the Executive. This section 2.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency.

2.2 Return of Materials. The Executive agrees to deliver or return to the Bank all written confidential information furnished by the Bank or its Affiliates or prepared by the Executive in connection with his services to the Bank. The Executive shall retain no copies thereof after termination of this Agreement or termination of the Executive’s employment with the Bank.

2.3 Injunctive Relief. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to BNC Bancorp and the Bank if the Executive fails to observe the obligations imposed on him by this Article 2. Accordingly, if BNC Bancorp or the Bank institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to BNC Bancorp or the Bank, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

2.4 Survival of Common Law Protection. During and after the term of this Agreement, in addition to the protection thereof given by this Agreement, the confidential information of the Bank and its Affiliates shall be entitled to all such protections as may be available under applicable law, and the Bank and its Affiliates may seek to enforce any of its rights with respect thereto.

2.5 Creative Work. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of the employment agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by BNC Bancorp and the Bank. The Executive hereby assigns to BNC Bancorp and to the Bank all rights, title, and interest, whether copyright, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

2.6 Rights and Obligations Survive Termination of This Agreement. The rights and obligations set forth in this Article 2 shall survive termination of this Agreement.

ARTICLE 3

SPECIFIC PERFORMANCE

The Executive’s covenants contained in Articles 1 and 2 shall survive termination of the Executive’s employment with the Bank for any reason, and shall be enforceable after such termination. Without intending to limit the remedies available to BNC Bancorp and the Bank, the Executive agrees that damages at law are an insufficient remedy for violation by the

Executive of his covenants contained in this Agreement. Accordingly, the Executive hereby agrees that BNC Bancorp or the Bank may apply for and is entitled to injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of such Articles, in each case without proof of actual damages, in addition to any other remedies that may be available under applicable law. The Executive hereby waives the claim or defense that an adequate remedy at law is available to BNC Bancorp or the Bank, and the Executive agrees not to urge in any action or proceeding the claim or defense that an adequate remedy at law exists.

Without limiting the generality of the foregoing, without limiting the remedies available to BNC Bancorp or the Bank for violation of this Agreement, and without constituting an election of remedies, if the Executive violates any of the terms of Articles 1 or 2 he shall forfeit on his own behalf and that of his beneficiary(ies) any rights to and interest in any severance or other benefits under the separate employment agreement between BNC Bancorp or the Bank and the Executive, and the employment agreement shall thereafter be null, void, and of no further force or effect.

ARTICLE 4

MISCELLANEOUS

4.1 Successors and Assigns. Without written consent of the other party, neither BNC Bancorp and the Bank nor the Executive shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided herein. However, any merger or consolidation of the Bank (or any direct or indirect parent thereof) or any sale or transfer of all or substantially all of the stock or assets of the Bank (or any direct or indirect parent thereof) shall be considered an assignment expressly agreed to and consistent with the terms of this Agreement and shall not be considered a violation of this Agreement.

This Agreement shall be binding upon the parties hereto and their heirs, personal representatives, successors, and permitted assigns. This Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

4.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

4.3 Entire Agreement. This Agreement and the                                          , 2006 Employment Agreement, as the same may have been amended, by and among BNC Bancorp, the Bank, and the Executive sets forth the entire agreement of the parties with respect to the subject matter contained herein, and any oral or written statements, representations, agreements, or understandings not set forth in this Agreement or the Employment Agreement that were made or entered into prior to or contemporaneously with the execution of this Agreement are hereby rescinded, revoked, and rendered null and void by the parties.

4.4 Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, delivered by mail properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service, or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to BNC Bancorp or the Bank if addressed to BNC Bancorp, 831 Julian Avenue, Thomasville, North Carolina 27361-1148, Attention: Corporate Secretary.

4.5 Severability. In the case of conflict between any provision of this Agreement and any governing statute, law, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Agreement is held by a court of competent jurisdiction or in a dispute resolution proceeding to which BNC Bancorp and the Bank have agreed to be subject to be indefinite, invalid, void, voidable, or otherwise unenforceable, the remainder of this Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

4.6 Captions and Counterparts. The captions in this Agreement exist solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.7 Amendment and Waiver. This Agreement may not be amended, released, discharged, abandoned, changed, or modified except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Agreement or any part thereof or the right of any party to enforce each and every provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

EXECUTIVE	BNC BANCORP

By:
Ralph N. Strayhorn III	Its:

BANK OF NORTH CAROLINA

By:
Its:

EXHIBIT C

BANK OF NORTH CAROLINA

SALARY CONTINUATION AGREEMENT

This SALARY CONTINUATION AGREEMENT (this “Agreement”) is made and entered into as of this       day of________________ , 2006, by and between Bank of North Carolina, a North Carolina-chartered commercial bank (the “Bank”), and Ralph N. Strayhorn III, of the Bank (the “Executive”).

WHEREAS, the Executive is expected to contribute substantially to the success of the Bank and its parent company, BNC Bancorp, a North Carolina corporation, and the Bank desires that the Executive continue in its employ,

WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive, payable out of the Bank’s general assets, and

WHEREAS, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings specified.

1.1 “Accrual Balance” means the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) for the Bank’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated assuming a level principal amount and interest as the discount rate is accrued each period. The principal accrual is determined such that when it is credited with interest each month, the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody’s, rounded to the nearest  1/4%. The initial discount rate is 6.50%. However, the Plan Administrator, in its sole discretion, may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

1.2 “Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined according to Article 4.

1.3 “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4 “Change in Control” shall mean any one of the following events occurs, provided the event constitutes a change in control within the meaning of Internal Revenue Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, and provided the occurrence of the event is objectively determinable and does not require the exercise of judgment or discretion on the part of the Plan Administrator or any other person –

(a) Change in Ownership: a change in ownership of BNC Bancorp occurs on the date any one person or group accumulates ownership of BNC Bancorp’s stock constituting more than 50% of the total fair market value or total voting power of BNC Bancorp’s stock,

(b) Change in Effective Control: (1) any one person, or more than one person acting as a group, acquires within a 12-month period ownership of stock of BNC Bancorp possessing 35% or more of the total voting power of BNC Bancorp’s stock, or (2) a majority of BNC Bancorp’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of BNC Bancorp’s board of directors, or

(c) Change in Ownership of a Substantial Portion of Assets: a change in the ownership of a substantial portion of BNC Bancorp’s assets occurs on the date any one person, or more than one person acting as a group, acquires assets from BNC Bancorp having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of BNC Bancorp immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of BNC Bancorp’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

For purposes of paragraphs (a) through (c) of this Section 1.4, persons shall be considered to be acting as a group if they would be considered to be acting as a group under Internal Revenue Code section 409A and rules, regulations, and guidance of general application issued thereunder by the Department of the Treasury.

1.5 “Code” means the Internal Revenue Code of 1986, as amended.

1.6 “Disability” means, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, (a) the Executive is unable to engage in any substantial gainful activity, or (b) the Executive is receiving income replacement benefits for a period of at least three months under an accident and health plan of the employer. Medical determination of disability may be made either by the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or provider’s determination.

1.7 “Early Termination” means Separation from Service before Normal Retirement Age for reasons other than death, Disability, or Termination for Cause.

1.8 “Effective Date” means _________________________________ , 2006.

1.9 “Intentional,” for purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of the Bank.

1.10 “Normal Retirement Age” means the Executive’s 65th birthday.

1.11 “Plan Administrator” or “Administrator” means the plan administrator described in Article 7.

1.12 “Plan Year” means a twelve-month period commencing on January 1 and ending on the last day of December of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

1.13 “Separation from Service” means the Executive’s service as an executive and independent contractor to the Bank and any member of a controlled group, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Bank or the Executive’s death. For purposes of this Agreement, if there is a dispute about the employment status of the Executive or the date of the Executive’s Separation from Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

1.14 “Termination for Cause” and “Cause” shall have the same definition specified in any effective severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank. If the Executive is not a party to a severance or employment agreement containing a definition of termination for cause, Termination for Cause means the Bank terminates the Executive’s employment because of –

(a) the Executive’s gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

(b) disloyalty or dishonesty by the Executive in the performance of his duties, or a breach of the Executive’s fiduciary duties for personal profit, in any case whether in his capacity as a director or officer, or

(c) intentional wrongful damage by the Executive to the business or property of the Bank or its affiliates, including without limitation the reputation of the Bank, which in the judgement of the Bank causes material harm to the Bank or affiliates, or

(d) a willful violation by the Executive of any applicable law or significant policy of the Bank or an affiliate that, in the Bank’s judgement, results in an adverse effect on the Bank or the affiliate, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Bank, or

(e) the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of the Bank, under the Bank’s blanket bond or other fidelity or insurance policy covering its directors, officers, or employees, or

(f) the Executive is removed from office or permanently prohibited from participating in the Bank’s affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

(g) conviction of the Executive for or plea of nolo contendere to a felony or conviction of or plea of nolo contendere to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more.

ARTICLE 2

LIFETIME BENEFITS

2.1 Normal Retirement Benefit. Unless Separation from Service occurs before Normal Retirement Age or unless the Change-in-Control benefit shall have previously been paid under Section 2.4, when the Executive attains Normal Retirement Age the Bank shall pay to the Executive the benefit described in this Section 2.1 instead of any other benefit under this Agreement. If the Executive’s Separation from Service thereafter is a Termination for Cause or if this Agreement terminates under Article 5, no further benefits shall be paid.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is $110,000.

2.1.2	Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the Executive attains Normal Retirement Age. The annual benefit shall be paid to the Executive for his lifetime.

2.2 Early Termination Benefit. Unless the Change-in-Control benefit shall have previously been paid under Section 2.4, after Early Termination the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

2.2.1	Amount of Benefit. Subject to Section 2.2.3, the benefit under this Section 2.2 is the vested Early Termination annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Separation from Service occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1).

2.2.2	Payment of Benefit. Subject to Section 2.2.3, beginning with the later of (a) the seventh month after the Executive’s Separation from Service, or (b) the month immediately after the month in which the Executive attains the Normal Retirement Age, the Bank shall pay the Early Termination benefit to the Executive in 12 equal monthly installments on the first day of each month for his lifetime.

2.2.3	Lump-sum Payment If the Accrual Balance Is $150,000 or Less. If the vested Accrual Balance on the date of the Executive’s Separation from Service is $150,000 or less, the benefit under Section 2.2 shall consist of the vested Accrual Balance, which shall be paid by the Bank in a single lump sum on the first day of the seventh month after the Executive’s Separation from Service.

2.2.4	Vesting. The Executive shall be considered 40% vested in the Early Termination benefit on the Effective Date of this Agreement. If the Executive remains in the full-time employment of the Bank, the Executive shall be considered 60% vested on the first anniversary of the Effective Date of this Agreement, 80% vested on the second anniversary, and 100% vested on the third anniversary.

2.3 Disability Benefit. Unless the Change-in-Control benefit shall have previously been paid under Section 2.4, for Separation from Service because of Disability before the Normal Retirement Age the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

2.3.1

Amount of Benefit. Subject to Section 2.3.3, the benefit under this Section 2.3 is the Disability annual benefit amount set forth in Schedule A for the Plan Year ending immediately before the date on which Separation from Service occurs

(except during the first Plan Year, the benefit is the amount set forth for Plan Year 1).

2.3.2	Payment of Benefit. Subject to Section 2.3.3, beginning with the later of (a) the seventh month after the Executive’s Separation from Service, or (b) the month immediately after the month in which the Executive attains the Normal Retirement Age, the Bank shall pay the Disability benefit to the Executive in 12 equal monthly installments on the first day of each month for his lifetime.

2.3.3	Lump-sum Payment If the Accrual Balance Is $150,000 or Less. If the Accrual Balance on the date of the Executive’s Separation from Service is $150,000 or less, the benefit under Section 2.3 shall consist of the Accrual Balance, which shall be paid by the Bank in a single lump sum on the first day of the seventh month after the Executive’s Separation from Service.

2.4 Change-in-Control Benefit. If a Change in Control occurs after the date of this Agreement but before Normal Retirement Age and before Separation from Service, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement and the Bank shall exercise its discretion to terminate this Agreement.

2.4.1	Amount of Benefit: The benefit under this Section 2.4 is the greater of (a) the vested Accrual Balance when the Change in Control occurs or (b) $600,000, in either case without discount for the time value of money.

2.4.2	Payment of Benefit: The Bank shall pay the Change-in-Control benefit under Section 2.4 of this Agreement to the Executive in one lump sum within three days after the Change in Control. Payment of the Change-in-Control benefit shall fully discharge the Bank from all obligations under this Agreement, except the legal fee reimbursement obligation under Section 8.13.

2.5 Contradiction in Terms of Agreement and Schedule A. If there is a contradiction in the terms of this Agreement and Schedule A attached hereto concerning the actual amount of a particular benefit amount due the Executive under Section 2.2, 2.3, or 2.4 hereof, then the actual amount of the benefit set forth in the Agreement shall control. If the Plan Administrator changes the discount rate employed for purposes of calculating the Accrual Balance, the Plan Administrator shall prepare or cause to be prepared a revised Schedule A, which shall supersede and replace any and all Schedules A previously prepared under or attached to this Agreement.

2.6 One Benefit Only. Despite any contrary provision of this Agreement, the Executive and Beneficiary are entitled to one benefit only under Article 2 of this Agreement, which shall be determined by the first event to occur that is dealt with by Article 2 of this Agreement. Subsequent occurrence of events dealt with by this Article 2 shall not entitle the Executive or the Executive’s Beneficiary to other or additional benefits under Article 2.

2.7 Savings Clause Relating to Compliance with Code Section 409A. Despite any contrary provision of this Agreement, if when the Executive’s employment terminates the

Executive is a specified employee, as defined in Code section 409A, and if any payments under Article 2 of this Agreement will result in additional tax or interest to the Executive because of section 409A, the Executive will not be entitled to the payments under Article 2 until the earliest of (a) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under section 409A. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to Code section 409A include rules, regulations, and guidance of general application issued by the Department of the Treasury under Code section 409A.

ARTICLE 3

DEATH BENEFITS

3.1 Death Before Separation from Service. If the Executive dies before Separation from Service, the Executive’s Beneficiary shall be entitled to (a) an amount in cash equal to the vested Accrual Balance existing at the time of the Executive’s death, unless the Change-in-Control benefit shall have previously been paid to the Executive under Section 2.4, and (b) the benefit described in the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A. No benefit shall be paid under clause (a) if the Change-in-Control benefit shall have previously been paid to the Executive under Section 2.4. If a benefit is payable to the Executive’s Beneficiary under clause (a), the benefit shall be paid in a single lump sum no later than 90 days after the date of the Executive’s death. However, no benefits under this Agreement or under the Split Dollar Agreement and Endorsement shall be paid or payable to the Executive, the Executive’s Beneficiary, or the Executive’s estate if this Agreement is terminated according to Article 5.

3.2 Death after Separation from Service. If the Executive dies after Separation from Service and if Separation from Service was not a Termination for Cause, the Executive’s Beneficiary shall be entitled to an amount in cash equal to the vested Accrual Balance remaining at the time of the Executive’s death, which shall be paid in a single lump sum no later than 90 days after the date of the Executive’s death. If Separation from Service occurred after Normal Retirement Age and Separation from Service was not a Termination for Cause, the Executive’s Beneficiary shall also be entitled to the benefit described in the Split Dollar Agreement and Endorsement. However, no benefits under this Agreement or under the Split Dollar Agreement shall be paid or payable to the Executive, the Executive’s Beneficiary, or the Executive’s estate if this Agreement is terminated according to Article 5.

ARTICLE 4

BENEFICIARIES

4.1 Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the

Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive’s death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive’s estate.

4.5 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for the benefit.

ARTICLE 5

GENERAL LIMITATIONS

5.1 Termination for Cause. Despite any provision of this Agreement to the contrary, the Executive and the Executive’s Beneficiary shall be entitled to no benefit under this Agreement and this Agreement shall terminate if Separation from Service is a result of Termination for Cause. Likewise, no benefit shall be payable to the Executive’s Beneficiary under the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A, and the Split Dollar Agreement and Endorsement also shall terminate, if Separation from Service is a result of Termination for Cause.

5.2 Suicide or Misstatement. No benefits shall be paid under this Agreement or under the Split Dollar Agreement and Endorsement if the Executive commits suicide within two years after the Effective Date of this Agreement or if the Executive makes any material misstatement of fact on any application or resume provided to the Bank, on any application for life insurance purchased by the Bank, or on any application for benefits provided by the Bank.

5.3 Removal. Despite any contrary provision of this Agreement, if the Executive is removed from office or permanently prohibited from participating in the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

5.4 Default. Despite any contrary provision of this Agreement, if the Bank is in “default” or “in danger of default”, as those terms are defined in of section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

5.5 FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act. 12 U.S.C. 1823(c). Rights of the parties that have already vested shall not be affected by such action, however.

ARTICLE 6

CLAIMS AND REVIEW PROCEDURES

6.1 Claims Procedure. Any person who has not received benefits under this Agreement that he or she believes should be paid (the “claimant”) shall make a claim for benefits as follows.

6.1.1

Initiation – Written Claim. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within

180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

6.1.2	Timing of Administrator Response. The Administrator shall respond to the claimant within 90 days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, before the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

6.1.3	Notice of Decision. If the Administrator denies part or all of the claim, the Administrator shall notify the claimant in writing of the denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth –

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement on which the denial is based,

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures, and

(e)	A statement of the claimant’s right to bring a civil action under ERISA section 502(a) after an adverse benefit determination on review.

6.2 Review Procedure. If the Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows.

6.2.1	Initiation – Written Request. To initiate the review, the claimant must file with the Administrator a written request for review within 60 days after receiving the Administrator’s notice of denial.

6.2.2	Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. Upon request and free of charge, the Administrator shall also provide the claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3	Considerations on Review. In considering the review, the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

6.2.4	Timing of Administrator Response. The Administrator shall respond in writing to the claimant within 60 days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

6.2.5	Notice of Decision. The Administrator shall notify the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Agreement on which the denial is based,

(c)	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)	A statement of the claimant’s right to bring a civil action under ERISA section 502(a).

ARTICLE 7

ADMINISTRATION OF AGREEMENT

7.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the Board or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (b) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

7.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

7.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.

7.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

7.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 8

MISCELLANEOUS

8.1 Amendments and Termination. Subject to Section 8.15 of this Agreement, this Agreement may be amended solely by a written agreement signed by the Bank and by the Executive, and except for termination occurring under Article 5 or Section 2.4 this Agreement may be terminated solely by a written agreement signed by the Bank and by the Executive.

8.2 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

8.4 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

8.5 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the Bank’s business or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Bank would be required to perform this Agreement if no such succession had occurred.

8.6 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.7 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of North Carolina, except to the extent preempted by the laws of the United States of America.

8.8 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

8.9 Entire Agreement. This Agreement and the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A constitute the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth.

8.10 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision not held invalid, and to the full extent consistent with law the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect.

8.11 Headings. Headings are included herein solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

8.12 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the board of directors, Bank of North Carolina, 831 Julian Avenue, P.O. Box 1148, Thomasville, North Carolina 27361-1148.

8.13 Payment of Legal Fees. The Bank is aware that upon the occurrence of a Change in Control, management of the Bank may cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Bank to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Bank that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if after a Change in Control it appears to Executive that (a) the Bank has failed to comply with any of its obligations under this Agreement, or (b) the Bank or any other person has taken any action to declare this Agreement void or unenforceable or instituted any litigation or other legal action designed to deny, diminish or to recover from, Executive the benefits intended to be provided to Executive hereunder, the Bank irrevocably authorizes Executive from time to time to retain counsel of his choice at the Bank’s expense as provided in this Section 8.13, to represent Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder or other person affiliated with the Bank, in any jurisdiction. The fees and expenses of counsel selected from time to time by Executive as herein above provided shall be paid or reimbursed to Executive by the Bank on a regular, periodic basis upon presentation by Executive of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices, up to a maximum aggregate amount of $500,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. The Bank’s obligation to pay the Executive’s legal fees provided by this Section 8.13 operates separately from, and in addition to, any legal fee reimbursement obligation the Bank or the Bank’s parent BNC Bancorp may have with the Executive under a severance or employment agreement by and among the Executive, the Bank, and BNC Bancorp. Anything in this Section 8.13 to the contrary notwithstanding however, the Bank shall not be required to pay or reimburse the Executive’s legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

8.14 Internal Revenue Code Section 280G Gross Up. (a) Additional Payment to Account for Excise Taxes. If as a result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Agreement or under any other plan or agreement of or with the Bank or its affiliates (together, the “Total Benefits”), and if any of the Total Benefits will be subject to the Excise Tax as set forth in sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Excise Tax”), the Bank shall pay to the Executive the following additional amounts, consisting of (1) a payment equal to the Excise Tax payable by the Executive on the Total Benefits under section 4999 of the Internal Revenue Code (the “Excise Tax Payment”), and (2) a payment equal to the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. Together, the additional amounts described in clauses (1) and (2) are referred to in this Agreement as the “Gross-Up Payment Amount.”

Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

(1)

Determination of “Parachute Payments” Subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive’s Termination of Employment (whether under the terms of this Agreement or any other agreement or any other benefit plan or arrangement with the Bank, any person whose actions result in a Change in Control, or any person affiliated with the Bank or such person) shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the

Internal Revenue Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by the Bank as of the date immediately before the Change in Control (the “Accounting Firm”) such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Internal Revenue Code in excess of the “base amount” (as defined in section 280G(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax,

(2)	Calculation of Benefits Subject to Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (b) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

(3)	Value of Noncash Benefits and Deferred Payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of sections 280G(d)(3) and (4) of the Internal Revenue Code.

Assumed Marginal Income Tax Rate. For purposes of determining the amount of the Gross-Up Payment Amount, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the date of termination of employment, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

Return of Reduced Excise Tax Payment or Payment of Additional Excise Tax. If the Excise Tax is later determined to be less than the amount taken into account hereunder when the Executive’s employment terminated, the Executive shall repay to the Bank – when the amount of the reduction in Excise Tax is finally determined – the portion of the Gross-Up Payment Amount attributable to the reduction (plus that portion of the Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Gross-Up Payment Amount being repaid by the Executive to the extent that the repayment results in a reduction in Excise Tax, FICA, and Medicare withholding taxes and/or a federal, state, or local income tax deduction).

If the Excise Tax is later determined to be more than the amount taken into account hereunder when the Executive’s employment terminated (due, for example, to a payment whose existence or amount cannot be determined at the time of the Gross-Up Payment Amount), the Bank shall make an additional Gross-Up Payment Amount to the Executive for that excess (plus any interest, penalties, or additions payable by the Executive for the excess) when the amount of the excess is finally determined.

(b) Responsibilities of the Accounting Firm and the Bank. Determinations Shall Be Made by the Accounting Firm. Subject to the provisions of Section 8.14(a), all determinations required to be made under this Section 8.14(b) – including whether and when a Gross-Up Payment Amount is required, the amount of the Gross-Up Payment Amount and the assumptions to be used to arrive at the determination (collectively, the “Determination”) – shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Bank and the Executive within 15 business days after receipt of notice from the Bank or the Executive that there has been a Gross-Up Payment Amount, or such earlier time as is requested by the Bank.

Fees and Expenses of the Accounting Firm and Agreement with the Accounting Firm. All fees and expenses of the Accounting Firm shall be borne solely by the Bank. The Bank shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder.

Accounting Firm’s Opinion. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with a written opinion to that effect, and to the effect that failure to report Excise Tax, if any, on the Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty.

Accounting Firm’s Determination Is Binding; Underpayment and Overpayment. The Determination by the Accounting Firm shall be binding on the Bank and the Executive. Because of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that a Gross-Up Payment Amount that should have been made will not have been made by the Bank (“Underpayment”), or that a Gross-Up Payment Amount will be made that should not have been made by the Bank (“Overpayment”). If, after a Determination by the Accounting Firm, the Executive is required to make a payment of additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred. The Underpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by the Bank to or for the benefit of the Executive. If the Gross-Up Payment Amount exceeds the amount necessary to reimburse the Executive for his Excise Tax according to Section 8.14(a), the Accounting Firm shall determine the amount of the Overpayment that has been made. The Overpayment (together with interest at the rate provided in section 1274(d)(2)(B) of the Internal Revenue Code) shall be paid promptly by the Executive to or for the benefit of the Bank. Provided that his expenses are reimbursed by the Bank, the Executive shall cooperate with any reasonable requests by the Bank in any contests or disputes with the Internal Revenue Service relating to the Excise Tax.

Accounting Firm Conflict of Interest. If the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, the Executive may appoint another nationally recognized public accounting firm to make the Determinations required hereunder (in which case the term “Accounting Firm” as used in this Agreement shall be deemed to refer to the accounting firm appointed by the Executive under this paragraph).

8.15 Termination or Modification of Agreement Because of Changes in Law, Rules or Regulations. The Bank is entering into this Agreement on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly, subject to the written consent of the Executive, which shall not be unreasonably withheld. This Section 8.15 shall become null and void effective immediately upon a Change in Control.

IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have executed this Salary Continuation Agreement as of the date first written above.

EXECUTIVE:	BANK: BANK OF NORTH CAROLINA

Ralph N. Strayhorn III

By:
W. Swope Montgomery, Jr.
	Title:	President and Chief Executive Officer

BENEFICIARY DESIGNATION

BANK OF NORTH CAROLINA

SALARY CONTINUATION AGREEMENT

Ralph N. Strayhorn III

I designate the following as beneficiary of any death benefits under this Salary Continuation Agreement:

Primary:

Contingent:

Note:	To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature:
Ralph N. Strayhorn III

Date:	__________________________, 2006

Accepted by the Bank this __________ day of ____________________________ , 2006.

By:

Title:

SCHEDULE A

BANK OF NORTH CAROLINA

SALARY CONTINUATION AGREEMENT

Ralph N. Strayhorn III

Plan Year	Plan Year ending December 31,	Age at Plan Year end	Accrual Balance @ 6.50% (1)	Percent vested	Early Termination annual benefit payable at Normal Retirement Age (2)	Disability annual benefit payable at Normal Retirement Age (2)	Change-in- Control benefit payable in a lump sum (3)
1	2006	52		40%
2	2007	53		60%
3	2008	54		80%
4	2009	55		100%
5	2010	56
6	2011	57
7	2012	58
8	2013	59
9	2014	60
10	2015	61
11	2016	62
12	2017	63
13	2018	64
14	November 2019	65

(1)	Calculations are approximations. Benefit calculations are based on prior year-end accrual balances. The accrual balance reflects payment at the end of each month.

(2)	Early Termination and Disability benefits are shown for illustrative purposes only, based on the present value of the current payment stream of the accrual balance using a standard discount rate (6.50%). The Early Termination and Disability benefits shown assume the Executive’s Separation from Service occurs more than six months before the Executive’s Normal Retirement Age and that the benefit therefore becomes payable beginning in the month after the Executive attains the Normal Retirement Age. If the vested Accrual Balance is $150,000 or less when Early Termination occurs or if the Accrual Balance is $150,000 or less when Separation from Service because of Disability occurs, the Early Termination or Disability benefit will consist of the vested Accrual Balance or the Accrual Balance, payable in a single lump sum in the seventh month after Separation from Service.

(3)	The Change-in-Control benefit is the greater of (a) the vested Accrual Balance when the Change in Control occurs or (b) $600,000, in either case without discount for the time value of money.

(4)	The Executive attains Normal Retirement Age on November 24, 2019. The first monthly normal retirement benefit payment will be made on December 1, 2019.

If there is a contradiction between the terms of the Agreement and Schedule A concerning the actual amount of a particular benefit amount due the Executive under Section 2.2, 2.3, or 2.4 of the Agreement, then the actual amount of the benefit set forth in the Agreement shall control. If the Plan Administrator changes the discount rate employed for purposes of calculating the Accrual Balance, the Plan Administrator shall prepare or cause to be prepared a revised Schedule A, which shall supersede and replace any and all Schedules A previously prepared under or attached to the Agreement.

EXHIBIT D

FORM OF

EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into as of ____________, 2006, by and between THE BANK OF NORTH CAROLINA, a North Carolina banking corporation (hereinafter referred to as the “Bank”) and THOMAS NELSON of Guilford County, North Carolina (hereinafter referred to as the “Officer”).

WHEREAS, Officer is a party to that certain Employment Agreement dated _________________, by and between the Officer and SterlingSouth Bank & Trust Company, Greensboro, North Carolina, a North Carolina banking corporation (the “SterlingSouth Agreement”); and

WHEREAS, as of this date, SterlingSouth Bank & Trust Company has agreed to be merged with and into the Bank with the Bank being the surviving corporation (the “Merger”); and

WHEREAS, the expertise and experience of the Officer and his relationships and reputation in the financial institutions industry are extremely valuable to the Bank and the Bank desires to enter into this Agreement with the Officer in exchange for the Officer forfeiting any and all rights the Officer may have under the SterlingSouth Agreement; and

WHEREAS, the Bank and the Officer desire to enter into this Agreement to establish the scope, terms and conditions of Officer’s employment by the Bank.

NOW THEREFORE, for and in consideration of their mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

1. Employment and Duties. The Bank hereby employs Officer as the Bank’s Senior Vice President and Regional Executive for the term of this Agreement, and the Officer hereby accepts such employment upon the terms and conditions hereinafter set forth. In accordance with said position, the Officer shall have such responsibilities, duties, and authority as are appropriate to his position and as may be assigned to him from time to time by the President and Chief Executive Officer or the Board of Directors of the Bank. The Officer shall perform, faithfully and diligently, his duties on behalf of the Bank, as the President and Chief Executive Officer or the Board may from time to time designate, and shall devote his full time and best efforts to the performance of his duties hereunder. The Officer shall conduct himself at all times in such a manner as to maintain the good reputation of the Bank. The making of personal investments and engaging in business activities other than for the account of the Bank shall not be prohibited hereunder; provided, that such activities do not compete with the Bank, violate the provisions of any laws applicable to the Bank or Officer or detract from the performance of the Officer’s duties hereunder.

2. Term. The term of this Agreement shall commence on _________, 2006 and shall continue through _________, 2008.

3. Salary, Benefits and Expenses. For all services rendered by the Officer under this Agreement, the Bank shall pay the Officer compensation and fringe benefits as follows:

(a) Salary. The Bank shall pay the Officer a salary at the rate of One Hundred Thirty-five Thousand Dollars ($135,000) per year, payable in equal monthly installments, in arrears.

(b) Bonuses. In addition to the annual salary, the Officer may receive a bonus, the amount (if any) of which will be determined in the sole discretion of the Board of Directors of the Bank. The purpose of the bonus will be to provide an incentive to the Officer and to make the total compensation to the Officer equal to the reasonable value of his services to the extent the Bank is financially able to pay such compensation. Such bonus may be payable at such time or times as the Board of Directors may determine. In making its determination of the amount of the bonus, if any, to be paid, the Board of Directors will take into account: (i) the Officer’s qualifications and experience; (ii) the duties and responsibilities of the Officer; (iii) the services performed and the contributions of the Officer to the success of the Bank; (iv) comparable compensation paid to others having similar executive responsibilities in the banking industry at financial institutions within the Bank’s peer group; and, (v) such other factors as the Board of Directors shall deem to be relevant. It is understood and agreed that the Officer shall have no right or expectation to a bonus until one is declared by the Board of Directors of the Bank and that such declaration shall be in the sole and absolute discretion of the Board of Directors. Any such bonus shall be paid to the Officer in a lump sum on the thirtieth day following the decision by the Board of Directors to award the bonus to the Officer.

(c) Adjustments in Salary. The Bank will review annually the Officer’s salary to determine any adjustments, which adjustments must be agreed to by the Officer and the Bank’s Board of Directors.

(d) Fringe Benefit Plans. The Officer shall be entitled to participate with other employees of the Bank in all group fringe benefit plans or other group arrangements authorized and adopted from time to time unless the Officer shall elect in writing not to participate and subject to the Officer otherwise meeting the eligibility requirements of such plan or plans.

(e) Expenses. The Officer shall be entitled to receive reimbursement by the Bank for all reasonable, out-of pocket expenses incurred by the Officer in connection with the performance of his services hereunder. The Officer’s right to reimbursement hereunder shall, however, be subject to such policies and procedures as may be established by the Bank from time to time for its senior level employees which policies and procedures may include advance approval with respect to any particular expenditure.

(f) Salary Continuation Plan. No later than October 31, 2006, the Officer will be entitled to participate in a supplemental executive retirement benefit plan with substantially similar benefits to the one that was maintained by SterlingSouth Bank & Trust Company.

(g) Club Fees. The Bank will pay the assessments and dues incurred by the Officer or his wife arising from his membership in Greensboro Country Club.

(h) Vacation. The Officer will be entitled to four weeks of vacation, with pay, during each calendar year. Vacation days may not be carried over from one calendar year to the next.

(i) Sickness and Disability. The Officer’s absence from work of short duration due to sickness or disability will not result in an adjustment of the Officer’s compensation or rights hereunder and, if less than six months in duration, may not be considered a termination of employment.

One of the benefits provided by the Bank (which benefit will be continued during the term of this Agreement) is disability income insurance for the benefit of the Officer.

(j) Car. Officer will have the use of an automobile titled in the Bank’s name for use by Officer in carrying out his duties for the Bank. Insurance and maintenance expenses will be paid by the Bank. The provisions of this paragraph will not be construed to permit the use of such automobile by Officer’s family members.

(k) Other Compensation and Benefits. Nothing herein shall be deemed to preclude the Bank from awarding additional compensation or benefits to Officer during the term of this Agreement, upon approval of the Bank’s Board of Directors, whether in the form of raises, bonuses, additional fringe benefits, or otherwise.

4. Non-Disclosure of Information. The Officer recognizes and acknowledges that the Bank’s trade secrets and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Bank’s business, access to and knowledge of which are essential to the performance of the Officer’s duties hereunder. The Officer will not, during or after the term of his employment with the Bank, disclose such secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Officer make use of any such secrets or processes for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Bank) under any circumstances during or after the termination of his employment with the Bank; provided, that after the termination of his employment with the Bank these restrictions shall not apply to such secrets and processes which are then, or from time to time thereafter, in the public domain (provided that the Officer was not responsible, directly or indirectly, for permitting such secrets or processes to enter the public domain without the Bank’s consent) or which are obtained from a third party which is not obligated under an agreement of confidentiality with the Bank.

5. Covenant Not to Compete. For a period beginning as of the date of this Agreement and ending July 31, 2008, the Officer covenants and agrees that he will not, directly or indirectly, Compete with the Bank.

For the purposes of this paragraph 5, the following terms shall have the meanings set forth below:

(a) The term “Compete” means:

(i)	securing deposits for any Financial Institution from any Person residing in the Territory;

(ii)	assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any Person residing in the Territory; or

(iii)	inducing or attempting to induce any Person who was a Customer of the Bank at the date of termination of the Officer’s employment to change such Customer’s depository and/or loan relationship from the Bank to another Financial Institution.

(b) The words “directly or indirectly” as they modify the word Compete mean:

(i)	acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution in Competition (as defined in paragraph (a) above) with the Bank in the Territory or

(ii)	communicating to such Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Bank at the date of termination of the Officer’s employment.

(c) The term “Customer” means any Person with whom the Bank had a depository and/or loan relationship at the date of termination of the Officer’s employment.

(d) The term “Financial Institution” means any federally insured depository institution or any Person engaged in the business of making loans of any type, soliciting deposits, or providing any other service or product that is provided by the Bank or one of its affiliated corporations.

(e) The term “Person” means any individual or individuals, corporation, partnership, fiduciary or association.

(f) The term “Territory” means that area which is within a thirty (30) mile radius of any “full-service” banking office of the Bank at the date of this Agreement.

In the event that any provision of this paragraph or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as to make the provisions hereof, as modified, legal and enforceable to the fullest extent permitted under applicable law.

In consideration for the covenant not to compete contained in this paragraph 5, Officer will be granted pursuant to the BNC Bancorp Omnibus Stock Option and Long Term Incentive Plan 2,000 shares, which will be restricted, of BNC Bancorp common stock with 1,000 shares vesting on July 31, 2007 and 1,000 shares vesting on July 31, 2008.

6. Injunctive Relief. If there is a breach or threatened breach of the provisions of paragraphs 5 or 6 of this Agreement, the Bank shall be entitled to an injunction restraining the Officer from such breach. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies for such breach or threatened breach.

7. Termination. This Agreement shall be deemed to be terminated and the employment relationship between the Officer and the Bank shall be deemed severed upon the occurrence of any of the following:

(a) Upon the death of the Officer. In such event, the Bank shall pay to the Officer’s estate the compensation which would otherwise be payable to the Officer up to the end of the month in which his death occurs.

(b) Upon Officer’s termination for Cause. For the purposes hereof, the Bank will have “Cause” to terminate the Officer’s employment upon the occurrence of any of the following:

(i)	Upon a determination by the Bank that the Officer has breached or failed to perform, in any material respect, any of his duties of employment or the terms of this Agreement. The Officer may cure such breach, if curable, within a period of ten (10) business days after the Bank has given written notice of such breach to the Officer unless the Bank has given written notice to the Officer on a previous occasion of the same or a substantially similar breach;

(ii)	The violation by the Officer, due to the Officer’s gross negligence or intentional disregard, of the rules and regulations governing the Bank promulgated by the Federal Deposit Insurance Corporation or the North Carolina State Banking Commission which violation results in any substantial damage to the Bank or its reputation;

(iii)	The suspension of the Officer from office or temporary prohibition from participating in the conduct of the affairs of the Bank pursuant to the direction of the North Carolina State Banking Commission or the Federal Deposit Insurance Corporation; or

(iv)	Upon the conviction of the Officer of a felony.

(c) Upon the permanent disability of the Officer as described in subparagraph 4(i) of this Agreement.

(d) At the Officer’s election, upon a Change in Control as set forth in paragraph 9 of this Agreement; or

(e) Upon the expiration of the term of this Agreement in paragraph 2 hereof.

Upon the termination of this Agreement as hereinabove set forth, all rights and obligations of the parties will cease without further liability effective as of the date of termination; provided, however, that this Agreement shall continue to be binding and effective as to any prior obligation still owed by either party and as to the post-termination obligations set forth herein including, without limitation, the obligations of Officer under paragraphs 5 and 6 hereof and the obligation of the Bank under paragraph 9 hereof.

8. Change in Control. In the event that during the term of this Agreement a Change in Control occurs with respect to the Bank, the Bank (or its successor) shall pay to the Officer a lump sum in an amount equal to one times the Officer’s then-current base salary. As provided in paragraph 10 below, the payment shall not be made until the Officer terminates employment with the Bank (or its successor). Notwithstanding any other provision of this paragraph, in no event shall any payment be made to the Officer which is subject to Section 280G of the Internal Revenue Code of 1986, as amended, and which would trigger a penalty tax thereunder. For the purposes of this Agreement, a “Change in Control” shall mean:

(a) The election of directors constituting a majority of the Board who were not nominated for election by at least three-fourths of the Board as constituted immediately prior to the election;

(b) The acquisition by any Person, other than a bank holding company formed by or at the direction of the Bank, of the Beneficial Ownership of Control Shares. For the purposes hereof, “Control Shares” means shares of the Bank which when added to all other shares of the Bank Beneficially Owned by a Person would entitle that Person to voting power in the election of directors of the Bank that is equal to or greater than a majority of all voting power. “Beneficial Ownership” of shares means the sole or shared ownership of any shares or the sole or shared power to vote any shares or to direct the exercise of voting power of any shares, whether such ownership or power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise and includes shares Beneficially Owned by any Person acting in concert with such Beneficial Owner pursuant to any contract, arrangement, understanding, relationship or otherwise. “Person” means any individual, partnership, corporation or association; or

(c) The sale or other transfer for consideration of substantially all the Bank’s assets to a third party unless such third party controls, is controlled by or is under common control with the Bank.

It is understood and agreed that neither the Bank nor any successor entity shall be required to pay any sums under this paragraph 8 if such payment would be in violation of the provisions of section 18(k) of the Federal Deposit Insurance Act or the rules and regulations now or hereafter promulgated by the Federal Deposit Insurance Corporation.

9. Payment Upon Change in Control. The payment due under paragraph 9 hereof shall be paid on the thirtieth day following the Termination Date; provided, however, that in the case of a Specified Employee, payment shall not be made until the first day of the seventh month following the Termination Date. For purposes of this Agreement, “Termination Date” shall mean the date the Officer terminates employment with the Bank (or its successor) by incurring a “separation from service” as defined by Section 409A of the Internal Revenue Code (including guidance and regulations issued thereunder) (“Section 409A”). For purposes of this Agreement, a “Specified Employee” shall mean “specified employee” as defined by Section 409A. As of the date of the adoption of this Plan, if a Corporation’s stock is publicly traded on an established securities market or otherwise, then specified employee means senior officers who make $130,000 or more annually (limited to the top 3 such officers or, if greater (up to a maximum of 50), the top 10%); 1% owners whose compensation is $150,000 or more annually; and 5% owners regardless of their compensation).

10. Arbitration. In the event of a controversy between or among the Officer and the Bank that they are in good faith unable to resolve with respect to any matter arising out of this Agreement, such matter shall be settled by arbitration in Guilford County, North Carolina in accordance with the commercial rules then existing of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final and conclusive and there shall be no appeal from the decision other than for those grounds set forth in applicable North Carolina law regarding arbitration. Judgment upon such decision may be entered in any court of competent jurisdiction, or application may be made to such court for confirmation of such decision, for judicial acceptance thereof, for an order of enforcement or for any other legal remedies which may be necessary to effectuate the decision. The expense of the arbitrators and arbitration filing fees shall be shared equally by the Bank and the Officer, but otherwise each party shall bear its own arbitration costs and expenses, including, without limitation, its own cost of preparation, attorneys fees and expert witnesses.

11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage pre-paid, addressed as follows:

If to the Officer:

Thomas Nelson

_______________________________

_______________________________

If to the Bank:

The Bank of North Carolina

Post Office Box 1148

Thomasville, North Carolina 27361-1148

ATTN: Chairman of the Board

If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, three calendar days after the date on which such notice, request, instruction or document is mailed shall be the date of delivery.

Any party hereto may change the address specified for notices herein by designating a new address by notice given in accordance with the procedures hereinabove set forth.

12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

13. North Carolina Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

14. Assignment. The rights and obligations of the Bank under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Bank.

15. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. It may not be modified or amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

THE BANK OF NORTH CAROLINA

BY:
W. Swope Montgomery, Jr.
President and Chief Executive Officer

ATTEST:

______________ Secretary

(Corporate Seal)

OFFICER:

Thomas Nelson

EXHIBIT E

June __, 2006

BNC Bancorp

831 Julian Avenue

Thomasville, North Carolina 27360

Re:	Affiliate’s Agreement

Gentlemen:

The undersigned is a shareholder of SterlingSouth Bank & Trust Company (“SSB”), a North Carolina bank and trust company, and will become a shareholder of BNC Bancorp (“BNC”), a North Carolina bank holding company, pursuant to the transactions described in the Agreement and Plan of Reorganization and Merger, dated as of February __, 2006, by and among SSB, BNC and the Bank of North Carolina (the “Bank”) (the “Merger Agreement”), and the related Plan of Merger between SSB and the Bank. Under the terms of the Merger Agreement, SSB’s outstanding common stock (“SSB Stock”) will be exchanged for shares of BNC’s common stock (“BNC Stock”) and, in certain circumstances, cash consideration. This Affiliate’s Agreement represents an agreement between the undersigned and BNC regarding certain rights and obligations of the undersigned in connection with (i) the shares of SSB Stock beneficially owned by the undersigned and (ii) the shares of BNC Stock for which such shares of SSB Stock will be exchanged as a result of the merger of SSB with and into the Bank (the “Merger”).

The execution and delivery of this Agreement by the undersigned is a material inducement to BNC to enter into the Merger Agreement. In consideration of the Merger and the mutual covenants contained herein, the undersigned and BNC hereby agree as follows:

1. Affiliate Status. The undersigned understands and agrees that as to SSB he, she, or it may be deemed an “affiliate” as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that BNC has informed the undersigned that the issuance of shares of BNC Stock has been registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of BNC Stock has not been registered under the 1933 Act and that such shares received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

BNC Bancorp

July __, 2006

3. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of BNC Stock received by the undersigned pursuant to the Merger will be given to the BNC transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

“The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of BNC) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of BNC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for BNC that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in BNC’s sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition.”

Such legend will also be placed on any certificate representing BNC securities issued subsequent to the original issuance of the BNC Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the BNC Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the BNC Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), BNC, upon the request of the undersigned, will cause the certificates representing the shares of BNC Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by BNC of an opinion of its counsel to the effect that such legend may be removed.

4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Merger Agreement and this Affiliate’s Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of BNC Stock received by the undersigned, to the extent he, she, or it believes necessary, with his counsel.

5. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of BNC Stock received by him, her, or it in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for BNC Stock together with such additional information as the transfer agent may reasonably request.

BNC Bancorp

July __, 2006

6. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned’s spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of BNC Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

7. Miscellaneous. This Affiliate’s Agreement is the complete agreement between BNC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate’s Agreement shall be governed by the laws of the State of North Carolina.

8. Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of BNC and to preserve for BNC the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to BNC which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, BNC shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

This Affiliate’s Agreement is executed as of the _____ day of June, 2006.

Very truly yours,

Signature

BNC Bancorp

July __, 2006

AGREED TO AND ACCEPTED as of _______________, 2006.

BNC Bancorp

By:
Name: Title:

Appendix B

February 6, 2006

Board of Directors

BNC Bancorp

P.O. Box 1148

Thomasville, NC 27361

Members of the Board of Directors:

BNC Bancorp (“BNC”) and SterlingSouth Bank & Trust Company (“SterlingSouth”) have entered into an Agreement and Plan of Merger (the “Agreement”), dated as of the 6th day of February, 2006, whereby SterlingSouth will merge with and into BNC (the “Merger”), with BNC being the surviving corporation and with the issued and each outstanding share of common stock of SterlingSouth (“SterlingSouth Stock”) being converted into the right to receive 1.21056 shares of common stock (“Merger Consideration”) of BNC (“BNC Stock”). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration that BNC will render.

Burke Capital Group, L.L.C. (“BCG”) is an investment banking firm which specializes in financial institutions in the United States. BNC has retained us to render our opinion to its Board of Directors.

In connection with this opinion, we have reviewed, among other things:

(i) the Agreement and certain of the exhibits thereto;

(ii) certain publicly available financial statements and other historical financial information of SterlingSouth and BNC that we deemed relevant;

(iii) projected earnings, budgets and estimates for SterlingSouth and BNC, prepared by management of SterlingSouth and BNC;

(iv) the views of senior management of BNC , based on discussions with members of senior management, regarding BNC ‘s business, financial condition, results of operations and future prospects;

(v) the pro forma financial impact of the Merger on BNC ‘s ability to complete a transaction from a regulatory standpoint, based on assumptions determined by senior management of BNC;

(vi) a comparison of certain financial information for SterlingSouth with similar publicly available information for certain other companies;

Board of Directors – BNC Bancorp

February 6, 2006

(vii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

(viii) the current market environment generally and the banking environment in particular; and

(ix) such other information, financial studies, analyses and investigations, and financial, economic and market criteria as we considered relevant.

In performing our review, we have relied upon the accuracy and completeness of the financial and other information that was available to us from public sources, that SterlingSouth and BNC or their respective representatives provided to us or that was otherwise reviewed. We have further relied on the assurances of management of SterlingSouth and BNC that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of SterlingSouth, BNC or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of SterlingSouth or BNC, nor have we reviewed any individual credit files relating to SterlingSouth or BNC. We have assumed, that the respective allowances for loan losses for both SterlingSouth and BNC are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. With respect to the earnings estimates for SterlingSouth and BNC and all projections of transaction costs, purchase accounting adjustments and expected cost savings that we reviewed, BCG assumed, with your consent, that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of SterlingSouth and BNC and that such performances will be achieved. We express no opinion as to such earnings estimates or financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in SterlingSouth’s or BNC’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us, which is December 31, 2005. We have assumed in all respects material to our analysis that SterlingSouth and BNC will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement and such other related agreements will perform all of the covenants they are required to perform thereunder and that the conditions precedent in the Agreement and such other related agreements are not waived.

Board of Directors – BNC Bancorp

February 6, 2006

Our opinion is necessarily based on financial, economic, market and other conditions, but does not address the underlying business or strategic decision of the merger, as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the price at which BNC’s common stock may trade at any time.

We will receive a fee for our services as financial advisor to BNC. BCG has had from time to time an investment banking relationship with SterlingSouth.

This opinion is directed to the Board of Directors of BNC and may not be reproduced, summarized, described or referred to or given to any other person without our prior consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the amount of the Merger consideration is fair from a financial point of view.

Very Truly Yours,

Burke Capital Group, L.L.C.

Appendix C

Smith Capital, Inc., 200 Hargett Court Charlotte, North Carolina 28211

Tel 704 362 1563		Fax 704 364 3451

February 6, 2006

The Board of Directors

SterlingSouth Bank and Trust Company

3202 Northline Avenue

Greensboro, North Carolina 27408

Attention: Ralph N. Strayhorn, III

President and CEO

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of SterlingSouth Bank and Trust Company (“SterlingSouth”), of the consideration to be paid to them in connection with an Agreement and Plan of Reorganization and Merger (“the Agreement”) dated February 6, 2006 between SterlingSouth, and BNC Bancorp (“BNC”). Pursuant to the Agreement, each outstanding share of SterlingSouth common stock shall be converted into the right to receive (“Consideration”) 1.21056 shares of BNC common stock subject to certain terms and limitations set forth in the Agreement.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) the Registration Statement and Joint Proxy Statement/Prospectus; (iii) the audited financial statements of SterlingSouth and BNC for the fiscal years ended December 31, 2003 through 2005, (iv) certain publicly available information concerning the business of SterlingSouth, BNC and certain other companies engaged in businesses comparable to those of SterlingSouth and BNC, and the reported market prices for certain other companies’ securities deemed comparable; (v) publicly available terms of certain transactions involving companies comparable to SterlingSouth and the consideration received for such companies; (vi) reported trades in the shares of BNC; and (vii) certain internal financial analyses and forecasts prepared by SterlingSouth and BNC and their respective managements.

In addition, we have held discussions with certain members of the management of SterlingSouth and BNC with respect to certain aspects of the Merger, and the past and current business operations of SterlingSouth and BNC, the financial condition and future prospects and operations of SterlingSouth and BNC, the effects of the Merger on the financial condition and future prospects of SterlingSouth and BNC, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and

C-1

considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by SterlingSouth and BNC or otherwise reviewed by us, and we have not assumed any responsibility or liability therefore. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of SterlingSouth and BNC to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax and accounting consequences described in discussions with, and materials furnished to us by, representatives of SterlingSouth and BNC, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments might affect this opinion. We are expressing no opinion herein as to the price at which BNC’s stock will trade at any future time.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration in the proposed Merger is fair, from a financial point of view, to SterlingSouth’s stockholders.

This letter is provided to the Board of Directors of SterlingSouth in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of SterlingSouth but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

Smith Capital, Inc.

By:
Name: Alison J. Smith
Title: President

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Appendix D

Article 13.

Dissenters’ Rights.

Part 1. Right to Dissent and Obtain Payment for Shares.

§ 55-13-01. Definitions.

In this Article:

(1)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

(3)	“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)	“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

(5)	“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)	“Shareholder” means the record shareholder or the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-02. Right to dissent.

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1)	Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2a)	Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;

(3)	Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

(4)	An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as provided in G.S. 55-7-04; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

(5)	Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of

Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

(1)	The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

(2)	In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

a.	Cash;

b.	Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

c.	A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270; G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c. 1316, ss. 30, 31; 1969, c. 751, ss. 36, 39; 1973, c. 469, ss. 36, 37; c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12; 1997-202, s. 1; 1999-141, s. 1; 2001-387, s. 26; 2003-157, s. 1.)

§ 55-13-03. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(1)	He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2)	He does so with respect to all shares of which he is the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§§ 55-13-04 through 55-13-19. Reserved for future codification purposes.

Part 2. Procedure for Exercise of Dissenters’ Rights.

§ 55-13-20. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters’ rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder’s shares under this Article with respect to that corporate action.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters’ rights under G.S. 55-13-02 unless he voted for such corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 5; c. 279; 1943, c. 270; G.S., ss. 55-26, 55-165, 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2002-58, s. 2.)

§ 55-13-21. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(1)	Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-22. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is approved at a shareholders’ meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters’ notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters’ notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters’ rights under G.S. 55-13-02, and must:

(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)	Supply a form for demanding payment;

(4)	Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

(5)	Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-485, s. 4; 2001-387, s. 27; 2002-58, s. 3.)

§ 55-13-23. Duty to demand payment.

(a) A shareholder sent a dissenters’ notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-24. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-25. Payment.

(a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with

G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

(b) The payment shall be accompanied by:

(1)	The corporation’s most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

(2)	An explanation of how the corporation estimated the fair value of the shares;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand payment under G.S. 55-13-28; and

(5)	A copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; c. 770, s. 69; 1997-202, s. 2.)

§ 55-13-26. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under G.S. 55-13-22 and repeat the payment demand procedure. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

§ 55-13-27. Reserved for future codification purposes.

§ 55-13-28. Procedure if shareholder dissatisfied with corporation’s payment or failure to perform.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

(1)	The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2)	The corporation fails to make payment under G.S. 55-13-25; or

(3)	The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 3.)

§ 55-13-29. Reserved for future codification purposes.

Part 3. Judicial Appraisal of Shares.

§ 55-13-30. Court action.

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter’s payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

(a1) Repealed by Session Laws 1997-202, s. 4.

(b) Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 4; 1997-485, ss. 5, 5.1.)

§ 55-13-31. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

(2)	Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that to the fullest extent permitted by the North Carolina Business Corporation Act (the “NCBCA”), no person who serves as a director shall be personally liable to the Registrant or any of its shareholders or otherwise for monetary damages for breach of any duty as director. The Registrant’s Bylaws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against liability and expenses arising out of such status or activities in such capacity. Liabilities and expenses are defined in the Bylaws as including expenses of every kind (including legal accounting, expert and investigating fees and expenses, judgments, fines, penalties and amounts paid in settlement which are incurred in defender or connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (and any inquiry or investigation that could lead to such a proceeding).

Expenses, as described above, may be paid by the Registrant in advance of the final disposition or termination of a proceeding as described above as authorized by the Registrant’s Board of Directors, if the Registrant receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums unless such person is ultimately determined to be entitled to be indemnified by the Registrant as provided in the Registrant’s Bylaws.

Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director’s conduct in the director’s official capacity with the corporation was in its best interests and (y) in all other cases the director’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director’s or officer’s defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which, and the person for whose benefit, indemnification shall or may be made.

Item 21.	Exhibits and Financial Statement

(a) Exhibits

Exhibit Number	Description of Document
2	Agreement and Plan of Reorganization and Merger dated February 6, 2006, by and among BNC Bancorp, Bank of North Carolina and SterlingSouth Bank & Trust Company

5*	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding legality of securities

8*	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding federal income tax consequences

10.1	Form of Employment Agreement of Ralph N. Strayhorn III with BNC Bancorp and Bank of North Carolina, including form of Non-Compete Agreement

10.2	Form of Employment Agreement of Thomas Nelson with Bank of North Carolina

10.3	Salary Continuation Agreement of Ralph N. Strayhorn III

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (contained in its opinion filed as Exhibit 5)

23.2*	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to its tax opinion (contained in its opinion filed as Exhibit 8)

23.3	Consent of Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm for BNC Bancorp

23.4	Consent of Dixon Hughes PLLC, independent registered public accounting firm for BNC Bancorp for the fiscal years ended December 31, 2004 and December 31, 2003

23.5	Consent of Burke Capital Group, L.L.C., financial advisor to BNC Bancorp

23.6	Consent of Dixon Hughes PLLC, independent registered public accounting firm for SterlingSouth Bank & Trust Company

23.7	Consent of Smith Capital, financial advisor to SterlingSouth Bank & Trust Company

24	Power of attorney (contained in the signature page of the registration statement)

99.1*	Form of appointment of proxy to be mailed to shareholders of BNC

99.2*	Form of appointment of proxy to be mailed to shareholders of SterlingSouth

*	To be filed by amendment

(b) Financial Statement Schedules

Not Applicable

(c) Reports, Opinions or Appraisals

Opinion of Burke Capital Group, L.L.C. (incorporated by reference to Appendix B to the Proxy Statement/Prospectus and opinion of Smith Capital (incorporated by reference to Appendix C to the Proxy Statement/Prospectus).

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(b) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (a) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum, offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Thomasville, North Carolina.

BNC BANCORP

	By:	/S/ W. SWOPE MONTGOMERY, JR.
W. Swope Montgomery, Jr.
April 26, 2006		President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of BNC Bancorp does hereby constitute and appoint W. Swope Montgomery, Jr., David B. Spencer, Richard D. Callicutt, II, Lenin J. Peters, M.D., Thomas R. Smith, CPA, Colon E. Starrett, W. Groome Fulton, Jr., Larry L. Callahan, Joseph M. Coltrane, Jr., Robert A. Team, D. Vann Williford and Richard F. Wood, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone,, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-4 of BNC Bancorp and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and confirming all that said attorneys-in-fact and agents, cash acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Bank and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ W. Swope Montgomery, Jr.	President, Chief Executive Officer and Director	April 18, 2006
W. Swope Montgomery, Jr.

/s/ David B. Spencer	Executive Vice President, and Chief Financial Officer	April 18, 2006
David B. Spencer

/s/ Richard D. Callicutt, II	Executive Vice President, Chief Operating Officer, and Director	April 18, 2006
Richard D. Callicutt, II

/s/ Lenin J. Peters, M.D.	Director	April 18, 2006
Lenin J. Peters, M.D.

/s/ Thomas R. Smith, CPA	Director	April 18, 2006
Thomas R. Smith, CPA

/s/ Colon E. Starrett	Director	April 18, 2006
Colon E. Starrett

/s/ W. Groome Fulton, Jr.	Director	April 18, 2006
W. Groome Fulton, Jr.

/s/ Larry L. Callahan	Director	April 18, 2006
Larry L. Callahan

/s/ Joseph M. Coltrane, Jr.	Director	April 18, 2006
Joseph M. Coltrane, Jr.

/s/ Robert A. Team	Director	April 18, 2006
Robert A. Team

/s/ D. Vann Williford	Director	April 18, 2006
D. Vann Williford

/s/ Richard F. Wood	Director	April 18, 2006
Richard F. Wood

EXHIBIT INDEX

Exhibit Number	Description of Document

2	Agreement and Plan of Reorganization and Merger dated February 6, 2006, by and among BNC Bancorp, Bank of North Carolina and SterlingSouth Bank & Trust Company (contained as Appendix A in this registration statement)

5*	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding legality of securities

8*	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding federal income tax consequences

10.1	Form of Employment Agreement of Ralph N. Strayhorn III with BNC Bancorp and Bank of North Carolina, including form of Non-Compete Agreement (contained as Exhibit B to the merger agreement in this registration statement)

10.2	Form of Employment Agreement of Thomas Nelson with Bank of North Carolina (contained as Exhibit D to the merger agreement in this registration statement)

10.3	Salary Continuation Agreement of Ralph N. Strayhorn III (contained as Exhibit C to the merger agreement in this registration statement)

23.1	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. (contained in its opinion filed as Exhibit 5)

23.2*	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to its tax opinion (contained in its opinion filed as Exhibit 8)

23.3	Consent of Cherry, Bekaert & Holland, L.L.P., independent registered public accounting firm for BNC Bancorp

23.4	Consent of Dixon Hughes PLLP, independent registered public accounting firm for BNC Bancorp for the years ended December 31, 2004 and December 31, 2003

23.5	Consent of Burke Capital Group, L.L.C., financial advisor to BNC Bancorp

23.6	Consent of Dixon Hughes PLLC, independent registered public accounting firm for SterlingSouth Bank & Trust Company

23.7	Consent of Smith Capital, financial advisor to SterlingSouth Bank & Trust Company

24	Power of attorney (contained in the signature page of the registration statement)

99.1*	Form of appointment of proxy to be mailed to shareholders of BNC

99.2*	Form of appointment of proxy to be mailed to shareholders of SterlingSouth

*	To be filed by amendment